                     CONVERSION VALUATION APPRAISAL REPORT



                                 Prepared For:


                               HOME SAVINGS, SSB
                              A STATE SAVINGS BANK
                                      and
                             CENTURY BANCORP, INC.
                          Thomasville, North Carolina



                          PREPARED IN ACCORDANCE WITH
               FEDERAL DEPOSIT INSURANCE CORPORATION  REGULATIONS
                                  JULY 8, 1996
                                      By:
                              JMP Financial, Inc.
                                753 Grand Marais
                       Grosse Pointe Park, Michigan 48230
                                 (313) 824-1711

JMP FINANCIAL, INC.
- ---------------------
753 Grand Marais
Grosse Pointe Park, MI 48230
(313) 824-1711

                                              July 8, 1996


    Board of Directors
    Home Savings Bank
    22 Winston Street
    Thomasville, North Carolina 27361


    Gentlemen:

      At your request, JMP Financial, Inc. ("JMP") hereby provides an independent appraisal of the estimated pro forma market value of the Common Stock ("the Stock") of Home Savings, SSB ("the Bank"). The Stock will be distributed in connection with the conversion of the Bank from the mutual to the stock form of organization. This appraisal is furnished pursuant to the Plan of Conversion adopted by the Bank's Board of Directors and is prepared pursuant to the requirements of Federal Deposit Insurance Corporation regulations.

      In preparing our appraisal, we conducted an analysis of the Bank which included discussions with the Bank's management, their independent auditors, and their conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable. However, we can not guarantee the accuracy and completeness of such information.

      In making our evaluation, we have reviewed, among other things, the economy in the Bank's primary market area and compared its financial condition and operating performance with that of select publicly traded thrift institutions. We reviewed conditions in the securities markets in general and for thrift institution equities in particular. We have also considered the expected market for the Bank's to-be-outstanding common stock after the conversion.

      Our appraisal is based on the Bank's representation that the financial data and information contained in the Preliminary Subscription Offering Prospectus and additional evidence furnished to us by the Bank are truthful, accurate, and complete. We did not independently verify such financial data and other information provided by the Bank nor did we independently value the assets or liabilities of the Bank, nor did we obtain any appraisal of the assets or liabilities of the Bank.

    Board of Directors
    Home Savings, SSB
    July 8, 1996

    Page 2


      It is our opinion that, as of July 8, 1996 the estimated pro forma market value of the Bank's to-be-outstanding common stock is $13,500,000 which yields an effective valuation range of $11,475,000 to $15,525,000 at the maximum and $17,853,750 at the super maximum. The Bank will issue a minimum of 229,500 shares and a maximum of 357,075 shares at a uniform price of $50.00.

      Our valuation is not intended, and must not be construed as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

      The valuation will be updated as required under the normal conversion process. Any updates will consider, among other factors, any developments or changes in the Bank's policies, and current conditions in the equities markets for thrift institutions' common stock. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank's common stock, appropriate adjustments to the estimated pro forma market value will be made at these times.

      JMP Financial, Inc. is an independent Investment Banking Company incorporated in the State of Michigan specializing in financial advisory services and capital placement for regional financial institutions. Principals of JMP have extensive experience in the valuation and appraisal of savings and loan conversions. More information on JMP is included in the exhibits to the appraisal.

                                              Respectfully,



                                         JMP FINANCIAL, INC.


                                          John Michael Palffy
                                              President

                               TABLE OF CONTENTS


                                                                 Page
INTRODUCTION                                                       1
SECTION ONE - DESCRIPTION OF HOME SAVINGS, SSB                     2
     Overview                                                      2
          History                                                  2
          Market Area                                              2
          Regulation                                               2
          Asset Composition                                        3
          Deposit Composition                                      3
     Financial Performance and Growth                              3
          Balance Sheet                                            4
          Financial Performance                                    6
     Interest Rate Sensitivity                                     6
     Lending Activities                                            8
          General                                                  8
          Composition of Loan Portfolio                            8
               One-to-four Family Mortgage Real Estate Loans       8
               Multi-family and Commercial Real Estate Loans       9
               Construction Loans                                  9
               Home Equity Loans                                  10
               Consumer Loans                                     10
          Underwriting                                            10
          Origination, Purchases, and Sales                       11
          Delinquencies and Non-Performing Assets                 11
     Investment Activities                                        12
     Sources of Funds                                             12
          Deposits                                                12
          Borrowed Funds                                          13
     Subsidiaries                                                 13
     Property and Equipment                                       13
     Management                                                   13
          Directors                                               13
          Officers                                                14
          Employees                                               14
SECTION TWO - MARKET AREA ANALYSIS                                15
     Primary Market Area                                          15
     Market Area Economy                                          15
     Income and Income Trends                                     16
     Population Base and Growth                                   17


     Area Demographics                                         18
     Housing Stock and Ownership                               19
     Financial Competition                                     20
     Interest Rate Trends                                      21
SECTION THREE - PUBLICLY-HELD THRIFT INSTITUTION COMPARISON    23
     Selection Criteria                                        23
          Average Pricing Ratios by Stock Exchange             23
          Average Pricing Ratios by Geographic Region          25
     Selection Procedure                                       26
     Review of Comparative Group                               27
     Comparative Group Composite Performance                   29
     Performance of Recently Converted Thrifts                 31
SECTION FOUR - MARKET VALUE ADJUSTMENTS                        33
     Introduction                                              33
     Financial Condition                                       33
     Asset Quality                                             33
     Profitability Levels                                      34
     Return on Average Equity                                  34
     Growth and Predictability of Earnings                     34
     Deposit Composition                                       35
     Management                                                35
     Dividend Payments                                         36
     Liquidity of the Issue                                    36
     Marketing of the Issue                                    37
     Market Area                                               39
     Summary of Discounts                                      39
SECTION FIVE - VALUATION METHODS                               40
     Price\Earnings                                            40
     Price to Book Value                                       41
     Price to Assets                                           42
     Valuation Conclusion                                      42


                                LIST OF EXHIBITS

Exhibit  #

1.           Market Area Map
2.           Audited Financial Statements
3.           Selected Consolidated Financial and Operations Data
4.           Selected Consolidated Financial Ratios and Other Data
5.           Interest Rate GAP Analysis
6.           Market Value of Portfolio Equity
7.           Yield and Cost Trends
8.           Volume\Rate Analysis
9.           Loan Portfolio Composition
10.          Loan Portfolio Maturity Schedule
11.          Loan Originations, Purchases, Sales, and Repayments
12.          Non-performing Assets
13.          Charge-offs and Recoveries
14.          Distribution of Loss Allowances
15.          Composition of Securities Portfolio
16.          Maturity Schedule and Yield Analysis, Securities
17.          Flow of Deposits
18.          Composition of Deposits
19.          Maturity Schedule, Certificates of  Deposit
20.          All Publicly Traded Thrifts - Market and Financial Information
21.          Comparative Group - General Data
22.          Comparative Group - Financial Performance
23.          Comparative Group - Capital Ratios
24.          Comparative Group - Loan Portfolio Composition
25.          Comparative Group - Balance Sheet Ratios
26.          Comparative Group - Growth Rates
27.          Comparative Group - Asset and Risk Ratios
28.          Comparative Group - Yield-Cost Spread Analysis
29.          Comparative Group - Capital Market Issues

34.          Comparative Group - Pricing Ratios
35.          Recently Converted Thrifts
36.          Pro Forma Analysis
37.          Pro Forma Effect of Conversion Proceeds
38.          Summary of Valuation Premium or Discount


                                    APPENDIX
          JMP Financial, Inc. -- Background and Qualifications

Introduction

          Set forth herein is the independent appraisal by JMP Financial, Inc. ("JMP") of the estimated proforma fair market value of the common stock of Century Bancorp, Inc. to be sold pursuant to the Application for Conversion of Home Savings, SSB, a State Savings Bank, filed with the Federal Deposit Insurance Corporation ("FDIC") which has been reviewed by us with Bank's management. This appraisal was prepared in accordance with FDIC application requirements and the FDIC's guidelines for appraisal reports and represents a full appraisal report.

          Pro forma market value is defined as the estimated price at which the Bank's common stock after conversion would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.

          In the course of preparing this appraisal, we reviewed and discussed with the Bank's management the audited financial statements of the Bank's operation for the fiscal years ended June 30, 1991 through 1995 and for the nine months ended March 31, 1995 and 1996. We also reviewed and discussed with management other financial matters of the Bank.

          Where appropriate, we considered information based upon other available public sources, which we believed to be reliable. However, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions and compared them with national economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

          Our valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projection of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

                                   SECTION I
             DESCRIPTION OF HOME SAVINGS, SSG, A STATESAVINGS  BANK

                                    OVERVIEW
HISTORY


          Home Savings, SSB has served its customers and market area for over 90 years, having been founded in Thomasville on November 16, 1915 as Home Building & Loan Association. The institution became a member of the Federal Home Loan Bank System ("FHLB") and the Federal Savings & Loan Insurance Corporation in 1957 and changed its name to Home Savings & Loan Association in December 1969.

          The Bank converted to a state chartered savings bank on January 1, 1993, at which time it changed its name to Home Savings, SSB.

          As of March 31, 1996 the Bank had assets of $80.386 million, deposits of $68.907 million and retained earnings of $11.136 million. The Bank reported net income of $478 thousand for the nine months ended March 31, 1996, $735 thousand for the nine months ended March 31, 1995, $921 thousand for the year ended June 30, 1995 and $664 thousand for the year ended March 31, 1996.

MARKET AREA

          The main office of the institution is located at 22 Winston Street, Thomasville, North Carolina. The bank currently has no branch offices. The Bank's primary deposit and lending area consists of a ten mile radius surrounding Thomasville. Exhibit 1 portrays the Bank's market area in perspective to the state of North Carolina.

REGULATION

          The Bank is a member of the FHLB of Atlanta and its deposits are insured up to the applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC. The FDIC is the Bank's primary federal regulator. The Bank is supervised at the state level by the Savings Institutions Division of the North Carolina Department of Commerce.

          Effective January 1, 1993 the FDIC replaced its uniform assessment rate with a transitional risk-based assessment schedule which imposes assessments ranging from 23 cents to 31 cents per $100 of domestic deposits. The actual assessment to be paid by each member is based on the institution's assessment risk classification as determined by the FDIC. The Bank is currently rated "well capitalized" and thus pays the lowest assessment guided by the FDIC.

          Legislation supported by the thrift industry has been introduced in the United States Congress providing for a one-time fee for SAIF members equal to approximately 85 cents per $100 of domestic deposits. Based upon Home Savings' deposits as of March 31, 1996 the proposed one-time fee would equal approximately $543 thousand.

 ASSET COMPOSITION

          Home Savings is a community oriented institution principally engaged in the business of attracting deposits from the general public and using such deposits to originate one-to-four family residential real estate loans, multi-family residential and commercial real estate loans, construction loans, home equity line of credit loans and other loans and investments.

          At March 31, 1996 approximately 78 percent of the Bank's net loan portfolio was comprised of 1-4 family mortgages, approximately 12 percent was multi-family residential mortgages, 5 percent was commercial real estate loans, 3 percent was residential construction mortgage loan, 2 percent was home equity loans and just over 1 percent was consumer loans. The bank retains substantially all its loans in portfolio.

          The Bank's investment portfolio of approximately $23.7 million consisted of U.S. Government and agency securities, mortgage-backed securities, municipal bonds, interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Atlanta.

DEPOSIT COMPOSITION

          As of March 31, 1996 the Bank held approximately $68.9 million in deposits. Of these deposits approximately 75 percent consisted of certificates of deposits, 7 percent consisted of passbook and statement savings accounts, 17 percent consisted of interest-bearing transaction accounts and less than 1 percent consisted of non-interest bearing transaction accounts. Approximately 20 percent of the Bank's deposits consisted of jumbo deposits of $100,000 or more.


                        FINANCIAL PERFORMANCE AND GROWTH

          Exhibit 2 presents the audited financial statements of the Bank for the years ended June 30, 1991 to 1995 and for the nine months ended March 31, 1996. Exhibits 3 and 4 present Selected Financial Condition and Operations Data and Ratios for the same period.

BALANCE SHEET

          Tables I.1 through I.5 present summary financial condition and performance parameters and rates of change in those parameters for the Bank since June 30, 1991.

          Asset growth has averaged approximately 6.6 percent annually since June 30, 1991 and 6.5 percent annually since June 30, 1995. The Bank's investment portfolio has increased at an annual rate of approximately 16.9 percent since 1991. Loans have increased approximately 3.1 percent annually since 1991, but have been relatively flat since mid-1993. Deposits have increased approximately 6.0 percent annually since 1991, relatively consistent with overall asset growth. The Bank's retained earnings have increased at an annual rate of 12 percent since 1991.

                                   Table I.1
                         Summary of Financial Condition
                             (dollars in thousands)

- -------------------------------------------------------------------------
                     At March 31,  At June 30,
- -------------------------------------------------------------------------
                         1996       1995    1994    1993    1992    1991
- -------------------------------------------------------------------------
Total Assets             80,386    75,508  73,843  70,864  65,947  59,282
- -------------------------------------------------------------------------
Investments              23,702    18,852  18,012  15,833  13,729  11,275
- -------------------------------------------------------------------------
Loans Rcvble, net        53,741    54,020  53,802  53,566  50,120  46,529
- -------------------------------------------------------------------------
Deposits                 68,907    64,448  63,937  62,169  58,205  52,315
- -------------------------------------------------------------------------
Borrowings                 0         0       0       0       0       0
- -------------------------------------------------------------------------
Equity                   11,136    10,640   9,610   8,439   7,370   6,506
- -------------------------------------------------------------------------



                                   Table I.2
                        Summary of Financial Performance
                             (dollars in thousands)

- --------------------------------------------------------------------------------
                                For Nine Months
                                Ended March 31,     For the Year Ended  June 30,
- --------------------------------------------------------------------------------
                                1996       1995     1995  1994  1993  1992  1991
- --------------------------------------------------------------------------------
Net Interest Income             1722       1984     2583  2850  2666  1967  1650
- --------------------------------------------------------------------------------
Non-Interest Income               42          5       15    40    40    97    48
- --------------------------------------------------------------------------------
Non-Interest Expense             914        698      979   910   833   775   676
- --------------------------------------------------------------------------------
Income before Taxes              720       1216     1514  1866  1708  1202   983
- --------------------------------------------------------------------------------
Net Income Aft Taxes             478        735      921  1172  1069   781   651
- --------------------------------------------------------------------------------

                                   Table I.3
         Percentage Change in Financial Condition from Previous Period

- --------------------------------------------------------------------
                                   Period Ended
                                     March 31   Year Ended June 30
- --------------------------------------------------------------------
                                       1996   1995  1994  1993  1992
- --------------------------------------------------------------------
Total Assets                            6.5    2.3   4.2   7.5  11.2
- --------------------------------------------------------------------
Investments                            25.7    4.7  13.8  15.3  21.8
- --------------------------------------------------------------------
Loans Rcvble, net                      (0.5)   0.4   0.4   6.9   7.7
- --------------------------------------------------------------------
Deposits                                6.5    0.8   2.8   6.8  11.3
- --------------------------------------------------------------------
Borrowings                              NA     NA    NA    NA    NA
- --------------------------------------------------------------------
Equity                                  4.7   10.7  13.9  14.5  13.3
- --------------------------------------------------------------------

                                   Table I.4
        Percentage Change in Financial Performance from Previous Period

- --------------------------------------------------------------------------------
                                   For Nine Months
                                   Ended March 31, For the Year Ended  June 30,
- --------------------------------------------------------------------------------
                                          1996     1995     1994   1993    1992
- --------------------------------------------------------------------------------
Net Interest Income                       (13.2)   (9.4)    6.9     35.5    19.2
- --------------------------------------------------------------------------------
Non-Interest Income                       740.0    (62.5)     0    (58.8)  102.1
- --------------------------------------------------------------------------------
Non-Interest Expense                       30.9      7.6     9.2     7.5    14.6
- --------------------------------------------------------------------------------
Income before Taxes                       (40.8)   (18.9)    9.3    42.1    22.3
- --------------------------------------------------------------------------------
Net Income Aft Taxes                      (35.0)   (21.4)    9.6    36.9    20.0
- --------------------------------------------------------------------------------

                                   Table I.5
                     Rate of Change in Financial Condition
                              Since June 30, 1991

- -------------------------------------------
                     Annualized  Cumulative
- -------------------------------------------
Total Assets                6.9        35.6
- -------------------------------------------
Investments                16.9       110.2
- -------------------------------------------
Loans Rcvble, net           3.1        15.5
- -------------------------------------------
Deposits                    6.0        31.7
- -------------------------------------------
Borrowings                    0           0
- -------------------------------------------
Equity                     12.0        71.2
- -------------------------------------------


          The Bank's investment portfolio, consisting of U.S. Government and agency securities, mortgage-backed securities, municipal bonds, interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Atlanta, increased to $23.7 million at March 31, 1996 from $18.9 million at June 30, 1995 and from $11.3 million at June 30, 1991. The Bank's deposit base has increased steadily from $52.3 million at June 30, 1991 to $64.5 million at June 30, 1995 to $68.9 million at March 31, 1996. The Bank has not borrowed from the FHLB in recent years.

Financial Performance

          Tables I.2 and I.4 illustrate the growth in key income and expense areas of the Bank. Net interest income has decreased (on an annualized basis) 19 percent from $2.85 million for the year ended June 30, 1994 to $1.72 million for the nine months ended March 31, 1996. Non-interest income, which was $97 thousand for the year ended June 30, 1992 declined to $15 thousand for the year ended June 30, 1995, but has since rebounded to $42 thousand for the nine months ended March 31, 1996. The previous period's non-interest income includes a $37,000 loss which resulted from the sale of low yielding investments. Non-interest expense increased 31 percent from $910 thousand for the year ended June 30, 1994 to $914 thousand for the nine months ended March 31, 1996 ($1.20 million for the twelve months ended March 31, 1996). Non-interest expense was up 31 percent for the nine months ended March 31, 1996 compared to the nine months ended March 31, 1995, due to an $89,000 increase in compensation and an $80,000 loss on the sale of foreclosed real estate the previous period.

          Net income after taxes has decreased 43 percent from $1.17 million for the year ended June 30, 1994 to $664 thousand for the twelve months ended March 31, 1996. Net income after taxes declined 35 percent from $735 thousand for the nine months ended March 31, 1995 to $478 thousand for the nine months ended March 31, 1996.

                                   Table I.6
                           Summary  Financial Ratios
                                   (percent)

- --------------------------------------------------------------------------------
                              For Nine Months
                              Ended March 31,     For the Year Ended  June 30,
- --------------------------------------------------------------------------------
                               1996     1995    1995  1994   1993   1992   1991
- --------------------------------------------------------------------------------
Return on Average Assets         0.81     1.35  1.25   1.59   1.55   1.24   1.17
- --------------------------------------------------------------------------------
Return on Average Equity         5.83     9.89  9.15  12.82  13.37  11.22  10.48
- --------------------------------------------------------------------------------

          The Bank's return on average assets has declined from 1.59 percent for the year ended June 30, 1994 in to 0.81 percent for the nine months ended March 31, 1996 due to increasing interest rates. Return on average equity decreased from 12.82 percent to 5.83 percent during the same period due to declining income and increasing capital.


                           Interest Rate Sensitivity

          In recent years the Bank has measured its interest rate sensitivity by computing the "GAP" between the assets and liabilities which were expected to mature or reprice within certain periods., based on assumptions regarding loan prepayment and deposit decay. Recently the Bank has also placed emphasis on reviewing the amounts by which the net present value of the institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value, or "NPV") would change in the event of an instantaneous change in market interest rates. The FHLB also requires the computation of estimated changes in net interest income over a four quarter period. These computations estimate the effect of an institution's NPV and net interest income from an instantaneous and permanent 1 to 4 percentage point increase or decrease in market interest rates.

          Exhibit 5 illustrates that at March 31, 1996 the Bank's one-year interest rate gap was negative 46 percent. Exhibit 6 provides the Bank's NPV as of March 31, 1996 and the change in the Bank's NPV under rising and declining interest rates. The projected change in the market value of portfolio equity given a 100 basis point increase in interest rates is 16.1 percent according to FHLB analysis of the Bank's balance sheet as of March 1996. The projected change in net interest income for a 100 basis point increase in interest rates is 5.0 percent or 12 basis points.

          Management intends to seek an acceptable balance between maximizing yield potential and limiting exposure to changing interest rates. It acknowledges the inherent risks of a portfolio with unmatched maturities, but has determined that this risk is tolerable and profitable if credit risk is managed and the Bank can keep operating expenses low and interest rate spreads high. As a result of this strategy the Bank can expect higher than normal returns in periods of stable or decreasing rates and lower than normal returns in periods of increasing rates.

          In order to minimize and manage interest rate risk, management has adopted the following policies:

          . investing excess liquidity in short or adjustable rate instruments, with maturities or repricing periods of three years or less.
          . promoting mortgage loans with bi-weekly payment options, ten year balloons, and/or 15 year amortization.
          .  promoting longer term CDs.
          . keeping the level of operating expenses and non-earning assets relatively low.


     Exhibit 7 presents the Bank's weighted average yields and costs on interest earning assets and interest bearing liabilities for the years ended June 30, 1994 and 1995 and for the nine months ended March 31, 1995 and 1996.

     The Bank's yield on interest earning assets increased 18 basis points from
7.47 percent to 7.65 percent from the nine months ended March 31, 1995 to March 31, 1996. The Bank's cost of interest bearing liabilities increased 106 basis points during the same period from 4.23 percent to 5.29 percent. As a result the Bank's interest rate spread declined 88 basis points from 3.24 percent to 2.36 percent. During the same period the Bank's net interest rate margin declined from 3.72 percent to 3.01 percent. The declines in the Bank's spread and margin reflect higher market interest rates which have adversely affected its deposit base. Exhibit 8 reflects the changes in interest income and expense due to rate and volume changes.

                               Lending Activities

General

     The principal lending activity of the Bank is the origination of conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied 1-4 family residential properties in its primary market area. The Bank also originates multi-family residential and commercial real estate loans and, to a lesser extent, home equity and various consumer loans. Only 1 percent of Home Savings' loan portfolio, before net items, is not secured by real estate. On March 31, 1996 the Bank's largest single outstanding loan balance was approximately $532,000. The Bank is primarily a portfolio lender. Accordingly, it generally does not purchase or sell loans.


Composition of Loan Portfolio

     As of March 31, 1996 the Bank's loan portfolio totaled $53.8 million or 67 percent of total assets and nearly 80 percent of the Bank's loan portfolio was comprised of 1-4 family residential mortgage loans, approximately 12 percent was multi-family residential mortgages, 5 percent were commercial real estate loans, 3 percent were residential construction mortgage loan, 2 percent were home equity loans and just over 1 percent were consumer loans. As of March 31, 1996 79 percent of the Bank's 1-4 family residential mortgage loans were adjustable rate loans and 29 percent of the Bank's total net loans had adjustable interest rates.

     Exhibit 9 details loans held in portfolio by the Bank for the appropriate dates. Exhibit 10 presents the Loan Portfolio Maturity Schedule of the Bank as of March 31, 1996.

                One-to-Four Family Residential Real Estate Loans

     The primary emphasis of the Bank's lending activity is the origination of loans secured by first mortgages on owner-occupied, 1-4 family residential properties. At March 31, 1996 approximately 79 percent of the Bank's real estate loan portfolio consisted of one-to-four family residential real estate loans, primarily located in the Bank's market area. Of such loan amounts, 29 percent had adjustable interest rates.

     The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 97 percent of the value of the property. When the Bank makes a loan in excess of 80 percent of the value of the property, private mortgage insurance is required for at least the amount of the loan in excess of 80 percent of the value.

     The Bank offers adjustable rate loans, but its primary emphasis is on fixed rate loans. The Bank offers a maximum term of 15 years on fixed rate loans, but also offers a 10 year balloon fixed rate loan with a 30 year amortization and a 25 year term adjustable rate loans.

     The interest rates on adjustable rate loans are generally adjustable every year and are tied to the one-year United States Treasury bill rate with rate caps limiting the amount of annual and cumulative changes in the loan rate. The Bank also offers loans with a bi-weekly payment option, in which event the payment is drafted from an existing Home Savings deposit account.

           Multi-Family Residential and Commercial Real Estate Loans

     The Bank has a substantial portfolio of loans to multi-family housing all secured by property in its immediate market area. The bank originates loans secured by commercial real estate in its immediate market area. Typical secured properties include storage facilities offices, churches, and retail and other commercial buildings. At March 31, 1996 the Bank had approximately $9.0 million outstanding loans secured by multi-family residential and commercial properties comprising approximately 17 percent of its net lending portfolio.

     Multi-family loans are originated at a premium to 1-4 family mortgage loans for up to 75 percent of the value of the property. The Bank offers both adjustable and fixed rate terms with up to 20 and 15 years amortization respectively on multi-family residential loans. Commercial real estate loans have terms of up to 15 years on adjustable rate loans and up to ten years on fixed rate loans.


                               Construction Loans

     The Bank originates construction loans to build single and multi-family residential properties in the Bank's immediate market area. Construction loans for one-to-four family real estate to be occupied by the borrower generally have a maximum loan-to-value ratio of 80 percent of the property. Other construction loans are generally limited to 75 percent of the value of the property. The loans are originated with six month terms, though extensions are typically granted to facilitate orderly completion of projects. Construction loans are originated so as to easily convert to permanent mortgage loans of the Bank.. At March 31, 1996 approximately 6 percent of the Bank's net loans or $3.3 million was invested in construction lending.

     Construction loans originated by the Bank are typically originated under the same terms as permanent residential loans with the loan being interest-only for the construction period.

                               Home Equity Loans

     The Bank originates home equity loans secured by properties on which it retains a Home Savings mortgage up to 80 percent of the market value of the residence. The loans are 15 year maturities requiring monthly payments equal to 1 1/2 percent of the outstanding balance and are indexed monthly to prime rate plus 150 basis points. The Bank originates loans to consumer secured by deposits. Such loans are charged an interest rate 200 basis points above the corresponding deposit maturity rate and are scheduled to mature commensurate with the maturity of the underlying security. At March 31, 1996 the Bank had approximately $1.1 million in home equity line of credit loans representing approximately 2 percent of its net lending portfolio.

                                 Consumer Loans

     Home Savings offers various consumer loans, including home improvement, automobile, and draft secured loans. The Bank has a small portfolio of unsecured consumer loans. At March 31, 1996 approximately 1 percent, or $542 thousand, of the Bank's net lending portfolio was invested in consumer loans. The Bank also originates loans secured by new and used automobiles solely as a service to existing customers. All such loans are originated in-house.


Underwriting

     The Bank has ongoing reviews of the loan portfolio and in particular conducts quarterly reviews to determine the adequacy of the specific and general loan provision. This review takes into consideration trends in delinquency, current economic conditions and competitive aspects of the industry.

     The Bank's underwriting for real estate reflect: the capacity of the borrower or income from the underlying property to adequately service the debt; the value of the mortgaged property; the overall credit worthiness of the borrower; the level of equity invested in the property; any secondary sources of repayment; and, any additional collateral or credit enhancements (such as guarantees, mortgage insurance or take-out commitments). Management has sought to maintain good asset quality through limiting the loan authority of individual originators and processing all loans as full documentation loans. Management believes that substantially all of its residential mortgage loans conform to FNMA/FHLMC standards.

     All mortgage loans are approved by the Loan Committee. All consumer loans in excess of $10,000 are approved by the President.

Originations, Purchases, and Sales

     As a portfolio lender the Bank generally retains all its originated loans and therefore is not in the business of purchasing or selling loans. Total loan originations have increased from $50.1 million for the fiscal year ended June 30, 1993 to $54.0 million for the nine months ended March 31, 1996. Exhibit 11 provides a schedule of loan originations, purchases, sales and repayments.


Delinquencies and Non-Performing Assets

     Exhibit 12 presents the non-performing assets of the bank for the periods ending March 31, 1996 and June 30, 1991 to 1995. Exhibit 13 illustrates the Bank's historical charge-offs and recoveries and Exhibit 14 illustrates the Bank's historical Distribution of Loan Loss Allowances.

     Management reviews the Bank's loans on a regular basis. When a borrower fails to make a required payment on a loan and does not cure the delinquency promptly, the loan is classified as delinquent. In this event, the normal procedure is to make contact with the borrower at prescribed intervals in an effort to bring the loan to current status and late charges are assessed as permitted by law. If a delinquency is not cured the Bank normally commences foreclosure proceedings. If the loan is not reinstated within the time permitted, or the property is not redeemed prior to sale, the property may be sold at a foreclosure sale. Any property acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of the by the Bank to recover its investment.

     At March 31, 1996 the Bank had $333 thousand in real estate owned. Real estate owned is initially recorded at the lower of cost or fair value minus cost or fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at lower of cost or fair valueless selling costs. Costs related to the development and improvement of real estate owned are capitalized and costs relating to holding the property are charged to expenses. Accrual on interest of delinquent loans is suspended when, in management's judgment, doubt exists as to the collectability of additional interest. Interest on loans placed on nonaccrual status and generally charged off.

     The Bank's non-performing assets decreased from $1.79 million at June 30, 1993 to $830 thousand or 1.03 percent of assets at March 31, 1996. A substantial portion of the Bank's non-performing assets are related to one borrower.

     At March 31, 1996 the Bank's allowance for loan losses was $501 thousand or approximately 60 percent of non-performing assets. At June 30, 1993 the Bank's allowance for loan losses was only $295 thousand or approximately 16 percent of non-performing assets. At March 31, 1996 the Bank listed $766 thousand of loans as "substandard" and no loans as "doubtful" or "loss".

                             Investment Activities

     Exhibit 15 presents the composition of the Bank's securities portfolio and
Exhibit 16 summarizes the maturity schedule and yield analysis of those securities as of March 31, 1996. The Bank's investment portfolio of approximately $23.7 million and consisted of U.S. Government and agency securities, mortgage-backed securities, municipal bonds, interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Atlanta. Substantially, all of the investment portfolio matures in five years or less and consist of approximately $7 million of interest bearing balances in other institutions and $16 million of government and agency securities.

     As a member of the FHLB of Atlanta, the Bank is required to maintain an investment in stock of the FHLB equal to the greater of 1 percent of the Bank's outstanding home loans or 5 percent of the outstanding advances. At March 31, 1996 the Bank held $614 thousand of stock in the FHLB of Atlanta.


                                Sources of Funds
Deposits

     Exhibit 17 presents a summary flow of deposits at the Bank for the periods ending March 31, 1996 and June 30, 1993 to 1995. Exhibit 18 presents the composition of the Bank's deposits by type of account for the same periods and
Exhibit 19 shows rate and maturity information for the Bank's certificates of deposit as of March 31, 1996.

     The Bank attracts short term and intermediate term deposits from the Bank's primary market area. The Bank offers a variety of deposit accounts including passbook and savings accounts, money market accounts, and certificates of deposits ranging in maturity from three months to five years. The Bank does not solicit or accept brokered deposits.

     At March 31, 1996 approximately 7 percent of the Bank's deposits consisted of passbook and statement savings accounts, 17 percent consisted of interest-bearing transaction accounts and less than 1 percent consists do non-interest-bearing transaction accounts. Approximately 20 percent of the Bank's deposits consisted of Jumbo ($100,000 or more) certificates of deposit.

     The Bank's deposit base has increased steadily from $52.3 million at June 30, 1991 to $64.5 million at June 30, 1995 to $68.9 million at March 31, 1996.

Borrowed Funds

     The Bank is a member of the FHLB of Atlanta with borrowing privileges from that institution. In recent years the Bank has not borrowed any funds from the FHLB or any other institutional sources except in the regular course of deposit gathering.

                                  SUBSIDIARIES

     The Bank is the owner of Home Financial Services, Inc, an inactive service corporation.


                             PROPERTY AND EQUIPMENT

     The Bank currently operates out of a single office, which is owned by the Bank and located in downtown Thomasville.

                             Property and Equipment

- --------------------------------------------------------------------------------
                               Net Book                                 Year in
                                 Value      Market Value  Square Feet    Place
- --------------------------------------------------------------------------------
22 Winston                        $629,750      $644,500      6571       1958
- --------------------------------------------------------------------------------
Furniture, Fixture &              $131,511      $150,000       NA         NA
 Equipment
- --------------------------------------------------------------------------------
Total                             $761,261      $794,500       NA         NA
- --------------------------------------------------------------------------------

                                   MANAGEMENT

Directors

     The Bank has a five member Board of Directors which includes one inside director (CEO Hudson). The Board has extensive and valuable business experience and relationships in the community. Individual members of the Board and their vitaes are;

  . James G. Hudson, Jr., 56; Mr. Hudson is President of Home Savings, having served in this capacity since he joined the institution in October 1972. He has been a Director of the Bank since 1972.

  . Henry H. Darr, 55; Mr. Darr has been a director since 1980. He is President of J.L. Darr and Son, commercial construction, with which he has been associated since 1962.

  . John R. Hunnicuttt, 60; has been a director since 1995. He is a franchisee of McDonald's Corporation in which capacity he has served since 1974.

  . F. Stuart Kennedy, 70; has been a member of the board since 1971. He is Chairman of Rex Oil Company with which he has been associated since 1945.

  . Milton T. Riley, Jr. 59; Mr. Riley has been a director since 1992. He is formerly affiliated with the firm of Dixon, Odom & Company, L.L.P, and currently operates his own commercial and residential real estate firm, Riley Properties.

Officers

     James G. Hudson, John E. Todd and Drema A, Michael comprise the small but highly experienced and tenured senior management of the Bank. Individuals members of the management team and their vitaes are:

     .  Mr. Hudson is President of Home Savings.
     . John E. Todd, 50; Vice President. Mr. Todd is the Bank's senior lending officer and has been associated with the Bank since 1979.

     . Drema A. Michael, 43, Secretary and Assistant Treasurer. Ms. Michael is responsible for financial analysis and controls in the Bank and has been associated with the Bank since 1974.

Employees

     The Bank has eleven full time employees, including management with extensive tenure and an annual payroll of approximately $370,000. Employee morale and loyalty are believed to be high.

                                   Section II

                              MARKET AREA ANALYSIS

Primary Market Area

     The Bank's primary market area is comprised of a ten mile radius emanating from its office in Thomasville in the northeast corner of Davidson County in north central North Carolina. Thomasville is located less than 5 miles southwest of High Point, approximately 30 miles southwest of Greensboro and approximately 20 miles southeast of Winston-Salem, placing it within the greater Triad area.


Market Area Economy

     While the Bank's principal market area is primarily rural it has a strong manufacturing base due to its location in the heart of the North Carolina furniture manufacturing and textile industry.

     The market economy is dominated by furniture manufacturers, their suppliers and public or quasi-public employers such as the government, schools, and hospitals.

                                          Employment By Industry
                                              Davidson County
                                              1st Quarter 1995
Manufacturing                                           47%
Retail Trade                                            16%
Services                                                12%
Government                                              12%
Construction and Mining                                  4%
Transportation/Communication/Utilities                   4%
Wholesale Trade                                          3%
FIRE                                                     2%
Agriculture                                    Less-than 1%

Source: Piedmont Regional Information Database, Piedmont Triad Council on Government

     The largest employers in the county, the number of employers, their industry and their location are referenced below:

                   Major Employers in Davidson County (1996)

Employer                           Employees        Industry          Location
- ---------------------------------  ---------  ---------------------  -----------
Lexington Furniture Industries          4000        Furniture         Lexington
Thomasville Furniture Industries        2825        Furniture        Thomasville
PPG Industries                          1800     Synthetic Fiber     Thomasville
Davidson County Schools                 1793        Education          Various
Davidson County                          749       Government         Lexington
Burlington Knitted Fabrics               700         Fabrics          Lexington
Parkdale Mills                           548        Textiles         Thomasville
AMP, Inc.                                530       Electronics         various
Council-Craftsmen, Co.                   500        Furniture          Denton
APC Building Products                    500  Construction Products   Lexington
Stanley Furniture Co                     475        Furniture         Lexington
Community General Hospital               460       Health Care       Thomasville
Lexington Memorial Hospital              450       Health Care        Lexington

Source: Economic Development Office, Piedmont Triad on Council of Government

     Employment in Thomasville and surrounding counties is strong. Davidson County unemployment rates are historically below that of the national average and, in recent years, have been better than North Carolina rates also.


                               Unemployment
- -------------------------------------------------------------------------
                       1992       1993       1994       1995       4/1996
- -------------------------------------------------------------------------
U.S.                    7.5%       6.9%       6.1%       5.6%        5.4%
- -------------------------------------------------------------------------
North Carolina          5.9%       4.9%       4.4%       4.3%        4.2%
- -------------------------------------------------------------------------
Davidson County         6.3%       4.2%       3.4%       3.2%        3.4%
- -------------------------------------------------------------------------
Thomasville              NA         NA         NA         NA          NA
- -------------------------------------------------------------------------

Income and Income Trends


     Thomasville can be characterized as a working middle class community. The income and education levels, as well as the housing values of Davidson County, and particularly of Thomasville, are below that of the state and national averages.

     The median household and per capita income of Thomasville are significantly below national and state averages. Very few of Thomasville's households make over

$75,000 per year, but the percentage of families making under $25,000 is not disproportionate.


                             Household Income Data

- --------------------------------------------------------------------------------
                                                  Household        Household
                                  Median           Income           Income
                                Household        Less-than        Greater-than
                              Income (1989)    $25,000 (prcnt)   $75,000 (prcnt)
- --------------------------------------------------------------------------------
U.S.                             $30,056              41.8              9.5
- --------------------------------------------------------------------------------
North Carolina                   $26,647              46.8              6.0
- --------------------------------------------------------------------------------
Davidson County                  $27,913              44.3              4.5
- --------------------------------------------------------------------------------
Thomasville                      $21,754              49.8              3.5
- --------------------------------------------------------------------------------

                                  Income Data

- --------------------------------------------------------------------------------
                                                              Per Capita
                             Per Capita Income (1992)         Income (1989)
- --------------------------------------------------------------------------------
U.S.                               $20,105                      $14,420
- --------------------------------------------------------------------------------
North Carolina                     $17,863                      $12,885
- --------------------------------------------------------------------------------
Davidson County                    $16,861                      $12,597
- --------------------------------------------------------------------------------
Thomasville                        $14,987                      $11,102
- --------------------------------------------------------------------------------

Effective Buying Income

- --------------------------------------------------------------------------------
                                                   Median           Projected
                                                  Household          Growth
                                Effective         Effective          Effective
                              Buying Income      Buying Income     Buying Income
                                 (1993)              (1994)          (1994-99)
- --------------------------------------------------------------------------------
U.S.                           4,169,724           $43,484             32.1
- --------------------------------------------------------------------------------
North Carolina                   100,908           $37,692             35.9
- --------------------------------------------------------------------------------
Davidson County                    1,864           $36,102             33.4
- --------------------------------------------------------------------------------
Thomasville                         NA                NA               NA
- --------------------------------------------------------------------------------

Population Base and Growth

     Davidson County had a population of 134.8 thousand in 1994 in 51,300 households and the city of Thomasville's population was 16,765 with an estimated 6862 households in 1994. County population growth outpaced both the national and state averages from 1990 to 1994 increasing a total of 6.4 percent, but the population of Thomasville increased only 5.3 percent, just below the state increase of 5.5 percent. County population is expected to grow 5.8 percent through the rest of the decade, above the national average but below the rest of North Carolina.

                                                        Population

- ----------------------------------------------------------------------------------------------------------------------------------
                                                        Population Growth
                             Population 1980              1990-94             Population  Population 1994 Projected Population
                                 (,000)                    (,000)               l990           (,000)       Growth (1994-99)
- ----------------------------------------------------------------------------------------------------------------------------------
U.S.                            226,542.2                     4.4%             248,709.9      259,574.2               5.0%
North Carolina                    5,880.1                     5.5%               6,628.7         6992.3               7.2%
Davidson County                    113,.2                     6.4%                 126.7          134.8               5.8%
Thomasville                        14.144                     5.3%                15.915         16.765               NA
- ----------------------------------------------------------------------------------------------------------------------------------

                        Households and Projected Growth

- -------------------------------------------------------------------------------
                                                                   Projected
                                                                   Growth in
                             Total Number of    Total Number       Number of
                                Households      of Households     Households
                              (1994) (,000)     (1990) (,000)      (1994-99)
- ------------------------------------------------------------------------------
U.S.                            95,891.9             91947             6.5%
North Carolina                    2667.2            2517.0            10.0%
Davidson County, NC                 51.3              48.9             8.4%
Thomasville NC                     6.862*            6.529              NA
- ------------------------------------------------------------------------------
* 1994 Estimate

Area Demographics

     Thomasville has a sizable elderly population. Over 16.3 percent of its residents are over 65, compared to county, state, and national averages ranging from 12.0 to 12.6 percent. The median age of the community is 34.6 compared to a national average of 33.8 and a statewide average of 34.1

     As a middle class manufacturing community Thomasville's residents are generally not as well educated as the rest of the state and the country. Only 57 percent of its residents have high school degrees, compared to 64 percent in the rest of the county, 70 percent statewide and 75 percent nationally. Less than 10 percent of its residents have a college degree, about equal with the county average, but well below the state and national averages of 17.4 and 20.3 percent respectively.

     The enclosed tables provide a summary of the Bank's market demographics.

                                Demographic Data

- ----------------------------------------------------------------------

                   Population over 65   Median Age  High School    BA
- ----------------------------------------------------------------------
U.S.                      12.6%            33.8         75.2%     20.3%
- ----------------------------------------------------------------------
North Carolina            12.1%            34.1         70.0%     17.4%
- ----------------------------------------------------------------------
Davidson County           12.0%            35.5         64.2%     10.0%
- ----------------------------------------------------------------------
Thomasville               16.3%            34.6         57.4%      9.8%
- ----------------------------------------------------------------------

Housing Stock and Ownership

     The housing stock in Thomasville is characterized by older smaller homes. While local vacancy rates are low the percentage of owner-occupied homes is also low. The median home value in Thomasville in 1990 was only $48,200, well below the county average of $60,800, the state average of $65,800 and the national average of $79,090. Less than half the housing units in Thomasville were owner-occupied, compared to nearly 75 percent in the rest of the county, 68 percent in the state and 64.2 percent in the U.S. Likewise, less than half the homes in Thomasville are mortgaged, compared to 56 percent in the county and 65 percent in the U.S. Vacancy rates in Thomasville, at 5.8 percent is nearly half the state and national averages and below the county wide average of 5.8 percent.

                                 Home Ownership

- --------------------------------------------------------------------------------
                                            Prcnt
                                            Homes                     Vacant
                               Median       Owner                   Units (as
                             Home Value   Occupied     Homes w/      percent
                               (1990)      (1990)     Mortgages    total units)
- ------------------------------------------------------------------------------
US                           $79,090       64.2%         65.2%         10.1%
- ------------------------------------------------------------------------------
North Carolina               $65,800       68.0%         44.6%         10.7%
- ------------------------------------------------------------------------------
Davidson County              $60,800       73.6%         56.5%          8.1%
- ------------------------------------------------------------------------------
Thomasville                  $48,200       49.6%         47.1%          5.8%
- ------------------------------------------------------------------------------

                              Housing Stock
- --------------------------------------------------------------------------------
                     Total       Detached          Prcnt Units      Prcnt Units
                    Housing      Homes as a        Constructed      Constructed
                     Units       Prcnt of total    prior to 1939      1980-90
- --------------------------------------------------------------------------------
United States      91,947,410        59.0              18.4             20.7
- --------------------------------------------------------------------------------
North Carolina      2,517,026        64.9               9.9             28.6
- --------------------------------------------------------------------------------
Davidson County        48,944        70.6               9.7             26.5
- --------------------------------------------------------------------------------
Thomasville            NA             NA                 NA              NA
- --------------------------------------------------------------------------------

     Despite a booming North Carolina economy residential --housing construction in the Thomasville area has been flat throughout the 1990s. Residential housing construction increased 57 percent in North Carolina between 1991 and 1995, but was flat in the city of Thomasville and actually declined 8 percent in Davidson County.


Residential Housing Construction (# of units)
- -------------------------------------------------------------------------------
                                                                        Growth
                    1991      1992       1993       1994       1995     (91-95)
- -------------------------------------------------------------------------------
United States      948,794  1,094,933  1,199,063  1,371,637  1,332,995    40.5%
- -------------------------------------------------------------------------------
North Carolina      39,034     48,158     53,281     62,859     61,339    57.1%
- -------------------------------------------------------------------------------
Davidson County        884        959        814        854        815    -7.8%
- -------------------------------------------------------------------------------
Thomasville            177        206        181        150        177     0.0%
- -------------------------------------------------------------------------------

Financial Competition

     The Bank faces strong competition for deposits, especially transaction accounts in Thomasville and surrounding county. There are eight depository institutions with 13 branches located in the city of Thomasville alone, in which Home Savings, SSB consistently has approximately 16 percent of the deposit market. There are over $1.1 billion of deposits in Davidson County spread over 39 branch offices giving the Bank a 5.5 percent share of the county's deposit market. In addition to competition from depository institutions the Bank faces significant competition for funds from the State Employees Credit Union and the brokerage firm of Edward D. Jones, also located in Thomasville. The Bank also faces local and regional competition for mortgage originations from depository institutions and mortgage brokers.

County and State Deposit Share Analysis
- ----------------------------------------------------------------------------
                                                                      Growth,
                               1992      1993      1994      1995      92-95

- ----------------------------------------------------------------------------
Davidson County
- ----------------------------------------------------------------------------
         Deposits            $ 1,023   $ 1,108   $ 1,125   $ 1,171      14.5
          (,000,000)
- ----------------------------------------------------------------------------
         Branches                 38        41        41        39       2.6%
- ----------------------------------------------------------------------------
         Deposits/Branch     $26,930   $27,012   $27,435   $30,036      11.5%
- ----------------------------------------------------------------------------
         Home Share of           5.7%      5.6%      5.7%      5.5%     (3.5%)
          Market
- ----------------------------------------------------------------------------

     The aggregate deposit base in Thomasville is increasing approximately 4.5 percent annually, partially due to consumer's renewed comfort with depository institutions and reduced yield competition from the bond and equity markets.

     Most of the Bank's local competition for deposits comes from much larger institutions whose primary presence is outside of Thomasville and Davidson County. The average retail branch in Thomasville controls less than $32 million of deposits, slightly more than the county average, but well short of the $65 million held at Home Savings' one location.


Depository Institutions, Branches and Deposits in Thomasville (,000)
- ------------------------------------------------------------------------------------------------
                                                                                  Growth
                                        1992       1993       1994       1995     1992-95
- ------------------------------------------------------------------------------------------------
Bank of North Carolina                $  8,993   $ 24,288   $ 32,556   $ 38,160    61.9%
- ------------------------------------------------------------------------------------------------
Branch Banking and Trust              $ 27,973   $105,399   $102,862   $103,557    54.7%
- ------------------------------------------------------------------------------------------------
Home Savings Citizens Bank & Trust    $ 13,121   $ 12,756   $ 12,539   $ 14,562     3.5%
- ------------------------------------------------------------------------------------------------
Home Savings                          $ 58,205   $ 62,129   $ 63,937   $ 64,548     3.5%
- ------------------------------------------------------------------------------------------------
Lexington State Bank                  $  7,301   $  9,511   $ 11,793   $ 13,109    21.5%
- ------------------------------------------------------------------------------------------------
Nations Bank                          $ 76,696   $ 91,940   $ 85,844   $ 86,005     3.9%
- ------------------------------------------------------------------------------------------------
Peoples Federal                       $ 81,099                                       NA
- ------------------------------------------------------------------------------------------------
Wachovia Bank of NC                   $ 87,255   $ 88,991   $ 88,511   $ 91,982     1.8%
- ------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------

Total Branches                              11         14         14         13     5.7%
- ------------------------------------------------------------------------------------------------
Total Deposits                        $360,643   $395,014   $398,042   $411,923     4,5%
- ------------------------------------------------------------------------------------------------
Deposits/Branch                       $ 32,786   $ 28,215   $ 28,432   $ 31,686    -1.1%
- ------------------------------------------------------------------------------------------------
Home Share of Market                      16.1%      15.7%      16.1%      15.7%   -1.0%
- ------------------------------------------------------------------------------------------------

Interest Rate Trends

     Interest rates fell through much of mid and late year 1995 before longer term yields began to increase in the spring of 1996. It is believed that the Federal Reserve is generally comfortable with the recent tightening of interest rates and the stable growth of GDP and it is anticipated that the Fed will not undertake to achieve a material change in interest rates in the near future.

                          Recent Interest Rate Trends

- -------------------------------------------------------------------------
                  3 Mo. T-bills  3 Yr. T-notes  Prime Rate  Discount Rate
- -------------------------------------------------------------------------
1994                       4.29           6.27        7.15           3.60
- -------------------------------------------------------------------------
January 1995               5.81           7.66        8.50           4.75
- -------------------------------------------------------------------------
February 1995              5.80           7.25        9.00           5.25
- -------------------------------------------------------------------------
March 1995                 5.73           6.89        9.00           5.25
- -------------------------------------------------------------------------
April 1995                 5.67           6.68        9.00           5.25
- -------------------------------------------------------------------------
May 1995                   5.70           6.27        9.00           5.25
- -------------------------------------------------------------------------
June 1995                  5.50           5.80        9.00           5.25
- -------------------------------------------------------------------------
July 1995                  5.47           5.89        8.75           5.25
- -------------------------------------------------------------------------
August 1995                5.41           6.10        8.75           5.25
- -------------------------------------------------------------------------
September 1995             5.26           5.89        8.75           5.25
- -------------------------------------------------------------------------
October 1995               5.30           5.77        8.75           5.25
- -------------------------------------------------------------------------
November 1995              5.35           5.57        8.75           5.25
- -------------------------------------------------------------------------
December 1995              5.16           5.39        8.50           5.25
- -------------------------------------------------------------------------
January 1996               5.02           5.20        8.50           5.00
- -------------------------------------------------------------------------
February 1996              4.87           5.14        8.25           5.00
- -------------------------------------------------------------------------
March 1996                 4.96           5.79        8.25           5.00
- -------------------------------------------------------------------------
April 1996                 4.99           6.11        8.25           5.00
- -------------------------------------------------------------------------
May 1996                   5.00           6.24        8.25           5.00
- -------------------------------------------------------------------------
June 1996                  5.14           6.35        8.25           5.00
- -------------------------------------------------------------------------

                                  SECTION III


                  PUBLICLY-HELD THRIFT INSTITUTION COMPARISONS

     In determining the fair market value of the Bank's common stock it is necessary to compare the financial, operating, and other characteristics of the Bank to comparable publicly traded thrift institutions. This section compares Home Savings with three select groups; the universe of publicly traded thrifts (excluding mutual holding companies), a smaller select group of publicly traded thrifts (the "Comparative Group"), and recently converted thrifts. While the prices of comparable institutions are useful in determining the pro forma market value of the Bank, considerable adjustments may be required in the pricing of Home Savings' to-be-issued common stock due to differences in such factors including, but not limited to, size, market area, financial strength, operating strategy, liquidity and stock market environment. The selection of the Comparative Group is equal in importance to the subsequent adjustments that will be made to the Bank's pro forma market value. The selection criteria used and the companies selected are discussed below.

Selection Criteria

     The most general relevant comparables for the Bank are thrift institutions listed on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) as well as those traded on the national over-the-counter (NASDAQ) markets. Selection of the Comparative Group is limited to these thrifts because the existence of an active and regular trading market is imperative if the common stock is to be used as a basis for comparison. The reliability of share price data of thinly traded stocks is sometimes difficult to assess due to infrequent trades or widely varying transaction prices.

Average Pricing Ratios by Stock Exchange

     Table III.1 presents a summary of the average and median pricing for all thrifts listed in Exhibits 20-A and 20-B. The thrifts in Table III.1 are categorized by trading exchange and trading prices for all thrifts listed in the table or Exhibit 20 are as of July 5, 1996.

                               Table III.1
                   Pricing Ratios by Trading Exchange

                        (Prices as of July 5, 1996)
                  Price Divided by
                  ------------------------------------------------
AMSE (22)           TBV        BV       EPS     Core EPS   Assets
- -----------       --------  --------  -------  ----------  -------
    Average          96.03     90.02    14.49       18.67    13.76
     Median          91.84     88.17    17.45       17.98    13.50
NASDAQ (389)
- -----------
    Average         112.01    108.44    16.07       17.21    12.58
     Median         108.02    104.19    13.48       14.94    10.99
NYSE (16)
- -----------
    Average         144.60    134.27    19.53       19.74     8.56
     Median         144.03    132.52    12.38       13.86     7.62
ALL PUBLIC THRIFTS
- -----------
    Average         112.64    108.60    16.20       17.37    12.47
     Median         108.10    103.79    13.35       14.94    10.89

     As indicated in Table III.1 NYSE thrifts generally traded at book value premiums to NASDAQ and AMSE thrifts. These premiums reflect the size and liquidity of the NYSE thrifts relative to other publicly traded thrifts as much as they reflect the benefits of a particular exchange. AMSE thrifts sell at the lowest price to book value ratios of the three exchanges. NASDAQ thrifts make up roughly 90 percent of all publicly traded thrifts and therefore, by definition, trade at or near all the industry average pricing ratios. AMSE thrifts tend to carry the highest price to earnings ratio while NYSE and NASDAQ price to earnings ratios are similar to each other and the All Public Thrift medians.

     The Bank will apply to have the common stock of Century Bancorp, Inc. listed on the Nasdaq SmallCap Market if it is determined that the common stock is eligible for such quotation. In the event the common stock does not qualify for quotation on the Nasdaq SmallCap Market the Bank intends to list the common stock over-the-counter through the National Daily Quotation System "Pink Sheets" and request Trident Securities to match buy and sell orders for the common stock. Because price quotations on the Pink Sheets may not be updated or available on a timely basis and because it is anticipated that very few shares of the common stock of the Company will be available for sale it is anticipated that the liquidity of this issue will be very limited which such liquidity could be reflected in the trading price of the Stock.

Average Pricing Ratios By Geographic Region

     Further consideration must be given to geographic location given that the operating and competitive environment and equity market valuation for institutions varies from state to state or region to region as a result of different economic, legal and regulatory factors. Table III.2 summarizes the average and median pricing ratios for publicly traded thrifts in the various regions of the country as of July 5, 1996.

                                   Table III.2
                      Pricing Ratios by Geographical Region
                          (Prices as of July 5, 1996)

                                      Price Divided by
                                      -----------------------------------------
                                                                  Core
Mid-Atlantic (94)                      TBV       BV       EPS     EPS    Assets
- -----------------                     ------  --------  -------  ------  ------
    Average                           114.22    107.62    13.74   14.43    11.43
    Median                            112.88    108.12    12.46   13.46    10.13
Mid West (59)
- -------------
    Average                           108.21    106.09    17.37   18.91    14.24
    Median                             98.25     98.25    15.00   16.33    13.04
New England (54)
- ----------------
    Average                           118.43    112.55    14.78   13.81     9.80
    Median                            118.56    108.06    11.82   13.79     9.57
Southeast (59)
- --------------
    Average                           118.92    114.30    16.35   18.97    13.51
    Median                            113.72    111.54    13.21   15.08    11.88
Southwest (16)
- --------------
    Average                           101.31     99.23    13.35   14.09    13.21
    Median                             92.94     92.94    13.28   13.72    15.21
West (48)
- ---------
    Average                           113.68    109.96    19.66   21.52    10.23
    Median                            107.63    105.46    13.71   16.94     8.30

     As illustrated in Table III.2, Southeast thrifts have exhibited price\book value and price\tangible book value ratios slightly above industry averages and medians. The price to earnings ratios of Southeastern thrifts is comparable to that of the industry median as would be expected given the like comparability in asset returns. The price to asset ratios of Southeast thrifts is generally higher than the industry average even though the median Southeast thrift is only marginally smaller in asset size than the industry median.

SELECTION PROCEDURE

     From the universe of publicly traded thrifts a more select group of comparable companies was chosen based on further criterion. In screening to develop the appropriate comparative group the first criterion tested were asset size and market value. Only firms with assets under $350 million and a market value below $75 million were considered. Asset and market size were determined to be important because they reflect not only the earnings capacity of the institution, but also its limited liquidity.

     Also considered of principal importance in selecting a comparative group were key financial condition and financial performance ratios; primarily the capital to asset, return on average asset, and return on average equity ratios. After consideration of conversion proceeds and pro forma earnings Home Savings will have exceptionally strong capital ratios, above average return on average assets, but a low return on equity. Only those institutions with capital/asset ratios in excess of 12 percent, with return on assets in excess of 0.50 and return on average equity ratios less than 10 percent were considered further.

     Home Savings, SSB serves a southeastern rural market and its limited market value and liquidity will make it most attractive to stockholders in the Bank's general geographic region. Consequently, the Comparative Group was further narrowed down by eliminating those institutions outside of Home Savings' broad geographic region. As a result, only one thrift west of the Mississippi and no northern thrifts were considered.

     A final consideration for inclusion in the Comparative Group was the composition of an institution's lending portfolio. Home Savings is a traditional one-to-four family portfolio lender. The thrifts chosen for the Comparative Group are also primarily traditional portfolio lenders with low concentrations of non-mortgage lending.

     As previously stated the Comparable Group was selected only from publicly traded (NASDAQ, NYSE, AMEX) companies because these companies have established trading markets which, for larger or more frequently traded thrifts, are presumed to be accurate reflections of the Bank's market value.

     Institutions whose market prices are believed to be affected by proposed mergers or acquisition were not considered as part of the Comparative Group because these institution's prices tend to be distorted by speculative considerations and therefore, are unreliable indicators of the market's valuation.

     The selection criterion discussed above were employed in identifying thrifts, which, by virtue of location, size and operating characteristics and financial condition and performance are deemed to be most comparable in nature to the Bank. These thrifts, their location, asset size, and other summary data are presented in Exhibit 21 and detailed information on the Comparative Group is presented in Exhibits 21 through 30.

     Few companies are directly comparable on all factors, but in the aggregate the Comparative Group has financial figures very similar to Home Savings. The average asset size of the Comparative Group was $99 million, the average market capitalization was $22 million, the average ROAA and ROAE were 1.10 percent and
5.44 percent respectively.

REVIEW OF COMPARATIVE GROUP

     Bedford Bancshares, Inc., Bedford, Virginia is the holding company for Bedford Federal Savings Bank with three area offices. As of the most recently available date, Bedford Bancshares had $118 million in assets and a market capitalization of $19 million. Bedford Bancshares is well capitalized with a capital/asset ratio of 16.10 percent and has strong core earnings yielding an ROAA of 1.26 percent and a return on average equity of 7.56 percent. Bedford Bancshares is generally a traditional thrift lender with title and credit life insurance operations. It has exhibited moderate loan and asset growth.

     Ccf Holding Company, Jonesboro, Georgia is the holding company for Clayton County Federal Savings & Loan operating three local branches. As of the most recently available date, CCF had $79 million in assets and a market capitalization of $14 million. CCF is a highly capitalized thrift with a capital/asset ratio of 21.23 percent, core earnings yielding an ROAA of 0.85 percent, and a return on average equity of 5.07 percent. CCF is a traditional thrift lender with an extremely high concentration in real estate mortgage lending. CCF is the most recent public company in the Comparative Group, having converted to stock form on December 29, 1995. CCF has exhibited recent asset growth of 14.8 percent, loan growth of 5.1 percent and deposit growth of only
0.13 percent annually.

     Classic Bancshares, Inc., Ashland, Kentucky, is the holding company for Ashland Federal Savings & Loan and operates from its one headquarters office in Ashland. As of the most recently available date, Classic had $68 million in assets and a market capitalization of $15 million. Classic is highly capitalized with a capital/asset ratio of 28.8 percent, has strong core earnings yielding an ROAA of 1.00 percent and a return on average equity of 4.84 percent. Classic is a traditional thrift lender with a strong concentration in 1-4 family mortgage lending. Classic has exhibited annual asset growth of 34 percent, loan growth of 22 percent and deposit decay of 7.5 percent.

     Citisave Financial Corp., Baton Rouge, Louisiana, is the holding company for Citizens Savings and Loan with five offices. As of the most recently available date, CitiSave had $80 million in assets and a market capitalization of $14 million. It is well capitalized with a capital/asset ratio of 18.2 percent, earnings yielding an ROAA of 1.15 percent and a return on average equity of 7.47 percent. CitSave is a traditional thrift lender that also operates an insurance line of business. It has exhibited significant loan and asset growth, but negligible deposit growth.

     Gateway Bancorp, Inc., Catlettsburg, Kentucky is the holding company for Catlettsburgh Federal Savings & Loan which operates two local offices with nine full-time employees. As of the most recently available date, Gateway had $73 million in assets and a market capitalization of $16 million. Gateway is very well capitalized with a capital/asset ratio of 25.0 percent, has strong core earnings yielding an ROAA of 1.05 percent and a return on average equity of 3.91 percent. Gateway is a traditional thrift lender concentrating nearly 100 percent of its lending portfolio on mortgage lending. It has exhibited significant loan growth, average deposit growth and negligible asset.

     Harrodsburg First Financial Bancorp, Inc., Harrodsburg, Kentucky, is the holding company for First Federal Savings Bank of Harrodsburg which operates 2 local offices with 15 full time employees. As of the most recently available date, Harrodsburg had $109 million in assets and a market capitalization of $32 million. Harrodsburg is well capitalized with a capital/asset ratio of 28.7 percent 1.15 percent ROAA yielded a 4.50 percent return on average equity. Harrodsburg is traditional thrift lender with only 2 percent non-mortgage loan balances. Harrodsburg has exhibited 6 percent asset growth, 11 percent loan growth and 8 percent annual deposit growth.

     Kentucky First Bancorp, Inc., Cynthiana, Kentucky is the holding company for First Federal Savings Bank and operates two local offices with 22 employees. As of the most recently available date Kentucky First had $84.0 million in assets and a market capitalization of $19 million. Kentucky First has a strong capital base equal to 23.6 percent of assets which generates a healthy 1.12 percent ROAA and a modest ROAE of 5.27 percent. Kentucky First is a traditional thrift lender with a non-mortgage lending portfolio equal to less than 4 percent of total assets. Largely due to its 1995 conversion Kentucky First has had significant asset growth, but its has also experienced deposit decay and average loan growth.

     NS & L Bancorp, Inc., Neosho, Missouri, operates two local offices as the holding company for Neosho Savings and Loan Association. As of the most recently available date NS & L had $59.0 million in assets and a market capitalization of $11 million. NS & L's has a high capital asset ratio of 23.5 percent and a core earnings base yielding 0.92 percent ROAA and a return on average equity of 3.83 percent. NS & L is a very traditional thrift lender with less than 3 percent of its assets invested in non-mortgage lending.

     Piedmont Bancorp, Inc., Hillsborough, North Carolina, is the holding company for Hillsborough Savings Bank and operates two offices with 29 full time employees. It is one of only three North Carolina thrifts in the Comparative Group. As of the most recently available date, Piedmont had $124 million in assets and a market capitalization of $35 million. Piedmont is highly capitalized with a capital/asset ratio of 29.8 percent, strong core earnings yielding an ROAA of 1.35 percent and a return on average equity of 7.23 percent. Piedmont is a traditional thrift lender with less than one percent of assets invested in non-mortgage lending. Largely due to its December 1995 conversion,

Piedmont has exhibited significant asset growth and average loan growth, but has also exhibited deposit decay.

     First Savings Bancorp, Inc., Southern Pines, North Carolina, is the holding company for First Savings Bank of Moore County and operates five area offices. It is one of only three North Carolina thrifts in the Comparative Group. As of the most recently available date, First Savings had $256 million in assets and a market capitalization of $68 million. First Savings is well capitalized with a capital/asset ratio of 26.2 percent and has strong core earnings yielding an ROAA of 1.48 percent and a return on average equity of 5.68 percent. First Savings is a traditional thrift lender with nearly 100 percent of its lending concentrated in mortgages. It has exhibited modest asset and deposit growth and above average loan growth.

     Southern Banc Company, Inc., Gadsden, Alabama, is the holding company for First Federal Savings & Loan of Gadsden and operates four area offices. As of the most recently available date, Southern had $110 million in assets and a market capitalization of $19 million. Southern's is well capitalized with a capital/asset ratio of 20.3 percent, but an ROAA of only 0.54 percent yielding an ROAE of 3.96 percent. Southern's is a traditional thrift lender with only 2 percent of its assets invested in non-mortgage loans.

     KS Bancorp, Inc., Kenly, North Carolina, operates three area offices as the holding company for Kenly Savings Bank. It is one of only three North Carolina thrifts in the Comparative Group. As of the latest available date KS had total assets of $89.9 million and a market capitalization of $12 million. KS has a high 15.2 percent capital to asset ratio yielding a 1.14 percent ROAA and an ROAE of 6.95 percent. KS exhibited modest to average growth in loans, deposits and assets. KS has a negative one year gap of approximately 35 percent and is a traditional portfolio thrift lender. Consumer and other non-mortgage lending makes up less than 3 percent of the Bank's assets. KS has an extremely high ratio of insider ownership and average institutional ownership.

     South Carolina Community Bancshares, Winnsboro, South Carolina is the holding company for Community Federal Savings & Loan Association operating one local office. As of the latest available date South Carolina Community had total assets of $44 million and a market capitalization of $12 million. South Carolina Community is highly capitalized with a capital to asset ratio of 28.5 percent yielding a 1.35 percent ROAA and a 4.50 percent ROAE. It is a traditional portfolio thrift lender with a negative one year gap of approximately 35 percent and less than 1 percent of its assets invested in non-mortgage loans. South Carolina Community has exhibited low asset growth, modest deposit growth and loan decay.

     COMPARATIVE GROUP COMPOSITE PERFORMANCE

     All but one of the Comparative Group companies are located in the southeast. Four are located in Kentucky, three in North Carolina, and one each in Alabama, Georgia, Louisiana, Missouri, South Carolina and Virginia. Generally, these thrifts operate in suburban to rural moderate growth areas. All of the thrifts converted between 1993 and 1995.

     Exhibits 22 and 23 present summary ratios detailing the financial performance and capital condition, respectively, of the Comparative Group, North Carolina thrifts, Southeastern thrifts and Home Savings.

     All of the comparative group thrifts are highly capitalized institutions with capital to asset ratios ranging from 15.2 percent for KS Bancorp to 29.8 percent for Piedmont Bancorp with an average ratio of 23.5 percent. Each of the 13 thrifts in the comparative group generate a healthy return on average assets, ranging from a low of 0.54 percent for Southern Bancorp to a high of 1.48 percent for First Savings with an average of 1.07 percent. Because of the high capital levels the average return on average equity for the Comparative Group is only 5.44 percent, ranging from a low of 3.83 percent for NS & L to a high of
7.56 percent for Bedford. On a pro forma basis Home Savings has a capital to asset ratio of 24.33 percent, return on average assets of 0.99 percent and return on average equity of 4.05 percent.

     The Comparative Group is generally small in asset size and market value. Only one institution, North Carolina based First Savings has over $125 million in assets. The smallest institution in the Group is South Carolina Community with only $44 million in assets. The average total asset size for the Comparative Group is $99.5 million. First Savings is the only institution in the Comparative Group with over $40 million in market capitalization. The smallest market capitalized thrift is NS & L with only $11.2 million. The average market capitalization for the Comparative Group is $22.3 million. On a pro forma basis Home Savings had approximately $91.5 total assets at March 31, 1996.

     Exhibit 24 presents the loan portfolio composition of the Comparative Group. The Comparative Group is composed of primarily thrift lenders concentrating in real estate mortgage lending. On average 52 percent of the Comparative Group's regulatory assets and 85 percent of their lending portfolio are invested in 1-4 family mortgages compared to 52 and 80 percent respectively for Home Savings. Only two of the Comparative Group companies have non-mortgage loan portfolios exceeding 5 percent of assets and the average ratio of non-mortgage loans to assets is 2.46 percent compared to less than one percent for Home Savings.

     Exhibit 25 presents additional balance sheet composition data for the Comparative Group and Home Savings. The average loan to deposit ratio of the Comparative Group is 83 percent, only slightly higher than Home Savings' 78 percent ratio and reflects Home Savings' emphasis on deposit funding rather than borrowings. Home Savings' deposit to asset ratio is approximately 86 percent compared to the Comparative Group average of 73 percent. On most other key balance sheet ratios, such as cash and securities, mortgage-backed securities, REO, capitalized servicing and intangibles the composite balance sheet of the Comparative Group is similar to Home Savings'.

     Exhibit 26 illustrates the recent growth of assets, loans and deposits of the Comparative Group and Home Savings. Home Savings has exhibited 10 percent asset, 10 percent deposit and 0 percent loan growth. The average annualized asset growth of the Comparative Group is 11.5 percent which partly reflects an increase due to conversion assets, but loan growth has averaged 11.6 percent and deposits have increased at an annual rate of 2.8 percent.

     Exhibit 27 addresses some of the risk ratios of the Comparative Group and Home Savings. The reserves to non-performing asset ratio of the Comparative Group is 157 percent compared to only 60 percent for the Bank. The asset quality of the Comparative Group is generally superior with an average NPA + 90 days/asset ratio of 0.48 percent. The median ration of reserves to NPA's plus 90 days delinquent is 51 percent. Home Savings non-performing asset to total asset ratio is 1.03 percent. The Bank's one year cumulative interest rate GAP is negative 46 percent compared to a negative 13 percent for the Comparative Group.

     Exhibit 28 presents yield-cost spread analysis for the Comparative Group and Home Savings. Home Savings has a higher yield on earning assets, 7.65 percent, than the Comparative Group average of 7.50 percent, but also a higher deposit cost, 5.29 percent, versus only 4.82 percent for the Comparative Group. Home Savings' ratio of interest earning assets to interest bearing liabilities is 114 percent compared to 126 percent for the Comparative Group. As a result, the Bank's yield spread is only 2.36 percent compared to the Comparative Group spread of 2.68 percent. The Bank's net interest margin of 3.01 percent is considerably less than the Comparative Group average of 3.66 percent.

     Exhibit 29 presents some of the capital issues of the Comparative Group. On average 0.81 percent of the Comparative Group's total common shares trade each quarter representing a trading volume just over half the recent national average of 1.49 percent. The Comparative Group has relatively substantial institutional ownership of 9.8 percent, especially given their small size, and average inside ownership of 11.0 percent. The average current dividend yield is approximately 2.9 percent.

PERFORMANCE OF RECENTLY CONVERTED THIRFTS

     An important factor bearing on the likely reception of Home Savings' initial stock offering is the market reception of recently converted institutions. Exhibit 31-A shows the original offering price and pro forma pricing ratios of all thrifts which converted from mutual-to-stock form since January 1, 1996. The average and median amount of gross proceeds were $40 and $22 million respectively and the average institution had footings of approximately $256 million. The average offering price to pro forma book value was 69 percent, the average price to pro forma earnings ratio was 19.4, and the price to assets ratio was 16.1 percent. These figures represent pro forma pricing ratios upon conversion, which generally reflect offerings completed at the "super max" or 32 percent above the midpoint. There are a number of thrifts currently in the marketing stage or pending regulatory approval with price to book value and price to earnings ratios below the averages referenced above.

     Most of the converting thrifts exhibited significant price appreciation since their conversion, though the average increase has decreased substantially from historical levels. The one day "pop" ranged from minus 5 percent to 35 percent, averaging 11 percent. Appreciation since the first day of conversion has essentially been negligible, and, in fact, the average conversion thrift common stock has depreciated since its one day trading price. On average conversion thrifts are up only 10 percent since their initial public offering and the median price appreciation is only 7 percent.

                                   Section IV

                            MARKET VALUE ADJUSTMENTS

INTRODUCTION

     In order to determine the estimated pro forma market value of the Bank, certain adjustments are required to reflect the differences between the Bank and the public thrift Comparative Group. The market value adjustments made are based upon certain financial and other criterion, some of which were discussed in the previous chapter and include, among other factors; financial condition and performance, earnings quality and predictability, management, market area, expected dividend payments, and the liquidity and marketability of the to-be-issued common stock.

FINANCIAL CONDITION

     The Bank and its Comparative Group are both characterized by similar levels of excess capital. The Bank intends to leverage some of its additional capital towards modest growth and exercise cash and special cash dividends and stock buy-backs to reduce its capital to asset ratio to more manageable levels. It is expected that the Bank will remain overcapitalized for some time to come. The average capital to asset ratio of the Comparative Group is 23.5 percent compared to a pro forma capital to asset ratio of approximately 24.3 percent for the Bank. In light of the similar capital ratios to the Comparative Group, no adjustment was made for this factor.

- ---------------------------------------
Average                   Equity/Assets
- ---------------------------------------
Comparative Group                  23.5%
- ---------------------------------------
North Carolina Thrifts             21.9%
- ---------------------------------------
Industry                           12.2%
- ---------------------------------------
Home Savings Pro Forma             24.3%
- ---------------------------------------

ASSET QUALITY

     In general the loan quality of all the Comparative Group is excellent relative to the national thrift industry, reflecting the traditional nature of the chosen thrifts. Home Savings has one significant loan problem that burdens its asset quality. As a result, its non-performing asset to total asset ratio of
1.03 percent is nearly four times the Comparative Group average of 0.26 percent and nearly 9 times the Comparative Group median of 0.12 percent. The Bank's reserves to non performing and 90 day delinquent loan ratio is 60.4 percent, less than half the Comparative Group average of 157 percent and insignificantly higher than the Comparative Group median of 57.0 percent. In consideration of these issues a marginal downward adjustment has been made to the Bank's pro forma market value.

- ---------------------------------------------------
Average                   NPA/Assets   Reserves/NPA
- ---------------------------------------------------
Comparative Group               0.26%         157.4%
- ---------------------------------------------------
Industry                        1.03%         113.6%
- ---------------------------------------------------
North Carolina Thrifts          0.64%         177.6%
- ---------------------------------------------------
Home Savings                    1.03%          60.4%
- ---------------------------------------------------

PROFITABILITY LEVELS

     The Bank's interest yield spread of 2.36 percent is 32 basis points below the Comparative Group average of 2.68 percent and 54 basis points below the median of 2.90 percent, but its pro forma interest earning assets to interest bearing liabilities ratio of approximately 130 percent is slightly better than the Comparative Group average of 126 percent. The Bank's return is buoyed by one of the industry's lowest ratios of non-interest expense to total assets of only
1.55 percent compared to the Comparative Group of 2.15 percent. As a result, the Bank's pro forma return on average assets is approximately 0.99 percent, ten percent below that of the Comparative Group average of 1.10 percent.

- ----------------------------------------------------------------------
Average                      Spread   IEA/IBL*   IntExp/Assets   ROAA*
- ----------------------------------------------------------------------
Comparative Group             2.68%    126%           2.15%       1.10%
- ----------------------------------------------------------------------
Industry                      2.86%    113%           2.35%       0.86%
- ----------------------------------------------------------------------
North Carolina Thrifts        2.76%    119%           2.14%       1.02%
- ----------------------------------------------------------------------
Home Savings (*Pro Forma)     2.36%    130%           1.55%       0.99%
- ----------------------------------------------------------------------

RETURN ON AVERAGE EQUITY

     The Bank's pro forma return on average assets is marginally lower and its capital to assets level is marginally higher than its Comparative Group. The compounded result of these two ratios is a return on average equity below the Comparative Group average of 5.44 percent and below the industry average of
8.36. Return on equity is a key determinant of shareholder value. As a result, we have assigned a modest discount for this factor.

- ------------------------------
Average                   ROAE
- ------------------------------
Comparative Group         5.44%
- ------------------------------
Industry                  8.36%
- ------------------------------
North Carolina Thrifts    6.81%
- ------------------------------
Home Savings Pro Forma    4.05%
- ------------------------------

GROWTH AND PREDICTABILITY OF EARNINGS

     The Bank has exhibited moderate asset and deposit growth, but negligible loan growth, whereas the Comparative Group has maintained significant recent loan growth. The Bank has an extremely high negative interest rate gap of approximately 46 percent.

                     [This page intentionally left blank]

Of 315 public thrifts that report interest rate gap, only one thrift Washington Federal reported a higher gap (negative 46.46 percent). No thrifts reported positive gaps over 40 percent and the average gap was only negative 1.47 percent. The average gap for the Comparative Group was negative 13.0 percent. Due to increasing rates and the Bank's interest rate sensitivity net interest income has been declining over the past two years. The Bank has not established a regular source of non-interest income to stabilize its net income. Average non-interest income as a percent of assets is approximately 0.05 percent for the Bank compared to an average of 0.33 percent for the Comparative Group.

     The earnings of financial institutions are largely a function of changes in non-interest income and expenses and the relative sensitivity of the institution's assets and liabilities. As result of these factors sustained and predictable growth in the Bank's earnings are not assured and, given the high interest sensitivity of its lending portfolio, we have assigned a significant downward adjustment due to these factors.

- ----------------------------------------------------------------------------
Average                               NonIntInc/      Loan       Deposit
                           GAP          Assets       Growth       Growth
- ----------------------------------------------------------------------------
Comparative Group         -13.0%         0.33%         11.6%        2.9%
- ----------------------------------------------------------------------------
Industry                  -1.47%         0.44%         12.6%        8.1%
- ----------------------------------------------------------------------------
North Carolina Thrifts    -3.22%         0.33%          8.4%        3.6%
- ----------------------------------------------------------------------------
Home Savings              -45.6%         0.05%          0.1%       10.0%
- ----------------------------------------------------------------------------

DEPOSIT COMPOSITION

     Approximately 20.0 percent of the Bank's deposit base (and over 25 percent of its certificates of deposit) is comprised of jumbo ($100,000 or more) certificates of deposit. The highest ratio of deposits to jumbo deposits in the Comparative Group is 16.5 percent and the average ratio for the Comparative Group is 9.6 percent. Jumbo deposits are generally considered to be more interest sensitive than other deposits. As a result, it would generally be expected that a significant amount of such jumbo deposits could be withdrawn from Home Savings if higher rates were available elsewhere, or alternatively, if interest rates increase these deposits would be most sensitive to market changes. As a result, we have assigned a modest discount for this factor.

MANAGEMNET

     The Bank is managed by James Hudson who has served as Chief Executive Officer of the Bank since 1972. Mr. Hudson and his senior managers have extensive tenure with the Bank. The entire staff of the Bank is well tenured and experienced. However, a staff level of 11 only full-time employees places significant limits on the growth that will be necessary to maintain market oriented return average equity and limited personnel and management depth increase the Bank's reliability on key individuals. Accordingly, we have not adjusted market value for this factor.

DIVIDEND PAYENMTS

     The Bank has not declared its firm intention to pay a certain cash dividend. The payment of a cash dividend in the future will be dependent upon such factors as earnings performance, capital position, growth, and regulatory limitations. Ten of the eleven Comparative Group institutions pay cash dividends with an average yield of 2.87 percent. Seven of the institutions pay a yield in excess of 3.00 percent. While the inability or unwillingness for a Bank to pay dividends would constitute a significant negative to value, the Bank certainly has the capacity to pay dividends and is likely to favorably consider a dividend in the future. As a result, we believe no adjustment for this factor is warranted.

LIQUIDITY OF THE ISSUE

     The Comparative Group contains only companies that are listed by the AMSE or NASDAQ and trade in the OTC market. The average market capitalization of the Comparative Group is over $22 million, the median is approximately $16 million, and only three of the Comparative Group have a market capitalization in excess of $35 million.

     The trading volume of the Comparative Group is roughly half that of the industry average. The average ratio of shares traded to shares outstanding over a three month period was 0.81 percent for the Comparative Group and 1.49 percent for the industry average. The actual number, and market value, of shares traded is considerably below the industry average due to the smaller market capitalization of the Comparative Group. As a result, the overall liquidity of the Comparative Group, and prospectively of Home Savings, is quite low.

     The Bank will apply to have the common stock of Century Bancorp, Inc. listed on the Nasdaq SmallCap Market if it is determined that the common stock is eligible for such quotation. In the event the common stock does not qualify for quotation on the Nasdaq SmallCap Market the Bank intends to list the common stock over-the-counter through the National Daily Quotation System "Pink Sheets" and request Trident Securities to match buy and sell orders for the common stock. Because price quotations on the Pink Sheets may not be updated or available on a timely basis and because it is anticipated that very few shares of the common stock of the Company will be available for sale it is anticipated that the liquidity of this issue will be very limited which such liquidity could be reflected in the trading price of the Stock. In addition, the offering price of the stock of $50 reduces the number of shares outstanding and raises the cost of standard lot sizes. As a result, of these factors it is anticipated that the stock will lack consistent liquidity and a significant discount is assigned for this factor.

                             MARKETING OF THE ISSUE

     The Bank's stock will be offered through a subscription and community offering by Trident Securities, Inc. The overall interest in thrift subscriptions has been varied over recent periods. In response to higher market interest rates and higher thrift appraisals usually strong demand for thrift conversion stock waned in the latter part of 1994 and several institutions, were forced to pare back their proposed initial public offerings. The market revived in 1995 and has remained moderately strong through 1996 despite an increase in pricing ratios.

     The board of Directors and executive officers of the Bank are purchasing approximately 9 percent of the newly-issued stock. Average insider ownership for the Comparative Group is in excess of 11 percent.

     As seen in Table IV.1 below the equity bull market continued on a moderate pace through the first half of 1996, with the DJIA increasing 9.21 percent and the S & P 500 increasing 6.74 percent. Though thrift equities led the market through much of 1995 they have not enjoyed similar success in 1996. The SNL All Publicly Traded Thrift Index actually increased only 1.97 percent since the beginning of 1996. Southeastern thrifts exhibited slightly higher appreciation of 3.11 percent, but smaller thrifts appreciated only 1.50 percent. Southeastern thrifts have actually depreciated over the last sixty days.


                                   Table IV.1
                               SNL THRIFT INDICES

- --------------------------------------------------------------------------------------------------
                                                                             Percent Change Since
- --------------------------------------------------------------------------------------------------
                        5-July-       30-April-     30-Dec-      30-Dec-               30-April-96
                         1996           1996         1995         1994      Dec-1995
- --------------------------------------------------------------------------------------------------
All Publicly Traded      383.9          380.3        376.5        244.7      1.97         0.95
- --------------------------------------------------------------------------------------------------
SAIF                     355.6          356.1        356.8        228.0     -0.32        -0.13
- --------------------------------------------------------------------------------------------------
AMEX                     133.9          134.1        137.7        105.1     -2.76        -0.15
- --------------------------------------------------------------------------------------------------
NYSE                     215.8          249.9        257.6        158.5    -16.23       -13.65
- --------------------------------------------------------------------------------------------------
OTC                      460.6          460.3        449.5        296.8      2.47        -0.06
- --------------------------------------------------------------------------------------------------
SE                       378.6          381.8        367.2        230.1      3.11        -0.83
- --------------------------------------------------------------------------------------------------
Assets Less-than $250 m  546.5          545.1        538.4        394.9      1.50         0.25
- --------------------------------------------------------------------------------------------------
DJIA                      5588           5569         5117         3834      9.21         0.34
- --------------------------------------------------------------------------------------------------
S & P                    657.4          654.2        615.9        459.3      6.74         0.50
- --------------------------------------------------------------------------------------------------

     In order to assure successful reception of an initial public offering it is necessary to offer the new purchaser a substantial new issue discount to offset the many uncertainties faced by the investor as to the liquidity and future performance of the "untested" company. Through 1996 thrift conversion prices have "popped" an average of 11 percent on the first day of trading and generally remained flat or declined marginally over the ensuing three months. This appreciation is less then has historically been earned in thrift conversions and is probably near the minimum new issue discount acceptable to investors.

     There have been three recent conversions in North Carolina, all within several days of each other in April. Fundamentally, all these institutions are overcapitalized with equity to total asset ratios of 14 to 15 percent each. Home Savings' pro forma capital to asset ratio is anticipated to be significantly higher, approximately 24 percent, which such level would tend to depress return on average equity and thus the price to book value ratio of the company. Each of these institutions enjoyed a significant one day "pop". Green Street Financial appreciated 28.8 percent the first day, Scotland Bancorp appreciated 22.5 percent, and Stone Street Bancorp appreciated 16.7 percent. Since the first day, however, the price of Stone Street Bancorp has actually decreased such that it is now only 13.3 percent above its offering price and the prices of Green Street and Stone Street have increased only marginally. On average these three thrifts "popped" an average of 21.8 percent on the first day of their offerings, but increased less than one percent in the three months since those offerings.

- ---------------------------------------------------------------------
                           IPO Price  One Day Price   Current Price
- ---------------------------------------------------------------------
Green Street Financial        $10.00        $12.875         $13.125
- ---------------------------------------------------------------------
Stone Street Bancorp          $15.00        $17.50          $17.00
- ---------------------------------------------------------------------
Scotland Bancorp              $10.00        $12.25          $12.375
- ---------------------------------------------------------------------
Average "Pop" Since IPO                     21.8%           22.8%
- ---------------------------------------------------------------------

     The aftermarket performance of Home Savings is not anticipated to be as liquid as that of these recent North Carolina thrifts. Home Savings will be a $50 issue traded only on the pink sheets. These conversions were priced between $10 and $15 and have traded OTC. In addition, Green Street, which exhibited the largest one day "pop" is located in a high growth area and has been the subject of merger speculation and has already been subject to a 13-D filing. Scotland Bancorp had recently considered a merger conversion which the market may fairly consider as a signal that Bank management would favorably consider a merger.

     The Bank has undertaken anti-takeover provisions similar to most other thrifts, but has taken the additional measure of declaring in its prospectus that it "believes that it will be in the best interest of Home Savings....to remain an independent financial institution."

     As a result of these marketing considerations we have made a downward adjustment in the valuation of Home Savings.

                                  Market Area

     Home Savings' primary market consists primarily of the rural Davidson County. The local economy is primarily dependent on the local furniture and related industry. Thomasville in particular is dependent on the Thomasville Furniture Company. Thomasville is predominately a working and middle class community with income and median home values below the state and national average. Local competition exists and has challenged the Bank's market share in the county over the past several years. Accordingly a modest downward adjustment was made for this factor.

                              Summary of Discounts

     The table below summarizes the discounts applied to Home Savings vis-a-vis the Comparative Group. We have made no adjustments to the Comparative Group based on the similarity of Financial Condition, Profitability Levels, Management Quality, and the prospect of similar Dividend Payments. However, it was determined that the Asset Quality, Return on Average Equity, Deposit Composition, and Market Area of Home Savings were each slightly unfavorable relative to the Comparative Group, requiring modest discounts for each factor. It was also determined that the equity markets, the initial public offering markets, and the thrift conversion market were all slightly less favorable at this time relative to the past two years when most of the Comparative Group "went public". We have determined that the trend and risk of Home Savings' income, as discussed in "Growth and Predictability of Earnings" above, constituted a significant negative for the institution, requiring a discount from the Comparative Group. Finally, we applied a discount to Home Savings based on the considerable illiquidity of the proposed new common stock, due both to its share price of $50.00 and its pink sheet trading, relative to the Comparative Group.

                              Summary of Discounts

- --------------------------------------------------------------------------------
                                                      Marginal
                          Premium  No Adjustment      Discount       Discount
- -----------------------------------------------------------------------------
Financial Condition                      X
- -----------------------------------------------------------------------------
Asset Quality                                             X
- -----------------------------------------------------------------------------
Profitability Levels                     X
- -----------------------------------------------------------------------------
Return on Equity                                          X
- -----------------------------------------------------------------------------
Growth, Predictability                                                  X
- -----------------------------------------------------------------------------
Deposit Composition                                       X
- -----------------------------------------------------------------------------
Management                               X
- -----------------------------------------------------------------------------
Dividend Payments                        X
- -----------------------------------------------------------------------------
Liquidity of Issue                                                      X
- -----------------------------------------------------------------------------
Marketing of Issue                                        X
- -----------------------------------------------------------------------------
Market Area                                               X
- -----------------------------------------------------------------------------

SECTION V

VALUATION METHODS


                                Valuation Method

     Traditional guidelines identify three appropriate valuation methods to use in determining the pro forma market valuation of a converting thrift; price\earnings, price\assets and price\book value. The preferred method of valuation is a price\earnings approach.

     The true financial value of any financial asset is derived from the earnings generated from that asset. As a result, the price\earnings method has become accepted as the preferred and most reliable valuation method for on-going concerns. However, given the historic volatility of interest income in financial institutions the price\book value approach carries considerably more weight in this industry then it does in most other industries. Finally, the franchise value of many institutions is reflected in their deposit base and accordingly the price\asset ratio also has added significance in considering pricing for this industry.

     Exhibit 30 presents the relevant pricing parameters for the Comparative Group.


                            Price to Earnings Method

     The price\earnings approach is the standard method of stock valuation and assumes that the value of a company's stock is a function of the discounted value of its future earnings stream.

     The basis of the price\earnings approach is the subject's trailing twelve month's earnings, often times adjusted for non-recurring or abnormal expenses or gains. The standard measurement of adjusted earnings in the thrift industry is "core" earnings which is based on reported earnings adjusted for losses or gains on sale of assets, extra-ordinary income and other non-recurring events. The trailing twelve months reported net income after taxes for Home Savings was $664 thousand as of March 31, 1996. The Bank's core earnings is essentially the same amount so that this figure is used for our calculations.

     The subject's earnings base is then multiplied by a price\earnings ratio to determine the subject valuation. In determining the appropriate price\earnings ratio we reviewed the ratios of all publicly traded thrift institutions and those of Comparative Group in particular. The price\reported earnings ratios of the Comparative Group ranged from a low of 9.6 for Bedford Bancshares to a high of 25.8 for Harrodsburgh First Financial. The average ratio was 18.2 and the median was 17.9. The average price\earnings ratio for all publicly traded thrifts was 16.2 and the median was 13.4.

     For the most part, core earnings of the Comparative Group, as reported, parallel their reported earnings. The lowest price\core earnings ratio was 13.4 for KS Bancorp, Inc. and the highest was 21.7 for Gateway Bancorp. The average price\core earnings ratio was 17.4 and the median ratio was and the median ratio was 18.8.

     Based on the above analysis we have determined that the appropriate price\earnings ratio for Home Savings is 15.0 which, when multiplied by the Bank's pro forma earnings (adjusted to reflect earnings on net conversion proceeds) of $901,598, yields a pro forma market valuation of $13,500,000 at the midpoint. The price\earnings multiplies range from a low of 13.3 at the minimum of the offering range to 16.5 at the maximum and 18.2 at the super maximum of the offering range.


                           Price to Book Value Method

     Historically, the financial markets have placed significant weight on price\book value methods for valuing financial institutions. As thrifts diversify it is becoming more apparent that the real earnings power of each bank's book value (return on equity) can vary significantly depending on the risk and return of these particular assets, thereby shifting emphasis away from the price\book value method towards more traditional price\earnings methods. As a consequence, our valuation has been heavily weighted towards the latter valuation method. Nevertheless, this valuation approach retains significance for this industry.

     The basis of the price\book value approach is the subject's current GAAP or tangible book value. At March 31, 1996 the Bank's GAAP book value was $11.136 million.

     The subject's book value is then multiplied by a price\book value ratio in order to arrive at the subject valuation. In determining the appropriate price\ book value ratio we reviewed the ratios of all publicly traded thrift institutions and those of Comparative Group in particular. The price\GAAP book value ratios of the Comparative Group ranged from a low of 71.5 percent for Classic Bancshares to a high of 106.5 percent for Harrodsburgh First. The median ratio was 91.0 percent and the average ratio was 90.6 percent. Given the low level of intangibles in the Comparative Group the price to tangible book value ratios were nearly identical to the GAAP to book value ratios. The average price\book value ratio for all publicly traded thrifts was 108.6 percent and the median ratio was 103.8 percent.

     Based on the above analysis we have determined that the appropriate price\book value ratio for Home Savings is 61 percent, which generally reflects the Bank's high capitalization, lower return to capital and a "new issue" discount. Based on adjustments to historical book value for proceeds, expenses, and incentive plans, which would increase the Bank's pro forma book value to $22,266,600 at the midpoint, we have determined that the pro forma market value of Home Savings based on the price\earnings approach is $13,500,000.

     The price\book value multiplies range from 56 percent at the minimum of the offering range to 65 percent at the maximum and 69 percent at the super maximum of the offering range.



                             Price to Assets Method

     The price to assets ratio of the Comparative Group range from 13.5 percent for KS Bancorp, Inc to 33.1 percent for Harrodsburgh First Financial. The average price\asset ratio of the Comparative Group is 21.7 percent and the median ratio is 20.1 percent. The average price\asset ratio for all publicly traded thrifts is 12.5 and the median pricing ratio is 10.9. While thrift pricing methodology gives significantly more weight to the price\asset ratio than do other industries neither the market nor this valuation give it significant weighting relative to their pricing methodologies.

     We have used a price\asset ratio of 14.8 percent to develop the pro forma market value of the Bank. At the minimum of the offering range the price to asset ratio is 12.8 percent, at the maximum it is 16.7 percent and at the super maximum it is 18.7 percent.


                              Valuation Conclusion


     Exhibit 34 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the Comparative Group on each of the valuation approaches. Despite the negative trend to and considerable risk inherent in the Bank's earnings stream the price to earnings multiple for Home Savings at the midpoint value indicates a discount of only 17 percent to the average and median of the Comparative Group. At the super maximum the pro forma price to earnings ratio of Home Savings represents a premium of 0.2 to 1.3 percent to the Comparative Group.

     At the midpoint value, the price to book value ratio of 60.6 percent for Home Savings represents a discount of 33 percent relative to the average and median ratios of the Comparative Group. The price to book value discount for Home Savings relative to the Comparative Group decreases to 24 percent at the super maximum. The price to earnings multiple for Home Savings at the midpoint value indicates a smaller discount of 17 percent to the average and median of the Comparative Group and premiums of 0.2 to 1.3 percent at the super maximum. The price to assets ratio at the midpoint represents a discount of 32 percent to the Comparative Group average and 28 percent to the Comparative Group median. These discounts reduce to 14 and 9 percent respectively at the super maximum.

     It is therefore our opinion that as of July 8, 1996 the estimated pro forma market value of Home Savings' to-be-issued common stock was $13,500,000. This represents 270,000 shares of common stock at $50.00 per share. The resultant valuation range is $11,475,000 to $15,525,000 and $17,853,750 at the super maximum.

                                   EXHIBITS

                               List of Exhibits

Exhibit #

1.         Market Area Map
2.         Audited Financial Statements
3.         Selected Consolidated Financial and Operations Data
4.         Selected Consolidated Financial Ratios and Other Data
5.         Interest Rate GAP Analysis
6.         Market Value of Portfolio Equity
7.         Yield and Cost Trends
8.         Volume\Rate Analysis
9.         Loan Portfolio Composition
10.        Loan Portfolio Maturity Schedule
11.        Loan Originations, Purchases, Sales, and Repayments
12.        Non-performing Assets
13.        Charge-offs and Recoveries
14.        Distribution of Loss Allowances
15.        Composition of Securities Portfolio
16.        Maturity Schedule and Yield Analysis, Securities
17.        Flow of Deposits
18.        Composition of Securities Portfolio
19.        Maturity Schedule, Certificates of Deposit
20.        All Publicly Traded Thrifts - Market and Financial Information
21.        Comparative Group - General Data
22.        Comparative Group - Financial Performance
23.        Comparative Group - Capital Ratios
24.        Comparative Group - Loan Portfolio Composition
25.        Comparative Group - Balance Sheet Ratios
26.        Comparative Group - Growth Rates
27.        Comparative Group - Asset and Risk Ratios
28.        Comparative Group - Yield-Cost Spread Analysis
29.        Comparative Group - Capital Market Issues

30.        Comparative Group - Pricing Ratios
31.        Recently Converted Thrifts
32.        Pro Forma Analysis
33.        Pro Forma Effect of Conversion Proceeds
34.        Summary of Valuation Premium or Discount


                                   Appendix

           JMP Financial, Inc. -- Background and Qualifications

                                   Exhibit 1
                                Market Area Map

                            Home Savings Bank, SSB
                          Thomasville, North Carolina


                     [MAP OF NORTH CAROLINA APPEARS HERE]

[MAP OF THOMASVILLE, DAVIDSON COUNTY APPEARS HERE]

                                   Exhibit 2
                          Audited Financial Statements

                         =============================
                         Index to Financial Statements
                             of Home Savings, SSB
                         =============================



                                                              Page No.
                                                              --------

Independent Auditors' Report                                    F-1

Financial Statements

 Statements of Financial Condition at
   June 30, 1995 and 1994                                       F-2

 Statements of Operations for the Years Ended
   June 30, 1995, 1994 and 1993                                 F-3

 Statements of Retained Earnings for the Years
   Ended June 30, 1995, 1994 and 1993                           F-4

 Statements of Cash Flows for the Years Ended
   June 30, 1995, 1994 and 1993                                 F-5

 Notes to Financial Statements for the Years
   Ended June 30, 1995, 1994 and 1993                           F-7

 Statements of Financial Condition at
   March 31, 1996 and 1995 (Unaudited)                          F-21

 Statements of Operations for the Nine Months
   Ended March 31, 1996 and 1995 (Unaudited)                    F-22

 Statements of Retained Earnings for the Nine Months
   Ended March 31, 1996 and 1995 (Unaudited)                    F-23

 Statements of Cash Flows for the Nine Months Ended
   March 31, 1996 and 1995 (Unaudited)                          F-24

 Notes to Financial Statements for the Nine Months
   Ended March 31, 1996 and 1995 (Unaudited)                    F-26

                   [LETTERHEAD OF DIXON, ODOM & CO., L.L.P.
                  CERTIFIED PUBLIC ACCOUNTANTS APPEARS HERE]


                         INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Home Savings, SSB
Thomasville, North Carolina

We have audited the accompanying statements of financial condition of Home Savings, SSB as of June 30, 1995 and 1994 and the related statements of operations, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Home Savings, SSB at June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note A to the financial statements, on July 1, 1994, the Bank changed its method of accounting for investment securities to adopt the provisions of Statement of Financial Accounting Standards No. 115.



/s/ Dixon, Odom & Co., L.L.P.
High Point, North Carolina
July 21, 1995, except for Note L,
as to which the date is May 7, 1996


                                                          1829 Eastchester Drive
[LOGO OF MOORES                    ---------                       P.O. Box 2646
 ROWLAND INTERNATIONAL             Page F-1            High Point, NC 27261-2646
 APPEARS HERE]                                    910-889-5156, Fax 910-889-6168

- ---------------------------------
HOME SAVINGS, SSB
STATEMENTS OF FINANCIAL CONDITION
June 30, 1995 and 1994
- ---------------------------------




ASSETS                                                     1995         1994
                                                        -----------  -----------

Cash on hand and in banks                               $ 1,172,327  $   639,968
Interest-bearing balances in other banks                  4,441,361    1,503,550
Investment securities available for sale, at fair
 value (amortized cost of $8,485,774) (Note B)            8,664,147            -
Investment securities held to maturity, at amortized
 cost (fair value of $5,165,480 and $15,739,201 at
 June 30, 1995 and 1994, respectively) (Note B)           5,133,282   15,894,829
Loans receivable, net (Note C)                           54,019,888   53,801,866
Accrued interest receivable                                 508,978      486,047
Premises and equipment, net (Note D)                        758,851      771,500
Stock in the Federal Home Loan Bank of Atlanta,
 at cost                                                    613,700      613,700
Foreclosed real estate                                       71,002      110,500
Other assets                                                123,986       21,129
                                                        -----------  -----------

                                                        $75,507,522  $73,843,089
                                                        ===========  ===========

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
  Deposit accounts (Note F)                             $64,448,183  $63,937,046
  Accrued interest payable                                  103,543       72,243
  Advance payment by borrowers for property taxes
   and insurance                                             99,976       72,679
  Deferred income taxes                                      23,132            -
  Accrued expenses and other liabilities                    192,768      150,849
                                                        -----------  -----------

                                TOTAL LIABILITIES        64,867,602   64,232,817

  Commitments and contingencies (Notes C and K)

  Retained earnings - substantially restricted
   (Notes I and J)                                       10,639,920    9,610,272
                                                        -----------  -----------

                                                        $75,507,522  $73,843,089
                                                        ===========  ===========

See accompanying notes.                                                 Page F-2
- --------------------------------------------------------------------------------

- ----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF OPERATIONS
Years Ended June 30, 1995, 1994 and 1993
- ----------------------------------------


                                             1995         1994         1993
                                          -----------  -----------  -----------

INTEREST INCOME
 Loans                                    $4,409,784   $4,485,940   $4,695,057
 Investments and deposits in other banks     961,373      851,388      706,712
                                          ----------   ----------   ----------

               TOTAL INTEREST INCOME       5,371,157    5,337,328    5,401,769

INTEREST EXPENSE ON DEPOSIT
 ACCOUNTS (Note F)                         2,788,018    2,487,128    2,736,412
                                          ----------   ----------   ----------

                 NET INTEREST INCOME       2,583,139    2,850,200    2,665,357

PROVISION FOR LOAN LOSSES (Note C)           105,000      114,274      165,351
                                          ----------   ----------   ----------

           NET INTEREST INCOME AFTER
           PROVISION FOR LOAN LOSSES       2,478,139    2,735,926    2,500,006
                                          ----------   ----------   ----------

OTHER INCOME (EXPENSES)
 Service charges and other fees               31,776       35,491       49,004
 Loss on sale of investments                 (36,735)      (5,194)           -
 Gain (loss) on sale of foreclosed real
  estate                                       1,656        6,948      (10,940)
 Other                                        18,357        3,238        1,800
                                          ----------   ----------   ----------
                                              15,054       40,483       39,864
                                          ----------   ----------   ----------

                        TOTAL INCOME       2,493,193    2,776,409    2,539,870
                                          ----------   ----------   ----------

GENERAL AND ADMINISTRATIVE EXPENSES
 Compensation and benefits                   503,094      449,614      394,045
 Occupancy                                    84,694       85,358       69,693
 Data processing expenses                     87,400       87,540       87,739
 Federal deposit insurance premiums          145,201      144,454      109,754
 Other expenses                              158,988      143,472      171,415
                                          ----------   ----------   ----------

                   TOTAL GENERAL AND
             ADMINISTRATIVE EXPENSES         979,377      910,438      832,646
                                          ----------   ----------   ----------

          INCOME BEFORE INCOME TAXES       1,513,816    1,865,971    1,707,224

INCOME TAXES (Note I)                        592,600      694,300      638,700
                                          ----------   ----------   ----------

                          NET INCOME      $  921,216   $1,171,671   $1,068,524
                                          ==========   ==========   ==========

See accompanying notes.                                                 Page F-3
- --------------------------------------------------------------------------------

- ----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF RETAINED EARNINGS
Years Ended June 30, 1995, 1994 and 1993
- ----------------------------------------


                                             1995         1994         1993
                                          -----------  -----------  -----------


BALANCE, BEGINNING                        $ 9,610,272   $8,438,601  $7,370,077

 Initial effect of adoption of
  accounting change, net of deferred
  income tax assets of $104,511
  (Note B)                                   (202,874)           -           -

 Unrealized gain on available for sale
  securities, net of deferred income tax
  liabilities of $174,452
  (Note B)                                    311,306            -           -

 Net income                                   921,216    1,171,671   1,068,524
                                          -----------   ----------  ----------

                     BALANCE, ENDING      $10,639,920   $9,610,272  $8,438,601
                                          ===========   ==========  ==========

See accompanying notes.                                                 Page F-4
- --------------------------------------------------------------------------------

- ----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF CASH FLOWS
Years Ended June 30, 1995, 1994 and 1993
- ----------------------------------------


                                            1995          1994          1993
                                        ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                             $   921,216   $ 1,171,671   $ 1,068,524
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation                              35,661        44,668        45,876
   Deferred income taxes                    (38,469)      (73,738)       18,169
   Deferred compensation                     25,000        25,000        25,000
   Amortization of discounts and
    premiums on securities                   49,382       (58,019)        9,175
   Provision for loan losses                105,000       114,274       165,351
   Loss on sale of investment securities     36,735         5,194             -
   (Gain) loss on sale of real estate
    acquired in foreclosure                  (1,656)       (6,948)       10,940
   Loss on disposal of fixed assets               -           830             -
   Stock dividends from Federal Home
    Loan Bank                                     -       (23,900)      (25,000)
   Change in assets and liabilities
    Increase in accrued interest
     receivable                             (22,931)      (15,761)      (70,248)
    (Increase) decrease in income tax
     refunds receivable                     (71,641)       27,340       (27,340)
    (Increase) decrease in prepaid
     expenses and other assets              (39,385)        4,180          (301)
    Increase in accrued interest on
     savings accounts                        31,300        23,178         1,833
    Increase (decrease) in other
     liabilities                             16,919         7,278      (139,454)
                                        -----------   -----------   -----------
                NET CASH PROVIDED BY
                OPERATING ACTIVITIES      1,047,131     1,245,247     1,082,525
                                        -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of held to maturity
  investment securities                  (1,426,310)   (9,498,855)   (6,368,611)
 Proceeds from sales and maturities of
  held to maturity investment securities  3,653,295     4,587,334     1,880,481
 Purchases of available for sale
  investment securities                  (2,500,000)            -             -
 Proceeds from sales and maturities of
  available for sale
  investment securities                   2,462,500             -             -
 Net increase in long-term loans to
  customers                                (348,024)     (491,978)   (3,635,479)
 Proceeds from sale of real estate
  acquired in foreclosure                    66,156       154,374        24,060
 Purchases of fixed assets                  (23,012)      (14,462)      (51,709)
                                        -----------   -----------   -----------
            NET CASH PROVIDED (USED)
             BY INVESTING ACTIVITIES      1,884,605    (5,263,587)   (8,151,258)
                                        -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in demand
  deposits                               (2,868,840)      175,479     3,139,130
 Net increase in certificate accounts     3,379,977     1,632,126       785,084
 Increase in advances from borrowers         27,297         9,627        19,451
                                        -----------   -----------   -----------
                NET CASH PROVIDED BY
                FINANCING ACTIVITIES        538,434     1,817,232     3,943,665
                                        -----------   -----------   -----------
          NET INCREASE (DECREASE) IN
           CASH AND CASH EQUIVALENTS      3,470,170    (2,201,108)   (3,125,068)

CASH AND CASH EQUIVALENTS,
BEGINNING                                 2,143,518     4,344,626     7,469,694
                                        -----------   -----------   -----------
                       CASH AND CASH
                 EQUIVALENTS, ENDING    $ 5,613,688   $ 2,143,518   $ 4,344,626
                                        ===========   ===========   ===========

See accompanying notes.                                                 Page F-5
- --------------------------------------------------------------------------------

- ----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF CASH FLOWS
Years Ended June 30, 1995, 1994 and 1993
- ----------------------------------------

                                            1995          1994          1993
                                        ------------  ------------  ------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
 Cash paid during the year for:
   Interest                             $2,756,718  $2,463,950  $2,734,579
                                        ==========  ==========  ==========
   Income taxes                         $  718,925  $  724,652  $  800,533
                                        ==========  ==========  ==========

SUPPLEMENTAL SCHEDULE OF NONCASH
 INVESTING ACTIVITIES
 Loans receivable transferred to real
  estate acquired in settlement
  of loans                              $   25,002  $  163,611  $   55,792
                                        ==========  ==========  ==========

 Unrealized gain on investment
  securities available for sale, net
  of deferred income tax of $69,941     $  108,432  $        -  $        -
                                        ==========  ==========  ==========

See accompanying notes.                                                 Page F-6
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of Home Savings, SSB (the Bank) conform to generally accepted accounting principles and to general practice within the savings bank industry. The following is a description of the more significant accounting and reporting policies that the Bank follows in preparing its financial statements.

Organization and Operations
- ---------------------------

Home Savings, SSB was chartered by the State of North Carolina in 1915. The Bank maintains offices and conducts its primary business in Thomasville, Davidson County, North Carolina. The Bank primarily engages in attracting savings deposits from the general public and uses the funds to originate loans for the purchase, financing or improvement of residential real estate. The Bank also makes loans secured by deposit accounts, commercial real estate and consumer products.

Cash and Cash Equivalents
- -------------------------

Cash and cash equivalents include cash on hand and in banks and interest-bearing balances in other banks with original maturities of three months or less.

Investments and Mortgage-Backed Securities
- ------------------------------------------

The Bank adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"), as of July 1, 1994. Under SFAS No. 115, management determines the appropriate classification of investments and mortgage-backed securities at the time of purchase and reevaluates such designation at each reporting date. Securities are classified as held-to-maturity when the Bank has both the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of retained earnings. The Bank has no trading securities.

The amortized cost of securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

Prior to the adoption of SFAS No. 115, the Bank stated its debt securities at amortized cost and its marketable equity securities (mutual funds) at the lower of aggregate cost or market. Accumulated changes in net unrealized losses on marketable equity securities were included in retained earnings.

Note B to the financial statements provides further information about the effect of adopting SFAS No. 115.

                                                                        Page F-7
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable
- ----------------

Loans receivable are carried at their principal amount outstanding, net of deferred loan origination fees.

Interest on loans is recorded as borrowers' monthly payments become due.
Accrual of interest income on loans is suspended when, in management's judgment, doubts exist as to the collectibility of principal and interest. Loans are returned to accrual status when management determines, based on an evaluation of the underlying collateral together with the borrower's payment record and financial condition, that the borrower has the capability and intent to meet the contractual obligations of the loan agreement.

Loan fees are accounted for in accordance with Statement of Financial Accounting Standards No. 91. Loan origination fees and certain direct loan origination costs are being deferred and the net amount amortized as an adjustment of the related loans' yield over the contractual life of the related loans using a level-yield method. Unamortized net loan fees or costs on loans sold are recorded as gain or loss on sale in the year of disposition.

Allowance for Loan Losses
- -------------------------

The Bank provides for loan losses on the allowance method. Accordingly, all loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to operations based on various factors which, in management's judgment, deserve current recognition in estimating possible losses. Such factors considered by management include the market value of the underlying collateral, growth and composition of the loan portfolio, the relationship of the allowance for loan losses to outstanding loans, delinquency trends, and economic conditions. Management evaluates the carrying value of loans periodically and the allowance is adjusted accordingly. While management uses the best information available to make evaluations, future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

Premises and Equipment
- ----------------------

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation of premises and equipment is recorded on a straight-line basis over the estimated useful lives of the related assets.


                                                                        Page F-8
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premises and Equipment (Continued)
- ---------------------------------

Expenditures for maintenance and repairs are charged to expense as incurred, while those for improvements are capitalized. The costs and accumulated depreciation relating to premises and equipment retired or otherwise disposed of are eliminated from the accounts, and any resulting gains or losses are credited or charged to earnings.

Investment in Federal Home Loan Bank Stock
- ------------------------------------------

As a requirement for membership, the Bank invests in stock of the Federal Home Loan Bank of Atlanta (FHLB) in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. At June 30, 1995, the Bank owned 6,137 shares of the FHLB's $100 par value capital stock.

Real Estate Acquired In Settlement of Loans
- -------------------------------------------

Real estate acquired in settlement of loans represents real estate acquired through foreclosure or deed in lieu thereof and is initially recorded at the lower of cost (principal balance of the former mortgage loan) or estimated fair value. Management evaluates the carrying value of real estate acquired in settlement of loans periodically and carrying values are reduced when they exceed net realizable value. Costs relating to the development and improvement of property are capitalized, whereas those costs relating to holding the property are charged to expense.

Income Taxes
- ------------

During the year ended June 30, 1994, the Bank adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under SFAS No. 109, deferred income taxes or benefits are provided on temporary differences between the financial statement carrying values and the tax bases of assets and liabilities. The cumulative effect of this change in accounting principle is not significant and is included in determining net income for the year ended June 30, 1994. Financial statements for prior years have not been restated. For prior years, the provision for income taxes was based on income and expenses included in the statements of operations, with differences between taxes so computed and taxes payable under applicable statutes and regulations classified as deferred taxes arising from timing differences.

Retirement Plan
- ---------------

The Bank has a noncontributory defined contribution retirement plan covering substantially all of its employees. The Bank's policy is to fund retirement plan contributions as accrued.


                                                                        Page F-9
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates
- ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements
- -----------------------------

The FASB has issued SFAS No. 107, "Disclosure about Fair Value of Financial Instruments." SFAS No. 107 requires disclosures in financial statements of the fair value of all financial instruments, including assets and liabilities both on- and off-balance sheet, for which it is practicable to estimate such fair value. Descriptive information pertinent to estimating the value of financial instruments for which it is not practicable to estimate fair value would also be required. Since the Bank's total assets were less than $150 million at June 30, 1993, adoption of SFAS No. 107 will not be required until the year ending June 30, 1996.

The FASB has issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," which requires that creditors value all loans for which it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement based on the discounted expected future cash flows. This discounting would be at the loan's effective interest rate. The income recognition provisions of SFAS No. 114 have subsequently been amended by SFAS No. 118, which permits companies to continue using existing income recognition policies with respect to impaired loans upon adopting SFAS No. 114. SFAS No. 114 and SFAS No. 118 apply prospectively for fiscal years beginning after December 15, 1994. Management does not expect that adoption of SFAS No. 114 and SFAS No. 118 will have a material impact on the Bank's financial statements.

The FASB has issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating recoverability, if estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset, an impairment loss is recognized. SFAS No. 121 also requires that certain long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. SFAS No. 121 applies prospectively for fiscal years beginning after December 15, 1995. Management does not expect that adoption of SFAS No. 121 will have a material impact on the Bank financial statements.


                                                                       Page F-10
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE A - SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)
- ----------------------------------------

The FASB has also issued SFAS No. 122, "Accounting for Mortgage Servicing Rights," an amendment of FASB Statement No. 65, which provides guidance for the capitalization of originated as well as purchased mortgage servicing rights and the measurement of impairment of those rights. SFAS No. 122 requires that an entity recognize as separate assets the rights to service mortgage loans for others, however those servicing rights are acquired. SFAS No. 122 also requires that an entity assess its capitalized mortgage servicing rights for impairment based on the fair value of those rights. It should stratify its mortgage servicing rights based on one or more predominant risk characteristics of the underlying loans, and recognize impairment through a valuation allowance for each impaired stratum. SFAS No. 122 applies prospectively for fiscal years beginning after December 15, 1995. Management has not assessed the impact that adoption of SFAS No. 122 will have on the Bank's financial statements.


NOTE B - INVESTMENT SECURITIES

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 115 ("SFAS No. 115"), "Accounting for Certain Investments in Debt and Equity Securities." This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are to be classified in three categories and accounted for as follows: (1) debt securities that the entity has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with net unrealized gains and losses included in earnings; and (3) debt and equity securities not classified as either held-to-maturity or trading securities are classified as securities available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of retained earnings.

The Bank adopted SFAS No. 115 on July 1, 1994. The adoption affected only the held-to-maturity and available-for-sale classifications, with the net unrealized securities losses on the securities available-for-sale of $202,874, net of deferred tax assets of $104,511, reported as a separate decrease in retained earnings. The adoption had no effect on previously reported net income. The Bank has no trading securities.


                                                                       Page F-11
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE B - INVESTMENT SECURITIES (Continued)

The following is a summary of the securities portfolios by major classification:

                                                June 30, 1995
                              --------------------------------------------------
                                             Gross       Gross
                               Amortized   Unrealized  Unrealized      Fair
                                 Cost        Gains       Losses        Value
                              -----------  ----------  ----------  -------------
Securities
 available-for-sale:
 U. S. government securities
  and obligations of U. S.
  government agencies         $ 6,017,028  $    4,357  $        -  $   6,021,385
 Mortgage-backed securities     2,454,294         314      65,534      2,389,074
 Equity securities                 14,452     239,236           -        253,688
                              -----------    --------    --------    -----------

                              $ 8,485,774    $243,907    $ 65,534    $ 8,664,147
                              ===========    ========    ========    ===========
Securities held-to-maturity:
 U. S. government securities
  and obligations of U. S.
  government agencies         $ 4,756,312    $ 12,500    $ 15,234    $ 4,753,578
 Municipal bonds                  376,970      34,932           -        411,902
                              -----------    --------    --------    -----------

                              $ 5,133,282    $ 47,432    $ 15,234    $ 5,165,480
                              ===========    ========    ========    ===========

                                                June 30, 1995
                              --------------------------------------------------
                                             Gross       Gross
                               Amortized   Unrealized  Unrealized      Fair
                                 Cost        Gains       Losses        Value
                              -----------  ----------  ----------  -------------
Securities held-to-maturity:
 U. S. government securities
  and obligations of U. S.
  government agencies         $13,058,957    $  4,517    $177,459    $12,886,015
 Mortgage-backed securities     2,821,420       1,740     193,219      2,629,941
 Equity securities                 14,452     208,793           -        223,245
                              -----------    --------    --------    -----------

                              $15,894,829    $215,050    $370,678    $15,739,201
                              ===========    ========    ========    ===========

The amortized cost and fair values of debt securities available for sale and held to maturity at June 30, 1995 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                             Securities Available for      Securities Held to
                                       Sale                     Maturity
                             -------------------------  ------------------------
                              Amortized       Fair       Amortized      Fair
                                 Cost         Value        Cost         Value
                             ------------  -----------  -----------  -----------
  Due within one year        $  2,508,513  $ 2,499,200  $ 1,249,516  $ 1,238,447
  Due after one year through
   five years                   3,508,515    3,522,185    3,506,796    3,515,131
  Due after ten years                   -            -      376,970      411,902
  Mortgage-backed securities    2,454,294    2,389,074            -            -
                             ------------  -----------  -----------  -----------

                             $  8,471,322  $ 8,410,459  $ 5,133,282  $ 5,165,480
                             ============  ===========  ===========  ===========

                                                                       Page F-12
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE B - INVESTMENT SECURITIES (Continued)

The accounting change relating to investment securities which the Bank adopted on July 1, 1994 is discussed in Note A. The change in unrealized gain/loss on investment securities available for sale during the year ended June 30, 1995, including the related effects on deferred income taxes and retained earnings, follows:

                                                       Deferred      Increase
                                         Unrealized     Income      (Decrease)
                                           Holding     Tax Asset   in Retained
                                         Gain (Loss)  (Liability)    Earnings
                                         -----------  -----------  ------------

    Initial effect of adoption of
     accounting change                   $ (307,385)  $  104,511   $  (202,874)
    Unrealized appreciation on
     available-for-sale
     securities during the year             485,758     (174,452)      311,306
                                         ----------   ----------   -----------

                                         $  178,373   $  (69,941)  $   108,432
                                         ==========   ==========   ===========

Proceeds from sales and maturities of investment securities available for sale during the year ended June 30, 1995 were $2,462,500. Gross losses of $36,735 were realized on those sales.

Proceeds from maturities of investments securities held to maturity during the year ended June 30, 1995 were $3,300,000.

During the year ended June 30, 1994, the Bank sold securities for total proceeds of $494,806, resulting in gross realized losses of $5,194.

Securities with a carrying value of $2,816,841 and $3,348,461 and a fair value of $2,813,094 and $3,313,862 at June 30, 1995 and 1994, respectively, were pledged to secure public monies on deposit as required by law.


                                                                       Page F-13
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE C - LOANS RECEIVABLE

Loans receivable consist of the following:


                                                        1995          1994
                                                     -----------   -----------
 Type of loan:
   Real estate loans:
     One-to-four family residential                  $41,006,594   $41,082,273
     Multi-family residential and commercial          10,039,100     9,990,052
     Construction                                      3,110,600     3,607,700
     Home equity lines of credit                       1,135,685       923,990
                                                     -----------   -----------

                          Total real estate loans     55,291,979    55,604,015
                                                     -----------   -----------

   Other loans:
     Consumer loans                                      335,052       557,102
     Loans secured by deposits                           252,013       358,051
                                                     -----------   -----------

                                Total other loans        587,065       915,153
                                                     -----------   -----------

                                      Total loans     55,879,044    56,519,168

 Less:
   Construction loans in process                       1,214,802     2,178,193
   Net deferred loan fees                                243,307       244,547
   Allowance for loan losses                             401,047       294,562
                                                     -----------   -----------

                                                     $54,019,888   $53,801,866
                                                     ===========   ===========

The allowance for loan losses is summarized as follows:


                                            1995         1994         1993
                                         ----------   ----------   ----------
       Balance at beginning of
        year                             $  294,562  $   198,362   $   94,861
       Provision for loan losses            105,000      114,274      165,351
       Charge-offs                                -     (104,176)     (61,850)
       Recoveries                             1,485       86,102            -
                                         ----------  -----------   ----------

       Balance at end of year            $  401,047  $   294,562   $  198,362
                                         ==========  ===========   ==========

At June 30, 1995, the Bank had mortgage loan commitments outstanding of $782,000 and pre-approved but unused lines of credit totaling $464,500. In management's opinion, these commitments, and undisbursed proceeds on construction loans in process reflected above, represent no more than normal lending risk to the Bank and will be funded from normal sources of liquidity.


                                                                       Page F-14
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE D - PREMISES AND EQUIPMENT

Premises and equipment consist of the following:

                                                   1995          1994
                                               ------------  ------------

  Land                                         $    61,703   $    61,703
  Building and improvements                        735,416       735,416
  Office furniture, fixtures and equipment         212,122       211,143
  Automotive equipment                              24,475        24,475
                                               -----------   -----------
                                                 1,033,716     1,032,737
  Accumulated depreciation                        (274,865)     (261,237)
                                               -----------   -----------

                                               $   758,851   $   771,500
                                               ===========   ===========

NOTE E - FEDERAL INSURANCE OF DEPOSITS

Eligible deposit accounts are insured up to $100,000 by the Federal Deposit
 Insurance Corporation.

NOTE F - DEPOSIT ACCOUNTS

A comparative summary of deposit accounts at June 30, 1995 and 1994 follows:

                                                 1995                       1994
                                       ------------------------   -------------------------
                                                     Weighted                    Weighted
                                         Balance     Avg. Rate      Balance      Avg. Rate
                                       -----------  -----------   -----------   -----------
 Demand deposits:
  Negotiable orders of withdrawal      $ 1,885,180       2.75%    $ 1,973,113       2.75%
  Passbook and statement accounts        5,248,439       3.00       5,659,674       3.15
  Money market checking                 10,497,681       3.68      13,059,701       3.33
  Non-interest-bearing checking            298,963          -         106,615          -
                                       -----------                -----------
                                        17,930,263       3.32      20,799,103       3.21
 Certificates of deposit                46,517,920       5.69      43,137,943       4.23
                                       -----------                -----------
    Total deposit accounts             $64,448,183       5.03%    $63,937,046       3.90%
                                       ===========                ===========

A summary of certificate accounts by maturity as of June 30, 1995 follows:

                                       Less than     $100,000
                                       $100,000      or More         Total
                                      -----------   -----------   -----------
 July 1, 1995 - June 30, 1996         $29,104,884   $11,263,900   $40,368,784
 July 1, 1996 - June 30, 1997           5,346,846       201,104     5,547,950
 July 1, 1997 - June 30, 1998             601,186             -       601,186
                                      -----------   -----------   -----------

 Total certificate accounts           $35,052,916   $11,465,004   $46,517,920
                                      ===========   ===========   ===========

                                                                       Page F-15
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE F - DEPOSIT ACCOUNTS (Continued)

Interest expense on deposits for the years ended June 30 is summarized as follows:

                                      1995        1994        1993
                                   ----------  ----------  ----------

 Passbook accounts                 $  160,155  $  175,542  $  191,499
 NOW accounts                          46,579      44,102      39,794
 Money market accounts                429,681     462,896     507,058
 Certificates of deposit            2,157,269   1,810,072   2,002,426
                                   ----------  ----------  ----------
                                    2,793,684   2,492,612   2,740,777
 Penalties for early withdrawal         5,666       5,484       4,365
                                   ----------  ----------  ----------

                                   $2,788,018  $2,487,128  $2,736,412
                                   ==========  ==========  ==========


NOTE G - PENSION PLAN

The Bank established a pension plan for the benefit of its employees on March 1, 1973. The pension plan covers all full-time employees who have completed five months continuous service with the Bank. The plan is funded by the purchase of level premium insurance policies and an annual contribution to an auxiliary fund. The pension cost for the years ended June 30, 1995, 1994 and 1993 was $43,721, $39,069 and $13,023, respectively.

A comparison of accumulated plan benefits and plan net assets as of the most recent plan valuation dates (March 1, 1995 and 1994) is presented below:

                                                           1995      1994
                                                         --------  --------

 Actuarial present value of accumulated plan benefits
   Vested                                                $289,384  $307,402
   Nonvested                                                2,729     6,159
                                                         --------  --------

                                                         $292,113  $313,561
                                                         ========  ========

 Net assets available for plan benefits                  $252,597  $180,567
                                                         ========  ========

The weighted average assumed rate of return used in determining the actuarial present value of accumulated plan benefits was 7% in 1995 and 4% in 1994.


                                                                       Page F-18
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE H - DEFERRED COMPENSATION

The Bank has a deferred compensation plan for its executive officer. The plan provides benefits upon disability, death or attainment of a certain age. The Bank has made current provision for future payments under this plan, and the related liability and deferred income tax benefits are included in the accompanying consolidated financial statements. Expenses associated with this plan were $25,000 for each of the years ended June 30, 1995, 1994 and 1993.


NOTE I - INCOME TAXES

During the year ended June 30, 1994, the Bank adopted SFAS No. 109, "Accounting for Income Taxes." The cumulative effect of the change in accounting principle is included in determining net income for the year ended June 30, 1994 and is not significant. Financial statements for prior years have not been restated. Prior to the year ended June 30, 1994, the provision for income taxes was based on income and expenses included in the statements of operations, with differences between taxes so computed and taxes payable under applicable statutes and regulations classified as deferred taxes arising from timing differences (the deferred method as required by the American Institute of Certified Public Accountants Accounting Principles Board Opinion No. 11). SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences, by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Temporary differences giving rise to deferred taxes relate to property and equipment, deferred loan fees and costs, FHLB of Atlanta stock dividends, deferred compensation, bad debt reserves, and unrealized gains (losses) on investment securities available for sale.

The components of income tax expense are as follows for the years ended June 30, 1995, 1994 and 1993:

                                               1995         1994        1993
                                            ----------   ----------  ----------

     Current tax expense                    $  631,069   $  768,038  $  620,531
                                            ----------   ----------  ----------

     Deferred tax expense (benefit)
         Tax on temporary differences           31,472      (73,738)     18,169
         Less tax on unrealized gain on
          investment
          securities available for sale
           allocated
          directly to retained earnings        (69,941)           -           -
                                            ----------   ----------  ----------

            Net deferred tax benefit
             included in operations            (38,469)     (73,738)     18,169
                                            ----------   ----------  ----------

                                            $  592,600   $  694,300  $  638,700
                                            ==========   ==========  ==========

                                                                       Page F-17
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE I - INCOME TAXES (Continued)

The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before income taxes were as follows for the years ended June 30, 1995 and 1994:

                                               1995         1994        1993
                                            ----------   ----------  ----------

     Income tax at federal statutory rate   $  515,000   $  634,000  $  580,000
     State income tax, net of federal tax
      benefit                                   46,000       60,300      50,000
     Other                                      31,600            -       8,700
                                            ----------   ----------  ----------

                                            $  592,600   $  694,300  $  638,700
                                            ==========   ==========  ==========


Deferred tax assets and liabilities arising from temporary differences at June 30, 1995 and 1994 are summarized as follows:

                                                            1995        1994
                                                         ----------  ----------

 Deferred tax assets relating to:
   Loan fees and costs                                   $   74,013  $   95,373
   Deferred compensation                                     58,000      48,000
   Bad debt reserves                                         38,659           -
                                                         ----------  ----------
         Gross deferred tax assets                          170,672     143,373
   Valuation allowance                                            -           -
                                                         ----------  ----------
         Net deferred tax assets                            170,672     143,373
                                                         ----------  ----------

 Deferred tax liabilities relating to:
   Bad debt reserves                                              -     (22,681)
   Property and equipment                                   (19,031)     (7,691)
   FHLB stock dividends                                    (104,832)   (104,832)
   Net unrealized gain on securities available for sale     (69,941)          -
                                                         ----------  ----------
         Total deferred tax liabilities                    (193,804)   (135,204)
                                                         ----------  ----------

         Net deferred tax asset (liability)              $  (23,132) $    8,169
                                                         ==========  ==========

                                                                       Page F-18
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE J - RETAINED EARNINGS AND CAPITAL REQUIREMENTS

The Bank is subject to a North Carolina savings bank capital requirement of at least 5% of total assets. The Bank's capital to total assets ratio is 14.1% at June 30, 1995. In addition, the Bank is subject to the capital requirements
of  the  FDIC.   The  FDIC  requires  the  Bank  to  maintain (i) a Tier 1
capital to risk-weighted assets ratio of 4% and (ii) a risk-based capital requirement of 8%. The FDIC also imposes a minimum leverage ratio requirement which varies from 3% to 5%, depending on the institution. At June 30, 1995, the Bank exceeded the maximum requirement.


NOTE K - CONCENTRATION OF CREDIT RISK AND OFF-BALANCE SHEET RISK

The Bank generally originates single-family residential loans within its primary lending area of Davidson County. The Bank's underwriting policies require such loans to be made at no greater than 80% loan-to-value based upon appraised values unless private mortgage insurance is obtained. These loans are secured by the underlying properties.

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit on mortgage loans, standby letters of credit and equity lines of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statements of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

A summary of the contract amount of the Bank's exposure to off-balance sheet risk as of June 30, 1995 is as follows:


   Financial instruments whose contract amounts represent
    credit risk:
     Commitments to extend credit, mortgage loans              $  782,000
     Undisbursed construction loans                             1,215,000
     Undisbursed lines of credit                                  464,500


NOTE L - PLAN OF CONVERSION

On May 7, 1996, the Board of Directors of the Bank unanimously adopted a Plan of Holding Company Conversion whereby the Bank will convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and will become a wholly-owned subsidiary of a holding company formed in connection with the conversion. The holding company will issue common stock to be sold in the conversion and will use that portion of the net proceeds thereof which it does not retain to purchase the capital stock of the Bank. The Plan is subject to approval by regulatory authorities and the members of the Bank at a special meeting.


                                                                       Page F-19
- --------------------------------------------------------------------------------

- -----------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
June 30, 1995, 1994 and 1993
- -----------------------------


NOTE L - PLAN OF CONVERSION (Continued)

The stockholders of the holding company will be asked to approve a proposed stock option plan and a proposed management recognition plan at a meeting of the stockholders after the conversion. Shares issued to directors and employees under these plans may be from authorized but unissued shares of common stock or they may be purchased in the open market. In the event that options or shares are issued under these plans, such issuances will be included in the earnings per share calculation, thus, the interests of existing stockholders would be diluted.

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its net worth as reflected in its latest statement of financial condition used in its final conversion prospectus. The liquidation account will be maintained for the benefit of eligible deposit account holders who continue to maintain their deposit accounts in the Bank after conversion. Only in the event of a complete liquidation will each eligible deposit account holder be entitled to receive a subaccount balance for deposit accounts then held before any liquidation distribution may be made with respect to common stock.
Dividends paid by the Bank subsequent to the conversion cannot be paid from this liquidation account.

The Bank may not declare or pay a cash dividend on or repurchase any of its common stock if its net worth would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by federal and state regulations.

If the conversion is ultimately successful, conversion costs will be accounted for as a reduction of the stock proceeds. If the conversion is unsuccessful, conversion costs will be charged to the Bank's operations.


                                                                       Page F-20
- --------------------------------------------------------------------------------

- ---------------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF FINANCIAL CONDITION (Unaudited)
March 31, 1996 and 1995
- ---------------------------------------------



ASSETS                                                     1996         1995
                                                        -----------  -----------

Cash on hand and in banks                               $ 1,214,120  $ 1,176,347
Interest-bearing balances in other banks                  6,658,676      804,175
Investment securities available for sale, at fair
 value (amortized cost of $10,334,150 and $8,564,707
 at March 31, 1996 and 1995, respectively)               10,542,565    8,526,203
Investment securities held to maturity, at amortized
 cost (fair value of $5,931,207 and $6,885,937 at
 March 31, 1996 and 1995, respectively)                   5,886,324    6,932,242
Loans receivable, net                                    53,740,509   53,700,770
Accrued interest receivable                                 496,002      527,591
Premises and equipment, net                                 761,261      760,255
Stock in the Federal Home Loan Bank of Atlanta, at
 cost                                                       613,700      613,700
Foreclosed real estate                                      332,874       71,002
Other assets                                                139,695      172,218
                                                        -----------  -----------

                                                        $80,385,726  $73,284,503
                                                        ===========  ===========

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
  Deposit accounts                                      $68,906,936  $62,663,710
  Accrued interest payable                                   93,964       84,913
  Advance payment by borrowers for property taxes
   and insurance                                             80,825       71,037
  Accrued expenses and other liabilities                    168,262      145,181
                                                        -----------  -----------

                                TOTAL LIABILITIES        69,249,987   62,964,841

Retained earnings - substantially restricted             11,135,739   10,319,662
                                                        -----------  -----------

                                                        $80,385,726  $73,284,503
                                                        ===========  ===========

See accompanying notes.                                                Page F-21
- --------------------------------------------------------------------------------

- -----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF OPERATIONS (Unaudited)
Nine Months Ended March 31, 1996 and 1995
- -----------------------------------------


                                                    1996         1995
                                                 -----------  -----------

INTEREST INCOME
  Loans                                          $3,448,250   $3,281,504
  Investments and deposits in other banks           934,876      703,807
                                                 ----------   ----------

                        TOTAL INTEREST INCOME     4,383,126    3,985,311

INTEREST EXPENSE ON DEPOSIT ACCOUNTS              2,660,786    2,000,988
                                                 ----------   ----------

                          NET INTEREST INCOME     1,722,340    1,984,323

PROVISION FOR LOAN LOSSES                           130,000       75,000
                                                 ----------   ----------

                    NET INTEREST INCOME AFTER
                    PROVISION FOR LOAN LOSSES     1,592,340    1,909,323
                                                 ----------   ----------

OTHER INCOME (EXPENSES)
  Service charges and other fees                     20,136       21,904
  Loss on sale of investments                             -      (36,735)
  Gain (loss) on sale of foreclosed real estate      (2,067)       1,692
  Other                                              23,915       17,397
                                                 ----------   ----------
                                                     41,984        4,258
                                                 ----------   ----------

                                 TOTAL INCOME     1,634,324    1,913,581
                                                 ----------   ----------

GENERAL AND ADMINISTRATIVE EXPENSES
  Compensation and benefits                         425,480      336,344
  Occupancy                                          59,060       58,351
  Data processing expenses                           67,886       66,895
  Federal deposit insurance premiums                110,878      109,350
  Provision for loss on foreclosed real estate       80,000            -
  Other expenses                                    171,194      127,037
                                                 ----------   ----------

                            TOTAL GENERAL AND
                      ADMINISTRATIVE EXPENSES       914,498      697,977
                                                 ----------   ----------

                   INCOME BEFORE INCOME TAXES       719,826    1,215,604

INCOME TAXES                                        242,300      480,800
                                                 ----------   ----------

                                   NET INCOME    $  477,526   $  734,804
                                                 ==========   ==========

See accompanying notes.                                                Page F-22
- --------------------------------------------------------------------------------

- -------------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF RETAINED EARNINGS (Unaudited)
Nine Months Ended March 31, 1996 and 1995
- -------------------------------------------

                                                         1996          1995
                                                      -----------  ------------

BALANCE, BEGINNING                                    $10,639,920  $ 9,610,272

  Initial effect of adoption of accounting change,
   net of deferred income tax assets of $104,511                -     (202,874)

  Unrealized gain on investment securities available
   for sale, net of deferred income tax liabilities
   of $11,749 and $91,421, respectively                    18,293      177,460

  Net income                                              477,526      734,804
                                                      -----------  -----------

                                   BALANCE, ENDING    $11,135,739  $10,319,662
                                                      ===========  ===========

See accompanying notes.                                                Page F-23
- --------------------------------------------------------------------------------

- -----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF CASH FLOWS (Unaudited)
Nine Months Ended March 31, 1996 and 1995
- -----------------------------------------

                                                          1996          1995
                                                      ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                           $   477,526   $   734,804
 Adjustments to reconcile net income to net cash
  provided by
  operating activities:
   Depreciation                                            31,333        25,476
   Deferred income taxes                                  (37,000)       (8,000)
   Deferred compensation                                   17,000        18,000
   Amortization of discounts and premiums on
    securities                                             14,238        43,621
   Provision for loan losses                              130,000        75,000
   Provision for loss on foreclosed real estate            80,000             -
   Loss on sale of investment securities                        -        36,735
   (Gain) loss on sale of real estate acquired in
    foreclosure                                             2,067        (1,656)
   Gain on disposal of fixed assets                        (5,000)            -
   Change in assets and liabilities
(Increase) decrease in accrued interest receivable         12,976       (41,544)
Increase in other assets                                  (13,590)     (129,999)
Increase (decrease) in accrued interest payable            (9,579)       12,670
Decrease in accrued expenses and other liabilities        (41,506)      (23,668)
                                                      -----------   -----------
                              NET CASH PROVIDED BY
                              OPERATING ACTIVITIES        658,465       741,439
                                                      -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of held to maturity investment securities    (2,582,410)   (1,445,216)
 Proceeds from maturities of held to maturity
  investment securities                                 1,834,697     1,500,000
 Purchases of available for sale investment
  securities                                           (4,105,678)   (2,481,094)
 Proceeds from sales and maturities of available for
  sale
  investment securities                                 2,237,735     2,743,834
 Net (increase) decrease in long-term loans to
  customers                                              (253,857)        1,094
 Proceeds from sale of real estate acquired in
  foreclosure                                              59,297        66,156
 Purchases of fixed assets                                (33,743)      (14,231)
 Proceeds from sale of fixed assets                         5,000             -
                                                      -----------   -----------
                          NET CASH PROVIDED (USED)
                           BY INVESTING ACTIVITIES     (2,838,959)      370,543
                                                      -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in demand deposits               445,647    (3,203,263)
 Net increase in certificate accounts                   4,013,106     1,929,927
 Decrease in advances from borrowers                      (19,151)       (1,642)
                                                      -----------   -----------
                          NET CASH PROVIDED (USED)
                           BY FINANCING ACTIVITIES      4,439,602    (1,274,978)
                                                      -----------   -----------
                        NET INCREASE (DECREASE) IN
                         CASH AND CASH EQUIVALENTS      2,259,108      (162,996)

CASH AND CASH EQUIVALENTS,
BEGINNING                                               5,613,688     2,143,518
                                                      -----------   -----------
                                     CASH AND CASH
                               EQUIVALENTS, ENDING    $ 7,872,796   $ 1,980,522
                                                      ===========   ===========

See accompanying notes.                                                Page F-24
- --------------------------------------------------------------------------------

- -----------------------------------------
HOME SAVINGS, SSB
STATEMENTS OF CASH FLOWS (Unaudited)
Nine Months Ended March 31, 1996 and 1995
- -----------------------------------------


                                                             1996        1995
                                                          ----------  ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the period for:
      Interest                                            $2,670,365  $1,988,318
                                                          ==========  ==========
      Income taxes, net of refunds                        $  180,415  $  575,925
                                                          ==========  ==========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES
  Loans receivable transferred to real estate acquired
   in settlement of loans                                 $  403,236  $   25,002
                                                          ==========  ==========

  Unrealized loss on available for sale investment
   securities, net of deferred income tax
   asset of $13,090                                       $        -  $   25,414
                                                          ==========  ==========

  Unrealized gain on investment securities available
   for sale, net of deferred income tax
   liability of $11,749                                   $   18,293  $        -
                                                          ==========  ==========

See accompanying notes.                                                Page F-25
- --------------------------------------------------------------------------------

- -----------------------------------
HOME SAVINGS, SSB
NOTES TO FINANCIAL STATEMENTS
March 31, 1996 and 1995 (Unaudited)
- -----------------------------------


NOTE A - BASIS OF PRESENTATION

All adjustments considered necessary for a fair presentation of the results for the interim periods presented have been included (such adjustments are normal and recurring in nature). Operating results for the nine months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ending June 30, 1996.


NOTE B - ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

Effective July 1, 1995, as required, the Bank adopted the provisions of SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan: Income Recognition and Disclosures." The adoption of SFAS Nos. 114 and 118 did not have a material impact on the Bank's financial condition or results of operations.


NOTE C - PLAN OF CONVERSION

On May 7, 1996, the Board of Directors of the Bank approved a proposed plan to convert the Bank from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank. The proposed Plan of Conversion contemplates the organization of a holding company which will acquire and own all the shares of the Bank issued in the conversion. The Plan of Conversion is subject to the approval of various regulatory agencies.

At the time of the conversion, the Bank will establish a liquidation account in an amount equal to its net worth as reflected in its latest statement of financial condition used in its final conversion offering circular. The liquidation account will be maintained for the benefit of eligible deposit account holders who continue to maintain their deposit accounts in the Bank after conversion. Only in the event of a complete liquidation will each eligible deposit account holder be entitled to receive a liquidation account in the amount of the then current adjusted subaccount balance for the deposit accounts then held before any liquidation distribution may be made with respect to common stock. Dividends paid by the Bank subsequent to the conversion cannot be paid from this liquidation account.

The Bank may not declare or pay a cash dividend on or repurchase any of its common stock if its net worth would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by federal and state regulations.

If the conversion is ultimately successful, conversion costs will be accounted for as a reduction of the stock sale proceeds. If the conversion is unsuccessful, conversion costs will be charged to the Bank's operations.


                                                                       Page F-26
- --------------------------------------------------------------------------------

                                   EXHIBIT 3
                        SELECTED CONSOLIDATED FINANCIAL
                              AND OPERATIONS DATA

                                                  At or for the
                                                   Nine Months
                                                  Ended March 31,                     At or for the Year Ended June 30,
                                             ------------------------- ------------------------------------------------------------
                                                1996          1995       1995     1994             1993             1992     1991
                                             ---------     ----------  -------  --------        ---------          -------  -------
                                                   (Unaudited)                             (Dollars in Thousands)
Financial condition data:
    Total assets                              $80,386       $73,285    $75,508   $73,843           $70,864         $65,947  $59,282
    Investments (1)                            23,702        13,876     18,852    18,012            15,833          13,729   11,275
    Loans receivable                           53,741        53,701     54,020    53,802            53,566          50,120   46,529
    Deposits                                   68,907        62,664     64,448    63,937            62,129          58,205   52,315
    Retained earnings                          11,136        10,320     10,640     9,610             8,439           7,370    6,506
Operating data:
    Interest income                           $ 4,383       $ 3,985    $ 5,371   $ 5,337           $ 5,402         $ 5,439  $ 5,429
    Interest expense                            2,661         2,001      2,788     2,487             2,736           3,472    3,779
                                              -------       -------    -------   -------           -------         -------  -------
       Net interest income                      1,722         1,984      2,583     2,850             2,666           1,967    1,650
    Provision for loan losses                     130            75        105       114               165              87       39
                                              -------       -------    -------   -------           -------         -------  -------
       Net interest income after provision
       for loan losses                          1,592         1,909      2,478     2,736             2,501           1,880    1,611
    Non-interest income                            42             5         15        40                40              97       48
    Non-interest expense                          914           698        979       910               833             775      676
                                              -------       -------    -------   -------           -------         -------  -------
    Income before income taxes                    720         1,216      1,514     1,866             1,708           1,202      983
    Income tax expense                            242           481        593       694               639             421      332
                                              -------       -------    -------   -------           -------         -------  -------
       Net income                             $   478       $   735    $   921   $ 1,172           $ 1,069         $   781  $   651
                                              =======       =======    =======   =======           =======         =======  =======

                                   EXHIBIT 4
                        SELECTED CONSOLIDATED FINANCIAL
                                RATIOS AND OTHER

                                                  At or for the
                                                   Nine Months
                                                  Ended March 31,                     At or for the Year Ended June 30,
                                             ------------------------- ------------------------------------------------------------
                                                1996          1995       1995     1994             1993             1992     1991
                                             ---------     ----------  -------  --------  -----------------------  -------  -------
                                                   (Unaudited)                             (Dollars in Thousands)
Other Selected Data:
 Outstanding loans                              1,476         1,560      1,317    1,783               1,992         1,987    1,580
 Deposit accounts                               5,306         5,143      4,715    5,241               5,250         4,989    4,239
 Full-service offices open                          1             1          1        1                   1             1        1
 Return on average assets (2)                    0.81%         1.35%      1.25%    1.59%               1.55%         1.24%    1.17%
 Return on average equity (2)                    5.83%         9.89%      9.15%   12.82%              13.37%        11.22%   10.48%
 Average equity to average assets               13.94%        13.53%     13.68%   12.43%              11.56%        11.06%   11.17%
 Interest rate spread (2)                        2.36%         3.24%      3.10%    3.55%               3.53%         2.64%    2.26%
 Net yield on average interest-earning
  assets (2)                                     3.01%         3.72%      3.61%    3.97%               3.97%         3.22%    3.03%
 Average interest-earning assets to average
 interest-bearing liabilities                  113.86%       112.85%    113.08%  112.12%             110.59%       110.09%  111.11%
 Ratio of non-interest expense to average
  total
 assets (2)                                      1.55%         1.27%      1.33%    1.24%               1.20%         1.23%    1.22%
 Nonperforming assets to total assets            1.03%         1.32%      1.21%    2.32%               2.53%         1.09%    0.78%
 Nonperforming loans to total loans              0.92%         1.80%      1.56%    2.98%               2.99%         1.11%    0.96%
 Allowance for loan losses to total loans        0.93%         0.69%      0.74%    0.55%               0.37%         0.19%    0.10%
 Allowance for loan losses to
  non-performing loans                         100.80%        38.29%     47.68%   18.38%              12.37%        17.06%   10.02%
 Provision for loan losses to total loans,
  rcvble net                                     0.24%         0.14%      0.19%    0.21%               0.31%         0.17%    0.09%
 Net charge-offs to average loans
  outstanding                                    0.06%         0.00%      0.00%    0.03%               0.12%         0.08%    0.03%
 Retained earnings to total assets              13.85%        14.08%     14.09%   13.01%              11.91%        11.18%   10.97%
 Average equity to average assets               13.94%         3.53%     13.68%   12.43%              11.56%        11.06%   11.17%

(1) Includes interest-bearing deposits, federal funds sold, FHLB stock and investment securities.
(2)  Annualized

                                   EXHIBIT 5
                 INTEREST SENSITIVITY OF PORTFOLIO MARKET VALUE
                            AND NET INTEREST INCOME



                Sensitivity of Market Value of Portfolio Equity

- --------------------------------------------------------------------------------
                                                                     Percentage
                                                                         of
                              Market     Percentage    Percentage    Portfolio
                               Value    Change From     of Total    Equity Book
  Interest Rate Scenario      ($,000)       Base         Assets        Value
- --------------------------------------------------------------------------------
          Up 400                 3820         -66.04          4.75         34.09
- --------------------------------------------------------------------------------
            300                  5726         -49.10          7.12         51.11
- --------------------------------------------------------------------------------
            200                  7632         -32.15          9.49         68.12
- --------------------------------------------------------------------------------
            100                  9441         -16.08         11.74         84.26
- --------------------------------------------------------------------------------
           Base                11,249              0         13.99        100.40
- --------------------------------------------------------------------------------
         Down 100              13,110          16.55         16.30        117.01
- --------------------------------------------------------------------------------
            200                14,972          33.09         18.62        133.63
- --------------------------------------------------------------------------------
            300                16,501          46.69         20.52        147.28
- --------------------------------------------------------------------------------
            400                19,031          60.29         22.42        160.93
- --------------------------------------------------------------------------------

                       Sensitivity of Net Interest Income

- --------------------------------------------------------------------------------
                              Adjusted
                                 Net                                      NIM
                              Interest     Percentage                    Change
                               Income     Change from    Net Interest     from
  Interest Rate Scenario       ($,000)        Base       Margin,prcnt     Base
- --------------------------------------------------------------------------------
          Up 400                    1503        -25.29            1.87     -0.63
- --------------------------------------------------------------------------------
            300                     1657        -17.62            2.06     -0.44
- --------------------------------------------------------------------------------
            200                     1811         -9.95            2.25     -0.25
- --------------------------------------------------------------------------------
            100                     1911         -4.97            2.38     -0.12
- --------------------------------------------------------------------------------
           Base                     2011          0.00            2.50      0.00
- --------------------------------------------------------------------------------
         Down 100                   2115          5.19            2.63      0.13
- --------------------------------------------------------------------------------
            200                     2220         10.38            2.76      0.26
- --------------------------------------------------------------------------------
            300                     2262         12.48            2.81      0.31
- --------------------------------------------------------------------------------
            400                     2304         14.58            2.87      0.37
- --------------------------------------------------------------------------------

                                             EXHIBIT 6
                                             INTEREST RATE SENSITIVITY GAP

                                             Terms to Repricing at March 31, 1996
                                             -----------------------------------------------
                                                             More Than        More Than
                                               1 Year        1 Year to        3 Years to       More Than
INTEREST-EARNING ASSETS                       or Less         3 Years          5 Years          5 Years          Total
                                              -------         -------          -------          -------          -----
Loans Receivable
      Adjustable rate resdntl 1-4 family         $9,567              $16                                             $9,583
      Fixed rate resdntl 1-4 family                $559             $523            $1,148          $31,255         $33,485
      Other secured-real estate-fixed                                $40               $57           $3,653          $3,750
      Other secured-real estate-adjustable       $6,882                                                              $6,882
      Other loans                                   $33             $273              $236                             $542
      Interest bearing deposits                  $6,659                                                              $6,659
      Investments                                $4,300           $3,723            $2,968           $5,438         $16,429
      FHLB Common Stock                                                                                $614            $614
                                                -------          -------           -------             ----            ----
           Total interest-earning assets        $28,000           $4,575            $4,409          $40,960         $77,944
                                              =========        =========         =========        =========       =========


INTEREST BEARING LIABILITIES
Deposits
      Passbook and statement accounts            $5,143                                                              $5,143
      NOW and money market checking             $12,048                                                             $12,048
      Non-interest bearing accounts                $294                                                                $294
      Certificates of deposit                   $46,012           $5,410                                            $51,422
                                                -------           ------            ------           ------         -------
           Total interest-bearing deposits      $63,497           $5,410                $0               $0         $68,907
                                              =========        =========          ========         ========       =========

INTEREST SENSITIVITY GAP PER PERIOD            ($35,497)           ($835)           $4,409          $40,960          $9,037

CUMULATIVE INTEREST SENSITIVITY GAP            ($35,497)        ($36,332)         ($31,923)          $9,037          $9,037

CUMULATIVE GAP AS A PERCENTAGE                  -45.54%          -46.61%           -40.96%           11.59%          11.59%
OF TOTAL INTEREST-EARNING ASSETS

CUMULATIVE INTEREST-EARNING ASSETS               40.63%           47.27%            53.67%          113.11%         113.11%
AS A PERCENTAGE OF INTEREST-BEARING
LIABILITIES

                                   EXHIBIT 7
                                   YIELD AND COST SPREAD ANALYSIS

                                                            Nine Months Ended                           Nine Months Ended
                                                              March 31, 1996                              March 31, 1995
                                                       ----------------------------                ----------------------------
                                                       Average                   Average           Average                   Average
                                                       Balance      Interest      Rate             Balance      Interest      Rate
                                                       -------      --------      ----             -------      --------      ----
Interest-earning assets
     Interest-bearing balances                          $6,913          $260       5.02%            $1,245            41       4.43%
     Investments                                       $15,354          $675       5.86%           $16,314           662       5.41%
     Loans                                             $54,066        $3,448       8.50%           $53,625          3282       8.16%
                                                       -------        ------       -----           -------          ----       -----

          Total Interest-earning assets                $76,333        $4,383       7.66%           $71,184        $3,985       7.47%

     Other assets                                       $2,084                                      $2,057

          Total assets                                 $78,417                                     $73,241
                                                       =======                                     =======

Interest-bearing deposits
     Deposits                                          $67,042        $2,661       5.29%           $63,080        $2,001       4.23%
Other Liabilities                                         $440        ------                          $251        ------
Retained Earnings                                      $10,935                                      $9,910

Total liabilities and retained earnings                $78,417                                     $73,241
                                                       =======                                     =======

Net interest income and interest rate spread                          $1,772       2.36%                          $1,964       3.24%
                                                                      ======                                      ======

Net yield on average interest-earning assets                                       3.01%                                       3.72%

Interest-earning assets to interest-bearing liabilities                          113.86%                                     112.85%


                                                            For the Year Ended                          For the Year Ended
                                                              June 30, 1995                               June 30, 1994
                                                       ----------------------------                ----------------------------
                                                       Average                   Average           Average                   Average
                                                       Balance      Interest      Rate             Balance      Interest      Rate
                                                       -------      --------      ----             -------      --------      ----
Interest-earning assets
     Interest-bearing balances                          $1,789           $82       4.58%            $5,178           154       2.97%
     Investments                                       $15,974          $879       5.50%           $13,362           697       5.22%
     Loans                                             $53,718        $4,410       8.21%           $53,301          4486       8.42%
                                                       -------        ------       -----           -------          ----       -----

          Total Interest-earning assets                $71,481        $5,371       7.51%           $71,841        $5,337       7.43%

     Other assets                                       $2,084                                      $1,747

          Total assets                                 $73,565                                     $73,588
                                                       =======                                     =======

Interest-bearing deposits
     Deposits                                          $63,210        $2,788       4.41%           $64,074        $2,487       3.88%
Other Liabilities                                         $286        ------                          $370        ------
Retained Earnings                                      $10,068                                      $9,144

Total liabilities and retained earnings                $73,564                                     $73,588
                                                       =======                                     =======

Net interest income and interest rate spread                          $2,583       3.10%                          $2,850       3.55%
                                                                      ======                                      ======

Net yield on average interest-earning assets                                       3.61%                                       3.97%

Interest-earning assets to interest-bearing liabilities                          113.08%                                     112.12%

                             EXHIBIT 8
                             RATE VOLUME ANALYSIS

                                           Nine Months Ended                   Year Ended
                                             March 31, 1996 v 1995               June 30, 1995 v 1994
                                         ----------------------------        -----------------------------
                                         Increase (Decrease) Due to          Increase (Decrease) Due to
                                         --------------------------          --------------------------
Interest Income                             Volume     Rate     Total           Volume     Rate     Total
                                            ------     ----     -----           ------     ----     -----
       Interest-bearing balances              $201      $18      $219            ($129)      56      ($73)
       Investments                            ($41)     $53       $12             $140       43      $183
       Loans                                   $28     $139      $167              $35     -111      ($76)
                                               ---     ----      ----              ---     ----       ---
            Total interest income             $188     $210      $398              $46     ($12)      $34

Interest expense
      Deposits                                $142     $518      $660             ($36)     337      $301
                                              ----     ----      ----              ---      ---      ----
            Net interest income                $36    ($308)    ($262)             $82    ($349)    ($267)
                                            ======   ======    ======           ======   ======    ======

                                   EXHIBIT 9
                           LOAN PORTFOLIO COMPOSITION

                                                                                               At June 30,
                                                                       ---------------------------------------------------------
                                                 At March 31, 1996           1995                 1994                 1993
                                              -----------------------  ----------------  ---------------------  ------------------
                                                           % of                  % of                % of                  % of
                                              Amount       Total       Amount    Total   Amount      Total      Amount     Total
                                              -------  --------------  -------  -------  -------  ------------  -------  ---------
                                                                              (Dollars in Thousands)

Type of loan:
  Real estate loans:
    One-to-four family residential               $42,179        78.49%     $41,006   75.91%  $41,082     76.36%     $40,261   75.16%
    Multi-family residential and
    commercial                                     8,965        16.68%      10,039   18.58%    9,990     18.57%       9,491   17.72%
    Construction                                   3,323         6.18%       3,111    5.76%    3,608      6.70%       4,601    8.59%
    Home equity lines of credit                    1,136         2.11%       1,136    2.10%      924      1.72%         839    1.57%
                                                 -------       ------      -------  ------   -------    ------      -------  ------

                   Total real estate loans        55,603       103.46%      55,292  102.35%   55,604    103.35%      55,192  103.04%
                                                 -------       ------      -------  ------   -------    ------      -------  ------

  Other loans:
    Consumer loans                                   342         0.64%         335    0.62%      557      1.03%         440    0.82%
    Loans secured by deposits                        200         0.37%         252    0.47%      358      0.67%         226    0.42%
                                                 -------       ------      -------  ------   -------    ------      -------  ------

                         Total other loans           542         1.01%         587    1.09%      915      1.70%         666    1.24%
                                                 -------       ------      -------  ------   -------    ------      -------  ------

                               Total loans        56,145       104.47%      55,879  103.44%   56,519    105.05%      55,858  104.28

Less:
    Construction loans in process                  1,657         3.08%       1,215    2.25%    2,178      4.05%       1,894    3.54%
    Deferred loan origination fees                   246         0.46%         243    0.45%      244      0.45%         199    0.37%
    Allowance for loan losses                        501         0.93%         401    0.74%      295      0.55%         199    0.37%
                                                 -------       ------      -------  ------   -------    ------      -------  ------

                                                 $53,741       100.00%     $54,020  100.00%  $53,802    100.00%     $53,566  100.00%
                                                 =======       ======      =======  ======   =======    ======      =======  ======



                                   EXHIBIT 10
                        LOAN PORTFOLIO MATURITY SCHEDULE



                                             At March 31, 1996
                             --------------------------------------------------
                                        More Than  More Than
                              1 Year    1 Year to 3 years to More Than
                              or Less    3 Years   5 Years    5 Years    Total
                             ---------- ---------  --------- ---------  --------
                                           (Dollars in Thousands)

Mortgage loans:
 Adjustable rate
  residential 1-4 family     $   9,567    $   16  $      -  $       -  $  9,583
 Fixed rate residential
  1-4 family                       559       523     1,148     31,255    33,485
 Other loans - adjustable        6,882         -         -          -     6,882
 Other loans - fixed                 -        40        57      3,653     3,750

Other loans                         33       273       236          -       542

Less:
 Allowance for loan losses        (501)        -         -          -      (501)
                             ---------    ------  --------  ---------  --------

                             $  16,540    $  852  $  1,441  $  34,908  $ 53,741
                             =========    ======  ========  =========  ========

The following table sets forth the dollar amount at March 31, 1996 of all loans maturing or repricing on or after March 31, 1997 which have fixed or adjustable interest rates.

                                                       Fixed   Adjustable
                                                       Rates     Rates
                                                      -------  ----------

      Mortgage loans                                $  32,926  $       16
      Other loans                                       4,259           -
                                                      -------  ----------

                                                    $  37,185  $       16
                                                      =======  ==========

                                   EXHIBIT 11
              LOAN ORIGINATIONS, PURCHASES, SALES, AND REPAYMENTS


                                   Nine Months
                                      Ended
                                      -----
                                     March 31,      Year Ended June 30
                                     --------       ------------------
                                       1996     1995      1994       1993
                                     --------  -------  ---------  ---------
Loans recvble, net beg of             $54,020  $53,802    $53,566    $50,120
 period
Loan Originations
      1-4 Family                        $7251    $5370    $10,530    $11,679
      Rsdntl
      Multi-family rsdntl               $1323    $1415      $1116      $2701
      Construction                       $912    $1497      $1284      $1283
      Home Equity                        $137     $295       $395       $268
      Consumer                           $159     $272       $279       $442
      Secured by                         $111     $224       $383       $303
      deposits
Total Loan Originations                 $9892    $9073     $13987     $16676
Loans Purchased                            $0       $0         $0         $0
Loan Sales                                 $0       $0         $0         $0
Principal repayments                 -$10,068   -$8750   -$13,622   -$13,121
Other changes, net (1)                  -$103    -$105      -$120      -$109
Loans recvble, met end of             $53,741  $54,020    $53,802    $53,566
 period

(1)  Includes changes in deferred loan fees and the allowance for loan losses

                                   EXHIBIT 12
                             NON-PERFORMING ASSETS



                               At
                            March 31,                  At June 30,
                            ---------  ----------------------------------------
                              1996      1995     1994     1993     1992    1991
                            ---------  -------  -------  -------  ------  -----
                                           (Dollars in thousands)
Loans not accruing interest    $ 497    $ 841   $1,605   $1,601   $ 557   $ 449
Accruing loans 90 days or
 more past due                     -        -        -        -       -       -
                               -----    -----   ------   ------   -----   -----

  Total non-performing loans     497      841    1,605    1,601     557     449

Foreclosed real estate           333       71      111      193     161      12
                               -----    -----   ------   ------   -----   -----

  Total non-performing assets  $ 830    $ 912   $1,716   $1,794   $ 718   $ 461
                               =====    =====   ======   ======   =====   =====

Non-performing assets to
 total assets                   1.03%    1.21%    2.32%    2.53%   1.09%   0.78%
                               =====    =====   ======   ======   =====   =====

                                   EXHIBIT 13
                           CHARGE-OFFS AND RECOVERIES


                              Nine Months
                                Ended
                               March 31,      Year Ended June 30,
                             --------------  ----------------------
                              1996    1995    1995    1994    1993
                             ------  ------  ------  ------  ------
                                      (Dollars in Thousands)

Balance at beginning of
 period                      $  401  $  295  $  295  $  198  $   95
                             ------   -----  ------  ------  ------

   Loans charged off:
     Real estate                 31       1       1      90      49
     Other                        -       -       -      14      13
                             ------  ------  ------  ------  ------

       Total loans charged
        off                      31       1       1     104      62

   Recoveries:
     Real estate                  -       2       1      84       -
     Other                        1       -       1       3       -
                             ------  ------  ------  ------  ------

Net loans charged off
 (recovered)                     30      (1)     (1)     17      62
                             ------  ------  ------  ------  ------

Provision for loan losses       130      75     105     114     165
                             ------  ------  ------  ------  ------

Balance at end of period     $  501  $  371  $  401  $  295  $  198
                             ======  ======  ======  ======  ======

Ratio of net charge-offs
 (recoveries) to
 average loans outstanding
 during the period             0.06%      -%      -%   0.03%   0.12%
                             ======  ======  ======  ======  ======


                                  EXHIBIT 14
                                  DISTRIBUTION OF LOAN LOSSES
                                  (dollars in thousands)

                                                            At March 31,                              At June 30,
                                                    -----------------------------            -----------------------------
                                                                1996                                     1995
                                                    -----------------------------            -----------------------------
                                                                 Percent of      Amount of                Percent of      Amount of
                                                    Amount of   allowance in     Loans to    Amount of   allowance in     Loans to
                                                    Allowance  total allowance  Gross Loans  Allowance  total allowance  Gross Loans
                                                    ---------  ---------------  -----------  ---------  ---------------  -----------
Real estate loans:
     One-to-four family residential                      $211           42.12%       75.13%       $164           40.90%       73.38%
     Multi-family residential and commercial              $90           17.96%       15.97%       $100           24.94%       17.97%
     Construction                                         $17            3.39%        5.91%        $19            4.74%        5.57%
     Home equity lines of credit                          $11            2.20%        2.02%        $11            2.74%        2.03%
Total real estate loans                                  $329           65.67%       99.03%       $294           73.32%       98.95%
Other loans:
Consumer loans                                            $12            2.40%        0.61%        $12            2.99%        0.60%
Loans secured by deposits                                                0.00%        0.36%                       0.00%        0.45%
Total other loans                                         $12            2.40%        0.97%        $12            2.99%        1.05%
Unallocated                                              $160           31.94%                     $95           23.69%
Total allowance for loan losses                          $501          100.00%      100.00%       $401          100.00%      100.00%


                                                            At March 31,                              At June 30,
                                                    -----------------------------            -----------------------------
                                                                1994                                     1993
                                                    -----------------------------            -----------------------------
                                                                 Percent of      Amount of                Percent of      Amount of
                                                    Amount of   allowance in     Loans to    Amount of   allowance in     Loans to
                                                    Allowance  total allowance  Gross Loans  Allowance  total allowance  Gross Loans
                                                    ---------  ---------------  -----------  ---------  ---------------  -----------
Real estate loans:
     One-to-four family residential                      $123           41.69%       72.69%        $90           45.45%       72.08%
     Multi-family residential and commercial              $75           25.42%       17.68%        $42           21.21%       16.99%
     Construction                                         $14            4.75%        6.38%        $27           13.64%        8.24%
     Home equity lines of credit                           $9            3.05%        1.63%         $9            4.55%        1.50%
Total real estate loans                                  $221           74.92%       98.38%       $167           84.34%       98.01%
Other loans:
Consumer loans                                            $13            4.41%        0.99%        $16            8.08%        0.79%
Loans secured by deposits                                                0.00%        0.63%                       0.00%        0.40%
Total other loans                                         $13            4.41%        1.62%        $16            8.08%        1.19%
Unallocated                                               $61           20.68%                     $15            7.58%
Total allowance for loan losses                          $295          100.00%      100.00%       $198          100.00%      100.00%

                                   EXHIBIT 15
                      COMPOSITION OF SECURITIES PORTFOLIO


                                    At March 31,             At June 30,
                                    ------------  ------------------------------
                                        1996         1995        1994     1993
                                    ------------  -----------  --------  -------
                                               (Dollars in Thousands)

Securities available for sale:
 U.S. government and agency
  securities                        $      5,485  $     6,021  $      -  $     -
 Mortgage-backed securities                4,127        2,389         -        -
 Municipal bonds                             616            -         -        -
 FHLMC stock                                 314          254         -        -
                                    ------------  -----------  --------  -------

  Total securities available for
   sale                                   10,542        8,664         -        -
                                    ------------  -----------  --------  -------

Securities held to maturity:
 U.S. government and agency
  securities                               5,507        4,756    13,059    9,224
 Mortgage-backed securities                    -            -     2,822    1,692
 Municipal bonds                             380          377         -        -
 FHLMC stock                                   -            -        14       14
                                    ------------  -----------  --------  -------

  Total securities held to
   maturity                                5,887        5,133    15,895   10,930
                                    ------------  -----------  --------  -------

  Total investment securities             16,429       13,797    15,895   10,930

Interest-earning balances in
 other banks                               6,659        4,441     1,503    4,312
Federal Home Loan Bank stock                 614          614       614      590
                                    ------------  -----------  --------  -------

  Total investments                 $     23,702  $    18,852  $ 18,012  $15,832
                                    ============  ===========  ========  =======

                                   EXHIBIT 16
                MATURITY SCHEDULE AND YIELD ANALYSIS, SECURITIES



                                                      After One Year     After Five Years
                               One Year or Less     Through Five Years   Through Ten Years    After Ten Years         Total
                             ---------------------  ------------------   -----------------   ------------------  ------------------
                              Carrying    Average   Carrying   Average   Carrying  Average   Carrying  Average   Carrying  Average
                                Value      Yield      Value     Yield     Value     Yield     Value     Yield     Value     Yield
                             -----------  --------  ---------  --------  --------  --------  --------  --------  --------  --------
                                                                     (Dollars in Thousands)

Securities available for
 sale:
 U. S. government
 and agency securities           $ 1,500     5.36%     $3,985     5.70%  $      -        -%  $      -        -%   $ 5,485     5.61%
 Mortgage-backed securities            -        -%          -        -%     1,677     6.30%     2,450     6.67%     4,127     6.52%
 Municipal bonds                       -        -%        616     4.35%         -        -%         -        -%       616     4.35%
 FHLMC stock                           -        -%          -        -%         -        -%       314     1.41%       314     1.41%

Securities held to
 maturity:
 U.S. government and agency
  securities                       2,801     5.50%      2,706     6.04%         -        -%         -        -      5,507     5.77%
 Municipal bonds                       -        -%          -        -%         -        -%       380     6.20%       380     6.20%

Other:
 Interest-earning balances
  in other banks                   6,659     5.35%          -        -%         -        -%         -        -      6,659     5.35%
 Federal Home Loan Bank
  stock                                -        -%          -        -%         -        -%       614     7.25%       614     7.25%
                             -----------  -------   ---------  -------   --------  -------   --------  -------    -------     ----

                                 $10,960     5.39%     $7,307     5.71%    $1,677     6.30%    $3,758     6.28%   $23,702     5.69%
                             ===========  =======   =========  =======   ========  =======   ========  =======    =======     ====


                                  EXHIBIT 17
                                  FLOW OF DEPOSITS

                                              At or for the Nine Months                 At or for the year
                                              Ended March 31,                           Ended June 30,
                                              ---------------                           --------------

                                                     1996           1995           1996           1995           1994
                                                     ----           ----           ----           ----           ----
Total Deposits Beginning of Period                $64,448        $63,937        $63,937        $62,129        $58,205

Increase/Decrease Before Interest Credited         $3,091        ($2,373)         ($990)          $405         $2,349

Interest Credited                                  $1,368         $1,100         $1,501         $1,403         $1,575
                                                   ------         ------         ------         ------         ------

Total Deposits End of Period                      $68,907        $62,664        $64,448        $63,937        $62,129
                                                  =======        =======        =======        =======        =======

                                   EXHIBIT 18
                            COMPOSITION OF DEPOSITS



                                                               March 31, 1996                      June 30, 1995
                                                     ----------------------------------  ---------------------------------
                                                                  Weighted                            Weighted
                                                                  Average        % of                 Average       % of
                                                      Amount        Rate         Total    Amount        Rate        Total
                                                     --------  ---------------  -------  --------  --------------  -------
                                                                            (Dollars in Thousands)

Demand accounts:
 Passbook and statement accounts                      $ 5,143            3.00%    7.46%   $ 5,248           3.00%    8.14%
 NOW accounts                                           2,268            2.75%    3.29%     1,885           2.75%    2.92%
 Money market demand accounts                           9,780            3.90%   14.19%    10,498           3.68%   16.29%
 Non-interest-bearing accounts                            294               -%    0.43%       299              -%    0.46%
                                                      -------            ----   ------    -------           ----   ------

                     Total demand deposits             17,485            3.42%   25.37%    17,930           3.32%   27.82%
                                                      -------            ----   ------    -------           ----   ------

Certificate accounts with original maturities of:
 6 months                                               9,541            5.28%   13.85%    10,026           5.93%   15.56%
 12 months                                             15,748            5.83%   22.85%    13,944           5.54%   21.64%
 18 months                                                958            5.95%    1.39%       969           5.23%    1.50%
 24 months                                              1,985            5.81%    2.88%     1,781           5.45%    2.76%
 30 months                                                903            5.57%    1.31%       984           5.03%    1.53%
 36 months                                              4,539            5.59%    6.59%     3,725           5.38%    5.78%
 IRA certificates                                       4,232            6.00%    6.14%     3,624           5.35%    5.62%
 Other (Jumbo 6 and 12 months)                         13,516            6.03%   19.61%    11,465           6.01%   17.79%
                                                      -------            ----   ------    -------           ----   ------

                      Total certificates               51,422            5.77%   74.63%    46,518           5.69%   72.18%
                                                      -------            ----   ------    -------           ----   ------

                          Total deposits              $68,907            5.17%  100.00%   $64,448           5.03%  100.00%
                                                      =======            ====   ======    =======           ====   ======

                                   EXHIBIT 19
                  MATURITY SCHEDULE, CERTIFICATES OF DEPOSITS


                                                               Amount Due During the Year Ending March 31,
                                              ---------------------------------------------------------------------------------
                                                       1997               1998                1999                 Total
                                              --------------------  ------------------  ------------------  -------------------
                                                         Weighted            Weighted            Weighted             Weighted
                                               Amount      Rate     Amount     Rate     Amount     Rate      Amount     Rate
                                              ---------  ---------  -------  ---------  -------  ---------  --------- --------
Certificate accounts with
original maturities of:
 6 months                                       $ 9,541       5.28%  $    -          -%  $    -          -%   $ 9,541   5.28%
 12 months                                       15,748       5.83%       -          -%       -          -%    15,748   5.83%
 18 months                                          560       6.20%     398       5.60%       -          -%       958   5.95%
 24 months                                        1,302       5.67%     683       6.07%       -          -%     1,985   5.81%
 30 months                                          358       4.67%     244       6.46%     301       5.92%       903   5.57%
 36 months                                        2,570       5.26%     623       5.51%   1,346       6.26%     4,539   5.59%
 IRA certificates                                 3,000       6.05%   1,232       5.89%       -          -%     4,232   6.00%
 Jumbo ($100,000 or more)                        12,933       6.00%     283       6.14%     300       7.00%    13,516   6.03%
                                              ---------  ---------  -------  ---------  -------  ---------  --------- ------

                                                $46,012       5.74%  $3,463       5.88%  $1,947       6.32%   $51,422   5.77%
                                              =========  =========   ======  =========   ======   ========   ======== ======

                                                               Amount Due During the Year Ending June 30,
                                              ---------------------------------------------------------------------------------
                                                       1997               1998                1999                 Total
                                              --------------------  ------------------  ------------------  -------------------
                                                         Weighted            Weighted            Weighted             Weighted
                                               Amount      Rate     Amount     Rate     Amount     Rate      Amount     Rate
                                              ---------  ---------  -------  ---------  -------  ---------  --------- --------
Certificate accounts with
original maturities of:
 6 months                                      $10,026       5.93%  $    -          -%  $    -          -%   $10,026   5.93%
 12 months                                      13,944       5.54%       -          -%       -          -%    13,944   5.54%
 18 months                                         636       4.68%     333       6.28%       -          -%       969   5.23%
 24 months                                         669       4.83%   1,112       5.82%       -          -%     1,781   5.45%
 30 months                                         811       4.79%      49       5.26%     124       6.52%       984   5.03%
 36 months                                         747       5.30%   2,501       5.25%     477       6.19%     3,725   5.38%
 IRA certificates                                2,272       4.83%   1,352       6.23%       -          -%     3,624   5.35%
 Jumbo ($100,000 or more)                       11,264       6.01%     201       5.88%       -          -%    11,465   6.01%
                                               -------     ------   ------     ------   ------   --------    -------   ----

                                               $40,369       5.68%  $5,548       5.69%  $  601       6.26%   $46,518   5.69%
                                               =======     ======   ======     ======   ======   ========    =======   ====

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total      Equity/
                                                                        Assets      Deposits          Equity       Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)          (%)
- ------      -----------                       -----     --------        ------      --------          ------      ------
AADV        Advantage Bancorp, Inc.            WI      03/23/92        979,891       683,641          95,793        9.78
ABBK        Abington Savings Bank              MA      06/10/86        478,457       287,544          31,122        6.50
ABCW        Anchor BanCorp Wisconsin           WI      07/16/92      1,754,556     1,240,958         118,402        6.75
AFCB        Affiliated Community Bancorp       MA      10/19/95        938,331       598,743          96,194       10.25
AFFFZ       America First Financial Fund       CA         NA         2,333,113     1,753,330         174,821        7.49
AHCI        Ambanc Holding Co., Inc.           NY      12/27/95        392,338       309,330          75,228        9.17
AHM         Ahmanson & Company (H.F.)          CA      10/01/72     49,781,986    33,947,928       2,952,702        5.93
ALBC        Albion Banc Corp.                  NY      07/26/93         56,692        46,476           6,072        0.71
ALBK        ALBANK Financial Corporation       NY      04/01/92      3,333,105     2,888,006         320,820        9.63
AMFB        American Federal Bank              SC      01/19/89      1,339,147       995,655         109,941        8.21
AMFC        AMB Financial Corp.                IN      04/01/96         80,533        60,341          16,147        0.05
ANBK        American National Bancorp          MD      10/31/95        449,019       316,502          49,011       10.92
ANDB        Andover Bancorp, Inc.              MA      05/08/86      1,141,810       763,366          86,712        7.59
ASBI        Ameriana Bancorp                   IN      03/02/87        383,072       303,679          44,583       11.64
ASBP        ASB Financial Corp.                OH      05/11/95        111,718        82,723          25,784       23.08
ASFC        Astoria Financial Corporation      NY      11/18/93      6,708,166     4,307,289         573,262        8.55
ATSB        AmTrust Capital Corp.              IN      03/28/95         73,072        50,807           7,553       10.34
AVND        Avondale Financial Corp.           IL      04/07/95        579,731       329,152          61,628       10.63
BANC        BankAtlantic Bancorp, Inc.         FL      11/29/83      1,642,825     1,323,229         136,819        8.33
BDJI        First Federal Bancorporation       MN      04/04/95        100,533        82,055          14,458       14.38
BFD         BostonFed Bancorp, Inc.            MA      10/24/95        677,762       430,716          91,574       13.51
BFSB        Bedford Bancshares, Inc.           VA      08/22/94        117,596        92,929          18,938       16.10
BFSI        BFS Bankorp, Inc.                  NY      05/12/88        566,452       388,992          46,102        8.14
BKC         American Bank of Connecticut       CT      12/01/81        516,883       370,119          44,281        8.57
BKCO        Bankers Corp.                      NJ      03/16/90      1,915,528     1,633,665         187,899        9.81
BKCT        Bancorp Connecticut, Inc.          CT      07/03/86        402,863       297,639          43,542       10.81
BKUNA       BankUnited Financial Corp.         FL      12/11/85        738,491       423,568          69,468        9.41
BPLS        Bank Plus Corp.                    CA         NA         3,279,564     2,579,062         227,539        6.94
BRFC        Bridgeville Savings Bank           PA      10/07/94         55,712        33,379          15,883       28.51
BSBC        Branford Savings Bank              CT      11/04/86        174,403       154,663          15,179        8.70
BSBC        Branford Savings Bank              CT      11/04/86        174,403       154,663          15,179        8.70
BVFS        Bay View Capital Corp.             CA      05/09/86      2,910,295     1,809,030         203,268        6.98
BWFC        Bank West Financial Corp.          MI      03/30/95        139,217        88,677          27,540       19.78
BYFC        Broadway Financial Corp.           CA      01/09/96        115,222        99,473          14,062       12.20
CAFI        Camco Financial Corporation        OH         NA           343,711       290,301          28,625        8.33
CAL         Cal Fed Bancorp, Inc.              CA      03/01/83     14,280,100     9,497,700         889,100        6.23
CAPS        Capital Savings Bancorp, Inc.      MO      12/29/93        202,554       150,636          21,136       10.43
CARV        Carver Federal Savings Bank        NY      10/25/94        363,225       254,595          34,986        9.63
CASB        Cascade Financial Corp.            WA      09/16/92        326,266       207,626          20,269        6.21
CASH        First Midwest Financial, Inc.      IA      09/20/93        309,706       200,600          38,874       12.55
CATB        Catskill Financial Corp.           NY      04/18/96        231,164       198,068          29,466       12.75
CBCI        Calumet Bancorp, Inc.              IL      02/20/92        502,419       366,464          85,350       16.99
CBCO        CB Bancorp, Inc.                   IN      12/28/92        204,825       137,047          18,762        9.16
CBIN        Community Bank Shares              IN      04/10/95        224,311       177,711          25,482       11.36
CBK         Citizens First Financial Corp.     IL      05/01/96        232,196       213,081          15,765        6.79
CBNH        Community Bankshares, Inc.         NH      05/08/86        516,837       390,367          37,358        7.23
CBSA        Coastal Bancorp, Inc.              TX         NA         2,806,740     1,270,497          93,006        3.31
CBSB        Charter Financial, Inc.            IL      12/29/95        300,812       200,335          64,393       11.41
CCFH        CCF Holding Company                GA      07/12/95         78,772        61,215          16,725       11.23
CEBK        Central Co-Operative Bank          MA      10/24/86        318,191       265,504          31,667        9.95
CENF        CENFED Financial Corp.             CA      10/25/91      2,113,582     1,580,815         105,775        5.00
CFB         Commercial Federal Corporation     NE      12/31/84      6,617,488     4,334,125         400,399        6.05


                                             Tangible       Risk-Based     NPAs + Loans                               One Year
                                              Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                          Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker     Institution                            (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------     -----------                    -----------    -------------     -----------    ----------    ----------    --------
AADV       Advantage Bancorp, Inc.             8.58              16.28            0.56          0.90          9.43           NA
ABBK       Abington Savings Bank               5.73                 NA            0.37          0.36          5.25       (32.92)
ABCW       Anchor BanCorp Wisconsin            6.58              11.70            0.61          0.88         12.13         4.60
AFCB       Affiliated Community Bancorp       10.18                 NA            1.34          0.72          6.26           NA
AFFFZ      America First Financial Fund        7.34              14.41            0.65          0.81         12.57         0.42
AHCI       Ambanc Holding Co., Inc.           19.17              22.62            4.22         (0.03)        (0.26)          NA
AHM        Ahmanson & Company (H.F.)           5.66              12.42            2.30          0.88         15.41         9.75
ALBC       Albion Banc Corp.                  10.71              17.20            0.72          0.30          2.87           NA
ALBK       ALBANK Financial Corporation        8.59              16.75            1.03          0.98          9.31         6.12
AMFB       American Federal Bank               7.62              14.35            0.50          1.29         15.99        (5.58)
AMFC       AMB Financial Corp.                20.05              17.55            0.71          0.50          4.75           NA
ANBK       American National Bancorp          10.92              19.13            1.40          0.34          3.88           NA
ANDB       Andover Bancorp, Inc.               7.59                 NA            1.60          0.88         11.55        (4.62)
ASBI       Ameriana Bancorp                   11.62              22.22            0.56          0.93          7.20           NA
ASBP       ASB Financial Corp.                23.08              40.76            1.48          1.02          4.52           NA
ASFC       Astoria Financial Corporation       7.07              18.72            0.85          0.75          8.44        19.19
ATSB       AmTrust Capital Corp.              10.24              16.92            1.31          0.31          2.75           NA
AVND       Avondale Financial Corp.           10.63              23.18            0.85          0.64          5.84         6.20
BANC       BankAtlantic Bancorp, Inc.          7.70              11.67            1.25          1.08         16.11         1.80
BDJI       First Federal Bancorporation       14.38              24.55            0.23          0.71          5.03       (12.58)
BFD        BostonFed Bancorp, Inc.            13.51              19.30            1.67          0.22          2.49        12.45
BFSB       Bedford Bancshares, Inc.           16.10              23.57            1.24          1.26          7.56        15.94
BFSI       BFS Bankorp, Inc.                   8.14              13.29            1.48          1.84         24.94           NA
BKC        American Bank of Connecticut        8.16                 NA            2.95          0.97         10.66        (8.08)
BKCO       Bankers Corp.                       9.62                 NA            1.59          1.13         11.42        (3.65)
BKCT       Bancorp Connecticut, Inc.          10.81                 NA            1.69          1.19         10.74        (3.38)
BKUNA      BankUnited Financial Corp.          9.10              12.94            0.90          1.12         14.68        (1.55)
BPLS       Bank Plus Corp.                     6.93                 NA            3.58         (1.97)       (37.90)        4.69
BRFC       Bridgeville Savings Bank           28.51              83.13            0.25          1.24          4.17        10.26
BSBC       Branford Savings Bank               8.70                 NA            2.31          0.77          9.18         6.63
BSBC       Branford Savings Bank               8.70                 NA            2.31          0.77          9.18         6.63
BVFS       Bay View Capital Corp.              6.82              10.51            1.23         (0.10)        (1.43)          NA
BWFC       Bank West Financial Corp.          19.78              31.13            0.08          0.69          3.41           NA
BYFC       Broadway Financial Corp.           12.20              17.45            2.42          0.41          6.78           NA
CAFI       Camco Financial Corporation         8.33                 NA            0.56          1.22         15.56           NA
CAL        Cal Fed Bancorp, Inc.               6.23              12.40            1.61          0.76         12.61         3.73
CAPS       Capital Savings Bancorp, Inc.      10.43              19.39            0.20          0.95          8.96           NA
CARV       Carver Federal Savings Bank         9.20              31.78            1.13          0.20          2.06        27.07
CASB       Cascade Financial Corp.             6.21              13.19            2.40          0.56          8.90       (12.78)
CASH       First Midwest Financial, Inc.      11.80              17.90            0.39          1.24          9.27           NA
CATB       Catskill Financial Corp.           12.75                 NA              NA            NA            NA           NA
CBCI       Calumet Bancorp, Inc.              16.99              19.64            1.23          1.21          7.24        (3.50)
CBCO       CB Bancorp, Inc.                    9.16              15.51            0.84          1.37         13.98           NA
CBIN       Community Bank Shares              11.36              21.84            0.12          0.91          7.91           NA
CBK        Citizens First Financial Corp.      6.79                 NA              NA          0.43          6.49           NA
CBNH       Community Bankshares, Inc.          7.23                 NA            0.46          0.78         10.74         0.27
CBSA       Coastal Bancorp, Inc.               2.71                 NA            0.67          0.37         10.66           NA
CBSB       Charter Financial, Inc.            20.97                 NA            0.49          1.11          7.88           NA
CCFH       CCF Holding Company                21.23              38.76            0.63          0.85          5.07           NA
CEBK       Central Co-Operative Bank           8.80                 NA            2.31          0.60          6.40           NA
CENF       CENFED Financial Corp.              4.99              10.91            1.22          0.48          9.92        20.45
CFB        Commercial Federal Corporation      5.47              13.70            1.02          0.84         15.33           NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total   Equity/
                                                                        Assets      Deposits          Equity    Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)       (%)
- ------      -----------                       -----     --------        ------      --------          ------   -------
CFCP        Coastal Financial Corp.             SC       09/26/90      441,216       283,913          26,847      6.08
CFCX        Center Financial Corp.              CT       08/13/86    3,669,518     2,525,237         223,930      6.10
CFFC        Community Financial Corp.           VA       03/30/88      159,793       109,501          21,900     13.71
CFHC        California Financial Holding        CA       04/01/83    1,277,568       962,928          86,268      6.75
CFSB        CFSB Bancorp, Inc.                  MI       06/22/90      771,672       533,612          64,012      8.30
CFTP        Community Federal Bancorp           MS       03/26/96      200,529       130,674          66,394     33.11
CFX         CFX Corporation                     NH       02/12/87      958,289       724,978          90,633      9.46
CIBI        Community Investors Bancorp         OH       02/07/95       85,785        71,548          11,869     13.84
CJFC        Central Jersey Financial            NJ       09/01/84      466,208       383,977          54,909     11.78
CKFB        CKF Bancorp, Inc.                   KY       01/04/95       58,763        41,614          16,036     27.29
CLAS        Classic Bancshares, Inc.            KY       12/29/95       67,786        47,923          19,517     28.79
CMRN        Cameron Financial Corp              MO       04/03/95      172,484       121,323          45,775     26.54
CMSB        Commonwealth Bancorp, Inc.          PA          NA       1,657,690     1,195,320         137,683      8.31
CMSV        Community Savings, MHC              FL       10/24/94      632,507       502,279          74,750     11.82
CNIT        CENIT Bancorp, Inc.                 VA       08/06/92      667,465       441,257          46,572      6.98
CNSB        CNS Bancorp, Inc.                   MO       06/12/96       85,390        75,931           9,180     10.75
CNSK        Covenant Bank for Savings           NJ          NA         338,761       222,869          24,620      7.27
COFD        Collective Bancorp, Inc.            NJ       02/07/84    5,058,597     3,143,356         356,448      7.05
COFI        Charter One Financial               OH       01/22/88   13,173,986     7,010,797         909,433      6.90
COOP        Cooperative Bankshares, Inc.        NC       08/21/91      313,803       270,940          29,301      9.34
CRCL        Circle Financial Corp.              OH       08/06/91      229,406       201,303          24,436     10.65
CRZY        Crazy Woman Creek Bancorp           WY       03/29/96       47,463        27,775          15,525     32.71
CSA         Coast Savings Financial             CA       12/23/85    8,239,880     6,250,070         425,360      5.16
CSBF        CSB Financial Group, Inc.           IL       10/09/95       41,211        28,281          12,730     30.89
CTBK        Center Banks Incorporated           NY       06/02/86      214,975       181,522          15,210      7.08
CTZN        CitFed Bancorp, Inc.                OH       01/23/92    2,597,886     1,649,265         174,109      6.70
CVAL        Chester Valley Bancorp Inc.         PA       03/27/87      274,575       229,404          25,123      9.15
CZF         CitiSave Financial Corp             LA       07/14/95       79,717        63,465          14,497     18.19
DFIN        Damen Financial Corp.               IL       10/02/95      235,320       125,438          56,903     24.18
DIBK        Dime Financial Corp.                CT       07/09/86      671,426       550,624          53,399      7.95
DIME        Dime Community Bancorp, Inc.        NY       06/26/96      662,739       554,841          77,067     11.63
DME         Dime Bancorp, Inc.                  NY       08/19/86   19,413,115    12,664,315         986,141      5.08
DNFC        D & N Financial Corp.               MI       02/13/85    1,231,927       901,296          69,364      5.63
DSBC        DS Bancor, Inc.                     CT       12/11/85    1,247,739     1,070,183          81,739      6.55
DSL         Downey Financial Corp.              CA       01/01/71    4,652,584     3,890,658         387,470      8.33
EBCP        Eastern Bancorp                     NH       11/17/83      824,899       626,874          63,505      7.70
EBSI        Eagle Bancshares                    GA       04/01/86      558,315       332,288          37,131      6.65
EFBI        Enterprise Federal Bancorp          OH       10/17/94      203,431       139,708          31,470     15.47
EGFC        Eagle Financial Corp.               CT       02/03/87    1,428,558     1,058,007         101,928      7.14
EGLB        Eagle BancGroup, Inc.               IL       07/01/96      150,974       138,396          11,515      7.63
EQSB        Equitable Federal Savings Bank      MD       09/10/93      260,134       203,733          13,648      5.25
ESBK        Elmira Savings Bank (The)           NY       03/01/85      223,029       206,657          14,043      6.30
ESX         Essex Bancorp, Inc.                 VA          NA         315,568       255,916          23,114      7.32
ETFS        East Texas Financial Services       TX       01/10/95      114,961        91,666          22,570     19.63
FBBC        First Bell Bancorp, Inc.            PA       06/29/95      542,600       409,991         114,272     21.06
FBCI        Fidelity Bancorp, Inc.              IL       12/15/93      433,027       301,515          52,162     12.05
FBCV        1ST Bancorp                         IN       04/07/87      273,122       139,237          21,535      7.88
FBER        1st Bergen Bancorp                  NJ       04/01/96      258,566       210,360          42,712     16.52
FBHC        Fort Bend Holding Corp.             TX       06/30/93      244,169       203,914          17,572      7.20
FBSI        First Bancshares, Inc.              MO       12/22/93      140,471       102,687          23,771     16.92
FCB         Falmouth Co-Operative Bank          MA       03/28/96       87,932        64,825          21,589     24.55
FCBF        FCB Financial Corp.                 WI       09/24/93      255,660       151,115          47,192     18.46

                                              Tangible       Risk-Based     NPAs + Loans                               One Year
                                               Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                           Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker      Institution                            (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------      -----------                    -----------    -------------     -----------    ----------    ----------    --------
CFCP        Coastal Financial Corp.             6.08              10.54             0.42         1.00         16.47          NA
CFCX        Center Financial Corp.              5.72                 NA             2.61         0.69         11.34      (14.37)
CFFC        Community Financial Corp.          13.71              19.03             0.45         1.30          9.71          NA
CFHC        California Financial Holding        6.75              12.12             1.39         0.29          4.26          NA
CFSB        CFSB Bancorp, Inc.                  8.30              14.32             0.09         0.94         11.56       (8.59)
CFTP        Community Federal Bancorp          33.11              29.59             0.34         1.15          7.06          NA
CFX         CFX Corporation                     8.53                 NA             1.09         0.97          9.66        2.15
CIBI        Community Investors Bancorp        13.84              25.01             0.73         1.01          6.98          NA
CJFC        Central Jersey Financial           11.04              21.08             1.91         1.11         10.78          NA
CKFB        CKF Bancorp, Inc.                  27.29              33.92             1.70         1.24          4.39          NA
CLAS        Classic Bancshares, Inc.           28.79              48.57             0.51           NA            NA          NA
CMRN        Cameron Financial Corp             26.54              33.78             0.79         1.60          5.72        0.85
CMSB        Commonwealth Bancorp, Inc.          7.37              18.96             0.44         0.78          8.41       (1.03)
CMSV        Community Savings, MHC             11.82              24.89             1.24         0.84          6.62        6.43
CNIT        CENIT Bancorp, Inc.                 6.73                 NA             0.51         0.44          6.13          NA
CNSB        CNS Bancorp, Inc.                  10.75                 NA             0.70         0.22          2.14          NA
CNSK        Covenant Bank for Savings           7.27                 NA             2.04         0.74          9.77      (25.59)
COFD        Collective Bancorp, Inc.            6.58              17.36             0.57         1.05         15.87      (25.86)
COFI        Charter One Financial               6.80              14.29             0.42         0.28          4.31          NA
COOP        Cooperative Bankshares, Inc.        8.31                 NA             0.22         0.28          3.10       (8.19)
CRCL        Circle Financial Corp.              9.37              21.43             0.10         0.49          4.32      (27.59)
CRZY        Crazy Woman Creek Bancorp          32.71              34.67             0.70           NA            NA          NA
CSA         Coast Savings Financial             5.08              10.88             1.62         0.46          9.62        4.94
CSBF        CSB Financial Group, Inc.          30.89                 NA             0.78         0.84          4.03          NA
CTBK        Center Banks Incorporated           7.08                 NA             1.07         0.56          8.07        9.39
CTZN        CitFed Bancorp, Inc.                5.86              15.11             0.85         0.68          9.62       (8.50)
CVAL        Chester Valley Bancorp Inc.         9.15              16.33             1.03         0.91         10.03        9.16
CZF         CitiSave Financial Corp            18.17              29.87             0.30         1.15          7.47          NA
DFIN        Damen Financial Corp.              24.18              48.02             0.14           NA            NA          NA
DIBK        Dime Financial Corp.                7.58                 NA             0.99         1.51         19.92       (1.97)
DIME        Dime Community Bancorp, Inc.       11.63                 NA             2.59         1.33         11.50          NA
DME         Dime Bancorp, Inc.                  5.03              12.01               NA         0.33          6.92      (13.71)
DNFC        D & N Financial Corp.               5.55               9.78             0.59         1.06         19.79       (4.98)
DSBC        DS Bancor, Inc.                     6.34                 NA             1.82         0.66         10.25       (6.22)
DSL         Downey Financial Corp.              8.20              14.25             2.03         0.61          7.58        4.20
EBCP        Eastern Bancorp                     7.28              12.67             1.81         0.61          8.21          NA
EBSI        Eagle Bancshares                    6.65              10.58             0.49         0.97         13.77          NA
EFBI        Enterprise Federal Bancorp         15.44              29.23             0.01         1.03          5.52          NA
EGFC        Eagle Financial Corp.               5.27              15.66             1.23         1.29         17.83          NA
EGLB        Eagle BancGroup, Inc.               7.63                 NA             0.80        (0.05)        (0.05)         NA
EQSB        Equitable Federal Savings Bank      5.25              11.20             0.98         0.84         16.13          NA
ESBK        Elmira Savings Bank (The)           6.03              10.59             0.80         0.14          2.25       25.65
ESX         Essex Bancorp, Inc.                 4.80               8.88             3.32         0.32          6.11          NA
ETFS        East Texas Financial Services      19.63              44.20             0.45         0.89          4.58          NA
FBBC        First Bell Bancorp, Inc.           21.06              34.43             0.11         1.54          7.44      (24.56)
FBCI        Fidelity Bancorp, Inc.             12.01              20.73             0.53         0.77          5.56          NA
FBCV        1ST Bancorp                         7.88              17.47             0.38         2.25         35.92          NA
FBER        1st Bergen Bancorp                 16.52              15.70             2.49           NA            NA          NA
FBHC        Fort Bend Holding Corp.             7.20              19.29               NA         0.71          9.84          NA
FBSI        First Bancshares, Inc.             16.92              20.73             0.43         0.79          4.42          NA
FCB         Falmouth Co-Operative Bank         24.55                 NA             0.00           NA            NA          NA
FCBF        FCB Financial Corp.                18.46              25.73               NA         1.03          5.37          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
FCIT        First Citizens Financial Corp.     MD       12/17/86       624,118       500,237          39,192          6.28
FDEF        First Defiance Financial           OH       10/02/95       528,222       383,710         134,187         25.40
FED         FirstFed Financial Corp.           CA       12/16/83     4,165,825     2,256,643         195,311          4.69
FESX        First Essex Bancorp, Inc.          MA       08/04/87       801,455       500,970          61,430          7.66
FFBA        First Colorado Bancorp, Inc.       CO       01/02/96     1,492,600     1,094,339         241,623         16.19
FFBH        First Federal Bancshares of AR     AR       05/03/96       466,101       427,384          36,255          7.78
FFBI        First Financial Bancorp, Inc.      IL       10/04/93        88,615        69,764           7,865          8.88
FFBS        FFBS BanCorp, Inc.                 MS       07/01/93       123,553        98,538          24,170         19.56
FFBZ        First Federal Bancorp, Inc.        OH       07/13/92       173,191       132,370          13,527          7.81
FFCH        First Financial Holdings Inc.      SC       11/10/83     1,449,162     1,064,047          95,758          6.61
FFDF        FFD Financial Corp.                OH       04/03/96        76,159        67,104           8,302         10.90
FFDP        FirstFed Bancshares                IL       07/01/92       623,996       456,076          56,285          9.02
FFEC        First Fed Bncshrs Eau Claire       WI       10/12/94       672,300       374,961          96,278         14.32
FFED        Fidelity Federal Bancorp           IN       08/31/87       280,138       191,516          14,221          5.08
FFES        First Federal of East Hartford     CT       06/23/87       933,433       517,080          57,831          6.20
FFFC        FFVA Financial Corp.               VA       10/12/94       517,754       383,179          84,487         16.32
FFFD        North Central Bancshares,          IA       03/21/96       190,613       128,329          55,029         28.87
FFFG        F.F.O. Financial Group, Inc.       FL       10/13/88       305,683       268,722          18,408          6.02
FFFL        Fidelity FSB of Florida, MHC       FL       01/07/94       791,897       611,327          81,076         10.24
FFHC        First Financial Corp.              WI       12/24/80     5,419,203     4,495,035         397,571          7.34
FFHH        FSF Financial Corp.                MN       10/07/94       326,689       188,822          52,167         15.97
FFHS        First Franklin Corporation         OH       01/26/88       216,124       187,217          20,542          9.50
FFIC        Flushing Financial Corp            NY       11/21/95       739,382       566,883         138,416         18.72
FFKY        First Federal Financial Corp.      KY       07/15/87       351,010       264,465          49,291         14.04
FFLC        FFLC Bancorp, Inc.                 FL       01/04/94       330,514       271,028          56,096         16.97
FFML        First Family Financial Corp.       FL       10/22/92       159,049       147,240           8,929          5.61
FFOH        Fidelity Financial of Ohio         OH       03/04/96       249,366       182,217          50,780         20.36
FFPB        First Palm Beach Bancorp, Inc.     FL       09/29/93     1,465,395     1,086,266         111,898          7.64
FFPC        Florida First Bancorp, Inc.        FL       11/06/86       304,040       249,295          21,069          6.93
FFRV        Fidelity Financial Bankshares      VA       05/01/86       321,558       241,935          27,360          8.51
FFSL        First Independence Corp.           KS       10/08/93       101,628        72,907          12,845         12.64
FFSW        FirstFederal Financial Svcs        OH       03/31/87       993,459       619,021          76,772          7.73
FFSX        First Fed SB of Siouxland, MHC     IA       07/13/92       436,519       344,744          36,727          8.41
FFWC        FFW Corp.                          IN       04/05/93       148,892        92,131          16,083         10.80
FFWD        Wood Bancorp, Inc.                 OH       08/31/93       139,718       114,959          20,395         14.60
FFWM        First Financial-W. Maryland        MD       02/11/92       326,489       281,217          40,919         12.53
FFYF        FFY Financial Corp.                OH       06/28/93       573,162       459,143         105,162         18.35
FGHC        First Georgia Holding, Inc.        GA       02/11/87       142,133       114,143          11,605          8.16
FIBC        Financial Bancorp, Inc.            NY       08/17/94       251,873       193,988          26,835         10.65
FISB        First Indiana Corporation          IN       08/02/83     1,476,879     1,119,824         132,245          8.95
FKFS        First Keystone Financial           PA       01/26/95       278,204       226,706          23,043          8.28
FKKY        Frankfort First Bancorp, Inc.      KY       07/10/95       138,616        85,359          47,836         34.51
FLAG        FLAG Financial Corp.               GA       12/11/86       225,960       176,807          21,599          9.56
FLFC        First Liberty Financial Corp.      GA       12/06/83       981,694       724,676          74,634          7.60
FLFC        First Liberty Financial Corp.      GA       12/06/83       981,694       724,676          74,634          7.60
FLKY        First Lancaster Bancshares         KY       07/01/96        33,812        24,187           4,643         13.73
FMBD        First Mutual Bancorp, Inc.         IL       07/05/95       285,296       195,829          72,050         25.25
FMCO        FMS Financial Corporation          NJ       12/14/88       505,700       421,747          33,288          6.58
FMCT        Farmers & Mechanics Bank           CT       12/10/93       536,955       504,789          29,812          5.55
FMLY        Family Bancorp                     MA       11/07/86       887,387       736,646          68,843          7.76
FMSB        First Mutual Savings Bank          WA       12/17/85       370,986       287,983          24,647          6.64
FNGB        First Northern Capital Corp.       WI       12/29/83       572,193       456,841          72,840         12.73

                                              Tangible       Risk-Based     NPAs + Loans                               One Year
                                               Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                           Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker   Institution                               (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------   -----------                       -----------    -------------     -----------    ----------    ----------    --------
FCIT     First Citizens Financial Corp.         6.28              10.93             3.43          0.71        11.36      (11.86)
FDEF     First Defiance Financial              25.40              33.94               NA          1.15         5.61       (3.17)
FED      FirstFed Financial Corp.               4.61              10.98             2.56          0.18         3.94        7.39
FESX     First Essex Bancorp, Inc.              7.66              13.13             0.77          0.94        13.03        4.00
FFBA     First Colorado Bancorp, Inc.          16.02              24.14             0.25          0.98         8.64          NA
FFBH     First Federal Bancshares of AR         7.78                 NA             0.09            NA           NA          NA
FFBI     First Financial Bancorp, Inc.          8.88              19.02             0.40          0.70         6.53       (6.04)
FFBS     FFBS BanCorp, Inc.                    19.56              29.58             0.70          1.32         6.50          NA
FFBZ     First Federal Bancorp, Inc.            7.80              11.80             0.62          1.10        14.88          NA
FFCH     First Financial Holdings Inc.          6.61              11.87             1.36          0.75        11.29       (4.74)
FFDF     FFD Financial Corp.                   10.90              24.78               NA          0.85         6.89          NA
FFDP     FirstFed Bancshares                    8.65              19.70             0.14          0.64         6.65       (4.82)
FFEC     First Fed Bncshrs Eau Claire          13.82              21.61             0.13          0.97         5.85      (14.11)
FFED     Fidelity Federal Bancorp               5.08              12.12             0.07          1.29        25.83        7.72
FFES     First Federal of East Hartford         6.18              23.01             0.83          0.60         8.81      (10.36)
FFFC     FFVA Financial Corp.                  16.04              26.76             0.48          1.25         7.22        1.67
FFFD     North Central Bancshares,             28.87              31.63             0.13          1.48         8.70          NA
FFFG     F.F.O. Financial Group, Inc.           6.02              12.75             3.77          0.45         6.83          NA
FFFL     Fidelity FSB of Florida, MHC          10.13              21.44             0.38          0.65         6.23       (5.75)
FFHC     First Financial Corp.                  6.99              15.82             0.52          1.28        18.92       (3.18)
FFHH     FSF Financial Corp.                   15.97              29.20             0.09          0.63         3.37       12.28
FFHS     First Franklin Corporation             9.50              15.13             0.73          0.63         6.61        1.33
FFIC     Flushing Financial Corp               18.72              30.48             0.90          0.92         7.57          NA
FFKY     First Federal Financial Corp.         13.22              20.92             0.45          1.65        11.50          NA
FFLC     FFLC Bancorp, Inc.                    16.97              30.93             0.08          0.94         5.43          NA
FFML     First Family Financial Corp.           5.61              11.58             0.42          0.90        17.04          NA
FFOH     Fidelity Financial of Ohio            20.36              24.85             0.40          0.83         6.02          NA
FFPB     First Palm Beach Bancorp, Inc.         7.45              13.38             0.81          0.69         8.21       (6.77)
FFPC     Florida First Bancorp, Inc.            6.93              14.64             0.82          0.86        12.90       (3.61)
FFRV     Fidelity Financial Bankshares          8.50              12.43             1.16          0.99        12.15        7.00
FFSL     First Independence Corp.              12.64              24.43             0.96          1.13         8.56      (11.25)
FFSW     FirstFederal Financial Svcs            7.28              14.52             0.15          1.06        12.90       (7.50)
FFSX     First Fed SB of Siouxland, MHC         8.38              18.21             0.17          0.64         7.78       (9.59)
FFWC     FFW Corp.                             10.80              15.43             0.06          0.90         8.07       11.64
FFWD     Wood Bancorp, Inc.                    14.60              23.12             0.18          1.17         8.14          NA
FFWM     First Financial-W. Maryland           12.53              19.51             2.02          0.43         3.56       25.72
FFYF     FFY Financial Corp.                   18.35              18.95             0.88          1.21         6.50      (10.18)
FGHC     First Georgia Holding, Inc.            7.29              11.38             1.51          0.87        10.61       17.70
FIBC     Financial Bancorp, Inc.               10.60              19.76             2.80          0.66         5.49          NA
FISB     First Indiana Corporation              8.84              11.53             1.70          1.18        13.88        5.22
FKFS     First Keystone Financial               8.28              17.93             2.86          0.48         5.49          NA
FKKY     Frankfort First Bancorp, Inc.         34.51              57.31             0.10          1.05         3.80          NA
FLAG     FLAG Financial Corp.                   9.56              14.19             1.69          0.92         9.91          NA
FLFC     First Liberty Financial Corp.          6.58              11.58             0.88          1.03        13.14          NA
FLFC     First Liberty Financial Corp.          6.58              11.58             0.88          1.03        13.14          NA
FLKY     First Lancaster Bancshares            13.73                 NA             1.23          1.50        11.24          NA
FMBD     First Mutual Bancorp, Inc.            25.25                 NA             0.16          0.99         4.14      (14.02)
FMCO     FMS Financial Corporation              6.41              16.14             1.11          0.84        13.04          NA
FMCT     Farmers & Mechanics Bank               5.55                 NA             2.52          0.07         1.12       (6.10)
FMLY     Family Bancorp                         7.14              11.48             1.19          0.96        12.56        1.35
FMSB     First Mutual Savings Bank              6.64                 NA             0.19          1.03        15.31          NA
FNGB     First Northern Capital Corp.          12.73              21.90             0.13          0.84         6.53       (2.30)

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
FNSC        Financial Security Corp.           IL       12/29/92       274,090       188,777          39,372         14.36
FOBC        Fed One Bancorp                    WV       01/19/95       339,562       247,999          41,140         12.12
FPRY        First Financial Bancorp            FL       03/29/88       240,379       210,004          15,263          6.35
FRC         First Republic Bancorp             CA          NA        1,972,611     1,195,006         111,462          5.65
FSBC        First Savings Bank, FSB            NM       08/08/86       115,492       109,420           5,471          4.74
FSBI        Fidelity Bancorp, Inc.             PA       06/24/88       301,442       243,404          21,951          7.28
FSBS        First Ashland Financial Corp       KY       04/07/95        86,860        60,646          23,631         27.21
FSFC        First Southeast Financial Corp     SC       10/08/93       359,481       284,461          70,513         19.62
FSFI        First State Financial Services     NJ       12/18/87       628,684       557,629          43,014          6.84
FSLA        First Savings Bank, MHC            NJ       07/10/92       959,356       819,153          91,060          9.49
FSNJ        First Savings Bk of NJ, MHC        NJ       01/09/95       657,075       447,783          53,411          8.13
FSPG        First Home Bancorp, Inc.           NJ       04/20/87       466,363       276,668          30,396          6.52
FSSB        First FS&LA of San Bernardino      CA       02/02/93       103,288        96,747           5,827          5.64
FTF         Texarkana First Financial Corp     AR       07/07/95       163,391       127,408          33,683         20.61
FTFC        First Federal Capital Corp.        WI       11/02/89     1,382,069       995,274          94,672          6.85
FTSB        Fort Thomas Financial Corp.        KY       06/28/95        87,960        62,385          21,368         24.29
FWWB        First SB of Washington Bancorp     WA       11/01/95       594,917       368,100         153,453         25.79
GAF         GA Financial, Inc.                 PA       03/26/96       568,725       425,682         127,659         22.45
GBCI        Glacier Bancorp, Inc.              MT       03/30/84       398,220       200,781          38,335          9.63
GDVS        Greater Delaware Valley SB,MHC     PA       03/03/95       235,877       189,611          28,982         12.29
GDW         Golden West Financial              CA       05/29/59    35,013,718    20,990,781       2,332,592          6.66
GFCO        Glenway Financial Corp.            OH       11/30/90       273,890       221,647          26,485          9.67
GFED        Guaranty Federal SB, MHC           MO       04/10/95       185,546       156,806          27,165         14.64
GFSB        GFS Bancorp, Inc.                  IA       01/06/94        80,913        51,050           9,738         12.04
GLBK        Glendale Co-Operative Bank         MA       01/10/94        35,903        29,847           5,857         16.31
GLN         Glendale Federal Bank, FSB         CA       10/01/83    14,367,978     6,886,267         941,398          6.55
GPT         GreenPoint Financial Corp.         NY       01/28/94    14,469,046    12,697,967       1,530,488         10.58
GROV        Grove Bank                         MA       08/07/86       586,433       482,986          36,582          6.24
GRTR        Greater New York Savings Bank      NY       06/17/87     2,575,726     1,729,580         198,089          7.69
GSBC        Great Southern Bancorp, Inc.       MO       12/14/89       658,997       390,812          66,706         10.12
GSFC        Green Street Financial Corp.       NC       04/04/96       213,285       187,952          23,158         10.86
GSLC        Guaranty Financial Corp.           VA          NA          102,967        70,145           6,373          6.19
GTFN        Great Financial Corporation        KY       03/31/94     2,477,204     1,546,594         281,206         11.35
GTPS        Great American Bancorp             IL       06/30/95       120,540        86,154          33,212         27.55
GUPB        GFSB Bancorp, Inc.                 NM       06/30/95        70,422        43,256          16,216         23.03
GWBC        Gateway Bancorp, Inc.              KY       01/18/95        73,005        54,456          18,247         24.99
GWF         Great Western Financial            CA          NA       43,762,730    29,341,730       2,822,132          6.45
HALL        Hallmark Capital Corp.             WI       01/03/94       339,283       219,541          26,524          7.82
HARB        Harbor Federal Savings Bk, MHC     FL       01/06/94       932,858       761,160          82,640          8.86
HARL        Harleysville Savings Bank          PA       08/04/87       273,997       237,648          19,325          7.05
HARS        Harris Savings Bank, MHC           PA       01/25/94     1,249,497     1,062,227         150,835         12.07
HAVN        Haven Bancorp, Inc.                NY       09/23/93     1,485,076     1,096,400          93,537          6.30
HBBI        Home Building Bancorp              IN       02/08/95        42,407        32,019           5,992         14.13
HBFW        Home Bancorp                       IN       03/30/95       312,758       258,004          51,355         16.42
HBNK        Highland Federal Bank FSB          CA          NA          441,911       369,767          34,626          7.84
HBS         Haywood Bancshares, Inc.           NC       12/18/87       134,274       109,567          19,176         14.28
HEMT        HF Bancorp, Inc.                   CA       06/30/95       754,365       486,764          86,273         11.44
HFFB        Harrodsburg First Fin Bancorp      KY       10/04/95       108,710        76,635          31,161         28.66
HFFC        HF Financial Corp.                 SD       04/08/92       574,027       414,556          51,514          8.97
HFGI        Harrington Financial Group         IN          NA          321,756       127,017          11,616          3.61
HFMD        Home Federal Corp.                 MD       02/10/84       216,684       167,989          18,673          8.62
HFNC        HFNC Financial Corp.               NC       12/29/95       716,277       462,856         244,362         34.12

                                               Tangible       Risk-Based     NPAs + Loans                               One Year
                                                Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                            Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker   Institution                                (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------   -----------                        -----------    -------------     -----------    ----------    ----------    --------
FNSC     Financial Security Corp.               14.36              20.94             2.77          0.78         5.71          NA
FOBC     Fed One Bancorp                        11.55              27.57             0.28          1.00         7.74        7.69
FPRY     First Financial Bancorp                 6.35              11.28               NA          0.57         8.95          NA
FRC      First Republic Bancorp                  5.64                 NA             2.64          0.14         2.36       10.12
FSBC     First Savings Bank, FSB                 4.74              16.65             1.44          0.31         6.81          NA
FSBI     Fidelity Bancorp, Inc.                  7.23                 NA             0.81          0.60         7.73          NA
FSBS     First Ashland Financial Corp           27.21              41.15               NA          0.96         3.61          NA
FSFC     First Southeast Financial Corp         19.62              33.83             0.14          0.90         4.59          NA
FSFI     First State Financial Services          6.51              11.29             4.97          0.63         9.27          NA
FSLA     First Savings Bank, MHC                 8.34              21.64             0.96          0.87         9.48       (7.24)
FSNJ     First Savings Bk of NJ, MHC             8.13              27.27             0.98          0.04         0.47      (32.32)
FSPG     First Home Bancorp, Inc.                6.35              15.68             0.97          1.01        15.60       (3.23)
FSSB     First FS&LA of San Bernardino           5.40              11.74             4.86         (0.17)       (2.90)         NA
FTF      Texarkana First Financial Corp         20.61              29.58             0.36          1.77        10.80        7.40
FTFC     First Federal Capital Corp.             6.48              10.09               NA          0.92        13.46      (27.97)
FTSB     Fort Thomas Financial Corp.            24.29              31.30             1.78          1.29         5.55          NA
FWWB     First SB of Washington Bancorp         25.79                 NA             0.23            NA           NA          NA
GAF      GA Financial, Inc.                     22.45              18.63             0.19          0.60         6.38          NA
GBCI     Glacier Bancorp, Inc.                   9.61                 NA             0.23          1.59        16.25       (7.94)
GDVS     Greater Delaware Valley SB,MHC         12.29                 NA             3.05          0.48         3.98        6.29
GDW      Golden West Financial                   6.29              14.89             1.37          0.75        11.76        8.43
GFCO     Glenway Financial Corp.                 9.46                 NA               NA          0.56         5.82          NA
GFED     Guaranty Federal SB, MHC               14.64               26.8             0.07          1.02         7.11          NA
GFSB     GFS Bancorp, Inc.                      12.04              18.45             0.97          1.08         8.47          NA
GLBK     Glendale Co-Operative Bank             16.31                 NA             0.00          0.78         4.98          NA
GLN      Glendale Federal Bank, FSB              6.16              11.94             2.08          0.23         3.80       19.36
GPT      GreenPoint Financial Corp.              6.31                 NA             2.94          0.96         6.85        1.89
GROV     Grove Bank                              6.23                 NA             0.80          0.81        13.29      (11.63)
GRTR     Greater New York Savings Bank           7.69                 NA             9.21          0.75        10.09       (3.95)
GSBC     Great Southern Bancorp, Inc.            9.97              12.72             2.03          1.74        17.18       13.78
GSFC     Green Street Financial Corp.           10.86              30.74             0.16            NA           NA       (6.16)
GSLC     Guaranty Financial Corp.                6.19              13.86             3.14          0.68        10.91          NA
GTFN     Great Financial Corporation            11.19              20.34             4.16          1.00         8.18          NA
GTPS     Great American Bancorp                 27.55              36.23             0.45          0.68         2.46          NA
GUPB     GFSB Bancorp, Inc.                     23.03              48.36               NA          1.25         4.87          NA
GWBC     Gateway Bancorp, Inc.                  24.99              80.78             0.19          1.05         3.91          NA
GWF      Great Western Financial                 5.77              11.84             1.81          0.65        10.77        4.45
HALL     Hallmark Capital Corp.                  7.82                 NA             0.09          0.57         6.40          NA
HARB     Harbor Federal Savings Bk, MHC          8.86              18.31             0.54          1.19        13.70          NA
HARL     Harleysville Savings Bank               7.05                 NA             0.05          0.82        11.94      (12.20)
HARS     Harris Savings Bank, MHC               11.39                 NA             0.75          0.70         5.58      (10.73)
HAVN     Haven Bancorp, Inc.                     6.26              14.62             1.17          0.68        10.26          NA
HBBI     Home Building Bancorp                  14.13              21.34             0.23          0.46         3.16          NA
HBFW     Home Bancorp                           16.42              30.07             0.00          0.86         4.97          NA
HBNK     Highland Federal Bank FSB               7.84              13.75             1.98          0.22         3.92          NA
HBS      Haywood Bancshares, Inc.               13.76                 NA             2.45          1.01         6.66          NA
HEMT     HF Bancorp, Inc.                       11.43              30.00             0.59          0.19         1.50          NA
HFFB     Harrodsburg First Fin Bancorp          28.66              40.30             0.60            NA           NA          NA
HFFC     HF Financial Corp.                      8.95              13.04             0.69          0.78         8.68       (5.34)
HFGI     Harrington Financial Group              3.61                 NA             0.43          0.42        11.98          NA
HFMD     Home Federal Corp.                      8.51              14.88             4.75          1.19        14.29          NA
HFNC     HFNC Financial Corp.                   34.12              60.94             1.62            NA           NA          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
HFSA        Hardin Bancorp, Inc.               MO       09/29/95        83,386        66,605          16,035         19.23
HIFS        Hingham Instit. for Savings        MA       12/20/88       179,389       140,736          18,006         10.04
HMCI        HomeCorp, Inc.                     IL       06/22/90       341,742       316,935          20,731          6.07
HMNF        HMN Financial, Inc.                MN       06/30/94       542,012       368,393          90,879         16.77
HNFC        Hinsdale Financial Corp.           IL       07/07/92       682,029       471,927          54,341          7.97
HOFL        Home Financial Corp.               FL       10/25/94     1,227,371       884,558         313,193         25.52
HOMF        Home Federal Bancorp               IN       01/23/88       606,266       477,233          50,232          8.29
HPBC        Home Port Bancorp, Inc.            MA       08/25/88       166,866       113,639          18,794         11.26
HRBF        Harbor Federal Bancorp, Inc.       MD       08/12/94       196,762       161,643          27,889         14.17
HRZB        Horizon Financial Corp.            WA       08/01/86       488,968       402,676          79,147         16.19
HSBK        Hibernia Savings Bank, (The)       MA       09/08/86       355,071       289,683          23,108          6.51
HTHR        Hawthorne Financial Corp.          CA          NA          773,090       714,865          40,852          5.28
HVFD        Haverfield Corporation             OH       03/19/85       339,630       303,968          28,194          8.30
HWEN        Home Financial Bancorp             IN       07/02/96        33,462        24,895           3,295          9.85
HZFS        Horizon Financial Svcs Corp.       IA       06/30/94        72,225        54,092           8,358         11.57
IBSF        IBS Financial Corp                 NJ       10/13/94       756,928       577,077         154,419         20.40
IFSB        Independence Federal Savings       DC       06/06/85       263,735       235,353          16,891          6.40
IFSL        Indiana Federal Corporation        IN       02/04/87       717,720       546,880          70,504          9.82
INBI        Industrial Bancorp                 OH       08/01/95       327,028       241,819          62,538         19.12
INCB        Indiana Community Bank, SB         IN       12/15/94        94,476        79,503          14,156         14.98
IPSW        Ipswich Savings Bank               MA       05/26/93       134,065       114,200           8,473          6.32
IROQ        Iroquois Bancorp                   NY       01/22/86       451,060       372,605          32,439          7.19
IROQ        Iroquois Bancorp                   NY       01/22/86       451,060       372,605          32,439          7.19
ISBF        ISB Financial Corporation          LA       04/07/95       623,720       449,421         120,802         19.37
ITLA        Imperial Thrift and Loan           CA       10/24/95       655,435       536,724          58,937          8.99
IWBK        InterWest Bancorp, Inc.            WA          NA        1,368,548       892,722          94,118          6.88
JEBC        Jefferson Bancorp, Inc.            LA       08/18/94       265,039       227,542          35,429         13.37
JOAC        Joachim Bancorp, Inc.              MO       12/28/95        36,779        25,644          10,751         29.23
JSBA        Jefferson Savings Bancorp          MO       04/08/93     1,114,294       879,159          81,088          7.28
JSBF        JSB Financial, Inc.                NY       06/27/90     1,548,328     1,168,188         337,940         21.83
JXSB        Jacksonville Savings Bank, MHC     IL       04/21/95       142,200       123,357          16,761         11.79
JXVL        Jacksonville Bancorp, Inc.         TX       04/01/96       213,062       174,961          35,582         16.70
KFBI        Klamath First Bancorp              OR       10/05/95       604,663       390,195         167,694         27.73
KNK         Kankakee Bancorp, Inc.             IL       01/06/93       363,182       294,080          35,581          9.80
KSAV        KS Bancorp, Inc.                   NC       12/30/93        89,871        72,489          13,628         15.16
KSBK        KSB Bancorp, Inc.                  ME       06/24/93       127,372       104,508           8,727          6.85
KYF         Kentucky First Bancorp, Inc.       KY       08/29/95        83,981        51,109          19,841         23.63
LARK        Landmark Bancshares, Inc.          KS       03/28/94       193,403       142,346          33,272         17.20
LARL        Laurel Capital Group, Inc.         PA       02/20/87       193,008       162,532          20,609         10.68
LBCI        Liberty Bancorp, Inc.              IL       12/24/91       669,949       502,880          63,818          9.53
LBFI        L & B Financial, Inc.              TX       10/11/94       143,223       103,938          24,553         17.14
LFBI        Little Falls Bancorp, Inc.         NJ       01/05/96       285,563       240,554          43,462         15.22
LFCT        Leader Financial Corp.             TN       09/30/93     3,177,812     1,582,691         255,171          8.03
LFED        Leeds Federal Savings Bk, MHC      MD       05/02/94       266,658       217,222          43,610         16.35
LIFB        Life Bancorp, Inc.                 VA       10/11/94     1,204,577       677,956         153,350         12.73
LISB        Long Island Bancorp, Inc.          NY       04/18/94     4,834,405     3,619,961         516,870         10.69
LOAN        Horizon Bancorp                    TX          NA          126,884       114,745          10,966          8.64
LOGN        Logansport Financial Corp.         IN       06/14/95        76,493        54,272          20,473         26.76
LONF        London Financial Corporation       OH       04/01/96        37,552        29,228           7,834         20.86
LSBI        LSB Financial Corp.                IN       02/03/95       162,520       112,286          17,328         10.66
LSBX        Lawrence Savings Bank              MA       05/02/86       323,523       245,275          24,443          7.56
LVSB        Lakeview Financial                 NJ       12/22/93       455,155       353,893          45,287          9.95

                                                 Tangible       Risk-Based     NPAs + Loans                                OneYear
                                                  Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                              Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker     Institution                                (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------     -----------                        -----------    -------------     -----------    ----------    ----------    --------
HFSA       Hardin Bancorp, Inc.                     19.23            35.60            0.11          0.64          4.56        4.58
HIFS       Hingham Instit. for Savings              10.04               NA            0.34          1.12         10.71       (2.84)
HMCI       HomeCorp, Inc.                            6.07             9.42            3.24          0.37          6.28       (2.88)
HMNF       HMN Financial, Inc.                      16.77            35.31            0.14          1.10          6.27       (3.47)
HNFC       Hinsdale Financial Corp.                  7.74            13.24            0.13          0.62          8.24      (12.64)
HOFL       Home Financial Corp.                     25.52            60.42            0.06          1.70          6.58          NA
HOMF       Home Federal Bancorp                      7.99            12.86            0.47          1.20         15.05          NA
HPBC       Home Port Bancorp, Inc.                  11.26               NA            0.65          1.75         15.10          NA
HRBF       Harbor Federal Bancorp, Inc.             14.17            34.84            0.23          0.62          3.17       (0.97)
HRZB       Horizon Financial Corp.                  16.19               NA            0.00          1.53          9.51      (34.03)
HSBK       Hibernia Savings Bank, (The)              6.51               NA            0.42          0.68          9.94       (6.57)
HTHR       Hawthorne Financial Corp.                 5.26            10.27           11.39         (0.21)        (4.82)         NA
HVFD       Haverfield Corporation                    8.28            11.39            0.78          0.65          7.98        4.84
HWEN       Home Financial Bancorp                    9.85               NA            0.39          0.97          9.55       18.10
HZFS       Horizon Financial Svcs Corp.             11.57            17.00            1.57          0.46          3.71        4.79
IBSF       IBS Financial Corp                       20.40            77.31            0.07          1.11          5.16        0.40
IFSB       Independence Federal Savings              5.56            14.83            2.68          0.49          7.71        4.45
IFSL       Indiana Federal Corporation               9.19            13.73            1.41          1.02         10.75      (14.69)
INBI       Industrial Bancorp                       19.12            33.72            0.40          1.48          7.38          NA
INCB       Indiana Community Bank, SB               14.98               NA              NA          0.67          4.39          NA
IPSW       Ipswich Savings Bank                      6.32               NA            2.23          1.38         22.40       15.48
IROQ       Iroquois Bancorp                          7.19               NA            1.60          0.98         13.91        0.03
IROQ       Iroquois Bancorp                          7.19               NA            1.60          0.98         13.91        0.03
ISBF       ISB Financial Corporation                19.36               NA              NA          1.24          6.22          NA
ITLA       Imperial Thrift and Loan                  8.99               NA            2.77            NA            NA          NA
IWBK       InterWest Bancorp, Inc.                   6.69               NA            0.59          1.08         14.78          NA
JEBC       Jefferson Bancorp, Inc.                  13.37            41.23            0.46          1.00          7.77      (15.13)
JOAC       Joachim Bancorp, Inc.                    29.23            45.28            0.01          0.63          2.82          NA
JSBA       Jefferson Savings Bancorp                 6.08            11.33            0.97          0.62          8.90          NA
JSBF       JSB Financial, Inc.                      21.83            21.30              NA          1.47          6.76          NA
JXSB       Jacksonville Savings Bank, MHC           11.79               NA            0.52          0.43          3.96      (16.03)
JXVL       Jacksonville Bancorp, Inc.               16.70            22.14            0.86          0.79          7.47          NA
KFBI       Klamath First Bancorp                    27.73            45.12            0.11          1.34          6.64      (20.91)
KNK        Kankakee Bancorp, Inc.                    9.15            16.88            0.59          0.50          4.53       12.97
KSAV       KS Bancorp, Inc.                         15.15               NA            0.73          1.14          6.85          NA
KSBK       KSB Bancorp, Inc.                         6.34               NA            1.73          0.79         12.20        0.86
KYF        Kentucky First Bancorp, Inc.             23.63            44.61            0.15          1.12          5.27          NA
LARK       Landmark Bancshares, Inc.                17.20            35.91            0.37          0.91          5.30       11.88
LARL       Laurel Capital Group, Inc.               10.68               NA            0.70          1.35         13.23       (3.26)
LBCI       Liberty Bancorp, Inc.                     9.50            15.47            0.12          0.56          5.49        8.60
LBFI       L & B Financial, Inc.                    17.14               NA            0.50          1.06          5.76          NA
LFBI       Little Falls Bancorp, Inc.               14.17            14.45            1.56            NA            NA          NA
LFCT       Leader Financial Corp.                    8.03            14.51           16.94          1.40         17.36       (5.38)
LFED       Leeds Federal Savings Bk, MHC            16.35            39.51            0.01          1.03          6.32          NA
LIFB       Life Bancorp, Inc.                       12.32            27.82            0.73          0.85          5.91          NA
LISB       Long Island Bancorp, Inc.                10.69            17.64              NA          0.95          8.72        6.11
LOAN       Horizon Bancorp                           8.37               NA            0.42          1.53         17.40       15.02
LOGN       Logansport Financial Corp.               26.76            43.51            0.37          1.40          5.41          NA
LONF       London Financial Corporation             20.86            19.15            0.21            NA            NA       44.41
LSBI       LSB Financial Corp.                      10.66            15.03            0.19          0.83          6.94          NA
LSBX       Lawrence Savings Bank                     7.56               NA            1.98          1.15         14.78          NA
LVSB       Lakeview Financial                        7.82               NA            1.89          1.15         10.25          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
LXMO        Lexington B&L Financial Corp.      MO       06/06/96        49,981        42,401           7,195         14.40
MAFB        MAF Bancorp, Inc.                  IL       01/12/90     1,980,184     1,372,783         109,654          5.54
MARN        Marion Capital Holdings            IN       03/18/93       179,329       125,129          43,031         24.00
MASB        MASSBANK Corp.                     MA       05/28/86       858,922       765,384          87,253         10.16
MBBC        Monterey Bay Bancorp, Inc.         CA       02/15/95       318,879       222,697          47,771         14.98
MBLF        MBLA Financial Corp.               MO       06/24/93       195,074        87,293          28,365         14.54
MCBN        Mid-Coast Bancorp, Inc.            ME       11/02/89        54,362        41,817           4,926          9.06
MCBS        Mid Continent Bancshares Inc.      KS       06/27/94       290,903       206,908          36,434         12.52
MDBK        Medford Savings Bank               MA       03/18/86       980,973       793,018          87,169          8.89
MECH        Mechanics Savings Bank             CT       06/26/96       662,482       620,802          23,726          3.58
MERI        Meritrust Federal SB               LA          NA          227,121       207,611          16,896          7.44
MFBC        MFB Corp.                          IN       03/25/94       200,895       149,981          38,799         19.31
MFCX        Marshalltown Financial Corp.       IA       03/31/94       126,226       105,642          19,349         15.33
MFFC        Milton Federal Financial Corp.     OH       10/07/94       171,708       125,347          34,308         19.98
MFLR        Mayflower Co-operative Bank        MA       12/23/87       113,182        96,466          10,843          9.58
MFSB        Mutual Bancompany                  MO       02/02/95        53,311        45,818           6,236         11.70
MFSL        Maryland Federal Bancorp           MD       06/02/87     1,143,338       788,931          93,982          8.22
MGNL        Magna Bancorp, Inc.                MS       03/13/91     1,290,780       952,347         126,078          9.77
MIDC        MidConn Bank                       CT       09/11/86       365,250       314,739          34,512          9.45
MIFC        Mid-Iowa Financial Corp.           IA       10/14/92       119,395        88,324          10,770          9.02
MIVI        Mississippi View Holding Co.       MN       03/24/95        69,983        56,059          13,197         18.86
MLFB        MLF Bancorp, Inc.                  PA       08/11/94     1,765,812       830,997         140,337          7.95
MORG        Morgan Financial Corp.             CO       01/11/93        71,654        42,645          10,501         14.66
MSBB        MSB Bancorp, Inc.                  NY       09/03/92       863,256       778,742          70,123          8.12
MSBF        MSB Financial, Inc.                MI       02/06/95        56,317        40,873          12,747         22.63
MSBK        Mutual Savings Bank, FSB           MI       07/17/92       719,490       426,220          39,244          5.45
MSEA        Metropolitan Bancorp               WA       01/09/90       778,165       398,153          50,882          6.54
MWBI        Midwest Bancshares, Inc.           IA       11/12/92       136,809       102,475           9,490          6.94
MWBX        MetroWest Bank                     MA       10/10/86       477,665       406,943          35,736          7.48
MWFD        Midwest Federal Financial          WI       07/08/92       178,249       146,492          16,664          9.35
NASB        North American Savings Bank        MO       09/27/85       664,250       524,206          48,808          7.35
NBSI        North Bancshares, Inc.             IL       12/21/93       114,337        74,955          19,827         17.34
NEBC        Northeast Bancorp                  ME       08/19/87       218,187       146,618          18,509          8.48
NEIB        Northeast Indiana Bancorp          IN       06/28/95       141,098        73,343          28,697         20.34
NFSL        Newnan Savings Bank, FSB           GA       03/01/86       160,656       127,566          18,605         11.58
NHSL        NHS Financial, Inc.                CA         NA           292,618       229,269          24,671          8.43
NHTB        New Hampshire Thrift Bncshrs       NH       05/22/86       252,481       198,457          19,417          7.69
NMSB        NewMil Bancorp, Inc.               CT       02/01/86       291,578       257,241          32,459         11.13
NSBK        North Side Savings Bank            NY       04/15/86     1,580,435     1,226,902         122,297          7.74
NSLB        NS&L Bancorp, Inc.                 MO       06/08/95        59,052        44,311          13,868         23.48
NSSB        Norwich Financial Corp.            CT       11/14/86       711,628       610,754          75,253         10.57
NSSY        Norwalk Savings Society            CT       06/16/94       541,702       398,763          43,245          7.98
NTMG        Nutmeg Federal S&LA                CT          NA           85,194        75,191           5,548          6.51
NWEQ        Northwest Equity Corp.             WI       10/11/94        86,355        57,256          11,864         13.74
NWSB        Northwest Savings Bank, MHC        PA       11/07/94     1,767,455     1,388,348         188,638         10.67
NYB         New York Bancorp Inc.              NY       01/28/88     2,754,437     1,748,145         159,177          5.78
OCFC        Ocean Financial Corp.              NJ       07/03/96     1,036,445       926,558          92,351          8.91
OFCP        Ottawa Financial Corp.             MI       08/19/94       745,464       583,140          81,374         10.92
OHSL        OHSL Financial Corp.               OH       02/10/93       205,462       162,867          25,521         12.42
OSBF        OSB Financial Corp.                WI       07/01/92       253,714       158,937          31,952         12.59
PALM        Palfed, Inc.                       SC       12/15/85       623,553       505,429          52,706          8.45
PBCI        Pamrapo Bancorp, Inc.              NJ       11/14/89       368,394       302,075          57,084         15.50
                                               Tangible       Risk-Based     NPAs + Loans                               One Year
                                                Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                            Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker     Institution                              (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------     -----------                      -----------    -------------     -----------    ----------    ----------    --------
LXMO       Lexington B&L Financial Corp.         14.40                NA            1.15          1.17          8.36          NA
MAFB       MAF Bancorp, Inc.                      5.54             11.65            0.46          0.88         15.13       (8.72)
MARN       Marion Capital Holdings               24.00             37.71            0.93          1.41          5.79          NA
MASB       MASSBANK Corp.                        10.16                NA            0.33          1.05         10.32          NA
MBBC       Monterey Bay Bancorp, Inc.            14.83             24.33            0.60          0.19          1.28       (6.00)
MBLF       MBLA Financial Corp.                  14.54             39.15            0.33          0.70          4.83       16.10
MCBN       Mid-Coast Bancorp, Inc.                9.06             16.35            1.10          0.56          6.27          NA
MCBS       Mid Continent Bancshares Inc.         12.51             29.24            0.21          1.40         10.14          NA
MDBK       Medford Savings Bank                   8.13                NA            0.55          1.03         11.58       (9.54)
MECH       Mechanics Savings Bank                 3.58                NA            5.43         (2.14)       (39.13)       5.87
MERI       Meritrust Federal SB                   7.44             18.50            0.23          1.01         14.06       (6.44)
MFBC       MFB Corp.                             19.31             39.60            0.05          0.69          3.40          NA
MFCX       Marshalltown Financial Corp.          15.33             35.11            0.00          0.32          2.10       (9.45)
MFFC       Milton Federal Financial Corp.        19.98             34.50            0.40          1.13          4.88          NA
MFLR       Mayflower Co-operative Bank            9.39                NA            1.23          0.89          8.54          NA
MFSB       Mutual Bancompany                     11.70             23.66              NA          0.20          1.84          NA
MFSL       Maryland Federal Bancorp               8.09             14.70            0.48          0.84         10.02      (29.28)
MGNL       Magna Bancorp, Inc.                    9.23             15.86            4.18          1.79         18.11        7.79
MIDC       MidConn Bank                           8.00                NA            2.04          0.33          3.55       (7.62)
MIFC       Mid-Iowa Financial Corp.               9.01             21.82            0.15          0.84          8.90        1.69
MIVI       Mississippi View Holding Co.          18.86             33.33            0.14          1.32          6.73          NA
MLFB       MLF Bancorp, Inc.                      7.76             17.02            0.59          0.71          7.88      (15.02)
MORG       Morgan Financial Corp.                14.66             30.80            0.28          0.97          6.38      (39.70)
MSBB       MSB Bancorp, Inc.                      4.19             17.98              NA          0.46          5.09          NA
MSBF       MSB Financial, Inc.                   22.63             27.09            0.60          1.92          7.79          NA
MSBK       Mutual Savings Bank, FSB               5.45             18.12            0.11          0.01          0.20      (20.16)
MSEA       Metropolitan Bancorp                   5.95             19.93              NA          0.70         11.08          NA
MWBI       Midwest Bancshares, Inc.               6.94             18.57            0.27          0.99         14.16       (0.88)
MWBX       MetroWest Bank                         7.48                NA            2.43          1.26         17.00       (2.41)
MWFD       Midwest Federal Financial              8.96             12.23            0.26          1.20         12.27        4.57
NASB       North American Savings Bank            7.07             12.22            3.36          1.33         18.15          NA
NBSI       North Bancshares, Inc.                17.34             47.95            0.00          0.57          2.98        1.91
NEBC       Northeast Bancorp                      7.36             13.19              NA          0.68          7.97          NA
NEIB       Northeast Indiana Bancorp             20.34             25.06            0.25          1.09          5.62          NA
NFSL       Newnan Savings Bank, FSB              11.51             17.59            0.67          1.89         17.69          NA
NHSL       NHS Financial, Inc.                    8.41             14.17            2.05          0.16          1.93          NA
NHTB       New Hampshire Thrift Bncshrs           7.69             11.88            1.39          0.58          7.41          NA
NMSB       NewMil Bancorp, Inc.                  11.13                NA            2.88          2.07         19.16       (6.00)
NSBK       North Side Savings Bank                7.67                NA            0.51          1.15         15.75          NA
NSLB       NS&L Bancorp, Inc.                    23.48             51.57            0.18          0.92          3.83          NA
NSSB       Norwich Financial Corp.                9.64                NA            1.92          0.83          7.38       (6.63)
NSSY       Norwalk Savings Society                7.98                NA            3.01          0.76          8.88      (11.06)
NTMG       Nutmeg Federal S&LA                    6.51             10.25              NA          0.66         10.75          NA
NWEQ       Northwest Equity Corp.                13.74                NA            0.92          1.06          6.95       (4.26)
NWSB       Northwest Savings Bank, MHC           10.56                NA            0.98          1.06          9.34       (7.13)
NYB        New York Bancorp Inc.                  5.78             11.89            1.63          1.19         19.84        9.49
OCFC       Ocean Financial Corp.                  8.91                NA            0.97          0.80          9.44        1.14
OFCP       Ottawa Financial Corp.                 8.94             15.00            0.38          0.99          4.97          NA
OHSL       OHSL Financial Corp.                  12.42             20.13            0.26          0.95          7.51          NA
OSBF       OSB Financial Corp.                   12.59             19.79            0.14          0.17          1.34          NA
PALM       Palfed, Inc.                           8.07             11.44            4.14          0.66          8.53          NA
PBCI       Pamrapo Bancorp, Inc.                 15.38             28.50            3.05          1.42          9.05          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
PBCT        People's Bank, MHC                 CT       07/06/88     6,916,300     4,910,700         565,100          8.17
PBIX        Patriot Bank Corp.                 PA       12/04/95       312,990       209,787          54,126         17.29
PBKB        People's Bancshares, Inc.          MA       10/23/86       533,134       322,261          26,290          4.93
PBNB        People's Savings Financial Cp.     CT       08/20/86       406,276       342,181          43,925         10.81
PCBC        Perry County Financial Corp.       MO       02/13/95        78,480        62,197          15,733         20.05
PCCI        Pacific Crest Capital              CA          NA          286,926       261,677          22,688          7.91
PDB         Piedmont Bancorp, Inc.             NC       12/08/95       124,847        73,292          37,164         29.77
PEEK        Peekskill Financial Corp.          NY       12/29/95       193,675       129,060          59,409         30.67
PERM        Permanent Bancorp, Inc.            IN       04/04/94       395,903       280,008          41,494         10.48
PETE        Primary Bank                       NH       10/14/93       393,159       297,803          24,916          6.34
PFDC        Peoples Bancorp                    IN       07/07/87       280,778       235,732          42,857         15.26
PFFB        PFF Bancorp, Inc.                  CA       03/29/96     2,008,139     1,682,073         289,071         14.39
PFNC        Progress Financial Corporation     PA       07/18/83       347,991       298,100          19,224          5.52
PFSB        PennFed Financial Services, Inc    NJ       07/15/94     1,022,777       793,640          91,782          8.97
PFSL        Pocahontas FS&LA, MHC              AR       04/05/94       369,379       113,896          21,964          5.95
PHBK        Peoples Heritage Finl Group        ME       12/04/86     3,301,647     2,529,031         276,453          8.37
PHFC        Pittsburgh Home Financial Corp     PA       04/01/96       195,154       120,943          11,229          5.75
PKPS        Poughkeepsie Savings Bank, FSB     NY       11/19/85       839,174       536,260          71,266          8.49
PLE         Pinnacle Bank                      AL       12/17/86       185,793       164,201          15,223          8.19
PMFI        Perpetual Midwest Financial        IA       03/31/94       374,039       249,161          36,053          9.64
POBS        Portsmouth Bank Shares             NH       02/09/88       267,428       196,298          66,992         25.05
PRBC        Prestige Bancorp, Inc.             PA       06/27/96        91,841        80,731           7,178          7.82
PROV        Provident Financial Holdings       CA       06/28/96       567,186       486,585          37,323          6.58
PSAB        Prime Bancorp, Inc.                PA       11/21/88       608,967       484,408          57,484          9.44
PSBK        Progressive Bank, Inc.             NY       08/01/84       785,554       662,591          69,599          8.86
PSSB        Palm Springs Savings Bank          CA          NA          192,093       174,828          11,693          6.09
PTRS        Potters Financial Corp.            OH       12/31/93       113,862       100,237          11,081          9.73
PULB        Pulaski Bank, Savings Bk, MHC      MO       05/11/94       179,406       151,425          22,651         12.63
PULS        Pulse Bancorp                      NJ       09/18/86       452,455       396,244          53,777         11.89
PVFC        PVF Capital Corp.                  OH       12/30/92       318,100       270,638          21,325          6.70
PVSA        Parkvale Financial Corporation     PA       07/16/87       914,016       805,825          67,862          7.42
PWBC        PennFirst Bancorp, Inc.            PA       06/13/90       680,434       337,507          53,430          7.85
QCBC        Quaker City Bancorp, Inc.          CA       12/30/93       692,974       506,033          68,461          9.88
QCFB        QCF Bancorp, Inc.                  MN       04/03/95       145,608       105,083          31,760         21.81
QCSB        Queens County Bancorp, Inc.        NY       11/23/93     1,259,485       946,183         213,828         16.98
RARB        Raritan Bancorp Inc.               NJ       03/01/87       346,841       318,565          25,116          7.24
RCSB        RCSB Financial Inc.                NY       04/29/86     4,048,684     2,337,884         349,590          8.63
REDF        RedFed Bancorp Inc.                CA       04/08/94       857,959       769,679          48,329          5.63
RELI        Reliance Bancshares, Inc.          WI       04/19/96        32,260        22,312           9,616         29.81
RELY        Reliance Bancorp, Inc.             NY       03/31/94     1,744,365     1,345,182         154,566          8.86
RFED        Roosevelt Financial Group          MO       01/23/87     9,134,660     4,921,047         509,105          5.57
ROSE        TR Financial Corp.                 NY       06/29/93     3,001,958     2,090,780         187,119          6.23
RVSB        Riverview Savings Bank, MHC        WA       10/26/93       209,506       158,159          23,086         11.02
SBCN        Suburban Bancorporation, Inc.      OH       09/30/93       197,137       126,210          25,639         13.01
SBFL        SB of the Finger Lakes, MHC        NY       11/11/94       176,570       145,096          20,351         11.53
SCCB        S. Carolina Community Bancshrs     SC       07/07/94        44,088        31,192          12,553         28.47
SCSL        Suncoast Savings and Loan          FL       07/30/85       466,504       297,788          25,338          5.43
SECP        Security Capital Corporation       WI       01/03/94     3,344,642     2,195,863         564,530         16.88
SFB         Standard Federal Bancorp           MI       01/21/87     13,505,42     9,449,204         939,243          6.95
SFBM        Security Bancorp                   MT       11/20/86       360,021       294,285          32,128          8.92
SFED        SFS Bancorp, Inc.                  NY       06/30/95       165,569       139,776          23,274         14.06
SFFC        StateFed Financial Corporation     IA       01/05/94        74,182        45,665          14,925         20.12

                                               Tangible       Risk-Based     NPAs + Loans                               One Year
                                                Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                            Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker     Institution                              (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------     -----------                      -----------    -------------     -----------    ----------    ----------    --------
PBCT       People's Bank, MHC                      8.17               NA            1.66          1.15         14.41          NA
PBIX       Patriot Bank Corp.                     17.29            23.53            0.23            NA            NA       (9.45)
PBKB       People's Bancshares, Inc.               4.68               NA            1.27          0.80         12.24          NA
PBNB       People's Savings Financial Cp.         10.09               NA            0.44          0.85          7.81       (3.97)
PCBC       Perry County Financial Corp.           20.05            89.38            0.04          1.00            NA          NA
PCCI       Pacific Crest Capital                   7.91               NA            6.49          1.36         16.11       (6.09)
PDB        Piedmont Bancorp, Inc.                 29.77               NA            0.72          1.35          7.23        1.58
PEEK       Peekskill Financial Corp.              30.67            92.20            0.83            NA            NA          NA
PERM       Permanent Bancorp, Inc.                10.36            22.36            1.75          0.34          2.94       (6.26)
PETE       Primary Bank                            6.32               NA            1.81         (0.04)        (0.61)      (8.34)
PFDC       Peoples Bancorp                        15.26            26.96            0.33          1.45          9.58          NA
PFFB       PFF Bancorp, Inc.                      14.25            10.47            2.29          0.11          1.86       25.71
PFNC       Progress Financial Corporation          5.48             8.68            1.33          0.86         19.35          NA
PFSB       PennFed Financial Services, Inc         7.24            14.31            0.96          0.74          7.04      (14.27)
PFSL       Pocahontas FS&LA, MHC                   5.95            18.23            0.26          0.56          9.45          NA
PHBK       Peoples Heritage Finl Group             7.29               NA            1.24          1.22         14.14          NA
PHFC       Pittsburgh Home Financial Corp          5.75               NA            1.53            NA            NA          NA
PKPS       Poughkeepsie Savings Bank, FSB          8.49            11.83            2.68          1.94         25.03       (0.60)
PLE        Pinnacle Bank                           7.93            14.03            0.22          0.79         10.34          NA
PMFI       Perpetual Midwest Financial             9.64            15.49            0.53          0.41          4.09       24.59
POBS       Portsmouth Bank Shares                 25.05               NA            0.21          2.31          9.35       18.11
PRBC       Prestige Bancorp, Inc.                  7.82               NA            0.38          0.18          2.26          NA
PROV       Provident Financial Holdings            6.58               NA            2.22         (0.72)        (9.81)         NA
PSAB       Prime Bancorp, Inc.                     8.88            14.08            0.60          1.02         10.89          NA
PSBK       Progressive Bank, Inc.                  8.86               NA            1.09          0.99         10.53       (0.41)
PSSB       Palm Springs Savings Bank               6.09            10.93            4.09          0.62         10.80          NA
PTRS       Potters Financial Corp.                 9.73            24.96            2.49          0.54          5.67          NA
PULB       Pulaski Bank, Savings Bk, MHC          12.63            27.82            0.67          0.84          6.94          NA
PULS       Pulse Bancorp                          11.89               NA            1.45          1.17         10.04          NA
PVFC       PVF Capital Corp.                       6.70            11.44              NA          1.13         17.86          NA
PVSA       Parkvale Financial Corporation          7.39               NA            0.18          1.04         15.22        0.62
PWBC       PennFirst Bancorp, Inc.                 7.20            19.38            0.64          0.61          7.46       (9.51)
QCBC       Quaker City Bancorp, Inc.               9.83            13.13            2.31          0.50          4.90          NA
QCFB       QCF Bancorp, Inc.                      21.81            31.63              NA          1.51          7.61          NA
QCSB       Queens County Bancorp, Inc.            16.98               NA            0.75          1.74          9.88       22.31
RARB       Raritan Bancorp Inc.                    7.07               NA            0.48          0.82         10.69       (5.12)
RCSB       RCSB Financial Inc.                     8.42               NA            0.78          1.01         10.78       (6.24)
REDF       RedFed Bancorp Inc.                     5.63             8.17            4.50         (0.56)        (9.99)         NA
RELI       Reliance Bancshares, Inc.                 NA               NA              NA          1.23          4.32          NA
RELY       Reliance Bancorp, Inc.                  6.16            29.31            0.85          0.88          6.80       (5.88)
RFED       Roosevelt Financial Group               5.32            14.60            0.40          0.66         13.04          NA
ROSE       TR Financial Corp.                      6.23               NA            0.92          0.86         12.68       (9.44)
RVSB       Riverview Savings Bank, MHC             9.88            20.75            0.26          1.31         12.02          NA
SBCN       Suburban Bancorporation, Inc.          13.01            21.03            0.20          0.39          2.95          NA
SBFL       SB of the Finger Lakes, MHC            11.53            25.21            1.68            NA            NA          NA
SCCB       S. Carolina Community Bancshrs         28.47            53.53              NA          1.35          4.50          NA
SCSL       Suncoast Savings and Loan               5.42            12.68            0.31          0.51          8.77       12.19
SECP       Security Capital Corporation           16.88               NA            0.12          0.89          5.09       (5.18)
SFB        Standard Federal Bancorp                6.00            12.53            0.45          0.93         13.88        2.65
SFBM       Security Bancorp                        7.78            16.87            0.14          0.69          8.01          NA
SFED       SFS Bancorp, Inc.                      14.06            21.49            0.71          0.63          5.06          NA
SFFC       StateFed Financial Corporation         20.12            25.05              NA          1.18          5.80          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
SFIN        Statewide Financial Corp.          NJ       10/02/95       634,464       444,819          70,421         11.10
SFSB        SuburbFed Financial Corp.          IL       03/04/92       362,272       298,243          25,879          7.14
SFSL        Security First Corp.               OH       01/22/88       469,656       350,915          40,901          8.71
SGVB        SGV Bancorp, Inc.                  CA       06/29/95       333,064       223,148          32,581          9.78
SHEN        First Shenango Bancorp, Inc.       PA       04/06/93       355,710       257,820          47,090         13.24
SHFC        Seven Hills Financial Corp.        OH       12/31/93        45,511        35,461           9,651         21.21
SISB        SIS Bancorp, Inc.                  MA       02/08/95     1,135,170       911,124          84,237          7.42
SJSB        SJS Bancorp                        MI       02/16/95       150,752       109,330          17,587         11.67
SMBC        Southern Missouri Bancorp, Inc     MO       04/13/94       161,992       121,883          26,572         16.40
SMFC        Sho-Me Financial Corp.             MO       07/01/94       263,890       160,038          31,605         11.98
SOBI        Sobieski Bancorp, Inc.             IN       03/31/95        76,362        61,349          14,120         18.49
SOPN        First Savings Bancorp, Inc.        NC       01/06/94       256,294       186,492          67,178         26.21
SOSA        Somerset Savings Bank              MA       07/09/86       509,502       442,242          27,796          5.46
SPBC        St. Paul Bancorp, Inc.             IL       05/18/87     4,142,858     3,305,288         382,851          9.24
SRN         Southern Banc Company, Inc         AL       10/05/95       109,768        86,778          22,293         20.31
SSB         Scotland Bancorp, Inc              NC       04/01/96        70,412        43,076          26,464         37.58
SSBK        Strongsville Savings Bank          OH          NA          504,631       443,725          41,761          8.28
SSM         Stone Street Bancorp, Inc.         NC       04/01/96       116,101        69,797          39,117         33.69
STFR        St. Francis Capital Corp.          WI       06/21/93     1,295,580       806,398         135,162         10.43
STND        Standard Financial, Inc.           IL       08/01/94     2,186,603     1,605,519         269,004         12.30
STSA        Sterling Financial Corp.           WA          NA        1,497,617       889,559          87,314          5.83
SVRN        Sovereign Bancorp, Inc.            PA       08/12/86     8,411,108     4,964,515         438,461          5.21
SVRN        Sovereign Bancorp, Inc.            PA       08/12/86     8,411,108     4,964,515         438,461          5.21
SWBI        Southwest Bancshares               IL       06/24/92       349,543       253,180          41,951         12.00
SWCB        Sandwich Co-operative Bank         MA       07/25/86       423,871       374,972          36,448          8.60
SZB         SouthFirst Bancshares, Inc.        AL       02/14/95        88,899        64,158          13,235         14.89
TBK         Tolland Bank                       CT       12/19/86       217,233       195,524          13,580          6.25
TCB         TCF Financial Corp.                MN       06/17/86     7,039,282     5,150,023         541,019          7.69
THBC        Troy Hill Bancorp, Inc.            PA       06/27/94        80,484        52,775          17,865         22.20
THIR        Third Financial Corp.              OH       03/25/93       155,687       114,506          28,257         18.15
THR         Three Rivers Financial Corp.       MI       08/24/95        85,138        62,957          13,044         15.32
THRD        TF Financial Corporation           PA       07/13/94       519,196       337,992          74,298         14.31
TPNZ        Tappan Zee Financial, Inc.         NY       10/05/95       114,790        89,908          22,360         19.48
TRIC        Tri-County Bancorp, Inc.           WY       09/30/93        73,436        45,862          13,094         17.83
TSBS        Trenton SB, MHC                    NJ       08/03/95       518,674       413,331          98,755         19.04
TSH         Teche Holding Co.                  LA       04/19/95       346,115       241,420          59,404         17.16
TWIN        Twin City Bancorp                  TN       01/04/95       102,423        83,394          14,095         13.76
UBMT        United Financial Corp.             MT       09/23/86       104,574        78,854          24,609         23.53
UFRM        United Federal Savings Bank        NC       07/01/80       252,170       222,795          20,859          8.27
VABF        Virginia Beach Fed. Financial      VA       11/01/80       624,964       469,660          41,100          6.58
VAFD        Valley Federal Savings Bank        AL       10/15/87       118,625       104,416           9,595          8.09
VFFC        Virginia First Financial           VA       01/01/78       713,931       575,942          55,114          7.72
WAMU        Washington Mutual Inc.             WA       03/11/83    22,344,769    11,275,508       1,649,879          7.38
WAYN        Wayne Savings & Loan Co. MHC       OH       06/25/93       248,503       210,158          22,852          9.20
WBCI        WFS Bancorp, Inc.                  KS       06/03/94       275,758       197,071          33,854         12.28
WBST        Webster Financial Corporation      CT       12/12/86     3,813,173     3,128,824         213,846          5.61
WCBI        Westco Bancorp                     IL       06/26/92       309,265       252,484          48,383         15.64
WCFB        Webster City Federal SB, MHC       IA       08/15/94        97,258        74,085          21,675         22.29
WCHI        Workingmens Capital Holdings       IN       06/07/90       213,673       154,451          26,164         12.24
WEFC        Wells Financial Corp.              MN       04/11/95       196,184       148,669          29,327         14.95
WES         Westcorp                           CA       05/01/86     3,076,518     1,737,228         304,287          9.89
WFCO        Winton Financial Corp.             OH       08/04/88       262,329       208,621          20,698          7.89

                                               Tangible       Risk-Based     NPAs + Loans                               One Year
                                                Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                            Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker          Institution                         (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------          -----------                 -----------    -------------     -----------    ----------    ----------    ---------
SFIN        Statewide Financial Corp.             11.07            32.88            1.26            NA            NA          NA
SFSB        SuburbFed Financial Corp.              7.10            14.99            0.27          0.51          6.97          NA
SFSL        Security First Corp.                   8.49            12.80            0.44          1.18         13.51          NA
SGVB        SGV Bancorp, Inc.                      9.78            17.68            1.84          0.12          1.10          NA
SHEN        First Shenango Bancorp, Inc.          13.24            20.22            0.49          1.01          7.19          NA
SHFC        Seven Hills Financial Corp.           21.21            38.77            0.22          0.36          1.69          NA
SISB        SIS Bancorp, Inc.                      7.42               NA            1.11          1.28         17.92        8.67
SJSB        SJS Bancorp                           11.67            19.79            0.29          0.63          5.00          NA
SMBC        Southern Missouri Bancorp, Inc        16.40            26.15            0.97          0.87          4.98          NA
SMFC        Sho-Me Financial Corp.                11.98            18.43            0.00          0.83          6.26          NA
SOBI        Sobieski Bancorp, Inc.                18.49            35.86            0.00          0.42          2.24          NA
SOPN        First Savings Bancorp, Inc.           26.21               NA            0.03          1.48          5.68          NA
SOSA        Somerset Savings Bank                  5.46               NA            9.74          0.33          6.38       (5.85)
SPBC        St. Paul Bancorp, Inc.                 9.21            17.47            0.74          0.89          9.59        6.38
SRN         Southern Banc Company, Inc               NA            73.97              NA          0.54          3.96          NA
SSB         Scotland Bancorp, Inc                 37.58               NA              NA            NA            NA          NA
SSBK        Strongsville Savings Bank              8.11            13.51            0.49          1.00         11.88          NA
SSM         Stone Street Bancorp, Inc.            33.69               NA            0.31            NA            NA          NA
STFR        St. Francis Capital Corp.             10.01               NA            0.04          1.31         11.70      (10.29)
STND        Standard Financial, Inc.              12.30            25.22            0.14          0.88          6.23       (2.66)
STSA        Sterling Financial Corp.               5.04            11.08            0.63          0.45          7.70          NA
SVRN        Sovereign Bancorp, Inc.                3.83            12.64            0.55          0.80         14.71        4.69
SVRN        Sovereign Bancorp, Inc.                3.83            12.64            0.55          0.80         14.71        4.69
SWBI        Southwest Bancshares                  12.00            18.79            0.25          1.19          8.83      (17.15)
SWCB        Sandwich Co-operative Bank             8.08               NA            1.34          0.85         10.48        6.78
SZB         SouthFirst Bancshares, Inc.           14.89            25.27            0.56          0.55          3.24          NA
TBK         Tolland Bank                           5.98               NA            4.14         (0.46)        (7.50)       7.37
TCB         TCF Financial Corp.                    7.37            13.17            0.92          1.37         19.87       (1.88)
THBC        Troy Hill Bancorp, Inc.               22.20            26.63            2.95          1.38          6.09          NA
THIR        Third Financial Corp.                 18.15            18.57            0.23          1.40          7.85          NA
THR         Three Rivers Financial Corp.          15.26            25.51            0.73            NA            NA          NA
THRD        TF Financial Corporation              14.31            27.07            0.35          0.92          5.60        6.14
TPNZ        Tappan Zee Financial, Inc.            19.48            36.26            1.77          0.81          6.04          NA
TRIC        Tri-County Bancorp, Inc.              17.83            44.71            0.18          0.94          4.69          NA
TSBS        Trenton SB, MHC                       18.69            36.17            0.48          1.81         11.14          NA
TSH         Teche Holding Co.                     17.16            24.32            0.24          1.17          6.66          NA
TWIN        Twin City Bancorp                     13.76            22.01            0.46          1.08          7.84          NA
UBMT        United Financial Corp.                23.53            72.66            0.00          1.50          6.64          NA
UFRM        United Federal Savings Bank            8.27            16.81            0.66          0.87         11.31       (0.10)
VABF        Virginia Beach Fed. Financial          6.58            11.10            1.76          0.23          3.99          NA
VAFD        Valley Federal Savings Bank            8.09            14.47            0.79          0.08          0.96          NA
VFFC        Virginia First Financial               7.46            11.22            2.89          1.21         16.02       13.50
WAMU        Washington Mutual Inc.                 6.74               NA            0.51          1.00         13.72      (13.89)
WAYN        Wayne Savings & Loan Co. MHC           9.20            17.86            1.35          0.58          6.32          NA
WBCI        WFS Bancorp, Inc.                     12.27            22.17              NA          0.45          3.99          NA
WBST        Webster Financial Corporation          4.43            13.30            1.44          0.56         10.14        4.71
WCBI        Westco Bancorp                        15.64            33.14            0.58          1.32          8.46          NA
WCFB        Webster City Federal SB, MHC          22.29            51.91            1.08          1.11          5.04          NA
WCHI        Workingmens Capital Holdings          12.24            20.80            0.23          0.91          7.55       (2.88)
WEFC        Wells Financial Corp.                 14.95            19.06            0.39          0.81          5.96          NA
WES         Westcorp                               9.86            11.84            1.24          1.21         13.63       (4.19)
WFCO        Winton Financial Corp.                 7.70            12.13            0.53          0.94         12.54          NA

                           EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                           FINANCIAL CONDITION

                                                                         Total         Total           Total       Equity/
                                                                        Assets      Deposits          Equity        Assets
Ticker      Institution                       State     IPO Date        ($000)        ($000)          ($000)           (%)
- ------      -----------                       -----     --------        ------      --------          ------       -------
WFSB        1st Washington Bancorp Inc.         VA      05/14/87       795,319       440,682          47,355          5.95
WFSL        Washington Federal, Inc.            WA      11/17/82     4,928,989     2,429,971         598,099         12.13
WHGB        WHG Bancshares Corp.                MD      04/01/96       111,704        73,351          23,008         20.60
WLDN        Walden Bancorp, Inc.                MA      12/04/85     1,019,288       770,257          95,494          9.37
WOFC        Western Ohio Financial Corp.        OH      07/29/94       319,558       182,038          58,161         18.20
WRNB        Warren Bancorp, Inc.                MA      07/09/86       354,882       316,620          31,768          8.95
WSB         Washington Savings Bank, FBS        MD         NA          254,968       232,278          20,959          8.22
WSFS        WSFS Financial Corporation          DE      11/26/86     1,259,332       749,557          73,824          5.86
WSTR        WesterFed Financial Corp.           MT      01/10/94       588,255       356,332          78,102         13.28
WVFC        WVS Financial Corporation           PA      11/29/93       240,282       170,973          36,331         15.12
WWFC        Westwood Financial Corportion       NJ      06/07/96        84,779        78,667           5,978          7.05
WYNE        Wayne Bancorp, Inc.                 NJ      06/27/96       207,997       173,822          17,299          8.32
YFCB        Yonkers Financial Corporation       NY      04/18/96       212,248       194,624          16,598          7.82
YFED        York Financial Corp.                PA      02/01/84     1,048,673       914,708          92,078          8.78

Average                                                              1,371,299       933,199         110,268         12.20

                                               Tangible       Risk-Based     NPAs + Loans                                OneYear
                                                Equity/         Capital/     90+ Pst Due/    Return on     Return on    Cum Gap/
                                            Tang Assets    Risk-Weighted          Assets    Avg Assets    Avg Equity      Assets
Ticker     Institution                              (%)       Assets (%)             (%)           (%)           (%)         (%)
- ------     -----------                      -----------    -------------     -----------    ----------    ----------    --------
WFSB        1st Washington Bancorp Inc.            5.95            14.00            0.87          0.63         11.04       15.76
WFSL        Washington Federal, Inc.              11.61            21.22            0.60          1.75         13.78      (49.44)
WHGB        WHG Bancshares Corp.                  20.60            19.77            0.35            NA            NA          NA
WLDN        Walden Bancorp, Inc.                   8.13               NA            0.75          0.99         10.82       (3.15)
WOFC        Western Ohio Financial Corp.          17.32            46.01            0.34          1.12          4.19          NA
WRNB        Warren Bancorp, Inc.                   8.95               NA            2.05          1.65         19.83      (10.86)
WSB         Washington Savings Bank, FBS           8.22            20.88              NA          0.94         12.56          NA
WSFS        WSFS Financial Corporation             5.80            12.30            3.27          2.21         41.09        9.66
WSTR        WesterFed Financial Corp.             13.28            21.34            0.07          0.76          5.68          NA
WVFC        WVS Financial Corporation             15.12               NA            0.45          1.23          8.09      (16.94)
WWFC        Westwood Financial Corpor              5.65               NA            0.02          0.67          9.40          NA
WYNE        Wayne Bancorp, Inc.                    8.32               NA            1.46          0.46          5.12          NA
YFCB        Yonkers Financial Corporation          7.82               NA            1.63            NA            NA          NA
YFED        York Financial Corp.                   8.78            12.11            2.24          0.97         11.42        6.42

Average                                           11.94            22.83            1.16          0.86          8.36       (1.47)

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                       Current    Current    Current    Current       Current
                                                       Market      Stock      Price/     Price/     Price/ Tang
                                                        Value      Price     LTM EPS   Book Value   Book Value
Ticker  Institution                       Exchange      ($M)        ($)        (x)        (%)           (%)
- ------  -----------                       --------      ----       ----       ----       ----          ----
AADV    Advantage Bancorp, Inc.           NASDAQ       118.22     34.250      14.64     131.53        151.82
ABBK    Abington Savings Bank             NASDAQ        29.67     15.750      19.94      95.34        109.00
ABCW    Anchor BanCorp Wisconsin          NASDAQ       171.47     34.750      12.87     144.79        148.69
AFCB    Affiliated Community Bancorp      NASDAQ        88.12     17.375        NA       90.45         91.16
AFFFZ   America First Financial Fund      NASDAQ       160.78     26.750      9.26      104.82        107.34
AHCI    Ambanc Holding Co., Inc.          NASDAQ        51.51      9.500        NA       68.49         68.49
AHM     Ahmanson & Company (H.F.)          NYSE       2,816.29    26.125      7.89      128.06        136.64
ALBC    Albion Banc Corp.                 NASDAQ        4.43      17.000      25.37      72.99         72.99
ALBK    ALBANK Financial Corporation      NASDAQ       358.84     26.375      13.06     111.85        126.74
AMFB    American Federal Bank             NASDAQ       176.24     16.125      10.90     163.21        177.00
AMFC    AMB Financial Corp.               NASDAQ        12.08     10.750        NA         NA            NA
ANBK    American National Bancorp         NASDAQ        40.18     10.625        NA       82.56         82.56
ANDB    Andover Bancorp, Inc.             NASDAQ       108.26     25.500      11.28     124.76        124.76
ASBI    Ameriana Bancorp                  NASDAQ        44.89     13.500      14.06     100.67        100.82
ASBP    ASB Financial Corp.               NASDAQ        25.71     15.000        NA       99.73         99.73
ASFC    Astoria Financial Corporation     NASDAQ       588.48     26.875      12.05     102.73        126.29
ATSB    AmTrust Capital Corp.             NASDAQ        4.82       8.500      23.61      63.81         64.49
AVND    Avondale Financial Corp.          NASDAQ        52.19     13.000        NA       80.20         80.20
BANC    BankAtlantic Bancorp, Inc.        NASDAQ       159.11     13.500      6.88      115.88        126.17
BDJI    First Federal Bancorporation      NASDAQ        10.70     13.060        NA       74.04         74.04
BFD     BostonFed Bancorp, Inc.            AMSE         79.08     12.000        NA       80.43         80.43
BFSB    Bedford Bancshares, Inc.          NASDAQ        19.47     16.500      13.20      97.86         97.86
BFSI    BFS Bankorp, Inc.                 NASDAQ        62.97     38.500      6.62      136.57        136.57
BKC     American Bank of Connecticut       AMSE         56.58     24.750      12.69     127.77        134.73
BKCO    Bankers Corp.                     NASDAQ       220.70     17.250      10.99     117.43        119.96
BKCT    Bancorp Connecticut, Inc.         NASDAQ        62.69     23.250      14.62     144.41        144.41
BKUNA   BankUnited Financial Corp.        NASDAQ        40.81      7.500      6.20       94.58        100.13
BPLS    Bank Plus Corp.                   NASDAQ       163.09      8.940        NM       93.22         93.42
BRFC    Bridgeville Savings Bank          NASDAQ        17.00     15.125      25.21     107.04        107.04
BSBC    Branford Savings Bank             NASDAQ        17.48      3.375      16.07     146.10        146.10
BSBC    Branford Savings Bank             NASDAQ        17.48      3.375      16.07     146.10        146.10
BVFS    Bay View Capital Corp.            NASDAQ       229.44     33.250        NM      112.86        115.77
BWFC    Bank West Financial Corp.         NASDAQ        25.26     11.000      24.44      91.74         91.74
BYFC    Broadway Financial Corp.          NASDAQ        8.93      10.000        NA       67.89         67.89
CAFI    Camco Financial Corporation       NASDAQ        38.69     19.625      9.26      135.16        135.16
CAL     Cal Fed Bancorp, Inc.              NYSE        888.05     18.000      10.91     142.41        142.41
CAPS    Capital Savings Bancorp, Inc.     NASDAQ        17.77     18.000      9.94       88.50         88.50
CARV    Carver Federal Savings Bank       NASDAQ        17.94      7.750      22.79      51.26         53.89
CASB    Cascade Financial Corp.           NASDAQ        33.67     16.500      21.43     166.00        166.00
CASH    First Midwest Financial, Inc.     NASDAQ        40.26     22.500      11.42     103.59        111.11
CATB    Catskill Financial Corp.          NASDAQ        57.58     10.125        NA         NA            NA
CBCI    Calumet Bancorp, Inc.             NASDAQ        70.99     28.060      13.30      87.71         87.71
CBCO    CB Bancorp, Inc.                  NASDAQ        20.79     17.500      9.02      110.83        110.83
CBIN    Community Bank Shares             NASDAQ        25.04     12.625        NA       98.25         98.25
CBK     Citizens First Financial Corp.     AMSE         28.53     10.125        NA         NA            NA
CBNH    Community Bankshares, Inc.        NASDAQ        44.70     18.500      10.76     119.59        119.59
CBSA    Coastal Bancorp, Inc.             NASDAQ        91.72     18.500      9.69      100.00        123.25
CBSB    Charter Financial, Inc.           NASDAQ        56.58     11.375        NA       87.84         90.13
CCFH    CCF Holding Company               NASDAQ        13.57     12.000        NA       81.14         81.14


                                                        Current    1 Month Avg
                                                        Dividend   Weekly Vol/     Price/      Price/
                                                          Yield    Shares Out   LTM Core EPS   Assets      Shares
Ticker  Institution                       Exchange         (%)       (%)            (x)         (%)      Outstanding
- ------  -----------                       --------        ---        ---            ---         ---      -----------
AADV    Advantage Bancorp, Inc.           NASDAQ         0.934       0.81          16.23       12.06      3,451,543
ABBK    Abington Savings Bank             NASDAQ         2.540       1.05          30.29       6.20       1,884,000
ABCW    Anchor BanCorp Wisconsin          NASDAQ         1.151       0.54          13.37       9.77       4,934,350
AFCB    Affiliated Community Bancorp      NASDAQ         2.763       1.76            NA        9.39       5,071,666
AFFFZ   America First Financial Fund      NASDAQ         5.981       1.89          9.32        6.89       6,010,589
AHCI    Ambanc Holding Co., Inc.          NASDAQ         0.000       2.75            NA        13.13      5,422,250
AHM     Ahmanson & Company (H.F.)          NYSE          3.368       2.18          38.99       5.90       7,000,000
ALBC    Albion Banc Corp.                 NASDAQ         1.805       1.09          29.82       7.82        260,714
ALBK    ALBANK Financial Corporation      NASDAQ         1.820       1.33          13.06       10.77     13,605,308
AMFB    American Federal Bank             NASDAQ         2.481       0.69          10.08       13.15     10,929,685
AMFC    AMB Financial Corp.               NASDAQ         0.000       1.45            NA          NA       1,124,125
ANBK    American National Bancorp         NASDAQ         0.000       1.62            NA        9.42       3,781,475
ANDB    Andover Bancorp, Inc.             NASDAQ         2.353       8.57          10.85       9.48       4,245,671
ASBI    Ameriana Bancorp                  NASDAQ         4.148       0.62          14.67       11.72      3,325,277
ASBP    ASB Financial Corp.               NASDAQ         2.667       0.38            NA        23.01      1,713,960
ASFC    Astoria Financial Corporation     NASDAQ         1.637       4.36          13.11       8.78      21,896,940
ATSB    AmTrust Capital Corp.             NASDAQ         0.000       1.32          94.44       6.60        566,964
AVND    Avondale Financial Corp.          NASDAQ         0.000       0.41            NA        9.00       4,014,568
BANC    BankAtlantic Bancorp, Inc.        NASDAQ         1.304       2.58          11.34       9.65      10,592,999
BDJI    First Federal Bancorporation      NASDAQ         0.000       0.40            NA        10.64       819,375
BFD     BostonFed Bancorp, Inc.            AMSE          1.667       2.48            NA        11.67      6,589,617
BFSB    Bedford Bancshares, Inc.          NASDAQ         2.424       1.24          13.20       16.76      1,180,169
BFSI    BFS Bankorp, Inc.                 NASDAQ         0.000       0.23          6.86        11.12      1,635,488
BKC     American Bank of Connecticut       AMSE          5.495       0.25          24.03       10.95      2,286,125
BKCO    Bankers Corp.                     NASDAQ         3.710       0.93          10.52       11.52     12,794,218
BKCT    Bancorp Connecticut, Inc.         NASDAQ         3.083       1.42          15.00       15.61      2,696,416
BKUNA   BankUnited Financial Corp.        NASDAQ         0.000       3.84            NM        5.78        363,636
BPLS    Bank Plus Corp.                   NASDAQ         0.000       2.19            NM        4.97      18,242,465
BRFC    Bridgeville Savings Bank          NASDAQ         2.116       0.90          25.21       30.52      1,124,125
BSBC    Branford Savings Bank             NASDAQ         0.000       0.97          16.07       12.69      5,179,863
BSBC    Branford Savings Bank             NASDAQ         0.000       0.97          16.07       12.69      1,379,533
BVFS    Bay View Capital Corp.            NASDAQ         1.805       1.05          30.79       7.88       6,900,306
BWFC    Bank West Financial Corp.         NASDAQ         2.545       3.02          42.31       18.14      2,296,040
BYFC    Broadway Financial Corp.          NASDAQ         2.000       0.67            NA        7.75        892,688
CAFI    Camco Financial Corporation       NASDAQ         2.344       0.12          12.04       11.26      1,971,477
CAL     Cal Fed Bancorp, Inc.              NYSE          0.000       2.60          11.69       6.22      49,336,280
CAPS    Capital Savings Bancorp, Inc.     NASDAQ         2.000       0.57          9.94        9.23        987,179
CARV    Carver Federal Savings Bank       NASDAQ         0.000       0.99          18.02       4.94       2,314,375
CASB    Cascade Financial Corp.           NASDAQ         0.000       0.15          44.59       10.32      2,040,485
CASH    First Midwest Financial, Inc.     NASDAQ         1.956       0.58          14.33       13.00      1,789,535
CATB    Catskill Financial Corp.          NASDAQ         0.000       2.79            NA          NA       5,686,750
CBCI    Calumet Bancorp, Inc.             NASDAQ         0.000       2.08          13.36       14.90      2,529,878
CBCO    CB Bancorp, Inc.                  NASDAQ         0.000       0.97          9.02        10.15      1,188,226
CBIN    Community Bank Shares             NASDAQ         2.693       0.21            NA        11.16      1,983,720
CBK     Citizens First Financial Corp.     AMSE          0.000       1.26            NA          NA       2,817,500
CBNH    Community Bankshares, Inc.        NASDAQ         3.243       0.83          12.94       8.65       2,416,157
CBSA    Coastal Bancorp, Inc.             NASDAQ         2.162       0.67          9.74        3.27       4,957,870
CBSB    Charter Financial, Inc.           NASDAQ         2.110       2.24            NA        18.81      4,974,380
CCFH    CCF Holding Company               NASDAQ         3.333       1.91            NA        17.23      1,130,738

EXHIBIT 20-b
ALL PUBLICLY TRADED THRIFTS
MARKET DATA

                                                           Current    Current     Current    Current     Current
                                                           Market      Stock       Price/     Price/    Price/Tang
                                                            Value      Price      LTM EPS   Book Value  Book Value
Ticker    Institution                          Exchange      ($M)       ($)         (X)        (%)         (%)
- ------    -----------                          --------      ----       ---         ---        ---         ---
CEBK      Central Co-Operative Bank             NASDAQ       32.87     17.000      17.17     103.79       118.96
CENF      CENFED Financial Corp.                NASDAQ      109.44     21.750      11.27     103.47       103.72
CFB       Commercial Federal Corporation         NYSE       570.67     37.875      10.10     142.55       158.67
CFCP      Coastal Financial Corp.               NASDAQ       60.32     22.000      15.07     224.72       224.72
CFCX      Center Financial Corp.                NASDAQ      351.32     24.250      14.26     156.86       167.94
CFFC      Community Financial Corp.             NASDAQ       26.35     20.750      12.97     120.29       120.29
CFHC      California Financial Holding          NASDAQ      103.85     22.250      29.28     120.66       121.72
CFSB      CFSB Bancorp, Inc.                    NASDAQ       92.88     20.750      13.56     145.10       145.10
CFTP      Community Federal Bancorp             NASDAQ       62.49     13.500        NA       94.14        94.14
CFX       CFX Corporation                        AMSE       102.08     13.500      11.74     112.59       126.17
CIBI      Community Investors Bancorp           NASDAQ       10.52     15.000      11.90      88.60        88.60
CJFC      Central Jersey Financial              NASDAQ       81.38     30.500      15.72     148.20       159.44
CKFB      CKF Bancorp, Inc.                     NASDAQ       18.17     19.500      25.66     113.31       113.31
CLAS      Classic Bancshares, Inc.              NASDAQ       13.97     10.560        NA       71.54        71.54
CMRN      Cameron Financial Corp                NASDAQ       38.48     13.500        NA       78.08        78.08
CMSB      Commonwealth Bancorp, Inc.            NASDAQ      188.23     10.500        NA         NA           NA
CMSV      Community Savings, MHC                NASDAQ       79.12     16.250      16.25     105.86       105.86
CNIT      CENIT Bancorp, Inc.                   NASDAQ       54.62     34.000      20.48     117.28       121.82
CNSB      CNS Bancorp, Inc.                     NASDAQ       19.01     11.500        NA         NA           NA
CNSK      Covenant Bank for Savings             NASDAQ       23.51     12.000      15.58     141.68       141.68
COFD      Collective Bancorp, Inc.              NASDAQ      489.78     24.000       9.20     137.38       147.87
COFI      Charter One Financial                 NASDAQ    1,579.01     35.000      33.98     173.61       176.41
COOP      Cooperative Bankshares, Inc.          NASDAQ       25.36     17.000      30.91      86.56        98.44
CRCL      Circle Financial Corp.                NASDAQ       24.78     35.000      24.31     101.42       116.94
CRZY      Crazy Woman Creek Bancorp             NASDAQ       10.84     10.250        NA       69.87        69.87
CSA       Coast Savings Financial                NYSE       601.63     32.375      15.87     141.44       143.82
CSBF      CSB Financial Group, Inc.             NASDAQ        9.57      9.250        NA       75.20        75.20
CTBK      Center Banks Incorporated             NASDAQ       12.58     13.500      10.80      82.72        82.72
CTZN      CitFed Bancorp, Inc.                  NASDAQ      216.05     38.000      13.87     124.10       143.18
CVAL      Chester Valley Bancorp Inc.           NASDAQ       28.83     18.250      11.85     114.71       114.71
CZF       CitiSave Financial Corp                AMSE        13.51     14.000        NA       86.10        86.15
DFIN      Damen Financial Corp.                 NASDAQ       46.12     11.625        NA       81.07        81.07
DIBK      Dime Financial Corp.                  NASDAQ       75.99     15.125       7.84     142.29       149.75
DIME      Dime Community Bancorp, Inc.          NASDAQ      174.57     12.000        NA         NA           NA
DME       Dime Bancorp, Inc.                     NYSE     1,297.37     13.125      21.17     142.82       144.23
DNFC      D & N Financial Corp.                 NASDAQ       95.61     14.000       8.28     137.80       140.00
DSBC      DS Bancor, Inc.                       NASDAQ      105.35     34.750      13.47     128.75       133.29
DSL       Downey Financial Corp.                 NYSE       369.16     21.750      12.87      95.27        96.97
EBCP      Eastern Bancorp                       NASDAQ       59.35     16.500      12.41      93.48        99.28
EBSI      Eagle Bancshares                      NASDAQ       48.32     15.500      10.13     130.14       130.14
EFBI      Enterprise Federal Bancorp            NASDAQ       28.97     14.000      14.00      92.78        92.96
EGFC      Eagle Financial Corp.                 NASDAQ      110.04     24.500       6.98     107.98       149.21
EGLB      Eagle BancGroup, Inc.                 NASDAQ       15.31     11.750        NA         NA           NA
EQSB      Equitable Federal Savings Bank        NASDAQ       14.70     24.500       7.52     107.69       107.69
ESBK      Elmira Savings Bank (The)             NASDAQ       12.10     17.125      37.23      86.14        90.18
ESX       Essex Bancorp, Inc.                    AMSE         2.89      2.750        NM       35.62          NM
ETFS      East Texas Financial Services         NASDAQ       16.58     14.625      15.90      77.34        77.34
FBBC      First Bell Bancorp, Inc.              NASDAQ      110.25     13.500        NA       96.50        96.50
FBCI      Fidelity Bancorp, Inc.                NASDAQ       49.36     16.000      16.84      94.62        94.96

                                                          Current  1 Month Avg
                                                         Dividend  Weekly Vol/    Price/     Price/
                                                           Yield   Shares Out  LTM Core EPS  Assets      Shares
Ticker    Institution                          Exchange     (%)        (%)         (X)         (%)     Outstanding
- ------    -----------                          --------     ---        ---         ---         ---      -----------
CEBK      Central Co-Operative Bank             NASDAQ     0.000       3.07       18.48       10.33      1,933,334
CENF      CENFED Financial Corp.                NASDAQ     1.655       1.71       16.11        5.18      5,031,500
CFB       Commercial Federal Corporation         NYSE      1.056       0.98       10.15        8.62     15,067,179
CFCP      Coastal Financial Corp.               NASDAQ     2.000       0.15       16.54       13.67      2,741,712
CFCX      Center Financial Corp.                NASDAQ     1.155      17.53       21.65        9.57     14,487,375
CFFC      Community Financial Corp.             NASDAQ     2.506       0.87       12.97       16.49      1,269,698
CFHC      California Financial Holding          NASDAQ     1.978       0.89       33.71        8.13      4,667,615
CFSB      CFSB Bancorp, Inc.                    NASDAQ     2.313       0.46       14.41       12.04      4,476,139
CFTP      Community Federal Bancorp             NASDAQ     2.222       1.35          NA       31.16      4,628,750
CFX       CFX Corporation                        AMSE      5.333       0.46       14.84       10.65      7,561,176
CIBI      Community Investors Bancorp           NASDAQ     1.067       1.45       12.61       12.26        701,246
CJFC      Central Jersey Financial              NASDAQ     3.672       1.86       16.58       17.46      2,668,269
CKFB      CKF Bancorp, Inc.                     NASDAQ     2.051       0.85       25.66       30.92        931,911
CLAS      Classic Bancshares, Inc.              NASDAQ     0.000       1.97          NA       20.60      1,322,500
CMRN      Cameron Financial Corp                NASDAQ     2.074       2.45          NA       22.31      2,850,180
CMSB      Commonwealth Bancorp, Inc.            NASDAQ     2.373      13.13          NA          NA     17,926,277
CMSV      Community Savings, MHC                NASDAQ     4.923       0.87       18.90       12.51      4,868,732
CNIT      CENIT Bancorp, Inc.                   NASDAQ     2.353       0.53       17.80        8.18      1,606,350
CNSB      CNS Bancorp, Inc.                     NASDAQ     0.000         NA          NA          NA      1,653,125
CNSK      Covenant Bank for Savings             NASDAQ     0.000       0.19       15.58        6.94      1,959,490
COFD      Collective Bancorp, Inc.              NASDAQ     4.167       0.80        9.41        9.68     20,407,332
COFI      Charter One Financial                 NASDAQ     2.629       1.56       11.74       11.99     45,114,703
COOP      Cooperative Bankshares, Inc.          NASDAQ     0.000       0.24       36.17        8.08      1,491,698
CRCL      Circle Financial Corp.                NASDAQ     1.943       0.15       28.46       10.80        708,096
CRZY      Crazy Woman Creek Bancorp             NASDAQ     1.951       3.29          NA       22.85      1,058,000
CSA       Coast Savings Financial                NYSE      0.000       3.20       18.29        7.30     18,583,317
CSBF      CSB Financial Group, Inc.             NASDAQ     0.000       0.41          NA       23.23      1,035,000
CTBK      Center Banks Incorporated             NASDAQ     1.778       0.43       10.55        5.85        931,809
CTZN      CitFed Bancorp, Inc.                  NASDAQ     0.737       1.05       16.89        8.32      5,685,567
CVAL      Chester Valley Bancorp Inc.           NASDAQ     2.192       0.02       12.25       10.50      1,579,803
CZF       CitiSave Financial Corp                AMSE      2.143       1.12          NA       16.94        964,707
DFIN      Damen Financial Corp.                 NASDAQ     2.065       2.87          NA       19.60      3,967,500
DIBK      Dime Financial Corp.                  NASDAQ     1.851       1.67        7.00       11.32      5,023,985
DIME      Dime Community Bancorp, Inc.          NASDAQ     0.000         NA          NA          NA     14,547,500
DME       Dime Bancorp, Inc.                     NYSE      0.000       2.42       15.81        6.68     98,847,000
DNFC      D & N Financial Corp.                 NASDAQ     0.000       3.10        9.33        7.76      6,829,402
DSBC      DS Bancor, Inc.                       NASDAQ     0.691       3.35       15.31        8.44      3,031,527
DSL       Downey Financial Corp.                 NYSE      2.207       0.42       14.50        7.93     16,972,905
EBCP      Eastern Bancorp                       NASDAQ     2.909       1.00       15.28        7.19      3,596,682
EBSI      Eagle Bancshares                      NASDAQ     3.871       0.81       10.47        8.65      3,117,200
EFBI      Enterprise Federal Bancorp            NASDAQ     0.000       0.28       21.21       14.35      2,069,328
EGFC      Eagle Financial Corp.                 NASDAQ     3.755       2.32       14.00        7.70      4,491,493
EGLB      Eagle BancGroup, Inc.                 NASDAQ     0.000         NA          NA          NA      1,302,705
EQSB      Equitable Federal Savings Bank        NASDAQ     0.000       1.93        7.54        5.65        600,000
ESBK      Elmira Savings Bank (The)             NASDAQ     3.737       0.35       37.23        5.42        706,361
ESX       Essex Bancorp, Inc.                    AMSE      0.000       1.31          NM        0.92      1,050,547
ETFS      East Texas Financial Services         NASDAQ     1.368       0.08       17.21       15.18      1,133,890
FBBC      First Bell Bancorp, Inc.              NASDAQ     1.481       1.92          NA       20.32      8,166,450
FBCI      Fidelity Bancorp, Inc.                NASDAQ     1.500       0.26       18.18       11.40      3,084,850


                                                         EXHIBIT 20-b
                                                         ALL PUBLICLY TRADED THRIFTS
                                                         MARKET DATA

                                                   Current  Current  Current    Current     Current    Current
                                                   Market    Stock    Price/     Price/    Price/Tang  Dividend
                                                   Value     Price   LTM EPS   Book Value  Book Value    Yield
Ticker  Institution                     Exchange    ($m)      ($)      (x)        (%)         (%)         (%)
- ------  -----------                     --------    ----      ---      ---        ---         ---         ---
FBCV    1ST Bancorp                       NASDAQ   17.57   26.375      2.69     81.58       81.58       1.517
FBER    1st Bergen Bancorp                NASDAQ   29.17    9.190       NA        NA          NA        0.000
FBHC    Fort Bend Holding Corp.           NASDAQ   14.10   17.250      9.53     80.23       80.23       1.623
FBSI    First Bancshares, Inc.            NASDAQ   19.85   15.250     16.94     83.52       83.70       1.311
FCB     Falmouth Co-Operative Bank         AMSE    15.09   10.375       NA      69.91       69.91       0.000
FCBF    FCB Financial Corp.               NASDAQ   43.97   17.500     17.33     93.18       93.18       4.114
FCIT    First Citizens Financial Corp.    NASDAQ   51.75   17.750     13.35    131.97      131.97       0.000
FDEF    First Defiance Financial          NASDAQ  113.89   10.375       NA      84.90       84.90       2.699
FED     FirstFed Financial Corp.           NYSE   183.27   17.250     23.96     93.85       95.51       0.000
FESX    First Essex Bancorp, Inc.         NASDAQ   66.38   11.000      8.73    108.06      108.06       4.364
FFBA    First Colorado Bancorp, Inc.      NASDAQ  262.71   12.940       NA     107.65      109.01       2.473
FFBH    First Federal Bancshares of AR    NASDAQ   72.15   14.000       NA       NA          NA         0.000
FFBI    First Financial Bancorp, Inc.     NASDAQ   7.31    15.500     13.72     92.98       92.98       0.000
FFBS    FFBS BanCorp, Inc.                NASDAQ   36.18   23.000     21.50    139.99      139.99       2.174
FFBZ    First Federal Bancorp, Inc.       NASDAQ   19.22   24.500     10.99    152.74      152.93       1.796
FFCH    First Financial Holdings Inc.     NASDAQ  111.40   17.500     10.67    116.36      116.36       3.657
FFDF    FFD Financial Corp.               NASDAQ   15.46   10.625       NA       NA          NA         0.000
FFDP    FirstFed Bancshares               NASDAQ   58.43   17.250     17.97    103.85      108.70       2.319
FFEC    First Fed Bncshrs Eau Claire      NASDAQ  106.26   15.500     17.82    110.40      115.07       1.806
FFED    Fidelity Federal Bancorp          NASDAQ   29.30   11.750      9.33    206.14      206.14       6.809
FFES    First Federal of East Hartford    NASDAQ   45.39   17.500      8.97     78.48       78.76       3.429
FFFC    FFVA Financial Corp.              NASDAQ   93.59   17.250     14.87    102.74      104.86       2.319
FFFD    North Central Bancshares, Inc.    NASDAQ   43.62   10.875       NA      79.32       79.32       2.299
FFFG    F.F.O. Financial Group, Inc.      NASDAQ   23.18    2.750     18.33    126.15      126.15       0.000
FFFL    Fidelity FSB of Florida, MHC      NASDAQ   94.08   14.000     19.18    114.94      116.38       4.286
FFHC    First Financial Corp.             NASDAQ  685.56   22.940      9.93    172.48      181.77       2.616
FFHH    FSF Financial Corp.               NASDAQ   40.86   11.750     23.50     77.10       77.10       4.255
FFHS    First Franklin Corporation        NASDAQ   17.80   15.000     14.15     86.66       86.66       2.133
FFIC    Flushing Financial Corp           NASDAQ  138.27   17.375       NA     108.26      108.26       0.000
FFKY    First Federal Financial Corp.     NASDAQ   88.52   21.000     15.91    179.49      192.48       2.286
FFLC    FFLC Bancorp, Inc.                NASDAQ   48.81   18.500     16.23     87.02       87.02       2.162
FFML    First Family Financial Corp.      NASDAQ   11.45   21.000      8.17    128.21      128.21       0.762
FFOH    Fidelity Financial of Ohio        NASDAQ   40.74   10.000       NA      80.19       80.19       2.000
FFPB    First Palm Beach Bancorp, Inc.    NASDAQ  108.15   20.875     12.21     96.64       99.22       1.916
FFPC    Florida First Bancorp, Inc.       NASDAQ   37.32   11.060     14.55    177.24      177.24       2.170
FFRV    Fidelity Financial Bankshares     NASDAQ   30.77   13.500      9.85    112.41      112.50       1.481
FFSL    First Independence Corp.          NASDAQ   10.36   17.750      9.70     80.61       80.61       2.254
FFSW    FirstFederal Financial Svcs       NASDAQ   94.99   29.000     16.02    197.14      216.74       1.655
FFSX    First Fed SB of Siouxland, MHC    NASDAQ   41.81   24.500     15.03    113.85      114.43       2.939
FFWC    FFW Corp.                         NASDAQ   14.78   20.000     11.76     91.91       91.91       3.000
FFWD    Wood Bancorp, Inc.                NASDAQ   20.05   19.500     12.50     98.93       98.93       1.846
FFWM    First Financial-W. Maryland       NASDAQ   44.30   20.250     31.15    108.29      108.29       2.370
FFYF    FFY Financial Corp.               NASDAQ  118.70   23.500     17.41    116.05      116.05       2.553
FGHC    First Georgia Holding, Inc.       NASDAQ   12.40    6.125     10.94    104.52      118.24       0.000
FIBC    Financial Bancorp, Inc.           NASDAQ   23.42   12.500     15.82     87.29       87.78       2.400
FISB    First Indiana Corporation         NASDAQ  195.57   23.625     11.58    147.93      150.10       2.370
FKFS    First Keystone Financial          NASDAQ   21.97   17.000     16.04     95.34       95.34       0.000
FKKY    Frankfort First Bancorp, Inc.     NASDAQ   41.83   12.125       NA      87.42       87.42       2.969
FLAG    FLAG Financial Corp.              NASDAQ   24.60   12.250     12.50    113.95      113.95       2.776

                                                     1 Month Avg
                                                     Weekly Vol/      Price/      Price/
                                                      Shares Out   LTM Core Eps   Assets     Shares
Ticker  Institution                     Exchange         (%)           (x)         (%)     Outstanding
- ------  -----------                     --------         ---           ---         ---     -----------
FBCV    1ST Bancorp                       NASDAQ        0.30            NM        6.43       666,042
FBER    1st Bergen Bancorp                NASDAQ        3.96            NA          NA      3,174,000
FBHC    Fort Bend Holding Corp.           NASDAQ        0.31          10.85       5.77       817,398
FBSI    First Bancshares, Inc.            NASDAQ        0.16          17.13       14.13     1,301,576
FCB     Falmouth Co-Operative Bank         AMSE         2.02            NA        17.17     1,454,750
FCBF    FCB Financial Corp.               NASDAQ        0.26          17.68       17.20     2,512,614
FCIT    First Citizens Financial Corp.    NASDAQ        0.69          16.75       8.29      2,915,606
FDEF    First Defiance Financial          NASDAQ        1.75            NA        21.56    10,977,694
FED     FirstFed Financial Corp.           NYSE         1.42          26.14       4.40     10,624,296
FESX    First Essex Bancorp, Inc.         NASDAQ        2.37          10.38       8.28      6,034,867
FFBA    First Colorado Bancorp, Inc.      NASDAQ        1.51            NA        17.60    20,302,000
FFBH    First Federal Bancshares of AR    NASDAQ        2.84            NA          NA      5,153,751
FFBI    First Financial Bancorp, Inc.     NASDAQ        0.95          16.67       8.25       471,896
FFBS    FFBS BanCorp, Inc.                NASDAQ        0.14          21.50       29.28     1,572,883
FFBZ    First Federal Bancorp, Inc.       NASDAQ        0.24          11.24       11.10      784,558
FFCH    First Financial Holdings Inc.     NASDAQ        1.61          10.48       7.69      6,365,941
FFDF    FFD Financial Corp.               NASDAQ        3.13            NA          NA      1,454,750
FFDP    FirstFed Bancshares               NASDAQ        0.79          30.26       9.36      3,387,353
FFEC    First Fed Bncshrs Eau Claire      NASDAQ        3.12          18.45       15.81     6,855,379
FFED    Fidelity Federal Bancorp          NASDAQ        0.31          9.96        10.46     2,493,229
FFES    First Federal of East Hartford    NASDAQ        0.70          9.11        4.86      2,593,628
FFFC    FFVA Financial Corp.              NASDAQ        3.33          15.27       18.08     5,425,664
FFFD    North Central Bancshares, Inc.    NASDAQ        4.17            NA        22.89     4,011,057
FFFG    F.F.O. Financial Group, Inc.      NASDAQ        0.27          17.19       7.58      8,430,000
FFFL    Fidelity FSB of Florida, MHC      NASDAQ        0.08          20.59       11.88     6,720,252
FFHC    First Financial Corp.             NASDAQ        1.32          10.24       12.65    29,885,122
FFHH    FSF Financial Corp.               NASDAQ        0.52          23.50       13.89     3,477,694
FFHS    First Franklin Corporation        NASDAQ        0.59          14.42       8.23      1,186,518
FFIC    Flushing Financial Corp           NASDAQ        3.56            NA        18.70     7,957,767
FFKY    First Federal Financial Corp.     NASDAQ        0.14          18.42       25.22     4,215,360
FFLC    FFLC Bancorp, Inc.                NASDAQ        0.65          16.09       14.77     2,638,356
FFML    First Family Financial Corp.      NASDAQ        0.03          15.22       7.20       545,000
FFOH    Fidelity Financial of Ohio        NASDAQ        0.85            NA        16.33     4,073,589
FFPB    First Palm Beach Bancorp, Inc.    NASDAQ        2.13          12.35       7.38      5,180,687
FFPC    Florida First Bancorp, Inc.       NASDAQ        1.04          16.03       12.27     3,374,245
FFRV    Fidelity Financial Bankshares     NASDAQ        1.43          10.07       9.57      2,279,047
FFSL    First Independence Corp.          NASDAQ        0.19          11.31       10.19      583,421
FFSW    FirstFederal Financial Svcs       NASDAQ        0.52          19.73       9.56       496,500
FFSX    First Fed SB of Siouxland, MHC    NASDAQ        0.18          16.33       9.58      1,706,345
FFWC    FFW Corp.                         NASDAQ        0.92          10.58       9.93       739,176
FFWD    Wood Bancorp, Inc.                NASDAQ        0.67          12.91       14.43     1,028,170
FFWM    First Financial-W. Maryland       NASDAQ        0.65          33.75       13.57     2,187,584
FFYF    FFY Financial Corp.               NASDAQ        2.66          16.79       21.29     5,051,272
FGHC    First Georgia Holding, Inc.       NASDAQ        0.12          11.78       8.72      2,023,711
FIBC    Financial Bancorp, Inc.           NASDAQ        4.50          16.03       9.30      1,873,365
FISB    First Indiana Corporation         NASDAQ        0.28          13.66       13.24     8,278,225
FKFS    First Keystone Financial          NASDAQ        1.52          14.78       7.90      1,292,500
FKKY    Frankfort First Bancorp, Inc.     NASDAQ        1.52            NA        30.18     3,450,000
FLAG    FLAG Financial Corp.              NASDAQ        0.29          14.08       10.89     2,008,457

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA


                                                           Current    Current     Current    Current     Current
                                                           Market      Stock       Price/     Price/    Price/Tang
                                                            Value      Price      LTM EPS   Book Value  Book Value
Ticker    Institution                          Exchange      ($M)       ($)         (X)        (%)         (%)
- ------    -----------                          --------      ----       ---         ---        ---         ---
FLFC      First Liberty Financial Corp.         NASDAQ      86.60      21.750      10.26     129.16      153.82
FLFC      First Liberty Financial Corp.         NASDAQ      86.60      21.750      10.26     129.16      153.82
FLKY      First Lancaster Bancshares            NASDAQ      12.82      13.375        NA         NA          NA
FMBD      First Mutual Bancorp, Inc.            NASDAQ      49.41      12.000        NA       72.46       72.46
FMCO      FMS Financial Corporation             NASDAQ      40.39      16.375      10.05     121.30      124.71
FMCT      Farmers & Mechanics Bank              NASDAQ      50.34      30.310     151.55     168.86      168.86
FMLY      Family Bancorp                        NASDAQ     100.64      24.625      12.63     146.23      159.80
FMSB      First Mutual Savings Bank             NASDAQ      31.81      13.000       9.15     129.10      129.10
FNGB      First Northern Capital Corp.          NASDAQ      69.50      15.250      15.10      95.43       95.43
FNSC      Financial Security Corp.              NASDAQ      39.05      25.625      18.70      99.13       99.13
FOBC      Fed One Bancorp                       NASDAQ      36.10      14.500      11.98      87.72       92.65
FPRY      First Financial Bancorp               NASDAQ      19.22      21.500      14.83     125.95      125.95
FRC       First Republic Bancorp                 NYSE      110.23      15.000      55.56      98.88       99.01
FSBC      First Savings Bank, FSB               NASDAQ       3.83       5.500        NA       69.97       69.97
FSBI      Fidelity Bancorp, Inc.                NASDAQ      21.86      16.000      13.22      99.63      100.44
FSBS      First Ashland Financial Corp          NASDAQ      26.70      18.250        NA      113.00      113.00
FSFC      First Southeast Financial Corp        NASDAQ      39.98       9.750      12.19      56.69       56.69
FSFI      First State Financial Services        NASDAQ      52.32      13.000      13.54     121.61      128.33
FSLA      First Savings Bank, MHC               NASDAQ     102.56      15.750      13.02     112.66      129.84
FSNJ      First Savings Bk of NJ, MHC           NASDAQ      43.26      14.125        NA       79.80       79.80
FSPG      First Home Bancorp, Inc.              NASDAQ      36.03      17.750       8.18     118.57      121.91
FSSB      First FS&LA of San Bernardino         NASDAQ       3.28      10.000        NM       56.34       59.00
FTF       Texarkana First Financial Corp         AMSE       31.74      16.000        NA       94.23       94.23
FTFC      First Federal Capital Corp.           NASDAQ     125.95      20.000      10.81     133.07      141.34
FTSB      Fort Thomas Financial Corp.           NASDAQ      27.15      17.250        NA      127.03      127.03
FWWB      First SB of Washington Bancorp        NASDAQ     153.49      15.250        NA      100.00      100.00
GAF       GA Financial, Inc.                     AMSE       96.79      10.875        NA       75.84       75.84
GBCI      Glacier Bancorp, Inc.                 NASDAQ      72.65      21.625      12.29     189.53      189.86
GDVS      Greater Delaware Valley SB,MHC        NASDAQ      32.73      10.000      28.57     112.87      112.87
GDW       Golden West Financial                  NYSE    3,194.95      54.500      12.36     136.97      145.61
GFCO      Glenway Financial Corp.               NASDAQ      22.64      20.750      14.72      85.46       87.55
GFED      Guaranty Federal SB, MHC              NASDAQ      35.94      11.500        NA      132.34      132.34
GFSB      GFS Bancorp, Inc.                     NASDAQ      10.42      20.250      12.98     107.03      107.03
GLBK      Glendale Co-Operative Bank            NASDAQ       4.08      16.500      14.60      69.65       69.65
GLN       Glendale Federal Bank, FSB             NYSE      793.53      18.000      72.00     121.62      131.96
GPT       GreenPoint Financial Corp.             NYSE    1,481.91      28.250      12.39      84.71      148.68
GROV      Grove Bank                            NASDAQ      46.92      30.500      10.48     128.21      128.48
GRTR      Greater New York Savings Bank         NASDAQ     143.66      10.810      13.35     100.93      100.93
GSBC      Great Southern Bancorp, Inc.          NASDAQ     119.46      26.940      11.32     179.12      182.15
GSFC      Green Street Financial Corp.          NASDAQ      56.41      13.125        NA         NA          NA
GSLC      Guaranty Financial Corp.              NASDAQ       6.89       7.500       9.15     108.23      108.23
GTFN      Great Financial Corporation           NASDAQ     367.00      25.875      16.69     134.84      137.05
GTPS      Great American Bancorp                NASDAQ      26.36      14.250        NA       79.34       79.34
GUPB      GFSB Bancorp, Inc.                    NASDAQ      12.81      13.500        NA       78.99       78.99
GWBC      Gateway Bancorp, Inc.                 NASDAQ      16.11      14.125      21.73      91.01       91.01
GWF       Great Western Financial                NYSE    3,155.71      23.000      12.11     124.86      142.59
HALL      Hallmark Capital Corp.                NASDAQ      22.00      15.250      12.92      82.97       82.97
HARB      Harbor Federal Savings Bk, MHC        NASDAQ     123.25      25.000      11.57     148.99      148.99
HARL      Harleysville Savings Bank             NASDAQ      22.53      17.500      10.42     116.59      116.59

                                                          Current  1 Month Avg
                                                         Dividend  Weekly Vol/    Price/     Price/
                                                           Yield   Shares Out  LTM Core EPS  Assets      Shares
Ticker    Institution                          Exchange     (%)        (%)         (X)         (%)     Outstanding
- ------    -----------                          --------     ---        ---         ---         ---      -----------
FLFC      First Liberty Financial Corp.         NASDAQ     2.391       0.39       12.95        8.82      3,981,578
FLFC      First Liberty Financial Corp.         NASDAQ     2.391       0.39       12.95        8.82        302,580
FLKY      First Lancaster Bancshares            NASDAQ     0.000         NA         NA           NA        958,815
FMBD      First Mutual Bancorp, Inc.            NASDAQ     2.333       1.39         NA        18.31      4,117,200
FMCO      FMS Financial Corporation             NASDAQ     1.221       0.18       10.05        7.99      2,466,573
FMCT      Farmers & Mechanics Bank              NASDAQ     0.000      10.69        NM          9.38      1,661,000
FMLY      Family Bancorp                        NASDAQ     1.949       3.57       14.15       11.34      4,087,048
FMSB      First Mutual Savings Bank             NASDAQ     1.538       0.15        9.35        8.57      2,446,734
FNGB      First Northern Capital Corp.          NASDAQ     3.934       0.23       17.73       12.15      4,557,125
FNSC      Financial Security Corp.              NASDAQ     0.000       0.81       16.22       14.25      1,523,808
FOBC      Fed One Bancorp                       NASDAQ     3.724       0.39       11.98       10.63      2,489,462
FPRY      First Financial Bancorp               NASDAQ     3.721       0.24       19.72        8.00        893,902
FRC       First Republic Bancorp                 NYSE      0.000       0.42       62.50        5.59           NA
FSBC      First Savings Bank, FSB               NASDAQ     0.000       1.07         NA         3.31        695,698
FSBI      Fidelity Bancorp, Inc.                NASDAQ     1.818       0.13       13.22        7.25      1,366,526
FSBS      First Ashland Financial Corp          NASDAQ     0.000       1.69         NA        30.74      1,463,039
FSFC      First Southeast Financial Corp        NASDAQ     4.923      10.62       12.19       11.12      4,100,615
FSFI      First State Financial Services        NASDAQ     1.692       3.11       17.57        8.32      4,024,658
FSLA      First Savings Bank, MHC               NASDAQ     2.540       0.06       13.82       10.69      6,511,756
FSNJ      First Savings Bk of NJ, MHC           NASDAQ     3.540       0.06         NA         6.49      3,062,321
FSPG      First Home Bancorp, Inc.              NASDAQ     2.704       0.21        8.57        7.73      2,030,009
FSSB      First FS&LA of San Bernardino         NASDAQ     0.000       0.00         NM         3.18        328,296
FTF       Texarkana First Financial Corp         AMSE      2.813       0.45         NA        19.43      1,983,750
FTFC      First Federal Capital Corp.           NASDAQ     3.200       0.34       14.71        9.11      6,297,735
FTSB      Fort Thomas Financial Corp.           NASDAQ     1.449       0.37         NA        30.86      1,573,775
FWWB      First SB of Washington Bancorp        NASDAQ     1.311       1.31         NA        25.80     10,064,918
GAF       GA Financial, Inc.                     AMSE      0.000       2.88         NA        17.02      8,900,000
GBCI      Glacier Bancorp, Inc.                 NASDAQ     2.960       0.23       12.29       18.24      3,359,767
GDVS      Greater Delaware Valley SB,MHC        NASDAQ     3.600       0.13       28.57       13.87      3,272,500
GDW       Golden West Financial                  NYSE      0.697       0.70       12.50        9.12     58,622,859
GFCO      Glenway Financial Corp.               NASDAQ     3.277       0.18       14.93        8.26      1,090,887
GFED      Guaranty Federal SB, MHC              NASDAQ     5.565       0.53         NA        19.37      3,125,000
GFSB      GFS Bancorp, Inc.                     NASDAQ     1.975       0.85       13.24       12.88        514,600
GLBK      Glendale Co-Operative Bank            NASDAQ     0.000       0.10       17.37       11.36        247,250
GLN       Glendale Federal Bank, FSB             NYSE      0.000       6.83       20.00        5.52     44,085,008
GPT       GreenPoint Financial Corp.             NYSE      2.832       0.93       12.28       10.24     52,456,950
GROV      Grove Bank                            NASDAQ     2.361       4.47       11.09        8.00      1,538,330
GRTR      Greater New York Savings Bank         NASDAQ     0.000       2.83       15.90        5.58     13,289,356
GSBC      Great Southern Bancorp, Inc.          NASDAQ     2.598       0.13       12.03       18.13      4,434,331
GSFC      Green Street Financial Corp.          NASDAQ     3.048       2.75         NA           NA      4,298,125
GSLC      Guaranty Financial Corp.              NASDAQ     1.333       0.20       14.71        6.70        919,168
GTFN      Great Financial Corporation           NASDAQ     1.855       0.93       20.37       15.31     14,183,732
GTPS      Great American Bancorp                NASDAQ     2.807       0.69         NA        21.87      1,849,562
GUPB      GFSB Bancorp, Inc.                    NASDAQ     2.963       0.11         NA        18.19        948,750
GWBC      Gateway Bancorp, Inc.                 NASDAQ     2.832       0.03       21.73       22.75      1,140,570
GWF       Great Western Financial                NYSE      4.348       1.29       13.22        7.21      6,600,000
HALL      Hallmark Capital Corp.                NASDAQ     0.000       0.96       14.52        6.49      1,442,950
HARB      Harbor Federal Savings Bk, MHC        NASDAQ     4.800       0.26       11.63       13.20      4,930,121
HARL      Harleysville Savings Bank             NASDAQ     2.286       0.05       10.23        8.22      1,287,442

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                           Current    Current     Current    Current     Current
                                                           Market      Stock       Price/     Price/    Price/Tang
                                                            Value      Price      LTM EPS   Book Value  Book Value
Ticker    Institution                          Exchange      ($M)       ($)         (X)        (%)         (%)
- ------    -----------                          --------      ----       ---         ---        ---         ---
HARS      Harris Savings Bank, MHC             NASDAQ      184.99      16.500      22.30      122.68      131.06
HAVN      Haven Bancorp, Inc.                  NASDAQ      118.98      27.750      13.09      127.18      127.94
HBBI      Home Building Bancorp                NASDAQ        6.84      21.250      32.69      106.04      106.04
HBFW      Home Bancorp                         NASDAQ       44.65      15.190      18.08       91.51       91.51
HBNK      Highland Federal Bank FSB            NASDAQ       36.74      16.000      25.00      106.10      106.10
HBS       Haywood Bancshares, Inc.              AMSE        23.85      18.500      17.45      124.33      129.92
HEMT      HF Bancorp, Inc.                     NASDAQ       61.74       9.625        NA        71.56       71.61
HFFB      Harrodsburg First Fin Bancorp        NASDAQ       36.01      16.500        NA       106.52      106.52
HFFC      HF Financial Corp.                   NASDAQ       46.21      15.000      10.95       88.97       89.23
HFGI      Harrington Financial Group           NASDAQ       34.20      10.500      17.21      177.36      177.36
HFMD      Home Federal Corp.                   NASDAQ       25.82      10.250      10.15      138.33      140.22
HFNC      HFNC Financial Corp.                 NASDAQ      277.23      16.125        NA       113.48      113.48
HFSA      Hardin Bancorp, Inc.                 NASDAQ       11.19      11.625        NA        76.73       76.73
HIFS      Hingham Instit. for Savings          NASDAQ       18.17      14.000       9.66      100.86      100.86
HMCI      HomeCorp, Inc.                       NASDAQ       19.15      17.000      16.04       92.39       92.39
HMNF      HMN Financial, Inc.                  NASDAQ       72.68      16.125      13.67       91.93       91.93
HNFC      Hinsdale Financial Corp.             NASDAQ       64.56      24.000      15.69      118.81      122.57
HOFL      Home Financial Corp.                 NASDAQ      322.04      13.000      14.61       97.60       97.60
HOMF      Home Federal Bancorp                 NASDAQ       58.37      26.250       8.47      116.20      120.86
HPBC      Home Port Bancorp, Inc.              NASDAQ       24.87      13.500       8.54      132.35      132.35
HRBF      Harbor Federal Bancorp, Inc.         NASDAQ       21.93      12.500      23.15       78.62       78.62
HRZB      Horizon Financial Corp.              NASDAQ       87.18      13.250      12.05      110.14      110.14
HSBK      Hibernia Savings Bank, (The)         NASDAQ       23.60      14.250      10.04       95.96       95.96
HTHR      Hawthorne Financial Corp.            NASDAQ       22.09       8.500        NM        75.49       75.89
HVFD      Haverfield Corporation               NASDAQ       34.27      18.000      15.00      121.54      121.87
HWEN      Home Financial Bancorp               NASDAQ        5.06      10.000        NA          NA          NA
HZFS      Horizon Financial Svcs Corp.         NASDAQ        6.72      15.000      21.43       80.39       80.39
IBSF      IBS Financial Corp                   NASDAQ      146.90      12.875      17.17       95.16       95.16
IFSB      Independence Federal Savings         NASDAQ       10.23       8.000       8.00       60.56       70.36
IFSL      Indiana Federal Corporation          NASDAQ       93.56      19.750      12.82      132.73      142.91
INBI      Industrial Bancorp                   NASDAQ       61.79      11.125        NA        98.80       98.80
INCB      Indiana Community Bank, SB           NASDAQ       12.85      13.940      19.91       90.81       90.81
IPSW      Ipswich Savings Bank                 NASDAQ       13.50      11.500       8.33      159.28      159.28
IROQ      Iroquois Bancorp                     NASDAQ       35.82      15.250       9.36      129.02      129.02
IROQ      Iroquois Bancorp                     NASDAQ       35.82      15.250       9.36      129.02      129.02
ISBF      ISB Financial Corporation            NASDAQ      107.02      14.500        NA        88.58       88.63
ITLA      Imperial Thrift and Loan             NASDAQ      109.49      14.000        NA       142.13      142.13
IWBK      InterWest Bancorp, Inc.              NASDAQ      154.41      24.000      11.71      164.05      168.90
JEBC      Jefferson Bancorp, Inc.              NASDAQ       48.58      22.125      17.42      137.08      137.08
JOAC      Joachim Bancorp, Inc.                NASDAQ        9.70      12.750        NA        90.17       90.17
JSBA      Jefferson Savings Bancorp            NASDAQ      104.54      25.000      14.12      115.79      140.45
JSBF      JSB Financial, Inc.                  NASDAQ      342.29      33.125      16.16      101.30      101.30
JXSB      Jacksonville Savings Bank, MHC       NASDAQ       16.25      13.000        NA        96.94       96.94
JXVL      Jacksonville Bancorp, Inc.           NASDAQ       27.56      10.375        NA          NA          NA
KFBI      Klamath First Bancorp                NASDAQ      151.93      14.125        NA        94.80       94.80
KNK       Kankakee Bancorp, Inc.                AMSE        27.17      18.875      17.64       76.36       82.28
KSAV      KS Bancorp, Inc.                     NASDAQ       12.10      18.250      13.22       88.81       88.89
KSBK      KSB Bancorp, Inc.                    NASDAQ        8.22      22.000       7.67       94.22      102.37
KYF       Kentucky First Bancorp, Inc.          AMSE        19.61      14.125        NA        98.85       98.85

                                                          Current  1 Month Avg
                                                         Dividend  Weekly Vol/    Price/     Price/
                                                           Yield   Shares Out  LTM Core EPS  Assets      Shares
Ticker    Institution                          Exchange     (%)        (%)         (X)         (%)     Outstanding
- ------    -----------                          --------     ---        ---         ---         ---      -----------
HARS      Harris Savings Bank, MHC             NASDAQ      3.515       0.21       22.60       14.80      11,211,400
HAVN      Haven Bancorp, Inc.                  NASDAQ      2.162       8.76       13.28        8.01       4,287,464
HBBI      Home Building Bancorp                NASDAQ      1.412       2.05       33.20       16.14         322,000
HBFW      Home Bancorp                         NASDAQ      1.317       1.62       18.08       15.03       2,939,315
HBNK      Highland Federal Bank FSB            NASDAQ      0.000       0.69       25.00        8.31       2,295,983
HBS       Haywood Bancshares, Inc.              AMSE       0.000       0.04       17.45       17.76       1,289,072
HEMT      HF Bancorp, Inc.                     NASDAQ      0.000       1.21         NA         8.44       6,414,125
HFFB      Harrodsburg First Fin Bancorp        NASDAQ      2.424       0.39         NA        33.12       2,182,185
HFFC      HF Financial Corp.                   NASDAQ      2.200       1.04       14.02        7.98       3,080,724
HFGI      Harrington Financial Group           NASDAQ      0.000       1.52       19.81        6.40       3,256,738
HFMD      Home Federal Corp.                   NASDAQ      0.000       0.17       10.35       11.92       2,519,010
HFNC      HFNC Financial Corp.                 NASDAQ      0.000       1.49         NA        38.71      17,192,500
HFSA      Hardin Bancorp, Inc.                 NASDAQ      3.441       0.69         NA        14.75         962,780
HIFS      Hingham Instit. for Savings          NASDAQ      2.571       0.24        9.72       10.13       1,297,500
HMCI      HomeCorp, Inc.                       NASDAQ      0.000       0.58       22.97        5.60       1,126,371
HMNF      HMN Financial, Inc.                  NASDAQ      0.000       4.68       15.36       15.41       4,507,210
HNFC      Hinsdale Financial Corp.             NASDAQ      0.000       5.47       17.65        9.47       2,690,155
HOFL      Home Financial Corp.                 NASDAQ      6.154       5.03       15.29       26.24      24,772,310
HOMF      Home Federal Bancorp                 NASDAQ      1.905       0.48        9.72        9.63       2,223,532
HPBC      Home Port Bancorp, Inc.              NASDAQ      4.444       1.20        8.49       14.90       1,841,890
HRBF      Harbor Federal Bancorp, Inc.         NASDAQ      3.200       0.66       23.15       11.15       1,754,420
HRZB      Horizon Financial Corp.              NASDAQ      3.019       0.55       12.16       17.83       6,579,954
HSBK      Hibernia Savings Bank, (The)         NASDAQ      1.965       1.84       12.61        6.24       1,655,868
HTHR      Hawthorne Financial Corp.            NASDAQ      0.000       3.23         NM         2.86             270
HVFD      Haverfield Corporation               NASDAQ      3.000       0.67       15.93       10.09       1,904,102
HWEN      Home Financial Bancorp               NASDAQ      0.000         NA         NA          NA          505,926
HZFS      Horizon Financial Svcs Corp.         NASDAQ      2.133       0.49       25.00        9.30         447,937
IBSF      IBS Financial Corp                   NASDAQ      1.864       2.85       16.72       19.41      11,409,899
IFSB      Independence Federal Savings         NASDAQ      2.750       0.28       16.67        3.88       1,278,935
IFSL      Indiana Federal Corporation          NASDAQ      3.646       0.51       13.72       13.04       4,737,329
INBI      Industrial Bancorp                   NASDAQ      2.697       1.28         NA        18.89       5,554,500
INCB      Indiana Community Bank, SB           NASDAQ      2.511       0.74       19.91       13.61         922,039
IPSW      Ipswich Savings Bank                 NASDAQ      1.739       2.48        9.58       10.07       1,173,805
IROQ      Iroquois Bancorp                     NASDAQ      2.098       0.58        9.47        7.94       2,348,711
IROQ      Iroquois Bancorp                     NASDAQ      2.098       0.58        9.47        7.94          31,142
ISBF      ISB Financial Corporation            NASDAQ      2.207       2.63         NA        17.16       7,380,671
ITLA      Imperial Thrift and Loan             NASDAQ      0.000       2.60         NA        12.77       7,820,500
IWBK      InterWest Bancorp, Inc.              NASDAQ      2.167       0.46       12.70       11.28       6,433,934
JEBC      Jefferson Bancorp, Inc.              NASDAQ      1.356       1.11       17.42       18.33       2,195,634
JOAC      Joachim Bancorp, Inc.                NASDAQ      3.922       1.17         NA        26.36         760,437
JSBA      Jefferson Savings Bancorp            NASDAQ      1.280       0.39       15.43        9.38       4,181,563
JSBF      JSB Financial, Inc.                  NASDAQ      3.623       1.20       15.34       22.11      10,333,270
JXSB      Jacksonville Savings Bank, MHC       NASDAQ      3.077       0.09         NA        11.43       1,250,000
JXVL      Jacksonville Bancorp, Inc.           NASDAQ      4.819       6.03         NA          NA        2,656,630
KFBI      Klamath First Bancorp                NASDAQ      1.841       1.77         NA        26.29      10,756,150
KNK       Kankakee Bancorp, Inc.                AMSE       2.119       0.40       17.98        7.48       1,439,318
KSAV      KS Bancorp, Inc.                     NASDAQ      3.288       0.01       13.04       13.47         663,263
KSBK      KSB Bancorp, Inc.                    NASDAQ      0.909       0.11        8.00        6.46         373,750
KYF       Kentucky First Bancorp, Inc.          AMSE       3.540       0.41         NA        23.35       1,388,625

                                  EXHIBIT 20-b
                                  ALL PUBLIY TRADED THRIFTS
                                  MARKET DATA


                                                         Current      Current       Current      Current      Current
                                                         Market        Stock        Price/        Price/     Price/ Tang
                                                         Value         Price        LTM EPS     Book Value   Book Value
Ticker  Institution                      Exchange         ($M)          ($)           (X)           (%)          (%)
- -----   -----------                      --------         ----          ---           ---           ---          ---
LARK    Landmark Bancshares, Inc.         NASDAQ          29.75        15.250        16.76         89.39        89.39
LARL    Laurel Capital Group, Inc         NASDAQ          22.25        14.750         8.89        107.98       107.98
LBCI    Liberty Bancorp, Inc.             NASDAQ          61.55        24.750        19.19         96.45        96.72
LBFI    L & B Financial, Inc.             NASDAQ          26.93        17.000        19.32        109.68       109.68
LFBI    Little Falls Bancorp, Inc.        NASDAQ          31.56        10.375           NA         72.76        79.08
LFCT    Leader Financial Corp.            NASDAQ         439.13        44.250        11.26        172.11       172.11
LFED    Leeds Federal Savings Bk, MHC     NASDAQ          46.55        13.500        16.88        106.72       106.72
LIFB    Life Bancorp, Inc.                NASDAQ         147.08        14.190        15.77         96.27       100.00
LISB    Long Island Bancorp, Inc.         NASDAQ         742.65        29.875        16.15        143.70       143.70
LOAN    Horizon Bancorp                   NASDAQ          13.00         9.375         8.37        124.50       128.95
LOGN    Logansport Financial Corp.        NASDAQ          17.19        13.000           NA         83.98        83.98
LONF    London Financial Corporation      NASDAQ           5.49        10.375           NA            NA           NA
LSBI    LSB Financial Corp.               NASDAQ          14.95        15.500        11.92         79.90        79.90
LSBX    Lawrence Savings Bank             NASDAQ          22.82         5.375         6.80         93.32        93.32
LVSB    Lakeview Financial                NASDAQ          45.88        20.250         9.64        101.30       131.92
LXMO    Lexington B&L Financial Corp.     NASDAQ          12.81        10.125           NA            NA           NA
MAFB    MAF Bancorp, Inc.                 NASDAQ         123.24        23.500         8.36        112.39       112.39
MARN    Marion Capital Holdings           NASDAQ          38.73        20.250        17.31         94.27        94.27
MASB    MASSBANK Corp.                    NASDAQ          91.57        33.500        10.50        104.95       104.95
MBBC    Monterey Bay Bancorp, Inc.        NASDAQ          40.54        11.875        59.38         78.59        79.54
MBLF    MBLA Financial Corp.              NASDAQ          31.89        23.250        24.22        112.43       112.43
MCBN    Mid-Coast Bancorp, Inc.           NASDAQ           4.38        19.125        14.38         88.91        88.91
MCBS    Mid Continent Bancshares Inc.     NASDAQ          37.88        18.375         9.99         98.74        98.90
MDBK    Medford Savings Bank              NASDAQ         103.06        22.750        10.99        118.24       130.37
MECH    Mechanics Savings Bank            NASDAQ          59.83        11.310           NA            NA           NA
MERI    Meritrust Federal SB              NASDAQ          24.19        31.250        11.24        143.22       143.22
MFBC    MFB Corp.                         NASDAQ          29.09        14.000        21.54         74.99        74.99
MFCX    Marshalltown Financial Corp.      NASDAQ          21.88        15.500        57.41        113.06       113.06
MFFC    Milton Federal Financial Corp.    NASDAQ          28.77        12.500        16.67         83.84        83.84
MFLR    Mayflower Co-operative Bank       NASDAQ          11.57        13.250        12.74        106.68       109.05
MFSB    Mutual Bancompany                 NASDAQ           7.00        21.000        61.76        112.30       112.30
MFSL    Maryland Federal Bancorp          NASDAQ          91.74        29.125        10.55         97.60        99.27
MGNL    Magna Bancorp, Inc.               NASDAQ         259.23        37.250        12.29        205.57       218.86
MIDC    MidConn Bank                      NASDAQ          36.17        19.000        30.16        104.80       125.74
MIFC    Mid-Iowa Financial Corp.          NASDAQ          11.03         6.375        12.03        102.33       102.49
MIVI    Mississippi View Holding Co.      NASDAQ          10.29        10.750        10.75         78.01        78.01
MLFB    MLF Bancorp, Inc.                 NASDAQ         151.49        24.250        13.32         99.10       101.63
MORG    Morgan Financial Corp.            NASDAQ          10.20        12.250        15.31         97.15        97.15
MSBB    MSB Bancorp, Inc.                 NASDAQ          48.87        17.250        14.74         85.48       224.90
MSBF    MSB Financial, Inc.               NASDAQ          11.66        17.250        11.13         91.46        91.46
MSBK    Mutual Savings Bank, FSB          NASDAQ          24.56         5.750           NA         62.57        62.57
MSEA    Metropolitan Bancorp              NASDAQ          50.55        13.625         9.80         99.38       109.88
MWBI    Midwest Bancshares, Inc.          NASDAQ           9.19        25.750         7.60         96.88        96.88
MWBX    MetroWest Bank                    NASDAQ          53.79         3.875         9.23        150.78       150.78
MWFD    Midwest Federal Financial         NASDAQ          25.72        15.750        13.70        154.26       161.70
NASB    North American Savings Bank       NASDAQ          67.43        29.625         8.01        138.18       143.95
NBSI    North Bancshares, Inc.            NASDAQ          16.98        15.250        29.33         90.18        90.18
NEBC    Northeast Bancorp                 NASDAQ          16.36        13.500        14.06         98.47       117.29
NEIB    Northeast Indiana Bancorp         NASDAQ          24.35        11.810           NA         84.84        84.84

                                                         Current      1 Month Avg
                                                         Dividend     WeeklyVol/     Price/        Price/
                                                          Yield       Shares Out  LTM Core EPS     Assets        Shares
Ticker  Institution                      Exchange          (%)           (%)          (X)           (%)        Outstanding
- -----   -----------                      --------          ---           ---          ---           ---        -----------
LARK    Landmark Bancshares, Inc.         NASDAQ          2.623          0.63        19.30         15.38        1,950,522
LARL    Laurel Capital Group, Inc         NASDAQ          2.169          0.05         9.22         11.53        1,508,464
LBCI    Liberty Bancorp, Inc.             NASDAQ          2.424          2.27        19.04          9.19        2,487,022
LBFI    L & B Financial, Inc.             NASDAQ          2.353          2.73        19.54         18.80        1,584,125
LFBI    Little Falls Bancorp, Inc.        NASDAQ          0.964          1.82           NA         11.05        3,041,750
LFCT    Leader Financial Corp.            NASDAQ          1.627          1.34        11.49         13.82        9,923,812
LFED    Leeds Federal Savings Bk, MHC     NASDAQ          4.741          0.02        16.67         17.46        3,448,000
LIFB    Life Bancorp, Inc.                NASDAQ          3.101          2.23        14.94         12.25       10,365,094
LISB    Long Island Bancorp, Inc.         NASDAQ          1.339         11.59        17.37         15.36       24,858,699
LOAN    Horizon Bancorp                   NASDAQ          1.707          0.60        10.53         10.25        1,386,757
LOGN    Logansport Financial Corp.        NASDAQ          3.077          1.49           NA         22.48        1,322,500
LONF    London Financial Corporation      NASDAQ          0.000          2.87           NA            NA          529,000
LSBI    LSB Financial Corp.               NASDAQ          2.065          1.98        12.81          9.20          964,709
LSBX    Lawrence Savings Bank             NASDAQ          0.000          1.46         6.80          7.05        4,245,250
LVSB    Lakeview Financial                NASDAQ          1.235          4.43        15.82         10.08        2,265,704
LXMO    Lexington B&L Financial Corp.     NASDAQ          0.000            NA           NA            NA        1,265,000
MAFB    MAF Bancorp, Inc.                 NASDAQ          1.362          4.28         8.19          6.22        5,244,463
MARN    Marion Capital Holdings           NASDAQ          3.951          1.14        17.31         22.62        1,912,512
MASB    MASSBANK Corp.                    NASDAQ          2.627          0.29        10.88         10.66        2,733,562
MBBC    Monterey Bay Bancorp, Inc.        NASDAQ          0.000          1.04        49.48         12.71        3,414,063
MBLF    MBLA Financial Corp.              NASDAQ          1.720          0.28        24.22         16.35        1,371,738
MCBN    Mid-Coast Bancorp, Inc.           NASDAQ          2.614          0.00        15.68          8.06          229,031
MCBS    Mid Continent Bancshares Inc.     NASDAQ          2.177          1.15        10.27         13.02        2,061,250
MDBK    Medford Savings Bank              NASDAQ          2.989          1.48        11.32         10.51        4,529,948
MECH    Mechanics Savings Bank            NASDAQ          0.000            NA           NA            NA        5,290,000
MERI    Meritrust Federal SB              NASDAQ          1.920          0.00        11.53         10.65          774,176
MFBC    MFB Corp.                         NASDAQ          0.000          1.27        21.88         14.48        2,077,873
MFCX    Marshalltown Financial Corp.      NASDAQ          0.000          0.22        57.41         17.33        1,411,475
MFFC    Milton Federal Financial Corp.    NASDAQ          3.840          0.41        17.86         16.75        2,301,409
MFLR    Mayflower Co-operative Bank       NASDAQ          3.019          2.42        14.10         10.22          873,100
MFSB    Mutual Bancompany                 NASDAQ          0.000          1.60        53.85         13.14          333,500
MFSL    Maryland Federal Bancorp          NASDAQ          2.197          2.37        14.78          8.02        3,149,705
MGNL    Magna Bancorp, Inc.               NASDAQ          1.611          0.17        13.30         20.08        6,959,091
MIDC    MidConn Bank                      NASDAQ          3.158          1.92        31.67          9.90        1,903,850
MIFC    Mid-Iowa Financial Corp.          NASDAQ          1.255          1.28        12.03          9.24        1,729,880
MIVI    Mississippi View Holding Co.      NASDAQ          1.488          0.34        12.08         14.71          957,593
MLFB    MLF Bancorp, Inc.                 NASDAQ          3.134          1.78        14.97          8.58        6,246,900
MORG    Morgan Financial Corp.            NASDAQ          1.959          0.03        15.91         14.24          832,700
MSBB    MSB Bancorp, Inc.                 NASDAQ          3.478          3.42        13.80          5.66          600,000
MSBF    MSB Financial, Inc.               NASDAQ          2.899          0.31        12.23         20.70          675,804
MSBK    Mutual Savings Bank, FSB          NASDAQ          0.000          1.05           NM          3.41        4,271,394
MSEA    Metropolitan Bancorp              NASDAQ          0.000          1.74         9.08          6.50        3,710,205
MWBI    Midwest Bancshares, Inc.          NASDAQ          2.019          0.03        10.91          6.72          356,979
MWBX    MetroWest Bank                    NASDAQ          2.581          0.44         9.23         11.26       13,882,235
MWFD    Midwest Federal Financial         NASDAQ          1.905          0.97        16.94         14.43        1,632,880
NASB    North American Savings Bank       NASDAQ          2.110          0.03         8.74         10.15        2,276,148
NBSI    North Bancshares, Inc.            NASDAQ          2.623          0.19        31.77         15.63        1,113,631
NEBC    Northeast Bancorp                 NASDAQ          2.370          0.58        18.24          7.45           71,428
NEIB    Northeast Indiana Bancorp         NASDAQ          2.540          0.65           NA         17.26        2,061,670

                            EXHIBIT 20-b
                            ALL PUBLICLY TRADED THRIFTS
                            MARKET DATA


                                                   Current   Current  Current   Current    Current    Current
                                                   Market     Stock   Price/    Price/    Price/Tang Dividend
                                                    Value     Price   LTM EPS   Book Value Book Value  Yield
Ticker  Institution                     Exchange    ($M)       ($)      (x)       (%)         (%)       (%)
- ------  -----------                     --------   -------   -------  -------   ---------- ---------- -------
NFSL  Newnan Savings Bank, FSB           NASDAQ      27.31    18.875     8.99       146.77     147.69   2.331
NHSL  NHS Financial, Inc.                NASDAQ      27.75    11.000    55.00       112.47     112.70   1.455
NHTB  New Hampshire Thrift Bncshrs       NASDAQ      16.68     9.875    11.90        85.94      85.94   5.063
NMSB  NewMil Bancorp, Inc.               NASDAQ      28.73     6.875     5.09        88.48      88.48   2.909
NSBK  North Side Savings Bank            NASDAQ     169.72    35.250     9.68       138.78     140.10   2.837
NSLB  NS&L Bancorp, Inc.                 NASDAQ      11.21    12.625      NA         80.83      80.83   3.960
NSSB  Norwich Financial Corp.            NASDAQ      86.53    15.440    15.92       114.97     127.39   2.591
NSSY  Norwalk Savings Society            NASDAQ      52.66    21.625    13.52       118.56     118.56   0.000
NTMG  Nutmeg Federal S&LA                NASDAQ       5.13     7.250    12.29        92.47      92.47   0.000
NWEQ  Northwest Equity Corp.             NASDAQ      10.05    10.250    11.39        80.46      80.46   3.512
NWSB  Northwest Savings Bank, MHC        NASDAQ     280.51    12.000    16.00       146.52     148.33   2.500
NYB   New York Bancorp Inc.              NYSE       297.35    25.875    10.19       190.54     190.54   3.092
OCFC  Ocean Financial Corp.              NASDAQ     175.10    20.875      NA           NA         NA    0.000
OFCP  Ottawa Financial Corp.             NASDAQ      88.97    16.310    21.75       109.32     136.37   1.962
OHSL  OHSL Financial Corp.               NASDAQ      23.88    19.500    13.09        93.57      93.57   3.897
OSBF  OSB Financial Corp.                NASDAQ      26.45    23.625    60.58        84.34      84.34   2.709
PALM  Palfed, Inc.                       NASDAQ      63.32    12.125    14.61       120.17     126.43   0.660
PBCI  Pamrapo Bancorp, Inc.              NASDAQ      63.16    19.250    12.50       111.85     112.90   4.675
PBCT  People's Bank, MHC                 NASDAQ     853.17    21.625    11.56       153.15     153.15   3.699
PBIX  Patriot Bank Corp.                 NASDAQ      44.60    12.750      NA         82.42      82.42   1.882
PBKB  People's Bancshares, Inc.          NASDAQ      31.73     9.500     9.79       115.85     122.42   2.947
PBNB  People's Savings Financial Cp.     NASDAQ      42.13    22.000    12.64        95.90     103.63   4.182
PCBC  Perry County Financial Corp.       NASDAQ      15.20    17.750    18.68        96.62      96.62   1.690
PCCI  Pacific Crest Capital              NASDAQ      24.42     8.250     6.65       107.56     107.56   0.000
PDB   Piedmont Bancorp, Inc.             AMSE        35.05    13.250      NA         94.31      94.31   3.623
PEEK  Peekskill Financial Corp.          NASDAQ      48.68    11.875      NA         75.49      75.49   3.032
PERM  Permanent Bancorp, Inc.            NASDAQ      34.15    16.000    29.09        82.30      83.42   1.250
PETE  Primary Bank                       NASDAQ      24.17    12.375      NM         96.98      97.36   0.000
PFDC  Peoples Bancorp                    NASDAQ      47.12    20.000    11.83       109.95     109.95   2.800
PFFB  PFF Bancorp, Inc.                  NASDAQ     214.44    10.810      NA         74.19      75.07   0.000
PFNC  Progress Financial Corporation     NASDAQ      23.31     6.250     7.27       121.36     122.31   0.000
PFSB  PennFed Financial Services, Inc    NASDAQ      73.56    15.250    11.82        77.45      97.76   0.000
PFSL  Pocahontas FS&LA, MHC              NASDAQ      23.75    14.750    12.19       108.14     108.14   5.424
PHBK  Peoples Heritage Finl Group        NASDAQ     344.82    20.250     9.38       124.69     144.85   3.358
PHFC  Pittsburgh Home Financial Corp     NASDAQ      22.64    10.375      NA          NA          NA    0.000
PKPS  Poughkeepsie Savings Bank, FSE     NASDAQ      64.24     5.125     4.27        90.07      90.07   1.951
PLE   Pinnacle Bank                      AMSE        14.79    16.625     9.78        97.17     100.76   4.331
PMFI  Perpetual Midwest Financial        NASDAQ      34.29    17.000    22.97        95.18      95.18   1.765
POBS  Portsmouth Bank Shares             NASDAQ      78.17    13.625    13.49       116.65     116.65   4.404
PRBC  Prestige Bancorp, Inc.             NASDAQ       9.87    10.250      NA          NA          NA    0.000
PROV  Provident Financial Holdings       NASDAQ      55.40    10.810      NA          NA          NA    0.000
PSAB  Prime Bancorp, Inc.                NASDAQ      67.49    18.125     11.4       117.39     125.52   3.752
PSBK  Progressive Bank, Inc.             NASDAQ      76.45    29.060     10.84      109.87     109.87   2.753
PSSB  Palm Springs Savings Bank          NASDAQ      15.69    13.875     13.21      134.19     134.19   0.865
PTRS  Potters Financial Corp.            NASDAQ       8.16    16.125     14.02       77.52      77.52   1.488
PULB  Pulaski Bank, Savings Bk, MHC      NASDAQ      29.32    14.000     19.18      129.39     129.39   5.714
PULS  Pulse Bancorp                      NASDAQ      69.96    18.000     13.53      130.06     130.06   3.889
PVFC  PVF Capital Corp.                  NASDAQ      28.66    18.500      8.64      134.35     134.35   0.000
PVSA  Parkvale Financial Corporation     NASDAQ      81.62    25.250      9.08      120.30     120.87   2.059

         1 Month Avg
         Weekly Vol/    Price/     Price/
         SharesOut   LTM Core EPS  Assets      Shares
            (%)          (x)        (%)      Outstanding
         ----------- ------------  -------   -----------
NFSL            0.08        10.26    17.00     1,446,856
NHSL            0.36        55.00     9.48     2,522,827
NHTB            0.10        11.48     6.61     1,689,503
NMSB            0.54         5.13     9.86     4,179,498
NSBK            2.54        11.41    10.74     4,814,751
NSLB            0.31          NA     18.98       887,814
NSSB            1.26        16.08    12.16     5,604,152
NSSY            4.03        21.63     9.47     2,435,234
NTMG            0.01        20.71     6.02       707,814
NWEQ            0.09        11.92    11.64       980,892
NWSB            0.20        15.58    15.87    23,376,000
NYB             0.32        10.78    11.01    11,491,858
OCFC             NA           NA       NA      8,388,078
OFCP            1.29        22.04    11.93     5,454,838
OHSL            0.22        13.54    11.62     1,224,468
OSBF            0.43        36.35    10.62     1,119,484
PALM            4.40        17.32    10.15     5,221,962
PBCI            1.84        12.50    17.33     3,280,964
PBCT            0.94        14.13    12.25    39,452,958
PBIX            1.68          NA     14.25     3,497,748
PBKB            1.12        13.57     5.95     3,340,493
PBNB            1.43        12.22    10.37     1,915,113
PCBC            0.20        19.09    19.37       856,452
PCCI            2.19         8.87     8.51     2,959,698
PDB             0.50          NA     28.07     2,645,000
PEEK            0.58          NA     25.14     4,099,750
PERM            0.39        29.09     8.63     2,134,515
PETE            0.54          NM      6.15     1,953,135
PFDC            0.29        11.83    16.78     2,355,883
PFFB            6.36          NA     10.68    19,837,500
PFNC            0.27         9.06     6.70     3,730,000
PFSB            8.67        10.97     7.57     4,823,665
PFSL            0.07         11.9     6.43     1,610,000
PHBK            4.97         9.55    10.44    17,028,129
PHFC            4.59          NA       NA      2,182,125
PKPS            2.47         3.24     7.65    12,534,825
PLE             0.62        10.94     7.96       889,824
PMFI            1.01        22.97     9.17     2,017,082
POBS            0.46        15.66    29.23     5,736,913
PRBC             NA           NA       NA        963,023
PROV             NA           NA       NA      5,125,215
PSAB            1.11        12.76    11.08     3,723,353
PSBK            0.39        10.57     9.73     2,630,601
PSSB            0.72        24.78     8.17     1,130,946
PTRS            2.35        14.27     7.55       506,169
PULB            0.05        22.58    16.34     2,094,000
PULS            0.64        13.43    15.46     3,886,458
PVFC            0.13         9.74     9.01     1,548,957
PVSA            0.35         9.75     8.93     3,232,643

                                  EXHIBIT 20b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA

                                                     Current     Current    Current    Current     Current    Current   1 Month Avg
                                                      Market      Stock      Price/     Price/   Price/Tang   Dividend   Weekly Vol/
                                                      Value       Price     LTM EPS  Book Value  Book Value    Yield     Shares Out
Ticker   Institution                      Exchange     ($M)        ($)        (X)       (%)         (%)         (%)         (%)
- ------   -----------                      --------     ----        ---        ---       ---         ---         ---         ---
PWBC     PennFirst Bancorp, Inc.          NASDAQ      54.95      13.750      14.03     102.84      112.89      2.618        0.02
QCBC     Quaker City Bancorp, Inc.        NASDAQ      53.51      13.625      16.22      78.17       78.62      0.000        1.29
QCFB     QCF Bancorp, Inc.                NASDAQ      24.47      15.250        NA       85.58       85.58      0.000        1.14
QCSB     Queens County Bancorp, Inc.      NASDAQ     295.57      48.375      13.55     138.21      138.21      2.067        1.45
RARB     Raritan Bancorp Inc.             NASDAQ      28.89      20.250      11.98     115.06      118.01      2.963        0.76
RCSB     RCSB Financial Inc.              NASDAQ     319.53      25.750      11.98     125.79      130.25      1.864        6.48
REDF     RedFed Bancorp Inc.              NASDAQ      34.75       8.560        NM       71.93       71.93      0.000        1.16
RELI     Reliance Bancshares, Inc.        NASDAQ      20.82       8.125        NA         NA          NA       0.000        2.36
RELY     Reliance Bancorp, Inc.           NASDAQ     148.77      16.125      13.78      96.27      142.70      2.853        3.46
RFED     Roosevelt Financial Group        NASDAQ     745.06      17.690      13.61     163.34      172.92      3.505        3.48
ROSE     TR Financial Corp.               NASDAQ     246.07      27.500      10.58     120.93      120.93      2.327        3.93
RVSB     Riverview Savings Bank, MHC      NASDAQ      30.98      14.375      11.78     134.22      151.64      1.530        0.18
SBCN     Suburban Bancorporation, Inc.    NASDAQ      22.95      15.500      29.25      88.67       88.67      3.871        0.62
SBFL     SB of the Finger Lakes, MHC      NASDAQ      29.45      16.500        NA      144.74      144.74      2.424        0.05
SCCB     S. Carolina Community Bancshrs   NASDAQ      12.05      16.125      19.91      95.98       95.98      3.721        0.46
SCSL     Suncoast Savings and Loan        NASDAQ      12.19       6.125        NA       92.94       93.37      0.000        1.28
SECP     Security Capital Corporation     NASDAQ     562.60      59.000      19.93     105.47      105.47      1.017        0.69
SFB      Standard Federal Bancorp          NYSE    1,196.82      38.250      10.07     127.42      149.30      1.987        1.63
SFBM     Security Bancorp                 NASDAQ      29.79      20.375      12.58      92.74      107.69      3.141        0.68
SFED     SFS Bancorp, Inc.                NASDAQ      17.01      12.500        NA       74.94       74.94      0.000        3.08
SFFC     StateFed Financial Corporation   NASDAQ      13.28      16.125      15.50      88.99       88.99      2.481        0.71
SFIN     Statewide Financial Corp.        NASDAQ      64.55      12.250        NA       91.69       91.97      0.000        4.39
SFSB     SuburbFed Financial Corp.        NASDAQ      21.75      17.250      12.97      84.02       84.56      1.855        0.41
SFSL     Security First Corp.             NASDAQ      47.68      13.500      10.38     116.58      119.89      3.259        0.89
SGVB     SGV Bancorp, Inc.                NASDAQ      23.19       8.500        NA       71.19       71.19      0.000        0.83
SHEN     First Shenango Bancorp, Inc.     NASDAQ      47.31      20.500      14.14     100.49      100.49      2.341        0.40
SHFC     Seven Hills Financial Corp.      NASDAQ       9.72      18.125      60.42     100.75      100.75      1.986        0.19
SISB     SIS Bancorp, Inc.                NASDAQ     101.50      17.750       7.19     112.41      112.41      0.000        1.87
SJSB     SJS Bancorp                      NASDAQ      19.90      20.250      22.01     113.13      113.13      1.975        0.61
SMBC     Southern Missouri Bancorp, Inc   NASDAQ      25.43      14.750      18.67      95.72       95.72      3.390        0.59
SMFC     Sho-Me Financial Corp.           NASDAQ      28.16      16.250      14.64      84.72       84.72      0.000        0.59
SOBI     Sobieski Bancorp, Inc.           NASDAQ      10.46      12.500      33.78      74.10       74.10      0.000        1.97
SOPN     First Savings Bancorp, Inc.      NASDAQ      68.33      18.250      19.21     101.73      101.73      3.288        0.19
SOSA     Somerset Savings Bank            NASDAQ      24.98       1.500      15.00      89.82       89.82      0.000        0.76
SPBC     St. Paul Bancorp, Inc.           NASDAQ     422.00      22.750      12.36     110.22      110.60      1.758        1.30
SRN      Southern Banc Company, Inc        AMSE       18.37      12.625        NA       82.41         NA       2.772        1.98
SSB      Scotland Bancorp, Inc             AMSE       22.77      12.375        NA         NA          NA       2.424        0.59
SSBK     Strongsville Savings Bank        NASDAQ      51.88      20.500      10.85     124.24      126.93      2.341        0.28
SSM      Stone Street Bancorp, Inc         AMSE       31.03      17.000        NA         NA          NA       2.588        1.38
STFR     St. Francis Capital Corp.        NASDAQ     141.47      25.000       9.47     107.07      112.11      1.600        2.13
STND     Standard Financial, Inc.         NASDAQ     267.66      16.375      15.75     102.02      102.09      1.954        2.10
STSA     Sterling Financial Corp.         NASDAQ      80.03      14.750      16.39     130.53      162.80      0.000        4.89
SVRN     Sovereign Bancorp, Inc.          NASDAQ     472.40       9.875       9.50     130.28      201.12      0.851        1.75
SVRN     Sovereign Bancorp, Inc.          NASDAQ     472.40       9.875       9.50     130.28      201.12      0.851        1.75
SWBI     Southwest Bancshares             NASDAQ      50.76      27.125      14.13     120.99      120.99      3.982        0.30
SWCB     Sandwich Co-operative Bank       NASDAQ      37.93      20.250      10.66     103.63      110.96      4.938        2.01
SZB      SouthFirst Bancshares, Inc.       AMSE       10.79      12.625      22.15      81.56       81.56      3.960        1.19
TBK      Tolland Bank                      AMSE       11.58      10.000        NM       85.25       89.45      0.000        0.44
TCB      TCF Financial Corp.               NYSE    1,218.38      34.000      12.32     225.17      235.46      2.206        1.17

                                                          Price/       Price/
                                                       LTM Core EPS    Assets       Shares
Ticker   Institution                      Exchange         (X)          (%)      Outstanding
- ------   -----------                      --------         ---          ---      -----------
PWBC     PennFirst Bancorp, Inc.          NASDAQ          14.18         8.08       3,996,494
QCBC     Quaker City Bancorp, Inc.        NASDAQ          17.03         7.72       3,927,600
QCFB     QCF Bancorp, Inc.                NASDAQ            NA         18.67       1,604,475
QCSB     Queens County Bancorp, Inc.      NASDAQ          13.70        23.47       6,109,885
RARB     Raritan Bancorp Inc.             NASDAQ          12.20         8.33       1,426,689
RCSB     RCSB Financial Inc.              NASDAQ          12.26         7.89       2,988,740
REDF     RedFed Bancorp Inc.              NASDAQ            NM          4.05       4,059,917
RELI     Reliance Bancshares, Inc.        NASDAQ            NA            NA       2,562,344
RELY     Reliance Bancorp, Inc.           NASDAQ          14.40         8.53       9,225,739
RFED     Roosevelt Financial Group        NASDAQ           9.99         8.16      42,117,674
ROSE     TR Financial Corp.               NASDAQ          13.48         8.20       8,948,097
RVSB     Riverview Savings Bank, MHC      NASDAQ          13.07        14.79       2,155,206
SBCN     Suburban Bancorporation, Inc.    NASDAQ          20.13        11.64       1,480,732
SBFL     SB of the Finger Lakes, MHC      NASDAQ            NA         16.68       1,785,000
SCCB     S. Carolina Community Bancshrs   NASDAQ          19.91        27.33         747,188
SCSL     Suncoast Savings and Loan        NASDAQ            NA          2.61       1,989,930
SECP     Security Capital Corporation     NASDAQ          18.97        16.82       9,535,665
SFB      Standard Federal Bancorp          NYSE           11.12         8.86      31,289,495
SFBM     Security Bancorp                 NASDAQ          16.84         8.28       1,462,182
SFED     SFS Bancorp, Inc.                NASDAQ            NA         10.53       1,360,450
SFFC     StateFed Financial Corporation   NASDAQ          15.50        17.90         823,485
SFIN     Statewide Financial Corp.        NASDAQ            NA         10.17       5,269,752
SFSB     SuburbFed Financial Corp.        NASDAQ          15.27         6.00       1,260,769
SFSL     Security First Corp.             NASDAQ           9.85        10.15          NA
SGVB     SGV Bancorp, Inc.                NASDAQ            NA          6.96       2,727,656
SHEN     First Shenango Bancorp, Inc.     NASDAQ          14.96        13.30       2,307,808
SHFC     Seven Hills Financial Corp.      NASDAQ          62.50        21.37         536,472
SISB     SIS Bancorp, Inc.                NASDAQ           7.04         8.94       5,718,200
SJSB     SJS Bancorp                      NASDAQ          22.50        13.20         982,622
SMBC     Southern Missouri Bancorp, Inc   NASDAQ          20.21        15.70       1,724,013
SMFC     Sho-Me Financial Corp.           NASDAQ          15.63        11.21       1,732,674
SOBI     Sobieski Bancorp, Inc.           NASDAQ          33.78        13.70         836,860
SOPN     First Savings Bancorp, Inc.      NASDAQ          18.81        26.66       3,744,000
SOSA     Somerset Savings Bank            NASDAQ          15.00         4.90      16,651,602
SPBC     St. Paul Bancorp, Inc.           NASDAQ          12.64        10.19      18,549,634
SRN      Southern Banc Company, Inc        AMSE             NA         16.73       1,454,750
SSB      Scotland Bancorp, Inc             AMSE             NA           NA        1,840,000
SSBK     Strongsville Savings Bank        NASDAQ          12.73        10.28       2,530,800
SSM      Stone Street Bancorp, Inc         AMSE             NA           NA        1,825,000
STFR     St. Francis Capital Corp.        NASDAQ          13.74        11.30       5,658,899
STND     Standard Financial, Inc.         NASDAQ          17.61        12.55      16,345,875
STSA     Sterling Financial Corp.         NASDAQ          16.76         5.34       1,040,000
SVRN     Sovereign Bancorp, Inc.          NASDAQ          10.29         5.62      47,837,843
SVRN     Sovereign Bancorp, Inc.          NASDAQ          10.29         5.62       2,000,000
SWBI     Southwest Bancshares             NASDAQ          14.20        14.52       1,871,294
SWCB     Sandwich Co-operative Bank       NASDAQ          11.44         8.95       1,873,069
SZB      SouthFirst Bancshares, Inc.       AMSE           32.37        12.14         854,855
TBK      Tolland Bank                      AMSE             NM          5.33       1,157,500
TCB      TCF Financial Corp.               NYSE           13.03        17.31      35,834,837

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA


                                                          Current      Current        Current      Current      Current
                                                          Market        Stock          Price/       Price/     Price/ Tang
                                                          Value         Price         LTM EPS     Book Value   Book Value
Ticker  Institution                      Exchange         ($M)           ($)            (X)           (%)          (%)
- ------  -----------                      --------         ----           ---            ---           ---          ---
THBC    Troy Hill Bancorp, Inc.          NASDAQ           14.15         13.250         12.38         79.20        79.20
THIR    Third Financial Corp.            NASDAQ           35.92         31.625         17.57        127.11       127.11
THR     Three Rivers Financial Corp.      AMSE            11.50         13.375          NA           88.17        88.58
THRD    TF Financial Corporation         NASDAQ           65.02         14.375         14.97         80.76        80.76
TPNZ    Tappan Zee Financial, Inc.       NASDAQ           18.83         11.625          NA           84.24        84.24
TRIC    Tri-County Bancorp, Inc.         NASDAQ           10.96         18.000         18.56         86.71        86.71
TSBS    Trenton SB, MHC                  NASDAQ          113.63         12.750          NA          115.07       117.73
TSH     Teche Holding Co.                 AMSE            51.76         12.875          NA           88.73        88.73
TWIN    Twin City Bancorp                NASDAQ           15.72         17.500         13.78        111.54       111.54
UBMT    United Financial Corp.           NASDAQ           22.94         18.750         14.20         93.19        93.19
UFRM    United Federal Savings Bank      NASDAQ           25.29          8.250         11.30        121.15       121.15
VABF    Virginia Beach Fed. Financial    NASDAQ           34.73          7.000         21.21         84.54        84.54
VAFD    Valley Federal Savings Bank      NASDAQ           11.74         32.000        123.08        122.32       122.32
VFFC    Virginia First Financial         NASDAQ           67.39         12.000          8.28        122.32       126.85
WAMU    Washington Mutual Inc.           NASDAQ        2,196.22         30.500         11.30        154.20       173.39
WAYN    Wayne Savings & Loan Co. MHC     NASDAQ           29.84         20.000         20.83        130.63       130.63
WBCI    WFS Bancorp, Inc.                NASDAQ           36.00         23.060         27.45        106.32       106.37
WBST    Webster Financial Corporation    NASDAQ          232.98         28.750         12.29        118.46       155.83
WCBI    Westco Bancorp                   NASDAQ           56.24         21.000         15.22        116.21       116.21
WCFB    Webster City Federal SB, MHC     NASDAQ           26.65         12.690         24.40        122.97       122.97
WCHI    Workingmens Capital Holdings     NASDAQ           37.08         20.625         18.92        141.75       141.75
WEFC    Wells Financial Corp.            NASDAQ           25.43         11.625          NA           86.69        86.69
WES     Westcorp                          NYSE           461.82         17.875         12.77        151.74       152.26
WFCO    Winton Financial Corp.           NASDAQ           26.81         13.500         11.07        129.56       133.14
WFSB    1st Washington Bancorp Inc.      NASDAQ           79.06          8.000         15.38        167.01       167.01
WFSL    Washington Federal, Inc.         NASDAQ          857.17         20.125         10.82        143.34       150.75
WHGB    WHG Bancshares Corp.             NASDAQ           17.92         11.060          NA            NA           NA
WLDN    Walden Bancorp, Inc.             NASDAQ          107.57         20.250         11.07        112.63       131.58
WOFC    Western Ohio Financial Corp.     NASDAQ           54.45         23.000         22.12         91.31        96.96
WRNB    Warren Bancorp, Inc.             NASDAQ           46.47         12.500          8.33        146.37       146.37
WSB     Washington Savings Bank, FSB      AMSE            23.21          5.500         10.00        110.66       110.66
WSFS    WSFS Financial Corporation       NASDAQ          103.25          7.375          3.99        141.55       143.20
WSTR    WesterFed Financial Corp.        NASDAQ           64.29         14.625         15.23         82.30        82.30
WVFC    WVS Financial Corporation        NASDAQ           35.60         20.500         12.42         97.99        97.99
WWFC    Westwood Financial Corporation   NASDAQ            6.87         10.625          NA            NA           NA
WYNE    Wayne Bancorp, Inc.              NASDAQ           25.10         11.250          NA            NA           NA
YFCB    Yonkers Financial Corporation    NASDAQ           36.15         10.125          NA            NA           NA
YFED    York Financial Corp.             NASDAQ          101.34         16.750         10.47        110.05       110.05

Average                                                  123.41         17.171         16.20        108.60       112.64

                                                         Current       1 Month Avg
                                                         Dividend      Weekly Vol/     Price/       Price/
                                                          Yield        Shares Out   LTM Core EPS    Assets     Shares
Ticker  Institution                      Exchange         ($M)            (%)           (X)           (%)    Outstanding
- ------  -----------                      --------         ----            ---           ---           ---    -----------
THBC    Troy Hill Bancorp, Inc.          NASDAQ           3.019           0.72         13.52         17.58    1,067,917
THIR    Third Financial Corp.            NASDAQ           2.150           0.29         19.52         23.08    1,135,954
THR     Three Rivers Financial Corp.      AMSE            2.243           1.40          NA           13.50      859,625
THRD    TF Financial Corporation         NASDAQ           2.226           4.11         15.80         12.52    4,523,374
TPNZ    Tappan Zee Financial, Inc.       NASDAQ           1.720           0.68          NA           16.41    1,620,062
TRIC    Tri-County Bancorp, Inc.         NASDAQ           2.778           0.07         18.95         15.46      608,749
TSBS    Trenton SB, MHC                  NASDAQ           2.745           0.58          NA           21.91    8,912,500
TSH     Teche Holding Co.                 AMSE            3.883           1.73          NA           15.23    4,020,500
TWIN    Twin City Bancorp                NASDAQ           3.657           0.39         15.91         15.35      898,404
UBMT    United Financial Corp.           NASDAQ           4.693           0.57         14.20         21.93    1,223,312
UFRM    United Federal Savings Bank      NASDAQ           2.424           0.32         12.69         10.03    3,065,064
VABF    Virginia Beach Fed. Financial    NASDAQ           2.286           0.44          NM            5.56    4,961,840
VAFD    Valley Federal Savings Bank      NASDAQ           1.875           0.00        160.00          9.90      366,860
VFFC    Virginia First Financial         NASDAQ           0.833           0.38         10.17          9.44    5,615,450
WAMU    Washington Mutual Inc.           NASDAQ           2.885           3.14         11.34          9.83   72,007,309
WAYN    Wayne Savings & Loan Co. MHC     NASDAQ           4.400           0.03         22.22         12.01    1,492,149
WBCI    WFS Bancorp, Inc.                NASDAQ           1.735           0.85         19.38         13.05    1,561,009
WBST    Webster Financial Corporation    NASDAQ           2.226           2.86         11.69          6.11    8,103,746
WCBI    Westco Bancorp                   NASDAQ           2.286           0.44         15.22         18.18    2,678,093
WCFB    Webster City Federal SB, MHC     NASDAQ           6.304           0.16         24.88         27.40    2,100,000
WCHI    Workingmens Capital Holdings     NASDAQ           1.745           3.01         19.10         17.36    1,797,920
WEFC    Wells Financial Corp.            NASDAQ           0.000           3.89          NA           12.96    2,187,500
WES     Westcorp                          NYSE            2.130           0.13         24.83         15.01   25,836,258
WFCO    Winton Financial Corp.           NASDAQ           3.111           0.34         13.64         10.22    1,986,152
WFSB    1st Washington Bancorp Inc.      NASDAQ           1.500           0.53         36.36          9.94    9,882,877
WFSL    Washington Federal, Inc.         NASDAQ           4.571           1.36         11.31         17.39   42,592,347
WHGB    WHG Bancshares Corp.             NASDAQ           0.000           1.72          NA            NA      1,620,062
WLDN    Walden Bancorp, Inc.             NASDAQ           3.160           2.61         10.89         10.55    5,312,017
WOFC    Western Ohio Financial Corp.     NASDAQ           4.348           0.97         37.70         16.62    2,367,310
WRNB    Warren Bancorp, Inc.             NASDAQ           3.520           0.76          8.80         13.10    3,717,807
WSB     Washington Savings Bank, FSB      AMSE            1.818           0.16         13.10          9.10    4,220,206
WSFS    WSFS Financial Corporation       NASDAQ           0.000           0.58          6.64          8.30   14,000,098
WSTR    WesterFed Financial Corp.        NASDAQ           2.325           1.45         16.43         10.93    4,395,804
WVFC    WVS Financial Corporation        NASDAQ           1.951           0.07         11.39         14.81    1,736,400
WWFC    Westwood Financial Corporation   NASDAQ           0.000           NA            NA            NA        646,743
WYNE    Wayne Bancorp, Inc.              NASDAQ           0.000           NA            NA            NA      2,231,383
YFCB    Yonkers Financial Corporation    NASDAQ           0.000           5.34          NA            NA      3,570,750
YFED    York Financial Corp.             NASDAQ           3.582           1.28         12.32          9.68    6,049,983

Average                                                    1.97           1.46         17.37         12.47    5,556,906



                                                              EXHIBIT 21
                                                              COMPARATIVE GROUP
                                                              GENERAL DATA

                                                                     Number                                  Equity/
                                                                         of     FTE        Assets  Deposits   Assets     Holding
Ticker  Institution                        City              State  Offices  Employees     ($000)    ($000)      (%)     Company
- ------  -----------                        ----              -----  -------  ---------     ------    ------      ---     -------
SRN     Southern Banc Company, Inc         Gadsden             AL         4               109,768    86,778    20.31        Y
CCFH    CCF Holding Company                Jonesboro           GA         3         32     78,772    61,215    21.23        Y
CLAS    Classic Bancshares, Inc.           Ashland             KY         1                67,786    47,923    28.79        Y
GWBC    Gateway Bancorp, Inc.              Catlettsburg        KY         2          9     73,005    54,456    24.99        Y
HFFB    Harrodsburg First Fin Bancorp      Harrodsburg         KY         2         15    108,710    76,635    28.66        Y
KYF     Kentucky First Bancorp, Inc.       Cynthia             KY         2         22     83,981    51,109    23.63        Y
CZF     CitiSave Financial Corp            Baton Rouge         LA         5         32     79,717    63,465    18.19        Y
NSLB    NS&L Bancorp, Inc.                 Neosho              MO         2                59,052    44,311    23.48        Y
KSAV    KS Bancorp, Inc.                   Kenly               NC         3         23     89,871    72,489    15.16        Y
PDB     Piedmont Bancorp, Inc.             Hillsborough        NC         2         29    124,847    73,292    29.77        Y
SOPN    First Savings Bancorp, Inc.        Southern Pines      NC         5         39    256,294   186,492    26.21        Y
SCCB    S. Carolina   Community Bancshrs   Winnsboro           SC         1                44,088    31,192    28.47        Y
BFSB    Bedford Bancshares, Inc.           Bedford             VA         3         36    117,596    92,929    16.10        Y

        Comp Group Average                                                3         26     99,499    72,484    23.46
        Comp Group Median                                                 2         29     83,981    63,465    23.63

        North Carolina Median                                                        4    173,780   148,030    20.69
        North Carolina Average                                                       6    228,733   169,926    21.93
        Southeast Region Average                                                    12    511,985   362,375    13.24
        All Publicly Traded Thrifts Average                                         18  1,371,299   933,199    12.20
        Home Savings                                                      1         11     80,386    68,907    13.94

                                                EXHIBIT 22
                                                COMPARATIVE GROUP
                                                FINANCIAL PERFORMANCE

                                                                                          Net Interest
                                                               Core Earnings                   Income/ Noninterest  Noninterest
                                          Return on  Return on     Return on    Return on   Avg Assets     Income/     Expense/
                                         Avg Assets Avg Equity    Avg Assets   Avg Equity          (%)  Avg Assets   Avg Assets
Ticker  Institution                             (%)        (%)           (%)          (%)         LTM          (%)          (%)
- ------  -----------                             ---        ---           ---          ---         ---          ---          ---
SRN     Southern Banc Company, Inc             0.54       3.96                                   2.70         0.07         1.89
CCFH    CCF Holding Company                    0.85       5.07                                   3.51         0.45         2.74
CLAS    Classic Bancshares, Inc.               1.00       4.84
GWBC    Gateway Bancorp, Inc.                  1.05       3.91          1.05         3.91        2.87         0.02         1.26
HFFB    Harrodsburg First Fin Bancorp          1.15       4.50
KYF     Kentucky First Bancorp, Inc.           1.12       5.27                                   3.45         0.19         2.00
CZF     CitiSave Financial Corp                1.15       7.47                                   3.71         1.40         3.49
NSLB    NS&L Bancorp, Inc.                     0.92       3.83                                   3.08         0.27         2.17
KSAV    KS Bancorp, Inc.                       1.14       6.85          1.16         6.95        3.76         0.15         2.03
PDB     Piedmont Bancorp, Inc.                 1.35       7.23                                   4.06         0.32         2.15
SOPN    First Savings Bancorp, Inc.            1.48       5.68          1.48         5.68        3.61         0.13         1.44
SCCB    S. Carolina Community Bancshrs         1.35       4.50          1.35         4.50        4.10         0.10         2.07
BFSB    Bedford Bancshares, Inc.               1.26       7.56          1.29         7.72        4.00         0.48         2.44

        Comp Group Average                     1.10       5.44          1.26         5.75        3.53         0.33         2.15
        Comp Group Median                      1.14       4.84          1.29         5.68        3.61         0.19         2.07

        North Carolina Median                  1.08       6.76          0.92         6.32        3.59         0.19         2.14
        North Carolina Average                 1.02       6.81          0.95         6.35        3.40         0.33         2.14
        Southeast Region Average               0.95       9.34          0.89         8.78        3.27         0.56         2.44
        All Publicly Traded Thrifts Average    0.86       8.36          0.81         7.84        3.23         0.44         2.35
        Home Savings                           0.81       5.83          0.81         5.83        2.92         0.05         1.55
        Home Savings Pro Forma                 0.99       4.05          0.99         4.05

                                                EXHIBIT 23
                                                COMPARATIVE GROUP
                                                CAPITAL RATIOS


                                                            Tangible    Regulatory   Core Cap/
                                                Equity/      Equity/     Core Cap/    Risk-Adj
                                                Assets   Tang Assets        Assets      Assets
Ticker  Institution                                (%)           (%)           (%)         (%)
- ------  -----------                                ---           ---           ---         ---
SRN     Southern Banc Company, Inc               20.31
CCFH    CCF Holding Company                      21.23         21.23         15.86       38.30
CLAS    Classic Bancshares, Inc.                 28.79         28.79         20.80       47.03
GWBC    Gateway Bancorp, Inc.                    24.99         24.99         23.00       74.44
HFFB    Harrodsburg First Fin Bancorp            28.66         28.66         19.50       41.19
KYF     Kentucky First Bancorp, Inc.             23.63         23.63         20.59       41.88
CZF     CitiSave Financial Corp                  18.19         18.17         12.93       29.24
NSLB    NS&L Bancorp, Inc.                       23.48         23.48         17.50       49.73
KSAV    KS Bancorp, Inc.                         15.16         15.15                     12.77
PDB     Piedmont Bancorp, Inc.                   29.77         29.77         19.49       36.25
SOPN    First Savings Bancorp, Inc.              26.21         26.21         26.09       64.34
SCCB    S. Carolina Community Bancshrs           28.47         28.47
BFSB    Bedford Bancshares, Inc.                 16.10         16.10         13.01       24.56

        Comp Group Average                       23.46         23.72         18.88       41.79
        Comp Group Median                        23.63         24.31         19.50       41.19

        North Carolina Median                    20.69         20.68         13.67       26.44
        North Carolina Average                   21.93         21.77         15.82       31.92
        Southeast Region Average                 13.24         12.93         10.45       20.76
        All Publicly Traded Thrifts Average      12.20         11.94         10.24       20.97
        Home Savings                             13.85         13.85         14.48       29.36
        Home Savings Pro Forma                   24.33         24.33         24.88       50.45


                                                                         EXHIBIT 24
                                                                         COMPARATIVE GROUP
                                                                         LOAN PORTFOLIO COMPOSITION


                                           1-4 Family    5+ Family                                   Total        Total
                                           First Perm    Permanent  Nonresidentl  Construction    Mortgage   Commercial
                                          Mort Loans/  Mort Loans/   Mort Loans/   Mort Loans/      Loans/ Nonmort Lns/
Ticker  Institution                        Assets (%)   Assets (%)    Assets (%)    Assets (%)  Assets (%)   Assets (%)
- ------  -----------                        ----------   ----------   ----------     ----------  ---------    ----------
SRN     Southern Banc Company, Inc              26.29         0.00         0.18         8.55        26.46          0.03
CCFH    CCF Holing Company                      54.72         0.00         2.61         5.36        62.68          0.00
CLAS    Classic Bancshares, Inc.                62.35         0.35         1.77        10.19        67.46          0.94
GWBC    Gateway Bancorp, Inc.                   22.60         0.13         0.48         3.39        23.20          0.00
HFFB    Harrodsburg First Fin Bancorp           57.29         1.56         5.39         0.00        65.75          0.24
KYF     Kentucky First Bancorp, Inc.            31.74         5.23        12.50         0.00        50.06          1.95
CZF     CitiSave Financial Corp                 44.09         0.49         5.54         0.58        53.51          1.00
NSLB    NS&L Bancorp, Inc.                      48.48         0.00         0.33         0.00        51.02          0.00
KSAV    KS Bancorp, Inc.                        69.33         0.34         0.32         1.50        80.38          0.00
PDB     Piedmont Bancorp, Inc.                  54.14         0.27         6.12         0.70        71.01          0.53
SOPN    First Savings Bancorp, Inc.             60.41         1.28         4.31         2.21        68.56          0.00
SCCB    S. Carolina Community Bancshrs          75.04         0.05         5.41         0.00        81.19          0.00
BFSB    Bedford Bancshares, Inc.                65.35         0.19         6.58         0.00        80.67          1.58

        Comp Group Average                      51.68         0.76         3.96         2.50        60.15          0.48
        Comp Group Median                       54.72         0.27         2.77         0.70        65.75          0.03

        North Carolina Median                   62.68         1.25         4.46         5.37        71.59          0.13
        North Carolina Average                  58.25         1.24         4.45         6.31        70.80          0.41
        Southeast Region Average                47.16         1.92         5.13         5.42        63.71          1.68
        All Publicly Traded Thrifts Average     44.85         4.07         4.38         2.89        60.33          1.51
        Home Savings                            52.50         7.80         3.30            3        69.20          0.00


                                                                                         Total
                                                Total        Total     High-Risk          Loan        Loan       Loan
                                             Consumer  Nonmortgage   Real Estate  Originations   Purchases      Sales
                                         Nonmort Lns/       Loans/        Loans/        ($000)       ($000)     ($000)
Ticker  Institution                        Assets (%)    Assets (%)   Assets (%)          LTM      Mst RctY   Mst RctY
- ------  -----------                        ----------    ----------   ----------          ---      --------   --------
SRN     Southern Banc Company, Inc               2.42          2.44         0.18
CCFH    CCF Holding Company                      0.96          0.96         7.96                          0          0
CLAS    Classic Bancshares, Inc.                 1.11          2.05         5.11                          0          0
GWBC    Gateway Bancorp, Inc.                    1.16          1.16         0.60                                     0
HFFB    Harrodsburg First Fin Bancorp            2.19          2.43         8.45                          0          0
KYF     Kentucky First Bancorp, Inc.             3.09          5.04        18.32        6,086         1,810          0
CZF     CitiSave Financial Corp                  3.14          4.14         9.42       25,243
NSLB    NS&L Bancorp, Inc.                       3.60          3.60         2.54        7,078             0          0
KSAV    KS Bancorp, Inc.                         0.23          0.23         3.51       19,642             0          0
PDB     Piedmont Bancorp, Inc.                   0.95          1.49         6.88                          0          0
SOPN    First Savings Bancorp, Inc.              0.41          0.41         6.17       47,113            29          0
SCCB    S. Carolina Community Bancshrs           0.63          0.63         6.15                          0          0
BFSB    Bedford Bancshares, Inc.                 5.86          7.45        15.32       23,887             0        188

        Comp Group Average                       1.98          2.46         6.97       21,508           184         17
        Comp Group Median                        1.16          2.05         6.17       21,765             0          0

        North Carolina Median                    0.64          1.07         6.88       33,689             0          0
        North Carolina Average                   1.26          1.68         9.36       33,533           483      3,747
        Southeast Region Average                 4.49          6.17        15.39      174,648        36,624     49,667
        All Publicly Traded Thrifts Averag       4.51          6.05        13.99      339,874        48,447     73,564
        Home Savings                             0.70          0.70                    69,748             0          0

                                                 EXHIBIT 25
                                                 COMPARATIVE GROUP
                                                 BALANCE SHEET RATIOS


                                                                                           Cash,                          Goodwill &
                                              Loans/  Loans/  Deposits/ Borrowings/   Deposits &                               Other
                                            Deposits  Assets     Assets      Assets Invest Secs/      MBS    REO & REI  Intangibles/
Ticker  Institution                              (%)     (%)        (%)         (%)   Assets (%)  Assets (%) Assets (%)   Assets (%)
- ------  -----------                              ---     ---        ---         ---   ----------  ---------- ----------   ----------
SRN     Southern Banc Company, Inc             36.46   28.82      79.06        0.00        26.53        0.02       0.10         0.00
CCFH    CCF Holding Company                    77.13   59.94      77.71        0.00        25.39       12.15       0.00         0.00
CLAS    Classic Bancshares, Inc.               89.33   63.16      70.70        0.00        27.69       47.04       0.10         0.22
GWBC    Gateway Bancorp, Inc.                  32.01   23.88      74.59        0.00        34.22        3.37       0.05         0.00
HFFB    Harrodsburg First Fin Bancorp          96.43   67.98      70.49        0.00        30.72       39.87       0.00         0.00
KYF     Kentucky First Bancorp, Inc.           82.43   50.17      60.86       14.80        30.51        2.15       0.00         0.02
CZF     CitiSave Financial Corp                68.78   54.76      79.61        0.00        38.65       16.32       0.00         0.00
NSLB    NS&L Bancorp, Inc.                     64.08   48.08      75.04        0.00        33.92        5.24       0.00         0.00
KSAV    KS Bancorp, Inc.                      101.68   82.02      80.66        3.34        15.16        0.11       0.00         0.00
PDB     Piedmont Bancorp, Inc.                121.69   71.44      58.71       11.01        22.39        0.17       0.10         0.00
SOPN    First Savings Bancorp, Inc.            92.50   67.30      72.76        0.17        28.24       10.90       0.00         0.00
SCCB    S. Carolina Community Bancshrs        105.85   74.89      70.75        0.00        17.02        1.57       0.03         0.00
BFSB    Bedford Bancshares, Inc.              107.80   85.19      79.02        4.25        11.84        0.00       0.00

        Comp Group Average                     82.78   59.82      73.07        2.58        26.33       43.06       0.00         0.22
        Comp Group Median                      89.33   63.16      74.59        0.00        27.69        5.42       0.00         0.00

        North Carolina Median                  98.10   66.75      76.71        0.09        22.39        1.57       0.00         1.57
        North Carolina Average                 94.39   68.52      74.25        2.03        23.29        4.12       0.06         3.37
        Southeast Region Average               91.71   67.06      74.29       10.81        18.20       17.29       0.21        10.67
        All Publicly Traded Thrifts Average    88.16   64.52      74.49       11.82        18.97       17.35       0.25        12.72

                                  EXHIBIT 26
                               COMPARATIVE GROUP
                            ANNUALIZED GROWTH RATES


                                                    Asset       Loan    Deposit
                                                   Growth     Growth     Growth
                                                     Rate       Rate       Rate
Ticker  Institution                                   (%)        (%)        (%)
- ------  -----------                                   ---        ---        ---
SRN     Southern Banc Company, Inc
CCFH    CCF Holding Company                         14.82       5.10       0.13
CLAS    Classic Bancshares, Inc.
GWBC    Gateway Bancorp, Inc.                        0.31      39.84       5.65
HFFB    Harrodsburg First Fin Bancorp
KYF     Kentucky First Bancorp, Inc.                33.27       5.04      (4.72)
CZF     CitiSave Fianncial Corp                     14.22      20.98       0.66
NSLB    NS&L Bancorp, Inc.
KSAV    KS Bancorp, Inc.                             6.13      11.14       7.92
PDB     Piedmont Bancorp, Inc.                      22.20       6.71      (4.31)
SOPN    First Savings Bancorp, Inc.                  2.63      10.31       4.74
SCCB    S. Carolina Community Bancshrs               2.11      (1.16)      5.67
BFSB    Bedford Bancshares, Inc.                     7.96       6.83       9.90

        Comp Group Average                          11.52      11.64       2.85
        Comp Group Median                            7.96       6.83       4.74

        North Carolina Median                        1.84       8.51       2.10
        North Carolina Average                       4.45       8.36       3.57
        Southeast Region Average                     8.04      14.02       6.46
        All Publicly Traded Thrifts Average         10.68      12.51       8.14
        Home Savings                                 9.70       0.10      10.00

                                  EXHIBIT 27
                                  COMPARATIVE GROUP
                                  ASSET AND RISK RATIOS

                                                          NPAs + Loans                        Net Loan         One Year
                                                  NPAs/   90+ Pst Due/        Reserves/    Chargeoffs/         Cum Gap/
                                                 Assets         Assets        NPAs + 90      Avg Loans           Assets
Ticker  Institution                                 (%)            (%)              (%)            (%)              (%)
- ------  -----------                                 ---            ---              ---            ---              ---
SRN     Southern Banc Company, Inc                                                                0.00
CCFH    CCF Holding Company                        0.63           0.63            84.80           0.06
CLAS    Classic Bancshares, Inc.                   0.51           0.51            77.33           0.40
GWBC    Gateway Bancorp, Inc.                      0.05           0.19            57.04           0.00
HFFB    Harrodsburg First Fin Bancorp              0.00           0.60            45.62           0.06
KYF     Kentucky First Bancorp, Inc.               0.00           0.15           299.19           0.00
CZF     CitiSave Financial Corp                    0.30           0.30            38.75           0.15
NSLB    NS&L Bancorp, Inc.                         0.12           0.18            40.95           0.00
KSAV    KS Bancorp, Inc.                           0.73           0.73            41.55           0.00          (34.35)
PDB     Piedmont Bancorp, Inc.                     0.44           0.72            65.30           0.01           18.35
SOPN    First Savings Bancorp, Inc.                0.03           0.03           936.92           0.00          (32.84)
SCCB    S. Carolina Community Bancshrs                                                            0.00          (35.04)
BFSB    Bedford Bancshares, Inc.                   0.00           1.24            43.93           0.02           19.09

        Comp Group Average                         0.26           0.48           157.40           0.05          (12.96)
        Comp Group Median                          0.12           0.51            57.04           0.00          (32.84)

        North Carolina Median                      0.19           0.66            67.98           0.01           (3.13)
        North Carolina Average                     0.64           0.77           177.58           0.02           (3.22)
        Southeast Region Average                   0.88           1.30           122.95           0.15            2.98
        All Publicly Traded Thrifts Average        1.03           1.16           113.91           0.21           (1.47)
        Home Savings                               1.03           1.03            60.36           0.06          (45.54)

                                  EXHIBIT 28
                                  COMPARATIVE GROUP
                                  YIELD-COST SPREAD ANALYSIS

                                                                  Interest     Net Interest       Earn Assets/
                                                Interest          Expense/          Income/        Int Bearing
                                                 Income/        Avg Assets       Avg Assets        Liabilities
                                              Avg Assets               (%)              (%)                (%)
Ticker  Institution                                  (%)               LTM              LTM                LTM
- ------  -----------                                  ---               ---              ---                ---
SRN     Southern Banc Company, Inc                   7.10             4.39             2.70             114.55
CCFH    CCF Holding Company                          6.85             3.35             3.51             119.75
CLAS    Classic Bancshares, Inc.
GWBC    Gateway Bancorp, Inc.                        6.61             3.74             2.87             136.72
HFFB    Harrodsburg First Fin Bancorp
KYF     Kentucky First Bancorp, Inc.                 7.07             3.62             3.45             117.62
CZF     CitiSave Financial Corp                      7.08             3.37             3.71             120.52
NSLB    NS&L Bancorp, Inc.                           6.25             3.16             3.08             130.49
KSAV    KS Bancorp, Inc.                             7.98             4.22             3.76             121.94
PDB     Piedmont Bancorp, Inc.                       7.94             3.88             4.06             123.56
SOPN    First Savings Bancorp, Inc.                  7.24             3.62             3.61             134.89
SCCB    S. Carolina Community Bancshrs               7.80             3.69             4.10             141.69
BFSB    Bedford Bancshares, Inc.                     7.72             3.73             4.00             122.44

        Comp Group Average                           7.24             3.71             3.53             125.83
        Comp Group Median                            7.10             3.69             3.61             121.94

        North Carolina Median                        7.66             4.11             3.59             118.59
        North Carolina Average                       7.56             4.16             3.40             118.84
        Southeast Region Average                     7.56             4.30             3.27             112.16
        All Publicly Traded Thrifts Average          7.41             4.18             3.23             112.34
        Home Savings                                 7.43             4.51             2.92             113.86


                                                 Yield on          Cost of         Interest                Net
                                              Int Earning      Int Bearing            Yield           Interest
                                                   Assets      Liabilities           Spread             Margin
                                                      (%)              (%)              (%)                (%)
Ticker  Institution                                   LTM              LTM              LTM                LTM
- ------  -----------                                   ---              ---              ---                ---
SRN     Southern Banc Company, Inc                   7.22             5.12             2.10               2.75
CCFH    CCF Holding Company                          7.00             4.10             2.90               3.58
CLAS    Classic Bancshares, Inc.
GWBC    Gateway Bancorp, Inc.                        6.69             5.18             1.51               2.90
HFFB    Harrodsburg First Fin Bancorp
KYF     Kentucky First Bancorp, Inc.                 7.69             4.63             3.06               3.75
CZF     CitiSave Financial Corp                      7.41             4.25             3.16               3.88
NSLB    NS&L Bancorp, Inc.                           6.42             4.24             2.18               3.17
KSAV    KS Bancorp, Inc.                             8.51             5.48             3.03               4.01
PDB     Piedmont Bancorp, Inc.                       8.16             4.93             3.23               4.17
SOPN    First Savings Bancorp, Inc.                  7.37             4.98             2.39               3.68
SCCB    S. Carolina Community Bancshrs               7.98             5.35             2.63               4.20
BFSB    Bedford Bancshares, Inc.                     8.04             4.75             3.29               4.16

        Comp Group Average                           7.50             4.82             2.68               3.66
        Comp Group Median                            7.41             4.75             2.90               3.75

        North Carolina Median                        7.96             4.96             2.79               3.70
        North Carolina Average                       7.86             5.10             2.76               3.54
        Southeast Region Average                     7.92             5.01             2.91               3.42
        All Publicly Traded Thrifts Average          7.72             4.86             2.86               3.37
        Home Savings                                 7.65             5.29             2.36               3.01


                                                 EXHIBIT 29
                                                 COMPARATIVE GROUP
                                                 CAPITAL MARKET ISSUES


                                                                  Current  Latest  Three Month              Current    Dividend
                                                                   Market   Stock      Average             Dividend      Payout
                                                                    Value   Price Daily Volume      Shares    Yield       Ratio
Ticker  Institution                            IPO Date  Exchange    ($M)     ($)     (Actual) Outstanding      (%)         (%)
- ------  -----------                            --------  --------    ----     ---     -------- -----------      ---         ---
SRN     Southern Banc Company, Inc             10/05/95    AMSE     18.37  12.625         1.24   1,454,750     2.77
CCFH    CCF Holding Company                    07/12/95   NASDAQ    13.57  12.000         1.91   1,130,738     3.33
CLAS    Classic Bancshares, Inc.               12/29/95   NASDAQ    13.97  10.560         1.98   1,322,500     0.00
GWBC    Gateway Bancorp, Inc.                  01/18/95   NASDAQ    16.11  14.125         1.12   1,175,670     2.83      230.77
HFFB    Harrodsburg First Fin Bancorp          10/04/95   NASDAQ    36.01  16.500         0.03   2,182,185     2.42
KYF     Kentucky First Bancorp, Inc.           08/29/95    AMSE     19.61  14.125         0.01   1,388,625     3.54
CZF     CitiSave Financial Corp                07/14/95    AMSE     13.51  14.000         0.41     964,707     2.14
NSLB    NS&L Bancorp, Inc.                     06/08/95   NASDAQ    11.21  12.625         0.50     887,814     3.96
KSAV    KS Bancorp, Inc.                       12/30/93   NASDAQ    12.10  18.250         0.39     663,263     3.29       76.09
PDB     Piedmont Bancorp, Inc.                 12/08/95    AMSE     35.05  13.250         0.46   2,645,000     3.62
SOPN    First Savings Bancorp, Inc.            01/06/94   NASDAQ    68.33  18.250         0.31   1,194,875     3.29       71.58
SCCB    S. Carolina Community Bancshrs         07/07/94   NASDAQ    12.05  16.125         0.19     747,188     3.72       67.90
BFSB    Bedford Bancshares, Inc.               08/22/94   NASDAQ    19.47  16.500         1.98   3,744,000     2.42       26.40

        Comp Group Average                                          22.26  14.533         0.81   1,500,101     2.87       94.55
        Comp Group Median                                           16.11  14.125         0.46   1,194,875     3.29       71.58

        North Carolina Median                                       28.20                 1.10   2,242,500     2.51       47.17
        North Carolina Average                                      57.74                 1.61     3805372     2.07       43.63
        Southeast Region Average                                    66.56                 1.28     3805372     2.40       45.57
        All Publicly Traded Thrifts Average                        123.41                 1.49   3,616,320     1.97       32.79
        Home Savings                                                                             5,656,906
        Home Savings Pro Forma                                      13.50


                                                  Insider     Institut'l
                                                Ownership      Ownership
Ticker  Institution                                   (%)            (%)
- ------  -----------                                   ---            ---
SRN     Southern Banc Company, Inc                   7.13          13.18
CCFH    CCF Holding Company                          4.18          27.74
CLAS    Classic Bancshares, Inc.                     7.98           7.41
GWBC    Gateway Bancorp, Inc.                        7.00          11.86
HFFB    Harrodsburg First Fin Bancorp                8.27           0.00
KYF     Kentucky First Bancorp, Inc.                 8.63           6.43
CZF     CitiSave Financial Corp                     11.20          17.35
NSLB    NS&L Bancorp, Inc.                           7.30          19.76
KSAV    KS Bancorp, Inc.                            31.77          10.75
PDB     Piedmont Bancorp, Inc.                       5.04           6.88
SOPN    First Savings Bancorp, Inc.                 20.96           3.24
SCCB    S. Carolina Community Bancshrs               9.90           0.00
BFSB    Bedford Bancshares, Inc.                    14.12           2.65

        Comp Group Average                          11.04           9.79
        Comp Group Median                            8.27           7.41

        North Carolina Median                       14.12           6.88
        North Carolina Average                      11.11           6.94
        Southeast Region Average                    19.80          12.72
        All Publicly Traded Thrifts Average         14.42          18.05
        Home Savings
        Home Savings Pro Forma

                                  EXHIBIT 30
                                  COMPARATIVE GROUP
                                  CAPITAL MARKET ISSUES

                                                  Price/         Price/    Price/ Tang         Price/     Price/Core
                                                Earnings     Book Value     Book Value         Assets       Earnings
Ticker  Institution                                  (x)            (%)            (%)            (%)            (x)
- ------  -----------                                  ---            ---            ---            ---            ---
SRN     Southern Banc Company, Inc                 21.04          82.41                         16.73
CCFH    CCF Holding Company                        17.65          81.14          81.14          17.23
CLAS    Classic Bancshares, Inc.                                  71.54          71.54          20.60
GWBC    Gateway Bancorp, Inc.                      23.54          91.01          91.01          22.75          21.73
HFFB    Harrodsburg First Fin Bancorp              25.78         106.52         106.52          33.12
KYF     Kentucky First Bancorp, Inc.               15.35          98.85          98.85          23.35
CZF     CitiSave Financial Corp                    13.46          86.10          86.15          16.94
NSLB    NS&L Bancorp, Inc.                         22.54          80.83          80.83          18.98
KSAV    KS Bancorp, Inc.                           12.67          88.81          88.89          13.47          13.04
PDB     Piedmont Bancorp, Inc.                     16.56          94.31          94.31          28.07
SOPN    First Savings Bancorp, Inc.                18.25         101.73         101.73          26.66          18.81
SCCB    S. Carolina Community Bancshrs             19.20          95.98          95.98          27.33          19.91
BFSB    Bedford Bancshares, Inc.                   11.79          97.86          97.86          16.76          13.20

        Comp Group Average                         18.15          90.55          91.23          21.69          17.34
        Comp Group Median                          17.95          91.01          92.66          20.60          18.81

        North Carolina Median                      17.45         101.73         101.73          17.76          17.45
        North Carolina Average                     19.63         104.34         106.85          20.40          19.63
        Southeast Region Average                   18.97         114.30         118.92          13.51          18.97
        All Publicly Traded Thrifts Average        17.37         108.60         112.64          12.47          17.37

                                                                                         EXHIBIT 31 - A
                                                                                         RECENT CONVERSIONS
                                                                                         PRICING INFORMATION


                                                              Pro Forma Pricing Ratios
                                                              ---------------------------------------------
                                                                       Price/     Price/    Price/   Price/
                                                             Gross  Pro-Forma  Pro-Forma Pro-Forma Adjusted
                                                          Proceeds Book Value Tang. Book  Earnings   Assets
Ticker   Institution                           IPO Date     ($000)        (%)        (%)       (x)      (%)
- ------   -----------                           --------     ------        ---        ---       ---      ---
OCFC     Ocean Financial Corp.                 07/03/96    167,762       69.2     69.210      13.8     13.9
HWEN     Home Financial Bancorp                07/02/96      5,059       66.2     66.227      12.4     13.1
FLKY     First Lancaster Bancshares            07/01/96      9,588       72.5     72.505      19.0     21.3
EGLB     Eagle BancGroup, Inc.                 07/01/96     13,027       57.1     57.114      58.1      7.9
PROV     Provident Financial Holdings          06/28/96     51,252       60.9     60.870      18.2      8.2
WYNE     Wayne Bancorp, Inc.                   06/27/96     22,314       60.9     60.935      16.7      9.7
PRBC     Prestige Bancorp, Inc.                06/27/96      9,630       61.9     61.902      24.6      9.5
DIME     Dime Community Bancorp, Inc.          06/26/96    145,475       69.1     69.157      15.7     17.9
CNSB     CNS Bancorp, Inc.                     06/12/96     16,531       69.3     69.350      26.1     16.2
LXMO     Lexington B&L Financial Corp.         06/06/96     12,650       69.1     69.095      14.4     20.2
FFBH     First Federal Bancshares of AR        05/03/96     51,538       63.4     63.391       9.8     10.2
CBK      Citizens First Financial Corp.        05/01/96     28,175       73.1     73.104      15.3     11.0
RELI     Reliance Bancshares, Inc.             04/19/96     20,499       72.5     72.473      22.5     38.9
CATB     Catskill Financial Corp.              04/18/96     58,868       71.9     71.876      19.0     19.8
YFCB     Yonkers Financial Corporation         04/18/96     35,708       74.9     74.930      16.1     14.6
GSFC     Green Street Financial Corp.          04/04/96     42,981       71.0     71.029      14.8     22.2
FFDF     FFD Financial Corp.                   04/03/96     14,548       69.9     69.871      17.4     19.8
AMFC     AMB Financial Corp.                   04/01/96     11,241       70.8     70.828      18.2     14.0
FBER     1st Bergen Bancorp                    04/01/96     31,740       74.8     74.813      21.7     12.5
SSM      Stone Street Bancorp, Inc.            04/01/96     27,376       74.9     74.920      19.7     24.4
SSB      Scotland Bancorp, Inc                 04/01/96     18,400       74.8     74.830      16.2     24.2
PHFC     Pittsburgh Home Financial Corp        04/01/96     21,821       72.8     72.827      17.5     12.2
LONF     London Financial Corporation          04/01/96      5,290       68.5     68.461      22.4     13.4
WHGB     WHG Bancshares Corp.                  04/01/96     16,201       71.1     71.081      15.5     16.0
CRZY     Crazy Woman Creek Bancorp             03/29/96     10,580       69.7     69.720      16.4     22.0
PFFB     PFF Bancorp, Inc.                     03/29/96    198,375       69.0     68.991      26.6      9.5
FCB      Falmouth Co-Operative Bank            03/28/96     14,548       68.7     68.722      19.9     16.5
CFTP     Community Federal Bancorp             03/26/96     46,288       71.4     71.353      14.0     22.2
GAF      GA Financial, Inc.                    03/26/96     89,000       70.5     70.521      13.8     15.7
BYFC     Broadway Financial Corp.              01/09/96      8,927       68.5     68.479      13.3      8.0
LFBI     Little Falls Bancorp, Inc.            01/05/96     30,418       71.4     71.425      31.9     13.4
- ------   -----------------------------         --------     ------       ----     ------      ----     ----
Average                                                     39,800      69.35      69.36      19.4     16.1
Median                                                      21,821      69.90      69.87      17.4     14.6

                                                                     Change In Price from IPO to:
                                                                     -----------------------------------------------------
                                                       Offering         One        One        One         Three    Current
                                                          Price   Day After Week After Month After Months After      Stock
Ticker   Institution                           IPO Date     ($)  Conversion Conversion  Conversion   Conversion      Price
- ------   -----------                           --------     ---  ---------- ----------  ----------   ----------      -----
OCFC     Ocean Financial Corp.                 07/03/96  $20.00       6.25%      4.38%                               4.38%
HWEN     Home Financial Bancorp                07/02/96  $10.00       2.50%      0.00%                               0.00%
FLKY     First Lancaster Bancshares            07/01/96  $10.00      35.00%     33.75%                              33.75%
EGLB     Eagle BancGroup, Inc.                 07/01/96  $10.00      12.50%     17.50%                              17.50%
PROV     Provident Financial Holdings          06/28/96  $10.00       9.70%      8.10%                               8.10%
WYNE     Wayne Bancorp, Inc.                   06/27/96  $10.00      11.25%     13.75%                              12.50%
PRBC     Prestige Bancorp, Inc.                06/27/96  $10.00       3.75%      2.50%                               2.50%
DIME     Dime Community Bancorp, Inc.          06/26/96  $10.00      16.87%     20.00%                              20.00%
CNSB     CNS Bancorp, Inc.                     06/12/96  $10.00      10.00%     16.25%                              15.00%
LXMO     Lexington B&L Financial Corp.         06/06/96  $10.00      -5.00%     -2.50%       1.25%                   1.25%
FFBH     First Federal Bancshares of AR        05/03/96  $10.00      30.00%     32.50%      36.90%                  40.00%
CBK      Citizens First Financial Corp.        05/01/96  $10.00       5.00%      0.00%       1.25%                   1.25%
RELI     Reliance Bancshares, Inc.             04/19/96   $8.00       4.69%      3.13%      -0.75%                   1.56%
CATB     Catskill Financial Corp.              04/18/96  $10.00       3.75%      6.25%       3.75%                   1.25%
YFCB     Yonkers Financial Corporation         04/18/96  $10.00      -2.50%      1.25%      -0.60%                   1.25%
GSFC     Green Street Financial Corp.          04/04/96  $10.00      28.75%     22.50%      23.10%       30.60%     31.25%
FFDF     FFD Financial Corp.                   04/03/96  $10.00       5.00%      5.00%       3.10%        1.25%      6.25%
AMFC     AMB Financial Corp.                   04/01/96  $10.00       5.00%      5.00%       5.00%        5.00%      7.50%
FBER     1st Bergen Bancorp                    04/01/96  $10.00       0.00%     -5.00%      -3.75%       -7.50%     -8.10%
SSM      Stone Street Bancorp, Inc.            04/01/96  $15.00      16.67%     20.00%      18.33%       12.50%     13.33%
SSB      Scotland Bancorp, Inc                 04/01/96  $10.00      22.50%     25.00%      17.50%       23.75%     23.75%
PHFC     Pittsburgh Home Financial Corp        04/01/96  $10.00      10.00%     10.00%       6.25%        1.90%      3.75%
LONF     London Financial Corporation          04/01/96  $10.00       8.12%      6.25%       1.25%        3.10%      3.75%
WHGB     WHG Bancshares Corp.                  04/01/96  $10.00      11.25%     10.60%      12.50%       10.00%     10.60%
CRZY     Crazy Woman Creek Bancorp             03/29/96  $10.00                  7.50%       5.00%        1.25%      2.50%
PFFB     PFF Bancorp, Inc.                     03/29/96  $10.00      13.75%     16.25%      16.25%       11.25%      8.10%
FCB      Falmouth Co-Operative Bank            03/28/96  $10.00       7.50%     12.50%       7.50%        3.75%      3.75%
CFTP     Community Federal Bancorp             03/26/96  $10.00      26.25%     28.75%      26.25%       33.75%     35.00%
GAF      GA Financial, Inc.                    03/26/96  $10.00      13.75%     15.00%      10.00%       10.00%      8.75%
BYFC     Broadway Financial Corp.              01/09/96  $10.00       3.75%      2.50%       2.50%        3.75%      0.00%
LFBI     Little Falls Bancorp, Inc.            01/05/96  $10.00      13.13%     13.75%      10.00%        8.10%      3.75%
- ------   -----------------------------         --------  ------      ------     ------      ------        -----      -----
Average                                                  $10.42      10.97%     11.37%       9.21%        9.53%     10.14%
Median                                                   $10.00       9.85%     10.30%       6.25%        6.88%      6.88%

                                             EXHIBIT 31 - B
                                             RECENT CONVERSIONS
                                             FINANCIAL CONDITION AND PERFORMANCE

                                                                                      Conversion Conversion                 % of IPO
                                                                   Total Conversion      NPAs/  Tang Equity   Conversion     Sold to
                                                                Shares       Assets     Assets  Tang Assets         ROAA    Insiders
Ticker  Institution                           IPO Date          Issued       ($000)        (%)          (%)          (%)         (%)
- ------  -----------                           --------          ------       ------        ---          ---          ---         ---
OCFC    Ocean Financial Corp.                 07/03/96       8,388,078    1,036,445       0.97         8.91         0.80         1.2
HWEN    Home Financial Bancorp                07/02/96         505,926       33,462       0.35         9.85         0.92         7.1
FLKY    First Lancaster Bancshares            07/01/96         958,812       35,361       1.87        13.69         0.80        18.5
EGLB    Eagle BancGroup, Inc.                 07/01/96       1,302,705      150,974       0.80         7.63        (0.05)        6.3
PROV    Provident Financial Holdings          06/28/96       5,125,215      570,691       1.95         6.69         0.30         2.8
WYNE    Wayne Bancorp, Inc.                   06/27/96       2,231,383      207,997       1.46         8.32         0.46         4.4
PRBC    Prestige Bancorp, Inc.                06/27/96         963,023       91,841       0.38         7.82         0.18         6.9
DIME    Dime Community Bancorp, Inc.          06/26/96      14,547,500      665,187       2.19        12.04         0.92         2.7
CNSB    CNS Bancorp, Inc.                     06/12/96       1,653,125       85,390       0.29        10.75         0.22         9.2
LXMO    Lexington B&L Financial Corp.         06/06/96       1,265,000       49,981       1.15        14.40         1.17         4.3
FFBH    First Federal Bancshares of AR        05/03/96       5,153,751      454,479       0.13         7.77         0.91        13.2
CBK     Citizens First Financial Corp.        05/01/96       2,817,500      227,872       0.25         5.99         0.53         6.9
RELI    Reliance Bancshares, Inc.             04/19/96       2,562,344       32,260         NA        29.81         1.23         6.3
CATB    Catskill Financial Corp.              04/18/96       5,686,750      230,102       0.66        12.46         0.79         2.6
YFCB    Yonkers Financial Corporation         04/18/96       3,570,750      208,283       1.80         7.57         0.72         3.7
GSFC    Green Street Financial Corp.          04/04/96       4,298,125      151,028       0.21        14.72         1.21         3.4
FFDF    FFD Financial Corp.                   04/03/96       1,454,750       58,955       0.22        13.41         0.86         5.4
AMFC    AMB Financial Corp.                   04/01/96       1,124,125       68,851       1.51         8.93         0.56         5.8
FBER    1st Bergen Bancorp                    04/01/96       3,174,000      223,167       3.78         6.35         0.32         2.4
SSM     Stone Street Bancorp, Inc.            04/01/96       1,825,050       84,996         NA        14.53         0.87         7.3
SSB     Scotland Bancorp, Inc                 04/01/96       1,840,000       57,718         NA        14.87         1.25         6.9
PHFC    Pittsburgh Home Financial Corp        04/01/96       2,182,125      157,570       1.47         6.73         0.51         7.5
LONF    London Financial Corporation          04/01/96         529,000       34,152       0.13         9.44         0.44        26.5
WHGB    WHG Bancshares Corp.                  04/01/96       1,620,062       85,027       0.40         9.94         0.77         9.3
CRZY    Crazy Woman Creek Bancorp             03/29/96       1,058,000       37,510       0.33        15.61         0.96         5.5
PFFB    PFF Bancorp, Inc.                     03/29/96      19,837,500    1,899,412       2.10         5.76         0.13         0.9
FCB     Falmouth Co-Operative Bank            03/28/96       1,454,750       73,735         NA        11.44         0.61         8.4
CFTP    Community Federal Bancorp             03/26/96       4,628,750      162,042       0.60        14.46         1.28          NA
GAF     GA Financial, Inc.                    03/26/96       8,900,000      476,259       0.30         9.75         0.86         1.7
BYFC    Broadway Financial Corp.              01/09/96         892,688      102,512       1.60         5.20         0.47         5.6
LFBI    Little Falls Bancorp, Inc             01/05/96       3,041,750      196,394       2.74         8.24         0.14         3.7
- ----    -------------------------             --------       ---------      -------       ----         ----         ----         ---
Average                                                      3,472,501      256,440       1.10        10.74         0.68         6.5
Median                                                       1,840,000      150,974       0.80         9.75         0.77         5.7

                                                                                       Exhibit 32
                                                                                       ----------
                                                                                       Pro Forma Analysis Sheet
                                                                                       ------------------------

Name of Institution:                Home Savings SSB/Century Bancorp, Inc.
Date of Letter to Association:      July 8, 1996
Date of Market Prices:              July 5, 1996

                                                                           Comparable          All Publicly
                                                                            Companies          Traded Thrifts
                                                                        -----------------   ---------------------------
                                    Symbols              Subject           Mean    Median               Mean     Median
                                    -------              -------           ----    ------               ----     ------
Price\Earnings Mutliples             P\E                   15.0            18.2      18.0               16.2       13.4

Price\Book Value Ratio               P\BV                   61%             91%       91%               109%     103.8%

Price\Assets Ratio                    P\A                 14.8%            21.7%    20.6%              12.5%      10.9%


Valuation Parameters
- --------------------------------------------------
Pre-Conversion Earnings               Y                 $664,000
Pre-Conversion Book Value             B              $11,136,000
Pre-Conversion Assets                 A              $80,386,000
Reinvestment Rate                     R                    3.32%
Estimated Conversion Expenses         X                 $748,900
Proceeds Not Reinvested               Z


Estimated ESOP Borrowings             E                    8.00%
Cost of ESOP Borrowings               S                    0.00%
Amortization of ESOP Borrowings       T                       10
MRP                                   M                    4.00%
MRP Vesting                           N                        5
Tax Rate                              t                   39.00%


Calculation of Pro Forma Value After Conversion
- ----------------------------------------------------------------
                P\E (Y- RX)
V =             ------------------------------------------                      =                $13,500,000
                1 - P/E (R - (PE/T*(1-t)) - M/N*(1-t))

                P\B (B - X)
V =             ------------------------------------------                      =                $13,500,000
                1 - (P/B (1- M - E)

                P\A (A - E)
V =             ------------------------------------------                      =                $13,500,000
                1 - (P/A)


                                                                  Total                        Price
Conclusion                                                       Shares                    Per Share                     Value
- ------------------------------                               ----------         X           --------       =        ----------
Appraised Value                                                 270,000                       $50.00               $13,500,000

Range
- ------------------------------
Minium                                                          229,500                       $50.00               $11,475,000
Maximum                                                         310,500                       $50.00               $15,525,000
Supermax                                                        357,075                       $50.00               $17,853,750

                                  EXHIBIT 33
                          PRO FORMA EFFECT ON CONVERSION PROCEEDS
                                  CENTURY BANCORP, INC.
                          ---------------------------------------

                                     Minimum            Midpoint             Maximum          Super Max
                                     -------            --------             -------          ---------
Conversion Proceeds
Pro Forma Market Value            $11,475,000         $13,500,000         $15,525,000        $17,853,750
Less:   ESOP                         $918,000          $1,080,000          $1,242,000         $1,428,300
        MRP                          $459,000            $540,000            $621,000           $714,150
        Estimated Expenses           $691,890            $749,400            $806,910           $873,047
                                  -----------         -----------         -----------        -----------
Net Proceeds                       $9,406,110         $11,130,600         $12,855,090        $14,838,254


Pro Forma Adjusted Earnings
(Twelve Months Ended 03/31/96)
Reported Earnings                    $664,000            $664,000            $664,000           $664,000
Earnings on Proceeds                 $312,132            $369,358            $426,583           $492,393
Pro Forma MRP Adjustments             $55,998             $65,880             $75,762            $87,126
Pro Forma ESOP Adjustments            $55,998             $65,880             $75,762            $87,126
                                  -----------         -----------         -----------        -----------
Pro Forma Earnings                   $864,136            $901,598            $939,059           $982,140

Pro Forma Net Worth
Net Worth                         $11,136,000         $11,136,000         $11,136,000        $11,136,000
Conversion Proceeds                $9,406,110         $11,130,600         $12,855,090        $14,838,254
                                  -----------         -----------         -----------        -----------
Pro Forma Net Worth               $20,542,110         $22,266,600         $23,991,090        $25,974,254

Pro Forma Total Assets
Total Assets                      $80,386,000         $80,386,000         $80,386,000        $80,386,000
Conversion Proceeds                $9,406,110         $11,130,600         $12,855,090        $14,838,254
                                  -----------         -----------         -----------        -----------
Pro Forma Assets                  $89,792,110         $91,516,600         $93,241,090        $95,224,254

                                  EXHIBIT 34
                                  ----------

                   SUMMARY OF VALUATION PREMIUM OR DISCOUNT
                   ----------------------------------------

                                                      Discount or (premium)
                                                      from Comparative Group
                                                      ------------------------
Minimum                         Home Savings          Average           Median
- -------                         ------------          -------           ------
Price/earnings                          13.3            26.8%            26.0%
Price/core earnings                     13.3            26.8%            26.0%
Price/Book Value                       55.9%            38.3%            38.6%
Price Tangible Book Value              55.9%            38.3%            38.6%
Price/assets                           12.8%            41.1%            38.0%

Midpoint                        Home Savings          Average           Median
- --------                        ------------          -------           ------
Price/earnings                          15.0            17.5%            16.6%
Price/core earnings                     15.0            17.5%            16.6%
Price/Book Value                       60.6%            33.0%            33.4%
Price Tangible Book Value              60.6%            33.0%            33.4%
Price/assets                           15.0%            30.7%            27.0%

Maximum                         Home Savings          Average           Median
- -------                         ------------          -------           ------
Price/earnings                          16.5             8.9%             7.9%
Price/core earnings                     16.5             8.9%             7.9%
Price/Book Value                       64.7%            28.5%            28.9%
Price Tangible Book Value              64.7%            28.5%            28.9%
Price/assets                           16.7%            23.2%            19.2%

Super Maximum                   Home Savings          Average           Median
- -------------                   ------------          -------           ------
Price/earnings                          18.2            -0.2%            -1.3%
Price/core earnings                     18.2            -0.2%            -1.3%
Price/Book Value                       68.7%            24.1%            24.5%
Price Tangible Book Value              68.7%            24.1%            24.5%
Price/assets                           18.7%            13.6%             9.0%

                                                      Comparative Group Ratios
                                                      ------------------------
Price/earnings                                          18.15            17.95
Price/core earnings                                     18.15            17.95
Price/Book Value                                        90.6%            91.0%
Price Tangible Book Value                               90.6%            91.0%
Price/assets                                            21.7%            20.6%

                              JMP FINANCIAL, INC.
                              ------------------

 JMP Financial, Inc., is an investment banking firm founded in 1991 primarily to serve small and mid sized financial institutions in the Great Lakes area. Prior to founding and becoming President of JMP Financial, Inc. John Palffy was Vice President, Corporate Finance at First of Michigan Corporation (Detroit, 1989-1991) and Vice President, Corporate Finance at Johnston, Lemon & Co., Incorporated (Wash D.C. 1986-1989).

 JMP Financial specializes in advisory services, merger and acquisition services, and securities placement for financial institutions. JMP Financial has diverse experience advising savings and loans, commercial banks, mortgage banking companies, and other business interests. JMP Financial, Inc., or its principals, have performed appraisals for and\or served as underwriter or placement agent for a number of thrifts in the Midwest and Mid-Atlantic, including First Savings Bank, Macomb Savings Bank, Interfirst Bancorp, Ludington Federal Savings Bank, Heritage Bancorp, Valley Federal Savings, Citizens Federal Savings Bank, Lenawee Federal Savings, HomeCorp, Inc., and Prince George's Savings & Loan Association.

 Mr. Palffy's work has been almost exclusively in financial institutions since 1986. Prior to 1986 Mr. Palffy served as a senior political appointee in the Reagan Agriculture Department, as Chief Economist to U.S. Senator Dan Quayle, and as Walker Fellow in Economic Policy for The Heritage Foundation.

 Mr. Palffy is also an Adjunct Professor of Money and Banking at Walsh College
(Troy) and  a licensed securities representative.

 Mr. Palffy has completed most coursework towards a Ph.D. in Economics from George Mason University (Fairfax, Va.), has a MBA from the University of Michigan with a concentration in Finance, and a AB with Honors from Kenyon College (Gambier, Ohio).